                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Allied Capital Commercial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:*

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:*

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:*

--------------------------------------------------------------------------------

     (5) Total fee paid:*

                               Previously Paid
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [X] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:*

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:*

--------------------------------------------------------------------------------

     (3) Filing party:*

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     (4) Date filed:*

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    * A registration fee in the amount of $215,064.34 was paid pursuant to a registration statement on Form N-14 dated September 26, 1997 (333-36459) (the "Registration Statement") whereby 46,606,867 shares of Allied Capital Lending Corporation ("Allied Lending") were registered. The Registration Statement relates to securities of Allied Lending issuable to holders of common stock of the Allied Capital Corporation, a Maryland corporation ("Allied I"), Allied Capital Corporation II, a Maryland corporation ("Allied II"), Allied Capital Commercial Corporation, a Maryland corporation ("Allied Commercial"), and Allied Capital Advisers, Inc., a Maryland corporation ("Advisers"), in the proposed merger of Allied I, Allied II, Allied Commercial, and Advisers into the Allied Lending (the "Merger").

    Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of Allied I, Allied II, Allied Commercial, and Advisers common stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the high and low prices per share of such stock on the Nasdaq National Market on September 23, 1997.

                              Allied Capital Logo
                                                                October 14, 1997

Dear Stockholder:

     I am writing to you on behalf of your board of directors to ask for your vote to approve the merger of the Allied Capital Companies. Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation, Allied Capital Lending Corporation and Allied Capital Advisers, Inc. (each a "Company" and collectively, the "Companies") have signed an Agreement and Plan of Merger that will consolidate the five Companies into one single company committed to lending to growing businesses. The merger is anticipated to take place on December 31, 1997, and the new company will be named "Allied Capital Corporation" (referred to as ACC). Your affirmative vote is essential in order to have the potential to realize the many benefits from the merger, as outlined below.

     This merger capitalizes on a timely opportunity to unite the Companies, and positions ACC to become an industry leader in the field of small business finance. Management and each board of directors believe that this merger should create a company that is more competitive in the marketplace, as well as increase stockholder value.

     The Companies share the same management team, investment committee, and commitment to providing strong returns to stockholders through the finance of private, growing businesses nationwide. The merger will combine the Companies' financial resources, and create opportunities for efficiency and cost-savings. We believe the potential benefits for stockholders resulting from the merger will include:

     - ACC SHOULD BE POSITIONED TO GROW ITS ASSETS AND EARNINGS more quickly than the individual Companies, due to greater efficiencies, portfolio diversity, regulatory simplification and investment synergies across its business units.

     - ACC will have a significantly larger market capitalization than that of any of the Companies. The LARGER MARKET CAPITALIZATION WILL MEAN INCREASED LIQUIDITY FOR STOCKHOLDERS, and increased visibility in the capital markets.

     - As an investment company, ACC will not be subject to corporate taxation, as is Allied Capital Advisers, Inc. PROFITS WILL FLOW THROUGH TO STOCKHOLDERS.

     - ACC will be an internally managed company with the same management team that operates the Companies today. THERE WILL BE NO EXTERNAL MANAGEMENT FEE; all operating expenses will be borne by ACC directly.

     - As a result of ACC's increased size, improved mix of income, and streamlined operations, ACC SHOULD BE POSITIONED TO INCREASE ITS EARNINGS AVAILABLE FOR DIVIDENDS TO STOCKHOLDERS.

     After careful consideration, the boards of the Companies, each assisted by an independent financial adviser, have unanimously approved the merger. Your board of directors recommends that you vote "FOR" the merger. A description of the transaction and the related matters are described in the enclosed joint proxy statement/prospectus. I urge you to read this in detail. We also have provided you with a Q & A about the merger.

     YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE WILL BE COUNTED AS A VOTE AGAINST THE MERGER. THE BENEFITS OF THE MERGER WILL NOT OCCUR UNLESS TWO-THIRDS OF THE SHARES OUTSTANDING OF EACH OF THE COMPANIES VOTE IN FAVOR.

     Please take a moment to sign and return your proxy card(s) in the enclosed, postage paid return envelope. If you hold shares in more than one Allied Capital Company, you have been provided with multiple proxy cards, one for each Company in which you own shares and one for each account you maintain. PLEASE VOTE WITH EACH PROXY CARD YOU RECEIVE. You may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. If you have questions about the transaction, you are encouraged to call them at (800)733-8481, extension 405.

     Thank you for your prompt attention to this important matter. We look forward to our future together as one Allied Capital.

                                       Sincerely,

                                      /s/ Bill Walton
                                       William L. Walton
                                       Chief Executive Officer

                             [ALLIED CAPITAL LOGO]

                           ALLIED CAPITAL CORPORATION
                         ALLIED CAPITAL CORPORATION II
                     ALLIED CAPITAL COMMERCIAL CORPORATION
                       ALLIED CAPITAL LENDING CORPORATION
                         ALLIED CAPITAL ADVISERS, INC.

                      QUESTIONS & ANSWERS ABOUT THE MERGER

     The Allied Capital Companies, listed above, have agreed to merge. The enclosed joint proxy statement/prospectus discusses the merger in detail. You are encouraged to read the joint proxy statement/prospectus in its entirety. The following questions and answers are intended to provide a brief overview of the merger and the required stockholder approval.

1.  WHY ARE THE ALLIED CAPITAL COMPANIES MERGING?

     The board of directors of each of the Allied Capital Companies believes that the five Companies, when combined, will result in a company that will be stronger, more diverse and positioned for growth. The merged company will continue all of the businesses in which the Companies are currently engaged, but will do so with the combined financial resources of all of the Companies.

2.  WHY SHOULD I VOTE FOR THE MERGER?

     Your management team and board of directors believe that the merger creates the best opportunity for the future growth of your Company, and resulting growth of stockholder value. Considerable time has been spent weighing other strategic alternatives for the future course of the Companies, and your board of directors believes that the merger provides the most opportunities. The merged company should have greater financial resources, reduced expenses, and reduced regulatory constraints as a result of the merger of the five Companies. These factors should provide the merged company greater flexibility to implement its strategic business plan. The merged company should be positioned for greater short- and long-term growth -- in total assets, stock price appreciation, and earnings -- than any one of the Companies on a stand-alone basis.

     In addition, the merged portfolio would be more diversified, by loan type, size, geographic location and industry, than any of the Companies' portfolios are on a stand-alone basis. For these reasons, your management and your board of directors strongly recommend that you vote FOR the merger.

3.  HOW WILL THE NEW COMPANY BE STRUCTURED?

     The merged company will be named "Allied Capital Corporation" (referred to as "ACC") and will trade on the Nasdaq National Market; the trading symbol will be ALLC. ACC will specialize in financing private, growing businesses nationwide, as all of the Companies currently do today, but will do so with greater financial resources. The merger will create the single, largest public business development company (BDC) in the United States. Congress authorized BDCs to be a special type of investment company in order to foster the growth of small businesses.

4.  HOW WILL THE MERGED COMPANY'S BUSINESS BE DIFFERENT?

     ACC will pursue the four strategic lines of business in which the Companies are currently engaged: mezzanine finance (lending to growth companies), commercial real estate finance, senior secured loans guaranteed by the Small Business Administration, and investment advisory services for private funds. Following the merger, ACC will be uniquely positioned as an industry leader in the field of small business finance. ACC will continue the well-established businesses of all of the merging Companies, but will have the size, economies of scale, financial resources, and diversity of business lines to compete more effectively in the marketplace. ACC will have a competitive advantage as an investment adviser because of its financial resources as a principal investor.

                             [ALLIED CAPITAL LOGO]

     ACC also will have the combined income streams of the merged businesses. ACC's earnings will be comprised of ordinary investment income from its diverse portfolio of loans, capital gains from the sale of equity securities, and fee income from its investment advisory services to private funds.

5.  WHAT WILL I RECEIVE AS A RESULT OF THE MERGER?

     Stockholders will receive shares of Allied Capital Lending Corporation in exchange for shares of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation and Allied Capital Advisers, Inc. Immediately following the merger, Allied Capital Lending Corporation will be renamed "Allied Capital Corporation" (ACC). The Exchange Ratios have been approved by each Company's board of directors, and were determined to be fair, from a financial point of view, by an independent financial adviser engaged by each board. The Exchange Ratios were determined using the market value of each Company's stock as compared to the market value of Allied Capital Lending Corporation's stock over a thirty-day period. Shares of Allied Capital Lending Corporation will not be exchanged because it is the surviving company. Shares of the other Companies will be exchanged as follows:

                                             WILL BE
            EACH SHARE OF                 EXCHANGED FOR                  SHARES OF
--------------------------------------    -------------     -----------------------------------
Allied Capital Corporation                     1.07         Allied Capital Lending Corporation
Allied Capital Corporation II                  1.40         Allied Capital Lending Corporation
Allied Capital Commercial Corporation          1.60         Allied Capital Lending Corporation
Allied Capital Advisers, Inc.                  0.31         Allied Capital Lending Corporation

6.  HOW WERE THE EXCHANGE RATIOS DETERMINED?

     Your board of directors engaged an independent financial adviser to determine the fairness of the Exchange Ratio from a financial point of view. They received an opinion that the Exchange Ratio is fair from a financial point of view. In addition, the boards of directors of all of the Companies engaged Morgan Stanley & Co. to be a common financial adviser, and to provide valuation analyses of the Companies and recommend the Exchange Ratios. Morgan Stanley & Co. has concluded that the Exchange Ratios are consistent with its valuation analyses. The fairness opinions are attached in their entirety to the joint proxy statement/prospectus.

     Thus, your management and your board of directors believe that the merger is in the best interests of the stockholders of each of the Companies.

7.  WHAT IS REQUIRED FOR THE MERGER TO TAKE PLACE?

     Two-thirds of the total shares outstanding for each of the Companies must vote in favor of the merger proposal in order for it to occur. In addition, the Companies must receive an order from the Securities and Exchange Commission to permit the merger, as well as permission from the U.S. Small Business Administration. Management anticipates that all regulatory approvals will be granted. If all such approvals, including stockholder approvals, are achieved, it is anticipated that the merger would be effective on December 31, 1997.

     Each Company will hold a special meeting of stockholders on November 26, 1997 to consider and approve the merger and other matters. Stockholders of record on October 10, 1997 will be entitled to vote at the special meeting. The special meetings will be adjourned if the required two-thirds majority vote has not been received. Stockholders should vote using the enclosed proxy card(s), and return them promptly in the enclosed postage-paid envelope.

     YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER. THE BENEFITS OF THE MERGER WILL NOT OCCUR UNLESS TWO-THIRDS OF THE SHARES OUTSTANDING OF EACH OF THE COMPANIES VOTE IN FAVOR OF THE MERGER.

                             [ALLIED CAPITAL LOGO]

8.  HOW WILL THE MERGED COMPANY BE MANAGED?

     ACC will be internally managed by the same team that manages the Companies today. Thus, there will be no transition period, and ACC immediately will begin implementation of its strategic business plan.

9. WHAT ARE THE TAX CONSEQUENCES OF THE MERGER? WHAT WILL BE THE COST BASIS OF MY NEW SHARES?

     The merger will be structured as a stock-for-stock, tax-free exchange. Thus, there will be no tax consequences for a stockholder as a result of the Merger. However, any distributions of income made in connection with or following the merger, as always, will be treated for tax purposes as ordinary income or capital gain income and will be taxable to a stockholder. Stockholders may wish to consult with their own tax advisers.

     The cost basis of each stockholder's shares will carry over to the new shares. For instance, assume a stockholder holds 100 shares of Allied Capital Corporation with an aggregate cost basis of $1,000. The per share cost basis is therefore $10.00 ($1,000 divided by 100 shares). Following the merger and the exchange of shares, the stockholder would hold 107 shares of ACC (100 shares multiplied by the 1.07 Exchange Ratio), with an aggregate cost basis of $1,000. The per share cost basis of the ACC shares would be $9.35 ($1,000 divided by 107 shares).

10.  WILL THE MERGED COMPANY PAY DIVIDENDS?

     ACC will be a regulated investment company (RIC), under Subchapter M of the Internal Revenue Code, and as such will be required to distribute substantially all of its ordinary income to stockholders each year. If ACC meets this distribution requirement, ACC would pay no corporate level taxes on such income. It is anticipated that ACC would pay dividends quarterly to stockholders.

     We expect ACC to have a balanced and more diversified mix of income from which to pay dividends than that of any of the individual Companies. ACC should generate a consistent stream of ordinary income from its mezzanine, commercial real estate, and senior loan portfolios. This income should be enhanced by long-term capital gains arising from the sale of equity securities, and by advisory fee income from investment advisory contracts with private investment funds.

11.  WHAT HAPPENS TO MY DIVIDENDS FOR 1997?

     Each stockholder of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation and Allied Capital Lending Corporation will receive his or her per share portion of 1997 taxable income. Stockholders of the pre-merger Allied Capital Corporation will receive a single distribution of shares of Allied Capital Lending Corporation held in Allied Capital Corporation's portfolio, instead of their fourth quarter and annual extra dividend. This distribution is necessary to achieve the merger under the laws of the state of Maryland and may include a return of capital.

     In addition, after the merger is completed, all stockholders of ACC will receive a special one-time dividend representing any retained earnings of the merging Companies on the date of merger.

12.  HOW DO I EXCHANGE MY SHARES? WHAT IF I DO NOT EXCHANGE MY SHARES?

     Stockholders of record on the day before the merger will receive a letter of transmittal requesting that all existing stock certificates be returned immediately to the Companies' transfer agent, who will act as the exchange agent for this transaction. Once a stockholder delivers his or her stock certificates to the exchange agent, he or she will receive a confirmation of the number of whole and fractional shares of ACC that have been credited to the stockholder's account according to the appropriate Exchange Ratio. Stock certificates for ACC will not be distributed; rather, the transfer agent will hold all exchanged shares in uncertificated form in the name of each individual stockholder, much the same way that brokers and other nominees hold stock for their individual clients. Stock certificates will be distributed only upon written request of the stockholder. If your shares are held by a broker or other nominee, your broker or nominee will execute the exchange on your behalf.

                             [ALLIED CAPITAL LOGO]

     Until a stockholder delivers his or her certificate(s), shares of the Companies will represent shares of ACC (on an Exchange Ratio-adjusted basis). The transfer agent will hold all dividends and distributions paid by ACC to stockholders who have not yet exchanged their shares in escrow in a non-interest bearing account until such time as the shares are exchanged. (This will not apply to Allied Capital Lending Corporation stockholders who are not exchanging shares.) Dividends will be taxable to stockholders in the year in which they were declared by ACC, regardless of whether a stockholder has actually received such dividends. Therefore, in order to receive your cash dividends, you must return all outstanding certificates as soon as possible after the merger is consummated. DO NOT FORWARD STOCK CERTIFICATES AT THIS TIME; YOU WILL BE CONTACTED TO DO SO AFTER THE MERGER HAS BEEN CONSUMMATED.

13. WILL THE MERGED COMPANY PROVIDE A DIVIDEND REINVESTMENT PLAN OR DIRECT DEPOSIT SERVICES FOR CASH DIVIDENDS?

     ACC will offer an "opt-out" dividend reinvestment plan. All dividends will be automatically reinvested into additional shares of ACC, unless a stockholder specifically requests in writing to receive cash dividends. Stockholders exchanging shares of Allied Capital Advisers, Inc., who have not had the opportunity to participate in a dividend reinvestment plan prior to the merger, will be automatically enrolled in the ACC dividend reinvestment plan unless they otherwise instruct the transfer agent in writing.

     Instructions concerning existing dividend reinvestment accounts, and requests for cash payments or direct deposit that are already in place with the Companies' transfer agent, will be transferred on all exchanged shares for registered stockholders of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation and Allied Capital Lending Corporation. Stockholders may change their enrollment status at any time upon written notice. Stockholders holding shares with a broker or other nominee should consult their nominee to determine whether dividends will be paid in cash or reinvested.

     With respect to all of the Companies except Allied Capital Lending Corporation, until a stockholder exchanges his or her shares, all dividends will be paid in cash to an escrow account, and will not be eligible for dividend reinvestment, regardless of any pre-existing elections to the contrary.

14.  WHO DO I CONTACT IF I HAVE QUESTIONS ABOUT THE MERGER?

     You are encouraged to contact the Companies' proxy solicitor regarding any questions related to the merger:

                     SHAREHOLDER COMMUNICATIONS CORPORATION
                         (800) 733-8481, EXTENSION 405

                              ABOUT THE PROXY CARD

     IF YOU HOLD SHARES IN MORE THAN ONE ALLIED CAPITAL COMPANY, YOU HAVE BEEN PROVIDED WITH MULTIPLE PROXY CARDS, ONE FOR EACH COMPANY IN WHICH YOU OWN SHARES AND ONE FOR EACH ACCOUNT YOU MAINTAIN.

                 PLEASE VOTE WITH EACH PROXY CARD YOU RECEIVE!

                             [ALLIED CAPITAL LOGO]

                             [ALLIED CAPITAL LOGO]

                           ALLIED CAPITAL CORPORATION
                         ALLIED CAPITAL CORPORATION II
                     ALLIED CAPITAL COMMERCIAL CORPORATION
                       ALLIED CAPITAL LENDING CORPORATION
                         ALLIED CAPITAL ADVISERS, INC.
                               1666 K STREET, NW
                          WASHINGTON, D.C. 20006-2803
                                 (202) 331-1112

                   NOTICE OF SPECIAL MEETINGS OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that special meetings of the stockholders (each, a "Special Meeting" and collectively, the "Special Meetings") of Allied Capital Corporation ("Allied I"), Allied Capital Corporation II ("Allied II"), Allied Capital Commercial Corporation ("Allied Commercial"), Allied Capital Lending Corporation ("Allied Lending"), and Allied Capital Advisers, Inc. ("Advisers") (individually, a "Company," and collectively, the "Companies") will be held on November 26, 1997 and will commence at the respective times set forth beside each Company's name below:


                                                TIME (EASTERN
                    COMPANY                     STANDARD TIME)
               ------------------               --------------
               Allied I                         8:00 a.m.
               Allied II                        10:00 a.m.
               Allied Commercial                12:00 Noon
               Allied Lending                   2:00 p.m.
               Advisers                         4:00 p.m.

     All of the Special Meetings will be held at The Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814. Stockholders will be asked at the Special Meetings to consider and vote upon the following matters:

          1. A proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of August 14, 1997, as amended and restated as of September 19, 1997 (the "Merger Agreement"), by and among Allied I, Allied II, Allied Commercial, Allied Lending, and Advisers and the transactions contemplated thereby, including the merger of Allied I, Allied II, Allied Commercial and Advisers with and into Allied Lending in a stock-for-stock merger (the "Merger"); subject to approval and consummation of the Merger the following corporate actions will be taken:

             (a) Allied Lending's charter will be amended to increase the number of authorized shares of common stock, par value one-tenth of One Mil ($0.0001) per share, from 20,000,000 to 100,000,000 shares, to change Allied Lending's name following the Merger to "Allied Capital Corporation" ("ACC") and to effect certain other changes as described in the accompanying Joint Proxy Statement/Prospectus;

             (b) ACC's board of directors will be expanded, and 20 outside directors from the Companies and two directors who are also officers of the Companies will serve as directors of ACC following the Merger until the next annual meeting of stockholders; and

             (c) Arthur Andersen LLP will be selected by Allied Lending's board of directors as the independent accountants for ACC until its next annual meeting of stockholders.

     A vote in favor of the Merger Proposal constitutes acceptance, approval, and ratification of the foregoing corporate actions.

          2. A proposal to adopt a stock option plan (the "ACC Plan") whereby stock options may be granted to officers and directors of ACC after the Merger (the "Plan Proposal") (ONLY ALLIED LENDING'S STOCKHOLDERS WILL BE ASKED TO VOTE ON THIS PROPOSAL).

          3. Such other business as may properly come before a Company's Special Meeting or any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Special Meeting.

     The board of directors of each Company has fixed the close of business on October 10, 1997 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Special Meeting of that Company and any adjournments or postponements thereof. In the event that there are not sufficient shares represented for a quorum or vote to approve the Merger Proposal or otherwise at any Special Meeting, such Special Meeting may be adjourned in order to permit further solicitation of proxies by the appropriate Company.

     The Merger is dependent upon the satisfaction or waiver of certain conditions to the Merger, including: (a) the approval of the Merger by the stockholders of each Company, voting separately, by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the Merger Proposal;
(b) the receipt of an exemptive order from the Securities and Exchange Commission (the "Commission"), an application for which has been filed by the Companies and certain of their subsidiaries; and (c) the approval of the Small Business Administration ("SBA"), and certain other regulatory approvals. No assurance can be given that such Commission exemptive order will be issued or SBA approval will be received. The attached Joint Proxy Statement/Prospectus should be read carefully before voting.

     The Merger will be effected if the Merger Proposal is approved by the stockholders of each Company and all other conditions to the Merger are satisfied or waived, regardless of whether the Plan Proposal is approved or the ACC Plan is adopted. The adoption of the ACC Plan is dependent upon the Merger, as well as the approval of the Plan Proposal by the requisite majority of Allied Lending's stockholders. Thus, if the Merger is not effected for any reason, the ACC Plan will not be implemented, notwithstanding approval of the Plan Proposal by Allied Lending's stockholders.

     In connection with the Merger, Allied I has agreed to declare and pay to its stockholders a special dividend consisting of all of the shares of common stock of Allied Lending owned by Allied I, payable immediately prior to the effective time of the Merger (the "Distribution"). (See "Proposal 1: The Merger Proposal -- The Distribution -- Shares to be Received" for a discussion of the Distribution.) However, Allied I may distribute some or all such shares of common stock of Allied Lending in a distribution to its stockholders at any time, even if the Merger is not effected for any reason. Furthermore, if the Merger Agreement is terminated for any reason, Allied I would no longer be obligated to distribute to its stockholders all of the shares of common stock of Allied Lending owned by Allied I in a special dividend, except to the extent required by an existing order of the Commission as described in the accompanying Joint Proxy Statement/Prospectus.

     ALL STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. ANY STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE APPROPRIATE COMPANY AT THE ABOVE ADDRESS, BY SUBMITTING A PROPERLY EXECUTED, LATER-DATED PROXY OR BY VOTING IN PERSON AT THE SPECIAL MEETING. ANY STOCKHOLDER OF RECORD ATTENDING A SPECIAL MEETING MAY VOTE IN PERSON WHETHER OR NOT HE OR SHE HAS PREVIOUSLY EXECUTED AND RETURNED A PROXY CARD. IF A STOCKHOLDER ATTENDS A SPECIAL MEETING, HE OR SHE MAY VOTE IN PERSON EVEN THOUGH HE OR SHE PREVIOUSLY SENT IN A PROXY.

By Order of each Board of Directors

/S/ TRICIA BENZ DANIELS
Tricia Benz Daniels
Secretary

October 14, 1997

     THE BOARD OF DIRECTORS OF EACH COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THAT COMPANY VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL. THE BOARD OF DIRECTORS OF ALLIED LENDING RECOMMENDS THAT STOCKHOLDERS OF ALLIED LENDING VOTE "FOR" APPROVAL OF THE PLAN PROPOSAL.

                           ALLIED CAPITAL CORPORATION
                         ALLIED CAPITAL CORPORATION II
                     ALLIED CAPITAL COMMERCIAL CORPORATION
                       ALLIED CAPITAL LENDING CORPORATION
                         ALLIED CAPITAL ADVISERS, INC.
                               1666 K STREET, NW
                             WASHINGTON, D.C. 20006
                                 (202) 331-1112

                        JOINT PROXY STATEMENT/PROSPECTUS

                        SPECIAL MEETINGS OF STOCKHOLDERS
                          To be held November 26, 1997

    This Joint Proxy Statement/Prospectus is being furnished to holders of common stock (the "stockholders") of Allied Capital Corporation ("Allied I"), Allied Capital Corporation II ("Allied II"), Allied Capital Commercial Corporation ("Allied Commercial"), Allied Capital Lending Corporation ("Allied Lending") and Allied Capital Advisers, Inc. ("Advisers") (each, a "Company," and collectively, the "Companies") in connection with the solicitation of proxies by the board of directors of each Company for use at a special meeting of its stockholders (each, a "Special Meeting" and collectively, the "Special Meetings"). The Special Meetings will be held on November 26, 1997 and will commence at the following times and at any adjournment or postponement thereof:
Allied I--8:00 a.m.; Allied II--10:00 a.m.; Allied Commercial--12:00 (Noon); Allied Lending--2:00 p.m.; and Advisers--4:00 p.m. All of the Special Meetings will be held at The Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814. This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to stockholders on or about October 14, 1997.

    Stockholders will be asked at the Special Meetings to consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Merger, dated as of August 14, 1997, as amended and restated as of September 19, 1997 (the "Merger Agreement"), by and among Allied I, Allied II, Allied Commercial, Allied Lending, and Advisers, and the transactions contemplated thereby, including the merger of Allied I, Allied II, Allied Commercial and Advisers (each, an "Acquired Company" and collectively the "Acquired Companies") with and into Allied Lending in a stock-for-stock merger (the "Merger"). The surviving company is referred to herein as ACC. Subject to approval and consummation of the Merger, certain corporate actions will be taken, including the amendment of Allied Lending's Charter, the expansion of ACC's board of directors, and the selection of independent public accountants for ACC, all as discussed in this Joint Proxy Statement/Prospectus. Allied Lending stockholders will also be asked to vote on a stock option plan for ACC. FOR A DISCUSSION OF CERTAIN RISK FACTORS AND OTHER CONSIDERATIONS THAT EACH STOCKHOLDER SHOULD CONSIDER, SEE "RISK FACTORS" AND "PROPOSAL 1: THE MERGER PROPOSAL -- CERTAIN CONSIDERATIONS" HEREIN.

    The Merger would be effected through a conversion of each share of Acquired Company common stock into the number of shares of Allied Lending common stock determined pursuant to the following exchange ratios (each, an "Exchange Ratio" and collectively, the "Exchange Ratios"): Allied I -- 1.07 shares; Allied
II -- 1.40 shares; Allied Commercial -- 1.60 shares; and Advisers -- 0.31 shares. Allied Lending's common stock outstanding prior to the Merger will continue to be outstanding, and will not be converted or changed in the Merger. The Allied Lending common stock outstanding after the Merger is consummated, and any Allied Lending common stock issued in the Merger, is hereafter sometimes referred to as ACC common stock. No stockholder will have appraisal rights in connection with the Merger. Consummation of the Merger is subject to certain conditions including approval by each Company's stockholders and certain regulatory approvals. The Merger Agreement is attached hereto as Appendix A and incorporated herein by reference.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Allied Lending with respect to 46,606,867 shares of Allied Lending issuable to the stockholders of Allied I, Allied II, Allied Commercial and Advisers.

    Allied I, Allied II and Allied Lending are closed-end investment companies that invest primarily in small businesses. Allied Commercial is a real estate investment trust ("REIT") that invests in small businesses. Advisers is an investment adviser to Allied I, Allied II, Allied Commercial, Allied Lending and other companies. Each Company's shares are traded on the Nasdaq National Market.

    THIS JOINT PROXY STATEMENT/PROSPECTUS SETS FORTH INFORMATION ABOUT THE COMPANIES, AND ACC ON A PRO FORMA BASIS, THAT A PROSPECTIVE INVESTOR OUGHT TO KNOW BEFORE INVESTING AND SHOULD BE RETAINED FOR FUTURE REFERENCE. Additional information about the Companies, and ACC on a pro forma basis, including such information contained in a Statement of Additional Information ("SAI") dated the same date as this Prospectus, has been filed with the U.S. Securities and Exchange Commission (the "Commission") and is available upon request and without charge by contacting a Company, c/o Allied Capital Advisers, Inc., 1666 K Street, N.W., Washington, D.C. 20006, Investor Relations, or by calling 1-888-818-5298. The Commission maintains a Web site (http://www.sec.gov) that contains the SAI, material incorporated by reference and other information regarding each Company. The SAI is incorporated in its entirety by reference into this Prospectus.

NEITHER THIS TRANSACTION NOR THE SECURITIES TO BE ISSUED IN THE MERGER HAVE BEEN
 APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION. NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION
     OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS
          JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

             Joint Proxy Statement/Prospectus dated October 9, 1997

                               TABLE OF CONTENTS

SUMMARY...............................................................................     1
     The Special Meetings.............................................................     1
     Proposal 1: The Merger Proposal..................................................     2
     Proposal 2: The Plan Proposal....................................................     8
RISK FACTORS..........................................................................     9
THE SPECIAL MEETINGS..................................................................    12
     Voting Information...............................................................    12
     Outstanding Shares of Common Stock...............................................    13
     Information Regarding This Solicitation..........................................    15
PROPOSAL 1: THE MERGER PROPOSAL.......................................................    15
     Overview of the Merger...........................................................    15
     Reasons for the Merger...........................................................    17
     Board Considerations.............................................................    21
     Certain Considerations...........................................................    45
     The Surviving Company: ACC.......................................................    47
     The Merging Companies............................................................    62
     Selected Financial Data of the Companies.........................................    66
     Management's Discussion and Analysis and Consolidated Financial Statements.......    79
     Pro Forma Condensed Consolidated Financial Statements (Unaudited)................    79
     The Distribution.................................................................    89
     Description of Common Stock of Each Company......................................    91
     Comparison of Rights of Stockholders.............................................    93
     Market Prices and Dividend Data..................................................    94
     Interests of Certain Persons in the Merger.......................................    95
     Beneficial Ownership of Common Stock.............................................    97
     Fees and Expenses................................................................    98
     The Merger Agreement.............................................................   100
     Other Issues Relating to the Merger..............................................   106
     Certain Federal Income Tax Consequences of the Merger............................   107
     Dissenters' Rights of Appraisal..................................................   107
     Certain Anti-Takeover Provisions.................................................   107
PROPOSAL 2: THE PLAN PROPOSAL.........................................................   109
     General..........................................................................   109
     Description of ACC Plan..........................................................   110
     Termination of Existing Plans....................................................   113
     Other Plans:
       Employee Stock Ownership Plan and Deferred Compensation Plan...................   113
STOCKHOLDERS' PROPOSALS...............................................................   114
EXPERTS...............................................................................   114
FINANCIAL ADVISERS....................................................................   114
LEGAL MATTERS.........................................................................   114
OTHER BUSINESS........................................................................   114
     Appendix A -- Agreement and Plan of Merger
     Appendix B -- Articles of Merger
     Appendix C -- Opinion of Ferris, Baker, Watts, Incorporated
     Appendix D -- Opinion of Interstate/Johnson Lane
     Appendix E -- Opinion of Scott & Stringfellow, Inc.
     Appendix F -- Opinion of Robert W. Baird & Co. Incorporated
     Appendix G -- Opinion of Van Kasper & Company
     Appendix H -- ACC Stock Option Plan

                             AVAILABLE INFORMATION

     Each of the Companies is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, Allied I, Allied II, and Allied Lending are business development companies ("BDCs") subject to certain provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and Advisers is a registered investment adviser subject to the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"). In accordance with the Exchange Act, each Company files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by any of the Companies with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the Commission's Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois, 60661, and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies also may be obtained through the Commission's EDGAR database on the Internet at http://www.sec.gov, or directly from each Company, by writing to that Company, c/o Allied Capital Advisers, Inc., 1666 K Street, N.W., Washington, D.C. 20006,
Attention: Investor Relations, or by calling 1-888-818-5298.

     Allied Lending has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") on Form N-14 with respect to the Merger and the shares of ACC common stock to be issued in connection with the Merger. This Joint Proxy Statement/Prospectus constitutes the prospectus with respect to such shares of ACC common stock. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission.

     In addition to the foregoing, stockholders should note that updated financial information presented in each Company's Form 10-Q will be available on or about November 14, 1997 and may be obtained by contacting Suzanne Sparrow, Investor Relations, c/o Allied Capital Advisers, Inc., 1666 K Street, N.W., Washington, D.C. 20006, or by calling 1-888-818-5298.

     All information contained in this Joint Proxy Statement/Prospectus relating to a Company has been supplied by such Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Joint Proxy Statement/Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Any person securing a copy of this Joint Proxy Statement/Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Joint Proxy Statement/Prospectus incorporates). Requests should be directed to the relevant Company, c/o Allied Capital Advisers, Inc., 1666 K Street, NW, Washington, D.C. 20006, Attention: Investor Relations (telephone number 1-888-818-5298). Although the Company will send stockholders copies of any such documents at any time, in order to ensure timely delivery of the documents, it is suggested that any such request be made by November 20, 1997.

     The following documents, which have been filed by Allied I, Allied II, Allied Commercial, Allied Lending, or Advisers pursuant to the Exchange Act and/or the 1940 Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

     1. Each Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     2. The portions of each Company's definitive proxy statement dated March 24, 1997, in the case of Allied I, March 26, 1997, in the case of Allied II, April 2, 1997, in the case of Allied Lending, April 4, 1997, in the case of Allied Commercial and April 14, 1997, in the case of Advisers that were incorporated by reference in that Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     3. The portions of each Company's Annual Report to Stockholders dated December 31, 1996 that were incorporated by reference in that Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     4. Each Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

     Any statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such an offer, or solicitation of an offer, or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities being offered pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

                                    SUMMARY

The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere herein, the appendices hereto and the documents referred to and incorporated by reference herein. Stockholders are urged to read this Joint Proxy Statement/Prospectus and the appendices hereto in their entirety.

                              THE SPECIAL MEETINGS

THE SPECIAL MEETINGS
See "Proposal 1: The
Merger Proposal"             Special Meetings of all the Companies are scheduled
                               to be held on November 26, 1997. At the Special Meetings, stockholders will be asked to consider and vote upon the Merger Proposal. As discussed below, approval of the Merger Proposal also constitutes acceptance, approval, and ratification of certain corporate actions, summarized as follows: (a) amendment of Allied Lending's Charter to (i) increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 shares, (ii) change Allied Lending's name following the Merger to "Allied Capital Corporation" and (iii) effect certain other changes as described in this Joint Proxy Statement/Prospectus; (b) expansion of ACC's board of directors; and (c) selection by Allied Lending's board of directors of Arthur Andersen LLP as the independent accountants for ACC until its next annual meeting of stockholders.

See "Proposal 2: The
Plan Proposal"               Stockholders of Allied Lending will be asked at the
                               Special Meeting to consider and vote upon the Plan Proposal, which is a proposal to adopt the ACC Plan, whereby stock options may be granted to officers and directors of ACC after the Merger.

VOTING INFORMATION
See "Proposal 1:
The Merger
Proposal -- The
Special Meetings --
Voting"                      A Company's stockholders of record on October 10,
                               1997, will be entitled to notice of, and to vote at, that Company's Special Meeting and any adjournments or postponements thereof. Each share of a Company's common stock is entitled to one vote. The presence, in person or by proxy, of stockholders holding a majority of a Company's shares will constitute a quorum, and in the event that there are not sufficient shares represented for a quorum or vote to approve the Merger Proposal or otherwise at any Special Meeting, such Special Meeting may be adjourned in order to permit further solicitation of proxies by the appropriate Company.

                             The affirmative vote of at least two-thirds of all
                               the votes entitled to be cast with respect to each Company, voting separately, is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of Allied Lending's outstanding shares present or represented at the Allied Lending Special Meeting, or any adjournment thereof, is required to approve the Plan Proposal. A failure to vote will have the same effect as voting against the Merger Proposal.

                       PROPOSAL 1:   THE MERGER PROPOSAL

OVERVIEW OF THE MERGER       Stockholders are being asked to approve the merger
                               of Allied I, Allied II, Allied Commercial and Advisers (each, an "Acquired Company," and collectively, the "Acquired Companies") with and into Allied Lending, which would be renamed Allied Capital Corporation ("ACC"), an internally managed investment fund that would operate as a business development company ("BDC"). The Merger is in effect a combination of the existing businesses of all of the merging Companies, and ACC is expected to continue the business of each of the merging Companies.

See "Board
Considerations"              The board of directors of each Company carefully
                               considered many issues before deciding to submit the Merger Proposal to its stockholders, including the reasons for and potential benefits of the Merger, the terms of the Agreement and Plan of Merger, dated as of August 14, 1997, as amended and restated as of September 19, 1997 (the "Merger Agreement") (a copy of which is attached hereto as Appendix A). The boards, individually and collectively, engaged financial advisers and legal counsel to assist them in making their determinations. Based upon, among other things, an opinion of its independent financial adviser, each board of directors unanimously recommends that its Company's stockholders vote to approve the Merger Proposal.

See "Overview of the
Merger--Exchange of
Shares"                      The Merger would be effected through a conversion
                               of each share of Acquired Company common stock into the number of shares of Allied Lending common stock determined pursuant to the Exchange Ratio set forth below with respect to each Acquired Company:

                                                                    WILL BE
                                         EACH SHARE OF           EXCHANGED FOR          SHARES OF
                                 ------------------------------  -------------    ----------------------
                                            Allied I               1.07               Allied Lending
                                           Allied II               1.40               Allied Lending
                                       Allied Commercial           1.60               Allied Lending
                                            Advisers               0.31               Allied Lending

                             Allied Lending's common stock would be neither
                               converted nor changed in the Merger. No
                               stockholder will have appraisal rights in connection with the Merger. Stockholders are exchanging their shares in order to continue the businesses of the merging companies in a single, larger company. Each board of directors considered a number of factors, including an opinion from its financial adviser and several valuation analyses presented by its financial adviser and the financial adviser to the Merger, before concluding the Merger is fair to stockholders.

See "Overview of the
Merger -- General
Structure of the Merger"     If the Merger is effected, the separate existence
                               of each Acquired Company will cease, the shares of common stock of each Acquired Company will cease to exist, the assets of each Acquired Company will be owned by ACC, and ACC will become liable for all the debts and obligations of each Acquired Company.

                             In connection with the Merger, the Companies and
                               their respective subsidiaries would engage in a series of mergers and related transactions prior to and after the Merger in order to facilitate the post-Merger corporate structure of ACC and its subsidiaries.

See "Overview of the
Merger -- Request for
Exemptive
Relief "                     The Merger will be consummated only if it is
                               approved by the stockholders of each Company, voting separately, by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the Merger Proposal. In addition, the Merger is contingent upon, among other conditions, the Commission granting certain exemptive relief that has been requested by the Companies and certain related entities in an application that has been submitted to the Commission, and the approval of the SBA.

REASONS FOR THE MERGER       The board of directors of each Company has
                               determined that a merger of all of the Companies into a single, internally managed investment company should result in a company with characteristics superior to any one of the Companies, and an opportunity to increase stockholder value for that Company's stockholders. The expected benefits of the Merger are summarized below. There can be no assurance that any such benefits will be achieved, or as to the time frame for their achievement.

See "Reasons for the
Merger -- Increased Size"    INCREASED SIZE. ACC, as the single post-Merger
                               public company, would be the single largest public BDC in the United States and would be significantly larger than any one merging Company in terms of total assets, total equity capital and total market capitalization. A larger asset base is expected to provide for an ability to make larger investments in growing companies while maintaining portfolio diversity. A larger equity base is expected to provide for decreased costs of debt financing and should establish an improved foundation for growth. A larger market capitalization is expected to provide for increased stockholder liquidity and increased visibility in the capital markets.

See "Reasons for the
Merger -- Improved Mix of
Income"                      IMPROVED MIX OF INCOME. It is anticipated that the
                               combined operations of the Companies would provide for a more diverse and stable income stream to provide dividends to stockholders. ACC should have an improved blend of ordinary investment, capital gain and fee income. ACC would continue to be a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and as a result, will continue to be required to distribute substantially all of its ordinary taxable income to stockholders. It is anticipated that ACC would continue to distribute dividends on a quarterly basis.

See "Reasons for the
Merger -- Single Entity
with
Focus on High Return
Investment
Opportunities"               SINGLE ENTITY WITH FOCUS ON HIGH RETURN INVESTMENT
                               OPPORTUNITIES. ACC would operate as a single entity with separate strategic business units measured by contribution to returns on investor equity. Operating as a single company should enable ACC to expand and enhance its existing businesses, improve its asset and liability management and allocate resources more effectively.

See "Reasons for the
Merger -- Internally
Managed"                     INTERNALLY MANAGED. The merger of Advisers into ACC
                               would result in a single company that is internally managed by the same team that manages all of the Companies today. Internal management should create significant efficiencies in the operation of ACC, including direct alignment of employee performance and incentive compensation, elimination of costly redundant processes and elimination of any perceived conflicts of interest between an external adviser and its clients.

                             ACC would be a registered investment adviser and is
                               expected to succeed to the advisory agreements between Advisers and the private funds currently managed by Advisers. ACC would seek to increase its investment advisory business and assets under management, both through existing private funds under management and through new funds under management.

See "Reasons for the
 Merger -- Tax Benefits"     TAX BENEFITS. The merger of Advisers into ACC
                               should result in a tax savings resulting from the elimination of the corporate taxation of Advisers' earnings resulting from its advisory agreements with Allied I, Allied II, Allied Commercial and Allied Lending. The profits of the once-external adviser generally would inure to the benefit of ACC, and ACC generally would incur no federal corporate income tax, thereby increasing earnings available for distribution to stockholders.

See "Reasons for the
 Merger -- Dividends"        DIVIDENDS. As a result of ACC's increased size,
                               improved mix of income, and its expected ability to streamline operations as a single entity, ACC should be able to increase its earnings available for dividends to stockholders. However, there can be no assurance that ACC would be able to achieve that result.

See "Reasons for the
 Merger -- One Allied
 Capital"                    ONE ALLIED CAPITAL. The existence of multiple
                               public Allied Capital entities has caused confusion in the public equity markets and in the financial media over the years. It is anticipated that a single public Allied Capital would eliminate this confusion, and ACC should enjoy more accurate financial media coverage and improved market visibility.

THE SURVIVING COMPANY: ACC   If the Merger is effected, the Acquired Companies
                               would be merged with and into Allied Lending, which would be renamed ACC. ACC would in substance be a new entity that, together with its subsidiaries, would be an amalgamation of the five Companies and their subsidiaries, with an investment objective and policies that encompass the objective and policies of each Company. In short, the range of investment opportunities and advisory services currently offered by the Companies would be distilled into ACC. ACC will be traded on the Nasdaq National Market ("Nasdaq") under the symbol "ALLC".

See "The Surviving Company:
 ACC -- The Business of
 ACC"                        The investment objective of ACC would be to achieve
                               current income and capital gains. THERE CAN BE NO ASSURANCE THAT ACC WOULD ACHIEVE ITS INVESTMENT OBJECTIVE. ACC would seek to achieve this objective by investing primarily in private, growing businesses in a variety of industries and in diverse geographic locations (primarily in the United States). This investment objective and strategy is broad enough to encompass each of the current investment objectives and/or strategies of the Companies:

See "The Merging
 Companies -- Allied I" and
 "Allied II"                      - Allied I and Allied II each currently seeks
                                    to achieve both long-term growth in the
                                    value of its net assets and current income by providing debt, mezzanine, and equity financing (in private transactions) for small, privately owned growth companies.

See "The Merging
Companies -- Allied
Commercial"                       - Allied Commercial primarily invests in
                                    commercial loans to small businesses secured by mortgages on real estate.

See "The Merging
Companies -- Allied
Lending"                          - Allied Lending seeks to achieve a high level
                                    of current income by investing in loans at least partially guaranteed by the SBA, as well as loans made in conjunction with such loans, and other loans.

See "The Merging
Companies -- Advisers"            - Advisers is engaged primarily in the
                                    business of providing investment advice and related services to Allied I, Allied II, Allied Commercial and Allied Lending as well as to certain private investment funds.

See "The Surviving Company:
ACC -- The Business of ACC"  ACC's investment portfolio, resulting from the merger of the portfolios and businesses of the Companies, would consist of small senior loans, small and medium-sized subordinated loans with equity features, and small and medium-sized commercial mortgage loans. These portfolios will not be realigned solely to effect the Merger. ACC would initially operate in the following four strategic lines of business:

See "The Surviving Company:
ACC -- The Business of
ACC -- Mezzanine Finance"    MEZZANINE FINANCE. ACC, as successor to the
                               businesses and portfolios of Allied I and Allied II, would provide debt, mezzanine, and equity financing primarily for small, private companies or small, thinly traded public companies that lack access to capital. ACC would provide such financing both directly and through its wholly owned subsidiaries for growth, leveraged buyouts of small companies, note purchases, loan restructurings, acquisitions, recapitalizations, and bridge financings for small businesses.

See "The Surviving Company:
ACC -- The Business of
ACC -- Commercial Real
Estate"                      COMMERCIAL REAL ESTATE FINANCE. As successor to the
                               business and portfolio of Allied Commercial, ACC would invest in commercial loans to small businesses secured by liens or mortgages on real estate ("commercial mortgage loans"). ACC would continue Allied Commercial's practice of providing creative and flexible loan terms, and would specialize in mortgage financing for entrepreneurs whose business is a source of revenue, in addition to the real estate collateralizing the commercial mortgage loan. ACC would derive income from interest on its commercial mortgage loans and from discounts on its portfolio of purchased commercial mortgage loans. ACC also would provide other long-term financing to businesses, such as sale-leaseback financing.

See "The Surviving Company:
ACC -- The Business of
ACC -- Small Business
Lending"                     SMALL BUSINESS LENDING. As successor to the
                               business and portfolio of Allied Lending, ACC, through a wholly owned subsidiary, Allied Capital SBLC Corporation ("Allied SBLC"), would participate in the SBA's Section 7(a) Loan Program. As a Section 7(a) lender, ACC would make loans that are partially guaranteed by the SBA to small businesses. All of ACC's Section 7(a) loans would, in fact, be originated by Allied SBLC.

See "The Surviving Company:
ACC -- The Business of
ACC -- Investment
Management"                  INVESTMENT MANAGEMENT. ACC would be a registered
                               investment adviser and is expected to succeed to the advisory agreements between Advisers and its private managed funds. ACC would seek to increase its private assets under management. Private funds under ACC's management would target investment opportunities in certain geographic locations or in specific industries.

See "The Surviving Company:
ACC -- The Management of
ACC"                         As with each of the Companies, the business of ACC
                               would be managed under the supervision of its board of directors. The responsibilities of each member of ACC's board of directors would include, among other things, oversight over its loan approval process, the quarterly valuation of ACC's assets, and oversight of ACC's financing arrangements. These duties are similar to the duties currently performed by the board of directors of each of the Companies.

                             Allied Lending's board of directors will be
                               expanded, and 20 outside directors from the Companies and two directors who are also officers of the Companies will serve as directors of ACC following the Merger.

DIVIDENDS AND
DISTRIBUTIONS

See "The Merging
Companies -- Dividends and
Distributions"               If the Merger is approved, ACC is expected to pay
                               dividends as declared by the board of directors, as Allied I, Allied II, Allied Commercial and Allied Lending have done in the past. As a stand-alone company, Advisers has never paid a dividend and does not plan to pay dividends in the foreseeable future. It is anticipated that ACC would, after the Effective Time, also declare a dividend in an amount equal to its total current and accumulated earnings and profits, including such earnings and profits to which ACC succeeded in the Merger.

See "The Surviving Company:
ACC -- Dividend
Reinvestment
Plan"                        ACC will offer an "opt-out" dividend reinvestment
                               plan ("DRIP Plan"), which means that, for shares held directly by a stockholder, all dividends will be automatically reinvested into additional shares of ACC, unless a stockholder specifically requests in writing to receive cash dividends. Stockholders exchanging shares of Advisers who have not had the opportunity to participate in a DRIP Plan prior to the Merger will be automatically enrolled in the ACC DRIP Plan unless they otherwise instruct the transfer agent in writing.

                             Instructions concerning existing dividend
                               reinvestment accounts and requests for cash payments or direct deposit that are already in place with the Companies' transfer agent will be transferred on all exchanged shares for registered stockholders of Allied I, Allied II, Allied Commercial and Allied Lending. Stockholders may change their enrollment status at any time upon written notice. Stockholders holding shares with a broker or other nominee should consult their nominee to determine whether dividends will be paid in cash or reinvested.

See "The Merging
Companies -- Dividends and
Distributions -- Dividend
Reinvestment Plans"          ACC's DRIP Plan would be different from Allied I's
                               current "opt-in" DRIP Plan, pursuant to which all distributions are reinvested in whole and fractional shares for the account of all stockholders of record who choose to participate in the Plan. Each of Allied II, Allied Commercial and Allied Lending has adopted an "opt-out" DRIP Plan.

See "The Distribution --
Background and Reasons for
the
Distribution"                In connection with the Merger, Allied I has agreed
                               to declare and pay to its stockholders a special dividend in lieu of its regular fourth quarter or annual extra dividend for 1997 consisting of all of the shares of common stock of Allied Lending owned by Allied I, payable immediately prior to the Effective Time. Allied I may distribute some or all of the shares of common stock of Allied Lending in a dividend to its stockholders at any time, even if the Merger is not effected.

FEDERAL INCOME TAX
CONSIDERATIONS

See "The Surviving Company:
ACC -- Federal Income Tax
Issues" and "The Merging
Companies -- Federal Income
Tax Issues"                  ACC intends to elect to be treated and to qualify
                               for federal income tax purposes as a "regulated investment company" ("RIC") within the meaning of
                               Section 851 of the Code. Currently, each of Allied I, Allied II and Allied Lending and their respective subsidiaries is also treated for tax purposes as a RIC. Allied Commercial has elected to be treated as a REIT for tax purposes and Advisers is a corporation taxable on its earnings at the corporate level.

See "Certain Federal Income
Tax
Consequences of the Merger"  The Merger has been structured with the intention to qualify as a tax-free reorganization under
                               section 368(a)(1)(A) of the Code. Assuming that the Merger so qualifies, no gain or loss should be recognized by any of the Companies solely as a result of the Merger, no gain or loss will be recognized by the stockholders of any of the Acquired Companies as a result of the Merger with respect to shares of their common stock in the Companies converted into shares of Allied Lending common stock, and the tax basis of Allied Lending common stock received by stockholders of the Acquired Companies in the Merger will be the same as the tax basis of the common stock of the Acquired Companies deemed to be surrendered in exchange therefor. In addition, the holding period of the Allied Lending common stock received in the Merger by the stockholders of the Acquired Companies will include the period during which the shares of common stock of the Acquired Companies deemed surrendered in exchange therefor were held. The Companies have received an opinion of counsel that the Merger will qualify as a tax-free reorganization.

                             TAX MATTERS ARE VERY COMPLICATED AND THE TAX
                               CONSEQUENCES OF THE MERGER TO A PARTICULAR
                               STOCKHOLDER WILL DEPEND ON THE FACTS OF THAT
                               STOCKHOLDER'S SITUATION. EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISER FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO HIM OR HER.

OTHER INFORMATION

See "The Merger
Agreement"                   Other information that may be material to
                               stockholders in considering the Merger Proposal is contained herein, including information about certain corporate transactions, the interests of certain persons in the Merger, rights of stockholders, and terms and conditions to the Merger (including the required regulatory approvals). All stockholders are encouraged to read this Joint Proxy Statement/Prospectus in its entirety before voting on the Merger Proposal.

                        PROPOSAL 2:   THE PLAN PROPOSAL

GENERAL                      Stockholders of Allied Lending are being asked to
                               approve a stock option plan for ACC (the "ACC Plan") that would replace each Company's existing stock option plan (each, an "Existing Plan").

DESCRIPTION OF ACC PLAN      The ACC Plan is intended to advance the interests
                               of ACC by providing certain persons with additional incentives to exert their best efforts on behalf of ACC, to increase their proprietary interest in the success of ACC, to reward outstanding performance, and to attract and retain persons of outstanding ability. The ACC Plan would be administered and interpreted by ACC's compensation committee. A complete description of the ACC Plan, including its purpose, authorization, administration, eligible participants, the terms of awards and the federal income tax consequences of awards under the ACC Plan is contained under the caption "Description of ACC Plan" herein. A copy of the ACC Plan is also attached hereto as Appendix H.

TERMINATION OF EXISTING
  PLANS                      All unexercised vested and unvested options under
                               the Existing Plans would be canceled, and the Existing Plans would each terminate, on the date the Merger is effected.

                                  RISK FACTORS

     As the successor to each Company, ACC, the surviving company, would be subject to some or all of the risks associated with each of the Companies. However, because ACC would be significantly larger than any one of the Companies, and because ACC's investment portfolio would consist of a mix of the portfolios of all of the Companies, any risk factor that affects only one Company may have a lesser impact on ACC following the Merger. Specific risk factors associated with each Company are discussed below. Certain risk factors also are applicable to ACC's and each Company's subsidiaries that engage, or will engage, in the types of activities and investments associated with those risk factors.

     The Companies have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of each Company individually or in the aggregate and those preceded by, followed by or that include the words "believes," "expects," "anticipates," "should" or similar expressions. A stockholder should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of the Companies or ACC, and could cause those results to differ materially from those expressed in the forward-looking statements of the Companies or ACC: material adverse changes in economic conditions in the markets served by the Companies and ACC; a significant delay in the expected closing of the Merger; and future regulatory actions and conditions in ACC's operating areas.

RISKS OF DEFAULT

     Allied I, Allied II, Allied Commercial and Allied Lending each invests primarily in, and Allied Commercial acquires loans made to, small businesses. Loans to small businesses involve a high risk of default, and generally are not rated by any nationally recognized statistical rating organization. Small businesses usually have narrower product lines and smaller market shares than larger companies and therefore may be more vulnerable to competitors' actions and market conditions, as well as general economic downturns. These businesses typically depend for their success on the management talents and efforts of one person or a small group of persons whose death, disability or resignation would adversely affect the business. Because these businesses frequently have highly leveraged capital structures, reduced cash flows resulting from adverse competitive developments, a shift in customer preferences or an economic downturn can severely affect the return on, or the recovery of, Allied I's, Allied II's, Allied Commercial's or Allied Lending's investments in such businesses. Investment in small companies therefore involves a high degree of business and financial risk, which can result in substantial losses, and accordingly, should be considered speculative.

LIMITED INFORMATION

     There is generally little or no publicly available information about investments in private companies, and each of Allied I, Allied II, Allied Commercial and Allied Lending must depend upon the diligence of Advisers to obtain information for its decision to invest in any growing business.

INTEREST RATE FLUCTUATIONS

     Variable Rate Loans. Allied Lending invests primarily in, and each of Allied I, Allied II and Allied Commercial may invest in, acquire or originate variable rate loans. The return on investments in variable rate loans could decline if market interest rates were to decline from current levels. There also is a risk that during periods when market interest rates increase, variable rate loans may appear unattractive to some borrowers. Moreover, rising interest rates may tend to reduce the premium that Allied Lending would receive on sales of the guaranteed portions of its loans. Any substantial increase in market interest rates could result in greater rates of prepayments of or defaults on outstanding variable rate loans, and may inhibit the expansion of the business of Allied I, Allied II, Allied Commercial or Allied Lending, or reduce the profitability of one or more of these entities.

     Fixed-Rate Loans. Each of Allied I, Allied II and Allied Commercial originates or purchases loans with fixed rates of interest. Loans with fixed interest rates that are financed with variable rate debt capital could expose each such Company to reduced net margins on its loans as interest rates increase. The value of investments in fixed rate loans tends to decrease when interest rates rise and increase when interest rates fall. Each Company monitors its ratio of variable rate debt to fixed rate assets, and will seek to hedge any exposure when appropriate.

LOSS OF PASS-THROUGH TAX TREATMENT

     Each of Allied I, Allied II and Allied Lending would cease to qualify for pass-through tax treatment under Subchapter M if it is unable to comply with the diversification or distribution requirements contained in Subchapter M of the Code, or if it ceases to qualify as a BDC under the Code. Each such Company also could be subject to a 4% excise tax (and, in certain cases, corporate level income tax) if it fails to make certain distributions. Unavailability of Subchapter M tax treatment could have a material adverse effect on the total return, if any, obtainable from an investment in any such Company.

RISKS OF LEVERAGE

     Each of Allied I, Allied Commercial and Allied Lending borrows funds from, and issues senior debt securities to, banks or other lenders. Though they have not engaged in such borrowings to date, Allied II and Advisers may do so in the future. Lenders of these senior securities have fixed dollar claims on each such Company's consolidated assets which are superior to the claims of that Company's stockholders. If the value of a Company's consolidated assets increases, then such leveraging techniques would cause the net asset value attributable to the Company's common stock to increase more sharply than it would have had the techniques not been utilized. Conversely, a decrease in the value of a Company's consolidated assets would cause net asset value to decline more sharply than it otherwise would if the senior funds had not been borrowed. Similarly, any increase in a Company's consolidated income in excess of consolidated interest payable on the borrowed funds would cause its net income to increase more than it would without the leverage, while any decrease in its consolidated income would cause net income to decline more sharply than it would had the funds not been borrowed. Moreover, the costs of borrowing may exceed the income from the portfolio securities purchased with the borrowed funds, and a decline in net asset value may result if the investment performance of the additional securities purchased fail to cover the Company's costs of borrowing to purchase these additional securities. Such a decline could negatively affect the Company's ability to make common stock dividend payments, and, in the case of Allied I, Allied II and Allied Lending, if asset coverage for a class of senior security representing indebtedness declines to less than 200%, the Company may be required to sell a portion of its investments when it is disadvantageous to do so. Leverage is generally considered a speculative investment technique. The ability of a Company to achieve its investment objective may depend in part on its continued ability to maintain a leveraged capital structure by borrowing from banks or other lenders on favorable terms, and there can be no assurance that such leverage can be maintained.

DEPENDENCE ON MANAGEMENT

     Each of Allied I, Allied II, Allied Commercial and Allied Lending is wholly dependent for the selection, structuring, closing and monitoring of its investments on the diligence and skill of Advisers' officers and employees. If the Merger is consummated, all of the officers and employees of Advisers immediately prior to the Effective Time would become officers and employees, respectively, of ACC and ACC would be internally managed. ACC would then be dependent upon the efforts of its key personnel for its operations, and therefore to the extent that key members of management were to leave ACC, the company could be adversely affected.

COMPETITION

     Many entities and individuals compete for investments similar to those in which Allied I, Allied II, Allied Commercial and Allied Lending invest, some of whom have greater resources than the Companies. Increased competition would make it more difficult for the Companies to purchase or originate small business loans at attractive prices. As a result of this competition, each such Company may from time to time be precluded from making otherwise attractive investments on terms considered to be prudent in light of the risks assumed. With its increased size and pooled resources, however, ACC should be better able to compete for investments, although there is no assurance that this result will occur.

LONG-TERM CHARACTER OF INVESTMENTS

     It is expected that investments made in accordance with the investment objective of Allied I and Allied II usually will yield a current return from the time they are made, but will generally produce a profit, if any, from an accompanying equity feature only after approximately three to eight years. There can be no assurance that either a current return or capital gains will actually be achieved.

ILLIQUIDITY OF INVESTMENTS

     Allied I and Allied II each acquires securities directly from issuers in private transactions, and the major portion of such investments is subject to restrictions on resale or is otherwise illiquid. In particular, there is usually no established trading market in which such securities could be sold. In addition, most of these securities cannot be sold to the public without registration under the Securities Act, which involves delay, uncertainty and expense. Allied Lending's small business lending company ("SBLC") subsidiary is required, under SBA regulations, to retain an economic interest in the unguaranteed portions of its Section 7(a) loans until maturity, and thus a portion of Allied Lending's investments is illiquid. Finally, the commercial mortgage loans in which Allied Commercial invests are also private securities, and there is no established trading market in which such loans can be sold.

GOVERNMENT REGULATION

     Allied Lending's business is largely dependent upon the government-sponsored SBA Section 7(a) Loan Program, discussed below. There can be no assurance that government appropriations for this program will continue, and the program is subject to changes in law or regulation that may have an adverse impact on the operations of Allied Lending.

REMEDIES UPON DEFAULT

     In the event of a default on a commercial mortgage loan or a small business loan, each of Allied I, Allied II, Allied Commercial and Allied Lending may experience significant delays in exercising its rights as a lender and incur substantial costs in foreclosing on collateral and in taking other steps to protect its investments. The ability to obtain payment beyond the collateral from the borrower or guarantor might be limited by bankruptcy or similar laws, and there can be no assurance that the Companies would ultimately collect the full amount on a defaulted loan.

FOREIGN INVESTMENTS

     Allied I's investments in small businesses that are qualified for investment by the Overseas Private Investment Corporation ("OPIC") generally are made in countries representing the world's emerging or developing markets. Foreign investments involve risks not ordinarily associated with domestic investing, including: (i) possible imposition of market controls; (ii) possible seizure, expropriation or nationalization of assets; (iii) lower liquidity and higher volatility in certain foreign markets; (iv) the impact of political, social or diplomatic events; and (v) the possibility that a foreign government could restrict the ability of an entity in which Allied I has invested from meeting its obligations under borrowings or other arrangements. Allied I attempts to reduce certain of these risks by diversifying its OPIC-related investments by country and type of business.

                              THE SPECIAL MEETINGS

     Special Meetings of all the Companies are scheduled to be held on November 26, 1997 at The Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814. This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the board of directors of each Company for use at that Company's Special Meeting. At the Special Meetings, stockholders will be asked to consider and vote upon the Merger Proposal, which is a proposal to approve the Merger Agreement and other related transactions. As proposed, the Merger is a stock-for-stock merger of Allied I, Allied II, Allied Commercial, and Advisers with and into Allied Lending.

     As discussed above, approval of the Merger Proposal also constitutes acceptance, approval, and ratification of certain corporate actions, summarized as follows: (a) amendment of Allied Lending's Charter to (i) increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 shares, (ii) change Allied Lending's name following the Merger to "Allied Capital Corporation" and (iii) effect certain other changes as described in this Joint Proxy Statement/Prospectus; (b) expansion of ACC's board of directors to include 20 outside directors from the Companies and two directors who are also officers of the Companies; and (c) selection by Allied Lending's board of directors of Arthur Andersen LLP as the independent accountants for ACC until its next annual meeting of stockholders.

     Stockholders of Allied Lending also will be asked at the Special Meeting to consider and vote upon the Plan Proposal, which is a proposal to adopt the ACC Plan, a stock option plan that permits stock options to be granted to officers and directors of ACC after the Merger.

     The Merger is dependent upon the satisfaction or waiver of certain conditions to the Merger, including: (a) the approval of the Merger Proposal by the stockholders of each Company, voting separately, by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the Merger Proposal; and (b) the receipt of an exemptive order from Commission, SBA approval, and certain other regulatory approvals and customary closing conditions.

     Provided such conditions are satisfied or waived, the Merger will be effected, regardless of whether the Plan Proposal is approved or the ACC Plan is adopted. Conversely, the adoption of the ACC Plan is dependent upon the Merger, as well as the approval of the Plan Proposal by the requisite majority of Allied Lending's stockholders. Thus, if the Merger is not effected for any reason, the ACC Plan will not be implemented, notwithstanding approval of the Plan Proposal by Allied Lending's stockholders. In addition, in connection with the Merger, Allied I has agreed to declare and pay to its stockholders a special dividend, as discussed below under "Proposal 1 -- The Distribution -- Shares to be Received."

                               VOTING INFORMATION

     The board of directors of each Company has fixed the close of business on October 10, 1997 as the record date for determination of the stockholders entitled to notice of, and to vote at, that Company's Special Meeting and any adjournments or postponements thereof. Each Company's common stock outstanding on September 23, 1997 is set forth below under "Outstanding Shares of Common Stock." The stockholders entitled to vote at the Special Meetings are those of record on that date. Each share of a Company's common stock is entitled to one vote. With respect to each Company's Special Meeting, the presence, in person or by proxy, of stockholders holding a majority of such Company's shares will constitute a quorum. In the event that there are not sufficient shares represented for a quorum or vote to approve the Merger Proposal or otherwise at any Special Meeting, such Special Meeting may be adjourned. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment unless marked to be voted against any proposal for which an adjournment is sought to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals on which that stockholder is entitled to vote prior to any such adjournment if sufficient votes have been received for approval.

     The affirmative vote of at least two-thirds of all the votes entitled to be cast with respect to each Company, voting separately, is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of Allied Lending's outstanding shares present or represented at the Allied Lending Special Meeting, or any adjournment thereof, is required to approve the Plan Proposal.

     Abstentions and broker non-votes will be counted among those shares represented at the Special Meeting for purposes of determining whether a quorum is present. With respect to the Merger Proposal, shares that are voted as abstentions and broker non-votes will have the effect, together with any other shares not voted at the Special Meeting, of votes against the Merger Proposal. With respect to the Plan Proposal, shares that are voted as abstentions will have the effect of a vote against the Plan Proposal, and broker non-votes will have no effect on the voting for such Plan Proposal.

     IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT STOCKHOLDERS PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETINGS, ALL STOCKHOLDERS ARE ENCOURAGED TO VOTE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT ANY STOCKHOLDER FROM VOTING IN PERSON IF SUCH STOCKHOLDER IS PRESENT AT THE APPROPRIATE SPECIAL MEETING.

     Any stockholder may revoke his or her proxy at any time before it is voted by giving written notice to the Secretary of the appropriate Company at the above address, by submitting a properly executed, later-dated proxy or by voting in person at the Special Meeting. Any stockholder of record attending a Special Meeting may vote in person whether or not he or she has previously executed and returned a proxy card. If a stockholder's shares are held by a broker, bank or other institution or nominee, that stockholder may vote such shares at the Special Meeting only if he or she obtains proper written authority from his or her institution or nominee and presents such written authority at the Special Meeting.

                       OUTSTANDING SHARES OF COMMON STOCK

                                             SHARES OF COMMON STOCK                            SHARES OF ACC
                                                 OUTSTANDING AT           EXCHANGE RATIO          COMMON
                 COMPANY                       SEPTEMBER 23, 1997      TO EFFECT THE MERGER      STOCK(1)
------------------------------------------   ----------------------    --------------------    -------------
Allied I..................................          7,716,062                  1.07               8,256,186
Allied II.................................          7,869,178                  1.40              11,016,849
Allied Commercial.........................         14,639,877                  1.60              23,423,803
Allied Lending............................          5,188,780                   N/A               5,188,780
Advisers..................................          9,611,864                  0.31               2,979,678
                                                                                               -------------
     Total                                                                                       50,865,297
                                                                                                ===========

---------------
(1) Shares of ACC common stock were computed by multiplying the outstanding shares of common stock at September 23, 1997 by the applicable Exchange Ratio. The Merger is currently contemplated to be effected on December 31, 1997, and as a result, the number of shares to be exchanged is expected to be different than those shown in the table above.

     The conversion of shares of Acquired Company common stock into ACC common stock will occur automatically at the effective time of the Merger (the "Effective Time"), which is expected to occur on December 31, 1997.

     The Merger is dependent upon certain conditions, including, among others, the approval by the stockholders of each Company, voting separately, by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the Merger Proposal; the receipt of an exemptive order from the Commission, an application for which has been filed by the Companies and certain of their subsidiaries; and the approval of the SBA, as well as certain other customary closing conditions. No assurance can be given that such Commission exemptive order or SBA approval will be received.

     The Merger will be effected if the Merger Proposal is approved by the stockholders of each Company and all other conditions to the Merger are satisfied or waived, regardless of whether the Plan Proposal is approved or the ACC Plan is adopted. The adoption of the ACC Plan is dependent upon the Merger, as well as the approval of the Plan Proposal by the requisite majority of Allied Lending's stockholders. Thus, if the Merger is not effected for any reason, the ACC Plan will not be implemented, notwithstanding approval of the Plan Proposal by Allied Lending's stockholders.

     In the Merger Agreement, Allied I has agreed to declare and pay to its stockholders a special dividend consisting of all of the shares of common stock of Allied Lending owned by Allied I, which will be distributed pro rata and payable immediately prior to the effective time of the Merger (the "Distribution"). (See "-- The Distribution -- Background and Reasons for the Distribution -- Shares to be Received" for a discussion of the Distribution.) However, Allied I may distribute some or all of the shares of common stock of Allied Lending in a special dividend to its stockholders at any time, even if the Merger is not effected for any reason. Furthermore, if the Merger Agreement is terminated for any reason, Allied I would no longer be obligated to distribute to its stockholders all of the shares of common stock of Allied Lending owned by Allied I in a special dividend, except to the extent required by an existing order of the Commission as described in this Joint Proxy Statement/Prospectus.

     Fractional shares of common stock of the Acquired Companies will be converted into Allied Lending common stock in proportion to the foregoing Exchange Ratios. Fractions of shares of Allied Lending common stock will be issued in the Merger as necessary (rounded to the nearest one-thousandth of a share), and no cash will be paid to stockholders of the Acquired Companies by reason of the Merger.

     As soon as practicable after the Effective Time, American Stock Transfer & Trust Company ("AST"), as the exchange agent for the Merger, will mail to each holder of record of common stock of each Acquired Company as of the Effective Time a transmittal letter to be used in forwarding such stockholder's certificates representing such shares for surrender to AST. Upon such surrender, AST will forward such holder a confirmation of ownership of the ACC common stock that such stockholder received as a result of the Merger.

     STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO AST UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS, NOR SHOULD THEY RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Until surrendered to AST, outstanding stock certificates previously issued by the Acquired Companies will, by virtue of the Merger, represent shares of ACC common stock (on an Exchange Ratio-adjusted basis). All dividends and distributions payable by ACC to holders of such ACC common stock who have not yet surrendered their certificates will be paid to AST and will be held in escrow in a non-interest bearing account until such time as such certificates are surrendered. Dividends held in the escrow account will not be eligible for dividend reinvestment, regardless of any pre-existing elections to the contrary. Dividends will be taxable to stockholders in the year in which they were declared by ACC, regardless of whether a stockholder has actually received such dividends. Therefore, in order to receive cash and other dividends, a stockholder should surrender all outstanding certificates previously issued by the Acquired Companies as soon as possible after the Merger is consummated. When such certificates are surrendered, any unpaid dividends will be distributed by AST to the stockholder without interest, and the stockholder will receive a confirmation as to the ACC common stock issued.

     SHARES OF ACC COMMON STOCK WILL BE ISSUED IN BOOK ENTRY (I.E., UNCERTIFICATED) FORM ONLY; NO PHYSICAL CERTIFICATES WILL BE ISSUED IN CONNECTION WITH THE MERGER. In lieu of physical certificates, AST will send to each person who has surrendered to AST certificates representing an Acquired Company's common stock, together with a properly completed transmittal letter, a confirmation containing the information required under Maryland law regarding the ACC shares issued to such person, including the name of the issuer (ACC) and the number of shares of ACC common stock issued. Thereafter, persons holding ACC common stock in uncertificated form at the Effective Time will be afforded the opportunity to receive certificates representing such ACC common stock.

     Acquired Company stockholders who hold shares of that Acquired Company exclusively in uncertificated form will receive a confirmation as to the ACC common stock issuable in respect of such Acquired Company common stock, and dividends paid on such ACC common stock will be paid to such holders, without any action on the part of such holders.

                    INFORMATION REGARDING THIS SOLICITATION

     The expense of the Companies' solicitation of proxies for the Special Meetings, including the cost of preparing, printing and mailing this Joint Proxy Statement/Prospectus and the accompanying notice of the Special Meetings and proxy card will be borne pro rata by the Companies on the basis of their respective market capitalizations at the close of trading on August 13, 1997 (the day prior to the date that the Merger was announced). The Companies will request that brokers, nominees, fiduciaries and other persons holding shares in their names for others forward this Joint Proxy Statement/Prospectus and certain accompanying material to their principals and request authority for the execution of a proxy. The Companies will reimburse such persons for their expenses in so doing.

     In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission or telegram by directors or officers of any Company or by regular employees of Advisers, without special compensation therefor. The Companies expect to retain Shareholder Communications Corporation to aid in the solicitation of proxies for the Special Meetings at an estimated fee of $100,000.

                       PROPOSAL 1:   THE MERGER PROPOSAL
                               (ALL STOCKHOLDERS)

     Each Company's stockholders are being asked to approve the merger of Allied I, Allied II, Allied Commercial and Advisers with and into Allied Lending pursuant to the Merger Agreement (as defined above, the "Merger Proposal").

     With respect to each Company the affirmative vote of at least two-thirds of all votes entitled to be cast is required to approve the Merger Proposal. Each Company's stockholders will vote separately with respect to the Merger Proposal. A failure to vote will have the effect of a vote against the Merger Proposal.

     THE BOARD OF DIRECTORS OF EACH COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THAT COMPANY VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

                             OVERVIEW OF THE MERGER

     Each Company has entered into the Merger Agreement, a copy of which is attached hereto as Appendix A. Pursuant to the Merger Agreement, each share of common stock of Allied I, Allied II, Allied Commercial and Advisers (as defined above, the "Acquired Companies") outstanding immediately prior to the Effective Time will be automatically converted into the number of fully paid and non-assessable shares of Allied Lending common stock determined pursuant to the Exchange Ratio set forth below with respect to each Acquired Company:

Each share of     Allied I              would be exchanged for     1.07     shares of Allied Lending
Each share of     Allied II             would be exchanged for     1.40     shares of Allied Lending
Each share of     Allied Commercial     would be exchanged for     1.60     shares of Allied Lending
Each share of     Advisers              would be exchanged for     0.31     shares of Allied Lending

     Allied Lending's common stock would be neither converted nor changed in the Merger. No stockholder will have appraisal rights in connection with the Merger.

     The Acquired Companies will be merged with and into Allied Lending as the surviving corporation (which will, as part of the Merger, be renamed "Allied Capital Corporation" and is referred to herein as "ACC"). See "-- Overview of the Merger -- General Structure of the Merger," below. The Merger is subject to a number of conditions, including the approval of the Merger Proposal by the stockholders of each Company. See "-- The Merger Agreement -- Conditions to the Merger."

GENERAL STRUCTURE OF THE MERGER

     If the Merger is consummated, each of Allied I, Allied II, Allied Commercial and Advisers would merge with and into Allied Lending to form an internally managed investment fund that would operate as a BDC. It is intended that the Merger will be treated as a tax-free reorganization under Section 368(a)(1)(A) of the Code. Following the Merger, all of the officers and employees of Advisers immediately prior to the Effective Time will become officers and employees, respectively, of ACC.

     As a result of the Merger, shares of Allied I, Allied II, Allied Commercial and Advisers would be converted into shares of ACC. The Merger would be structured as a statutory merger pursuant to the Maryland General Corporation Law (the "Maryland Law"). Pursuant to the Maryland Law, the effects of the Merger would be the following:

          (i)  the separate existence of each Company, except ACC, will cease;

          (ii) the shares of common stock of each Company, except ACC, will cease to exist;

          (iii) the assets of each Company will be owned by ACC; and

          (iv) ACC will become liable for all the debts and obligations of each Company.

     In connection with the Merger, the Companies and their respective subsidiaries intend to engage in a series of mergers and related transactions prior to and after the Merger in order to facilitate the post-Merger corporate structure of ACC and its subsidiaries. With respect to the subsidiaries of Allied I and Allied II, it is intended that immediately after the Merger, Allied Investment Corporation II, a subsidiary of Allied II, would merge with and into Allied Investment Corporation, a subsidiary of Allied I, with Allied Investment Corporation surviving as the ACC subsidiary that is licensed by the SBA as a small business investment company (an "SBIC") under Section 301(c) of the Small Business Investment Act of 1958, as amended (the "1958 Act"). It also is contemplated that immediately after the Merger, Allied Financial Corporation II, a subsidiary of Allied II, would merge with and into Allied Capital Financial Corporation, a subsidiary of Allied I, with Allied Capital Financial Corporation surviving as the ACC subsidiary that is licensed by the SBA as a specialized small business investment company (an "SSBIC") under Section 301(d) of the 1958 Act. It is intended that these transactions be effected as statutory mergers pursuant to the Maryland Law. The effects of each subsidiary merger would be the same as those outlined above for the Merger, as set forth in the Maryland Law.

     With respect to Allied Lending, its subsidiary, Allied Capital SBLC Corporation ("Allied SBLC"), would remain intact as a subsidiary of ACC following the Merger. With respect to Allied Commercial, prior to the Merger Allied Commercial intends to cause its three subsidiaries to be merged, pursuant to applicable law, into two separate single-member limited liability companies (each, an "LLC"). Allied Commercial would be the sole member of each such LLC. Upon the consummation of the Merger these two single-member LLCs ("Equity Holdings LLC" and "Acceptance LLC") would remain intact with ACC as their sole member. Equity Holdings LLC will remain to hold real property assets, and Acceptance LLC will remain to hold assets related to a prior securitization transaction of Allied Commercial.

     Prior to the Merger, Advisers intends to merge its wholly owned subsidiary, Allied Capital Property Corporation, into a single-member LLC of which Advisers would be the sole member. Upon the Merger, the single-member LLC ("Property LLC") would remain intact with ACC as its sole member. Property LLC would hold the office building in Northern Virginia currently held by Allied Capital Property Corporation.

REQUEST FOR EXEMPTIVE RELIEF

     The Merger will be consummated only if it is approved by the stockholders of each Company, voting separately, by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the Merger Proposal, as well as certain other closing conditions. In addition, the Merger is contingent upon the Commission granting certain exemptive relief under the 1940 Act that has been requested by the Companies and certain related entities in an application that has been submitted to the Commission (the "Application"). In the Application, the Companies and their relevant subsidiaries request an order (the "Order") from the

Commission permitting these entities to engage in a series of transactions that result in the Merger and, in effect, restructure the Allied Capital family of companies. These subsidiary co-applicants included: Allied Investment Corporation and Allied Capital Financial Corporation (subsidiaries of Allied I); Allied Investment Corporation II and Allied Financial Corporation II (subsidiaries of Allied II); and Allied SBLC (a subsidiary of Allied Lending).

     The Order also would permit the applicants existing after the Merger to engage in certain activities for which similar relief has previously been granted by the Commission under the 1940 Act in the context of those entities' current structure. Specifically, once the Merger is consummated, relief would be required to permit ACC and its subsidiaries to operate as one company for purposes of the 1940 Act, engage in consolidated reporting, and effect certain transactions.

     The exemptive relief requested in the Application is expected to be granted only after the solicitation of proxies from the stockholders of each Company has begun. However, the board of directors of each Company expects that the relief requested will be granted. The Commission previously has granted relief to permit mergers that are similar to the Merger, and although there can be no assurance that such relief would be granted in this case, there is no indication that the Commission will decline to grant such relief.

REQUEST FOR SBA APPROVAL

     The Merger, the merger of Allied Investment Corporation II into Allied Investment Corporation, and the merger of Allied Financial Corporation II into Allied Capital Financial Corporation require approval by the SBA. Allied Investment Corporation, Allied Capital Financial Corporation, Allied Investment Corporation II, Allied Financial Corporation II and Allied SBLC have all requested the permission of the SBA to complete the Merger. The permission requested from the SBA is expected to be granted only after the solicitation of stockholders of each Company has begun. The board of directors of each Company expects that the permission requested will be granted. However, there can be no assurance that the SBA will grant such permission.

     See "-- The Merger Agreement," below, for a discussion of certain terms and conditions to the Merger Agreement.

     THE BOARD OF DIRECTORS OF EACH COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THAT COMPANY VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

                             REASONS FOR THE MERGER

     THE FOLLOWING DISCUSSION IS A SUMMARY OF THE REASONS FOR THE MERGER. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX A, FOR A MORE COMPLETE UNDERSTANDING OF THE TERMS OF THE MERGER.

     The board of directors of each Company has determined that a merger of all of the Companies into a single, internally managed investment company should result in a company with characteristics superior to any one of the Companies, and an opportunity to increase stockholder value for that Company's stockholders. Each board of directors has carefully considered a number of factors in determining that the Merger will benefit the stockholders of its Company. These benefits are summarized as follows, and each is discussed more fully below. There can be no assurance that any such benefits will be achieved, or as to the time frame for their achievement.

     - INCREASED SIZE. ACC, as the single post-Merger public company, would be the single largest public BDC in the United States and would be significantly larger than any one merging Company in terms of total assets, total equity capital and total market capitalization. A larger asset base is expected to provide for an ability to make larger investments in growing companies while maintaining portfolio diversity. A larger equity base is expected to provide for decreased costs of debt financing and establish an improved foundation for growth. A larger market capitalization is expected to provide for increased stockholder liquidity and increased visibility in the capital markets.

     - IMPROVED MIX OF INCOME. It is anticipated that the combined operations of the Companies would provide for a more diverse and stable income stream to provide dividends to stockholders. ACC should have an improved blend of ordinary investment, capital gain and fee income. ACC would continue to be a RIC under Subchapter M of the Code, and as a result, will continue to be required to distribute substantially all of its ordinary taxable income to stockholders. It is anticipated that ACC would continue to distribute dividends on a quarterly basis.

     - SINGLE ENTITY WITH FOCUS ON HIGH RETURN INVESTMENT OPPORTUNITIES. ACC is expected to operate as a single entity with separate strategic business units measured by contribution to returns on investor equity. Operating as a single company should enable ACC to expand and enhance the Companies' existing businesses, improve its asset and liability management and allocate resources more effectively.

     - INTERNALLY MANAGED. The merger of Advisers with and into ACC would result in a single company that is internally managed by the same management team that manages all of the Companies today. Internal management should create significant efficiencies in the operation of ACC, including direct alignment of employee performance and incentive compensation, elimination of costly redundant processes and elimination of any perceived conflicts of interest between an external adviser and its clients. ACC would be a registered investment adviser and is expected to succeed to the advisory agreements between Advisers and the private funds currently managed by Advisers. ACC would seek to increase its investment advisory business and assets under management, both through existing private funds under management and through new funds under management.

     - TAX BENEFITS. The merger of Advisers into ACC should result in a tax savings resulting from the elimination of the corporate taxation of Advisers' earnings resulting from its advisory agreements with Allied I, Allied I, Allied Commercial and Allied Lending. The profits of the once-external adviser generally would inure to the benefit of ACC, and ACC generally would incur no federal corporate income tax, thereby increasing earnings available for distribution to stockholders.

     - DIVIDENDS. As a result of ACC's increased size, improved mix of income, and its expected ability to streamline operations as a single entity, ACC should be able to increase its earnings available for dividends to stockholders. However, there can be no assurance that ACC would be able to achieve these results.

     - ONE ALLIED CAPITAL. The existence of multiple public Allied Capital entities has caused confusion in the public equity markets and in the financial media over the years. It is anticipated that a single public Allied Capital would eliminate this confusion, and the merged company should enjoy more accurate financial media coverage and improved market visibility.

INCREASED SIZE

     ACC would have an estimated equity base of over $421 million and a total combined market capitalization in excess of $744 million, assuming the Merger occurred at June 30, 1997. The anticipated benefits resulting from an increase in size are described below.

     Larger, More Diverse Transactions. It is anticipated that ACC would have the ability invest in larger transactions while still maintaining portfolio diversity. ACC would still maintain its focus on growing businesses in need of private financing, but ACC should have the capacity to meet the increasing capital needs of high-growth smaller businesses. Increasing the transaction size should enable ACC to invest funds at a faster pace and to seek larger, stronger investment candidates with greater financing needs. ACC also should be able to offer a variety of financing options to a single borrower, including a combination of senior debt, subordinated debt and equity financing, and should be able to finance and re-finance a single borrower as the borrower grows and matures.

     Increased Regulatory Flexibility. It is expected that ACC would have an enhanced ability to comply with the asset diversification requirements under the Code. Fifty percent of a Subchapter M corporation's investment portfolio must consist of investments whose values do not exceed 5% of the value of that corporation's total assets. ACC's total assets would be significantly greater than those of any one Company, and therefore ACC should be able to lend and invest money in significantly larger transactions with fewer regulatory constraints.

     Lower Cost of Debt Capital. With its larger equity base, it is anticipated that ACC may have access to lower-cost debt capital. ACC's increased equity base should result in a stronger credit profile, which, in turn, should result in a reduced cost of debt for ACC from its lenders, subject to market conditions. Upon completion of the Merger, ACC should be able to consolidate the many credit facilities of the merging Companies, and obtain debt capital more efficiently. It is anticipated that ACC should be in a position to explore obtaining an unsecured debt rating from a nationally recognized statistical rating organization, which also could decrease ACC's cost of capital.

     Larger Market Capitalization and Increased Liquidity. Upon completion of the Merger, ACC would have a much larger market capitalization which should increase liquidity and market depth for all stockholders. The relatively small market capitalizations of the Companies on an individual basis have limited the Companies' visibility in the capital markets.

IMPROVED MIX OF INCOME

     ACC's portfolio would include a variety of types of investments in growing businesses in a variety of industries and in diverse geographic locations primarily in the United States. Merging the portfolios and businesses of Allied I, Allied II, Allied Lending, and Allied Commercial would result in a portfolio of small senior loans, small and medium-sized subordinated loans with equity features, and small and medium-sized commercial real estate loans. ACC's investment portfolio would immediately have greater diversification than that of any one of the Companies, and ACC's potential for a more diversified business operation should be greater. ACC's investment focus would be substantially similar to that of the Companies in that ACC would focus on investing in private growing businesses. It is expected that ACC would provide all of the types of financing currently offered by each of the Companies and, accordingly, ACC's portfolio and future operations should be better positioned to withstand competitive, economic and regulatory changes in the marketplace.

     ACC's diversified business operations should improve its mix of investment earnings with respect to ordinary investment income, capital gain income and fee income. The portfolios of Allied I and Allied II, which are largely composed of mezzanine investments, generate capital gain income in addition to ordinary investment income. The amount and timing of capital gains are difficult to predict. The portfolios of Allied Lending and Allied Commercial rely on interest income generated from their senior loans. Allied Lending also receives loan sale premiums from the sale of portions of its SBA-guaranteed loans. ACC should benefit from the combination of the strong recurring interest income from the senior and mezzanine loan portfolios, enhanced by capital gains of the mezzanine portfolios. ACC would also be a registered investment adviser managing private investment funds. Thus, ACC would have recurring fee income resulting from its investment advisory contracts with certain private funds.

     If the Merger is consummated, ACC is expected to pay dividends, when and as declared by the board of directors, as Allied I, Allied II, Allied Commercial and Allied Lending have done in the past. ACC's balanced income stream would include income from ordinary investment income, fee income and capital gains from which to fund dividends.

SINGLE ENTITY WITH FOCUS ON HIGH RETURN INVESTMENT OPPORTUNITIES

     ACC would be a single company managing four strategic business units: mezzanine finance, commercial real estate finance, SBA lending and investment management. The single company should be able to allocate capital and human resources across business units to capture business opportunities as they arise.

     Mezzanine Finance. It is anticipated that ACC would continue the core operations of Allied I and Allied II and originate small subordinated loans with equity features to growing businesses across the United States. It is expected that ACC would expand its mezzanine finance operations to accommodate larger transactions, ranging in size from $10 million to $20 million, for businesses in need of more growth capital.

     Commercial Real Estate Finance. ACC would continue the operations of Allied Commercial as an enterprise-value real estate lender. ACC would continue to originate or purchase loans secured by mortgages on real property, where the value of the business, as well as the value of the collateral, is considered in the underwriting process.

     SBA Lending. ACC would continue the operations of Allied Lending as an active participant in the SBA Section 7(a) Guaranteed Loan Program. The increased equity capital of ACC, as compared to Allied Lending on a stand-alone basis, should lower the cost of debt capital, subject to market conditions, and enable ACC to be more price competitive for prospective borrowers.

     Investment Management. ACC would be a registered investment adviser and is expected to succeed to the agreements between Advisers and the private funds managed by Advisers. It is anticipated that ACC would continue to increase its assets under management, both through existing private funds and through new private fund creation.

INTERNALLY MANAGED

     ACC would be internally managed like many other specialty finance organizations and other BDCs. It is expected that internal management would increase ACC's efficiency and would have several benefits with respect to employee retention and recruitment.

     The current structure of five separate Companies creates redundant operations and related costs, such as multiple requirements for external regulatory reporting, external audits, stockholder communication costs, and legal expenses. A single internally managed entity should benefit from elimination of these redundant processes and expenses.

TAX BENEFITS

     Advisers charges each of Allied I, Allied II, Allied Commercial and Allied Lending an asset-based fee. This fee covers Advisers' operating costs and provides a profit, which is subject to federal and state income tax at the corporate level. Within ACC's internally managed structure, the profits from the fees previously charged to the other merging Companies would remain within ACC, and ACC would not incur a corporate-level income tax. As a result, profits that have previously been subject to corporate-level tax would instead be available to ACC's stockholders.

DIVIDENDS

     As a result of ACC's increased size, improved mix of income, and its expected ability to streamline operations as a single entity, ACC should be able to increase its earnings available for dividends to stockholders. However, there can be no assurance that ACC would be able to achieve these results.

ONE ALLIED CAPITAL

     It is anticipated that another benefit of the Merger would be the elimination of the confusion caused by the multiple public Allied Capital entities. All have similar names and trading symbols and, other than Advisers, all have a similar investment objective or strategy that focuses on private investment in growing businesses. This multiple-company structure has caused investor confusion as well as errors by the financial media in reporting information about the Allied Capital entities. It is anticipated that a single, consolidated ACC should eliminate this confusion entirely, and should provide for improved investor relations, stockholder communications and financial media coverage.

                              BOARD CONSIDERATIONS

ORIGINS OF THE MERGER

     For the reasons set forth above under " -- Reasons for the Merger," the idea of a merger of all of the Companies has been considered at various levels within the Companies for some time. Management of Advisers ("Management") has for some time believed that a consolidation of the Companies would result in significant operational efficiencies, and could potentially enhance stockholder value. Management also was approached with the concept of consolidation by independent third parties, including financial advisers, investment bankers, lenders, public stockholders, and private investors.

     Management began to explore the mechanics of effecting a merger of all the Companies in April 1997. At that time, they began preparing preliminary financial projections for a merged entity, researching and analyzing the various Commission, SBA, and other regulatory considerations that could be implicated, and considered the tax aspects of the proposal. The result was a preliminary conclusion that Management's own views, and the general advice they had received from third parties such as those identified above, were well-founded. While alternative business combinations were considered, it was concluded that significant benefits could be derived from a merger of all of the Companies into a single, internally managed entity. These benefits include the combined entity's ability to compete more effectively given its enhanced financial resources and the possibility of achieving cost savings and operating efficiencies, as well as other synergies which could result from combining the Companies' operations. All of these benefits should enhance stockholder value.

THE PROCESS -- OVERVIEW

  THE MAY 1997 BOARD MEETINGS

     At its regularly scheduled quarterly meetings in May 1997, each Company's board of directors held an executive session at which the possibility of a merger of the Companies was discussed for the first time. At that time, the boards tentatively concluded that the proposal, as a preliminary matter, made sense for the reasons discussed above (and further discussed below). Each board authorized Management to explore the willingness of the Commission and the SBA to support the Merger by granting the regulatory approvals required for the Merger. In that regard, the boards specifically authorized Management to prepare and file an exemptive application with the Commission that would request relief from certain provisions of the 1940 Act to allow the consummation of such a transaction. Each board also authorized Management to begin searching for an investment banking firm to serve as the financial adviser for the Merger transaction. In this capacity, a firm would provide advice on, among other things, the basis for valuation for purposes of determining an appropriate ratio on which to exchange shares of the respective Companies. In addition, each of the boards approved the idea of establishing a working group (the "Working Group") consisting of one director from each Company who was neither an officer of, nor otherwise affiliated with, any of the other Companies other than through his directorship with the Company he was representing (an "Independent Director") to coordinate the process of considering the possibility of the Merger, and act as a liaison to his board. Management was instructed to contact an Independent Director to serve as the member of the Working Group.

  MEETINGS WITH REGULATORS

     In May 1997, Management, together with representatives from the law firm of Sutherland, Asbill & Brennan LLP ("Sutherland"), which serves as counsel to the Companies in a variety of matters, met with members of the staff of the Commission's Division of Investment Management (the "Staff") to discuss the Staff's willingness to support the grant of exemptive relief necessary to effect the Merger and permit the surviving entity to continue the business activities of the Companies. After a presentation by Management on the reasons for and potential benefits of the Merger, the Staff indicated that, as a preliminary matter and subject to their further analysis upon review of the application, they were favorably disposed to support an application for the required relief.

     Following the meeting with the Staff, an exemptive application was prepared and submitted to the Staff in June 1997. The Staff provided comments on the application on October 3, 1997. The application was submitted to the Commission on October 8, 1997. See "-- The Merger Agreement -- Conditions to the Merger."

     In May and June 1997, Management met with representatives of the SBA to discuss the Merger. The SBA's review of the proposed Merger was necessary in light of the SBIC and SBLC licenses currently held by various subsidiaries of the Companies, which would be held by subsidiaries of ACC following the Merger. At their meetings, Management and the SBA discussed the process required to obtain their approvals, and established a preliminary timetable. Management indicated that it would submit formal request letters to the SBA related to the proposed transaction if the Merger were to proceed. See "-- The Merger Agreement -- Conditions to the Merger."

  SELECTION OF MORGAN STANLEY AS FINANCIAL ADVISER TO TRANSACTION

     In June 1997, Morgan Stanley & Co. Incorporated ("Morgan Stanley") was retained by each of the Companies as the financial adviser to the Merger. After considering a number of firms, Management determined to recommend Morgan Stanley for the project in light of its extensive experience and depth of talent in advising financial institutions, including BDCs engaged in businesses similar to those of several of the Companies. Specifically, Morgan Stanley was retained to provide advice and assistance with respect to defining objectives, performing valuation analysis, structuring and planning the Merger, and coordinating with the respective independent financial advisers to be retained by each of the Companies in connection with fairness opinions to be rendered by them. Under the terms of its engagement by the Companies, Morgan Stanley is entitled to receive no more than $50,000 per month for its services, plus expenses, if the Merger is not effected. If the Merger is effected, Morgan Stanley is entitled to receive $2,500,000 (less monthly amounts previously paid), payable upon the closing of the Merger (intended to be on December 31, 1997). The amounts payable to Morgan Stanley will be apportioned pro rata among the Companies based on the respective market capitalizations of each Company as determined on August 13, 1997 (the date immediately prior to the original execution date of the Merger Agreement). The engagement agreement with Morgan Stanley provides that each Company will indemnify Morgan Stanley against certain liabilities it may incur in connection with its services.

     As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of the Companies for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  THE WORKING GROUP

     In mid-June 1997 at the direction of each respective board of directors, Management contacted one of the Independent Directors of each board to serve as the representative to the Working Group. The respective members of the boards contacted to serve on the Working Group were Warren K. Montouri (Allied I), Smith T. Wood (Allied II), Robert V. Fleming II (Allied Lending), Charles L. Palmer (Allied Commercial), and Brooks H. Browne (Advisers). The selection of the members of the Working Group was ratified by each board through unanimous written consents.

     The Working Group held its first meeting on June 26, 1997. The meeting was attended by all members of the Working Group and Management, together with Sutherland. At that meeting, the Working Group discussed the mechanics of the Merger transactions, including the corporate and securities law issues to be addressed, the reasons for the Merger, the regulatory issues to be addressed and federal income tax considerations. The Working Group also discussed the role of Morgan Stanley as financial adviser to the transaction, as well as the need for each Company to retain an independent financial adviser to represent solely the interests of that Company and its stockholders. It was determined that Morgan Stanley would analyze the transaction as a whole and perform the requisite financial analysis to preliminarily determine the valuation of each Company's shares for purposes of arriving at the Exchange Ratio for each party to the Merger. It was also determined that the role of the independent financial adviser to each Company would be to render an opinion to the board of directors of that Company as to the fairness of the relevant Exchange Ratio from a financial point of view to that Company's stockholders. The Working Group also discussed the need for each Company to obtain independent legal counsel to provide that Company's board of directors with legal advice concerning the duties of each board member with respect to consideration of the Merger Proposal, and matters relating to that consideration. The Working Group concluded that it would be appropriate to have Management make initial recommendations to the Working Group as to a "short list" of financial advisers and law firms with whose work Management was familiar.

     Following their initial meeting and in conjunction with Management's preliminary recommendations, the Working Group members each contacted a representative from the law firm recommended to be their respective Company's independent legal counsel to determine whether the firm should be engaged to represent their respective Companies and boards of directors in connection with the Merger.

  SELECTION OF INDEPENDENT FINANCIAL ADVISERS AND INDEPENDENT LEGAL COUNSEL

     On July 9, 1997 the Working Group held its second meeting, at which all of its members were present. The principal purpose of that meeting was to confirm selection of the independent legal counsel for purposes of the Merger and have each member identify and recommend an independent financial adviser for each Company. At this meeting, firms were identified as follows: for Allied I, Ferris, Baker Watts, Incorporated ("Ferris") of Baltimore, Maryland, as financial adviser and Miles & Stockbridge, a Professional Corporation ("Miles and Stockbridge") also of Baltimore, as legal counsel; for Allied Commercial, Scott & Stringfellow, Inc. ("Scott & Stringfellow") of Richmond, Virginia, as financial adviser and Dickstein Shapiro Morin & Oshinsky LLP ("Dickstein") of Washington, D.C., as legal counsel; for Allied Lending, Robert W. Baird & Co. Incorporated ("Baird") of Milwaukee, Wisconsin, as financial adviser, and Piper & Marbury L.L.P. ("Piper & Marbury") of Washington, D.C., as legal counsel; for Advisers, Van Kasper & Company of Los Angeles ("Van Kasper") as financial adviser and Sutherland as legal counsel; and for Allied II, Tucker, Flyer & Lewis, a professional corporation ("Tucker") of Washington, D.C., as legal counsel. No final decision as to the selection of a financial adviser for Allied II had been made at the time of this meeting; however, Interstate/Johnson Lane Corporation of Charlotte, North Carolina ("Interstate"), was subsequently identified to serve in that capacity. During the following week, each director serving in the Working Group arranged to interview by telephone the independent financial adviser recommended as the adviser to his Company. It was also determined at that time that each independent financial adviser should receive $120,000 for its services to its client Company in connection with the Merger, plus reimbursement of its expenses. Each Company further agreed to indemnify its financial adviser against certain liabilities it may incur in connection with the financial adviser's engagement.

     Beginning on July 16, 1997, the recommended independent financial advisers were interviewed by the appropriate member of the Working Group. Each of the foregoing recommendations was approved by the full boards of directors of the respective Companies by unanimous written consent obtained shortly after the Working Group meeting.

  THE LEGAL DUE DILIGENCE PROCESS

     In a series of meetings throughout July 1997, Management and each independent legal counsel developed a protocol to be followed for purposes of performing legal due diligence in connection with the Merger. Management and counsel determined that the following approach would be used in order to avoid inefficiency and duplicative legal costs: (i) having only one law firm conduct legal due diligence on any one Company, (ii) assigning due diligence tasks so that a law firm would conduct legal due diligence only on Companies other than its own client, so as to ensure that each investigation would be conducted on an arm's length basis, and (iii) making the results of each due diligence investigation available to the board of directors and the counsel of each of the Companies.

  MEETINGS WITH MORGAN STANLEY

     In a series of meetings throughout July 1997, Management met with Morgan Stanley to develop their valuation model in order for Morgan Stanley to provide certain advice with respect to alternative transaction structures, including the pro forma impact of the transaction based upon a range of possible values for each Company. Management also addressed Morgan Stanley's questions and information requests, so that Morgan Stanley could conduct its due diligence on the Companies and the financial information required for its analysis. Management and Morgan Stanley also held discussions as to the strategic rationale for the Merger, and Morgan Stanley reviewed Management's pro forma business plan for the proposed consolidated entity.

  THE INFORMATIONAL MEETINGS WITH THE INDEPENDENT ADVISERS

     On July 22 and 23, 1997 informational meetings (the "Informational Meetings") among all legal counsel, financial advisers, Morgan Stanley, and Management were held to present the business plan for the Merger and to present Morgan Stanley's valuation analysis including its views regarding the proposed structure of the transaction, including pro forma financial results and potential market reaction. (Interstate, the financial adviser to Allied II, was not present at the July 22 and 23 meetings, but attended a separate informational meeting on July 30, 1997 during which a substantially identical presentation was made by Management and Morgan Stanley.) The Informational Meetings of July 22 and 23 began with a joint presentation at which Management distributed ACC's business plan, and described the current structure of the Allied Capital entities, certain limitations imposed by the current structure, the reasons for considering the Merger (See "-- Reasons for Merger"), and the benefits that potentially could be derived by stockholders of all of the Companies if the Merger were effected. Following the joint meeting, separate meetings were held with Morgan Stanley, Management, and each Company's respective independent financial adviser and legal counsel. The first two of these meetings were held on July 22; the last three meetings were held on July
23. The purpose of the separate meetings was to allow Morgan Stanley to present its valuation analysis on each Company in a forum at which the analysis could be discussed in detail.

  THE MORGAN STANLEY VALUATION ANALYSIS

     In preparing its analyses, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information provided by the Companies for the purposes of its valuation analysis. With respect to the financial projections prepared by Management, Morgan Stanley's presentations assumed they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Companies. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of the Companies, nor has Morgan Stanley been furnished with any such appraisals, and Morgan Stanley has not examined any individual loan credit files of the Companies. In addition, Morgan Stanley has assumed the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's valuation is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of such valuation.

     The following is a brief summary of the financial analyses performed by Morgan Stanley and reviewed with the board of each Company in connection with its consideration of the Merger.

     At the Informational Meetings, Morgan Stanley distributed materials setting forth its valuation analysis and described the process the firm used in developing that analysis. Morgan Stanley represented that it approached this five-party transaction as a "merger of equals." It indicated that in preparing the analysis, Morgan Stanley, among other things, reviewed the strategic rationale for the Merger; conducted due diligence sessions with Management; analyzed the financial forecast for each of the stand-alone Companies as projected by Management; developed an independent valuation model for each of the Companies; developed stand-alone valuations of each of the Companies using, among other things, market valuation parameters, discounted cash flow analysis of projected cash flows and analysis of each Company's contribution to ACC; and analyzed the pro forma impact of the Merger on each Company and its stockholders in terms of contributable earnings and market value.

     Stand-Alone Valuations. As part of its financial analysis, Morgan Stanley evaluated the Companies on a stand-alone basis, as described below:

     Comparable Company Analysis. Comparable company analysis analyzes a company's operating performance relative to a group of publicly traded peers. Based on relative performance and outlook for a company versus its peers, this analysis enables an implied unaffected market trading value to be determined. Morgan Stanley compared the operating performance of Allied I, Allied II, Allied Lending, Allied Commercial and Advisers to (i) a group of six venture capital finance companies: Bando McGlocklin Capital Corp., Brantley Capital Corp., Medallion Financial Corp., PMC Capital, Inc., Silicon Valley Bancshares and Sirrom Capital Corp. (the "Venture Capital Finance Group"); (ii) a group of five real estate finance companies: Criimi Mae, Inc., Franchise Financial Corp. of America, Ocwen Financial Corp., Pacific Crest Capital, Inc. and Wilshire Financial Services Group, Inc. (the "Real Estate Finance Group"); (iii) a group of four asset management companies: Alliance Capital Management Inc., New England Investment Companies, L.P., PIMCO Advisors L.P. and T. Rowe Price Associates, Inc. (the "Asset Management Group"); and (iv) two commercial finance companies: Associates First Capital Corp. and Finova Group, Inc. (the "Commercial Finance Group"). Historical financial information used in connection with the ratios provided below with respect to the comparable companies is as of March 31, 1997.

     Morgan Stanley analyzed the relative performance and value of each Company by comparing certain market trading statistics for that Company to the relevant comparable group. For Allied I and Allied II, the Venture Capital Finance Group and the Commercial Finance Group were used; for Allied Lending and Allied Commercial, the Real Estate Finance Group was used; and for Advisers the Asset Management Group was used. Market trading information used in the ratios provided below is as of July 18, 1997. The market trading information used in the valuation analysis was market price to last twelve months' earnings per share (12.8x in the case of Allied I, 21.8x in the case of Allied II, 12.0x in the case of Allied Commercial, 12.9x in the case of Allied Lending, 15.7x in the case of Advisers, 20.6x in the case of the median of the Venture Capital Finance Group, 14.3x in the case of the median of the Real Estate Finance Group, 16.8x in the case of the median of the Asset Management Group, and 22.1x in the case of the median of the Commercial Finance Group); market price to 1997 estimated earnings per share (7.9x in the case of Allied I, 12.4x in the case of Allied II, 10.7x in the case of Allied Commercial, 11.6x in the case of Allied Lending, 11.4x in the case of Advisers, 17.5x in the case of the median of the Venture Capital Finance Group, 13.6x in the case of the median of the Real Estate Finance Group, 15.4x in the case of the median of the Asset Management Group and 19.6x in the case of the median of the Commercial Finance Group); and dividends per share for the last twelve months to market price (10.0% in the case of Allied I, 9.6% in the case of Allied II, 8.8% in the case of Allied Commercial, 8.1% in the case of Allied Lending, 0.0% in the case of Advisers, 3.4% in the case of the median of the Venture Capital Finance Group, 2.9% in the case of the median of the Real Estate Finance Group, 0.9% in the case of the median of the Commercial Finance Group, and 7.3% in the case of the median of the Asset Management Group). Earnings per share estimates for the Companies, the Venture Capital Finance Group, the Real Estate Finance Group, the Asset Management Group and the Commercial Finance Group were based on the most recent available Institutional Brokers Estimate System ("IBES") estimates. IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors. The implied ranges of values per share of the Companies' common stock derived from the analysis of the market price to last twelve months' earnings per share estimates were $21.83 to $24.26 for Allied I, $19.02 to $20.93 for Allied II, $25.08 to $28.94 for Allied Commercial, $15.91 to $18.36 for Allied Lending and $5.06 to $5.69 for Advisers. The implied ranges of values for the Companies derived from the analysis of the dividends per share to market price were $26.33 to $39.50 for Allied I, $33.67 to $50.50 for Allied II, $34.17 to
$51.25 for Allied Commercial, $22.00 to $33.00 for Allied Lending and $8.92 to $13.37 for Advisers.

     No company used in the comparable company analysis is identical to the Companies. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the median average) is not in and of itself a meaningful method of using comparable company analysis.

     Discounted Cash Flow Analysis. Morgan Stanley performed discounted cash flow analyses to determine ranges of present values per share of the Companies' common stock. The ranges were determined by adding (i) the present value of the estimated future cash flows that each Company could generate over the five-year period beginning in 1997 and ending in 2001 and (ii) the present value of the "terminal value" of each Company at the end of 2001 less the outstanding debt obligations of the Company. To determine a projected cash flow stream, Morgan Stanley assumed a 7.5% growth rate in revenues for each Company, a specific profit margin (earnings before interest expense, taxes, depreciation and amortization ("EBITDA") to revenues) for each Company (75% in the case of Allied I and Allied II, 90% in the case of Allied Commercial, 73% in the case of Allied Lending and 30% in the case of Advisers) and annual realized gains as a percentage of revenues for each Company (40% in the case of Allied I and Allied II, 10% in the case of Allied Commercial and 0% in the case of Allied Lending and Advisers.) The terminal value of each Company at the end of the five-year period was determined by applying price-to-EBITDA multiples (12x-14x for Allied I and Allied II, 10x-12x for Allied Commercial and Allied Lending and 7x-9x for Advisers) to year 2001 EBITDA using discount rates viewed as appropriate for each Company based on its weighted average cost of capital (9%-11% for Allied I and Allied Lending, 12%-14% for Allied II and Advisers and 8-10% for Allied Commercial). The implied ranges of per share values for the Companies derived from the discounted cash flow analysis were $24.42 to $31.93 for Allied I, $23.52 to $28.18 for Allied II, $24.03 to $32.35 for Allied Commercial, $16.57 to $21.42 for Allied Lending and $7.07 to $8.49 for Advisers.

     Summary Contribution Analysis. Morgan Stanley computed the contribution to the combined entity's pro forma financial results attributable to each of the Companies. The computation showed, among other things, that Allied I, Allied II, Allied Commercial, Allied Lending and Advisers would contribute to the combined entity approximately 15.8%, 21.8%, 45.5%, 11.3% and 5.6%, respectively, of net market value as of July 18, 1997; 6.6%, 18.2%, 52.3%, 13.0% and 9.9%,
respectively, of net operating income (defined as income before realized and unrealized gains for the last twelve months); 15.8%, 23.0%, 43.9%, 10.1% and 7.2%, respectively, of dividends paid for the last twelve months (in the case of Advisers, dividends were assumed to be pre-tax earnings); 15.1%, 25.1%, 47.0%, 10.0% and 2.9%, respectively, of stockholders' equity as of March 31, 1997. Morgan Stanley calculated that the application of the Exchange Ratios would result in an allocation between the holders of Allied I, Allied II, Allied Commercial, Allied Lending and Advisers common stock of pro forma ownership of the combined entity equal to 15.9%, 21.6%, 46.5%, 10.4% and 5.7%, respectively.

     Pro Forma Merger Analysis. The effects of the Merger on the Companies were analyzed both qualitatively and quantitatively. Qualitative attributes of the Merger included creation of a larger company, expansion into new business lines, creation of a more efficient management structure, elimination of duplicative functions and improvement of operational efficiency.

     Morgan Stanley analyzed the financial impact of the Merger on the holders of each Company's common stock, using for these purposes financial projections prepared by Management for 1997 and 1998. This analysis showed that, after giving effect to the Merger, before the impact of one-time Merger-related charges, stockholders of Allied I, Allied II, Allied Commercial, Allied Lending and Advisers would realize increases (decreases) in fully diluted realized earnings per share (excluding unrealized gains) of approximately 11.9%, (1.4%), 14.2%, 13.5% and 66.4%, respectively, in 1997 and 8.8%, 19.4%, 24.4%, 2.4% and
35.9%, respectively, in 1998 versus expected earnings per share on a stand-alone basis.

     Morgan Stanley also performed a pro forma market valuation of the combined entity to determine the potential increase in per share price for holders of each Company's common stock. Using Management's 1998 earnings estimates before and after the effect of the Merger and price-to-earnings multiples of 10.6x to 12.3x based on the comparable company analysis, potential per share common stock market prices for Allied I, Allied II, Allied Commercial, Allied Lending and Advisers ranged from $17.98 to $23.50, $21.29 to $27.83, $24.30 to $31.76,
$15.18 to $19.84 and $4.72 to $6.17, respectively.

     Historical Exchange Ratio and Stock Price Study. Morgan Stanley compared the historical price movement of Allied I, Allied II, Allied Commercial, Allied Lending and Advisers from July 22, 1994 through July 18, 1997. In addition, Morgan Stanley also analyzed the ratio of closing prices per share of Allied I, Allied II, Allied Commercial and Advisers versus Allied Lending during the period from June 24, 1994 through July 18, 1997. Morgan Stanley observed that such exchange ratios over the past six months, over the last twelve months, and over the last two years had averaged 1.03, 1.03 and 1.01, respectively, for Allied I; 1.33, 1.31 and 1.30, respectively, for Allied II; 1.57, 1.53 and 1.47, respectively, for Allied Commercial; and 0.33, 0.38, and 0.41, respectively, for Advisers.

     This analysis was also performed for the period between June 16, 1997 and July 15, 1997, and it was determined that such ratios over this thirty-day period were not substantially different from those that were determined for the foregoing periods.

     Morgan Stanley advised Management and the board of each of the Companies that the thirty-day period from June 16, 1997 to July 15, 1997 was the most appropriate period over which to measure market value for purposes of developing exchange ratios for each of the Companies relative to Allied Lending. Specifically, during this thirty-day period, no unusual events had occurred that could have influenced the movement of the Companies' stock prices. In addition, July 15, 1997 was viewed as the appropriate ending date for the period since on July 16, 1997, Management began to contact the independent financial advisers, thus increasing the number of persons with knowledge of the proposed transaction. The ratios developed based on the market prices for the stock of the Companies from June 16, 1997 to July 15, 1997 formed the basis for Morgan Stanley's recommendation on valuation, which became the respective Exchange Ratios that were ultimately approved by the board of directors of each Company to which it applied based upon, among other things, the opinion provided by each Company's independent financial adviser.

     The preparation of a valuation analysis is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its valuation. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual values of the Companies. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Companies. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the proposed Exchange Ratios.

     As described above, the information provided by Morgan Stanley to the board of each Company was one of a number of factors taken into consideration by the boards in making their determinations to recommend approval of the Merger Proposal. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the board of any Company or the view of the management of any Company with respect to the values of the Companies.

     At the conclusion of all of their procedures, Morgan Stanley represented that it believed that the proposed Merger terms, i.e., the Exchange Ratios, based on current market values for the respective Companies, were consistent with its valuation analysis.

     In the period beginning with due diligence meetings held on July 22 and 23, 1997, and continuing until September 1, 1997, in accordance with the terms of the Merger Agreement independent legal counsel and the independent advisers continued their diligence and analysis through review of relevant corporate records and other information.

  THE QUARTERLY BOARD MEETINGS

     During the period beginning on July 30 and ending on August 5, each of the Companies held its regular quarterly board of directors meeting, including a session devoted exclusively to the Merger (the "Quarterly

Board Meetings" and "Merger Sessions"). At each of the Merger Sessions, all directors were provided with Management's business plan for ACC and a draft of the proposed Merger Agreement. At those meetings, Management provided an in-depth discussion of the Merger transactions, the reasons for the Merger (See "-- Reasons for the Merger"), and the business plan for ACC. Management reiterated the potential benefits to the stockholders of all of the Companies with the consummation of the Merger. Following Management's presentation, Morgan Stanley gave its report on its valuation analysis, which was substantially similar to its presentation at the Informational Meetings.

     Following the Morgan Stanley presentation at each Merger Session, the respective Company's independent financial adviser provided its preliminary views as to the fairness of the respective Exchange Ratio to the stockholders of its client Company. Each independent financial adviser preliminarily indicated that, based on available information provided through that date and subject to further analyses and reviews, the applicable Exchange Ratio appeared to be fair to the stockholders from a financial point of view.

     Also during each Merger Session, the respective Company's independent legal counsel made a presentation concerning the duties of the board of directors to the applicable Company and its stockholders in connection with its consideration of the Merger.

     At the conclusion of the foregoing presentations, all persons other than the Independent Directors, the independent legal counsel and the independent financial advisers were excused from the meeting, so that the Merger could be discussed solely among those persons (the "Executive Session"). In the Executive Sessions, the Independent Directors had the opportunity to question their advisers and offer their views as to the draft Merger Agreement. No formal action on the Merger Proposal was sought or taken at these board meetings, although in each case, the boards voiced support for the proposed Merger and scheduled a time to reconvene to consider further and to take action with respect to the proposal.

  PREPARATION OF THE MERGER AGREEMENT

     On August 6, 1997, representatives from each independent legal counsel, along with Management, met to negotiate the terms of the draft Merger Agreement. At the conclusion of the meeting all counsel were in substantial accord as to the terms of that agreement, although the specific terms of certain provisions remained subject to further discussion.

  REVIEW OF COMPENSATION MATTERS AFFECTED BY THE MERGER

     On August 6, 1997, the board of directors of Advisers, with respect to Advisers' role as employer to all of the officers and employees managing the Companies and in its role as investment adviser to the Companies, met to consider specific issues related to the elimination and transition of several of the existing compensation plans in connection with the Merger. Specifically, Advisers' board reviewed the complexities involved in maintaining or merging the existing stock option plans of each of the five Companies, and determined to recommend to the respective boards of the Companies to terminate their respective incentive stock option plans at the time of the Merger, so that ACC would be able to develop its own new stock option plan and allow its board of directors to determine stock option awards for officers and directors as it deemed appropriate.

     In order to effect the foregoing approach, Advisers' board also determined that two separate formula bonuses, both contingent upon the consummation of the Merger, would be required to compensate employees for options that would be canceled when the stock option plans were terminated, and to balance stock option awards among Advisers' employees to account for the deviations caused by the existence of five plans supported by five different publicly traded stocks. Advisers' board determined that a cut-off amount would be determined for each employee with unvested options equal to the difference between the stock price at the Merger announcement date less the exercise price of the options multiplied by the number of options (the "Cut-off Award"). The Cut-off Award would vest over the same period of time in which the employees' options would have vested. The Cut-off Award was designed to cap the appreciated value in unvested options at the Merger announcement date, in order to set the foundation to balance option awards upon the Merger.

     Advisers' board then determined a separate cash award formula to balance the option awards and to compensate employees for any increase in the value of the potential merged entity from the date of the Merger announcement (i.e., August 14, 1997) through the day before the closing date of the Merger (the "Formula Award"). This award was designed to compensate employees during a time when their unvested options would cease to appreciate in value, but they would not yet be able to receive options in ACC. The Formula Award would be equal to six percent (6%) in the aggregate of the increase in the combined market capitalizations of the Companies from the date of the Merger announcement until one day before the closing of the Merger. The Formula Award would be awarded to individual employees at the discretion of Advisers' compensation committee, and would vest over three years in equal installments. The Formula Award would be contributed to ACC's deferred compensation plan, and would be used to purchase shares of ACC in the open market.

     In a joint session on August 7, 1997, and in subsequent discussions on August 8, 1997, the respective compensation committees of the Companies considered the termination of the stock option plans and the Cut-off Award and the Formula Award. At those meetings, the committee members discussed the rationale for the approach suggested by Advisers' board and concurred that they would recommend to their respective boards the termination of the option plans contingent upon the closing of the Merger. The committee members also agreed that Advisers should proceed with the Cut-off Award and the Formula Award in order to keep employees' long-term incentive compensation in place and balance any inequities among the various former plans.

  APPROVAL OF THE MERGER AGREEMENT

     Between August 11 and August 14, each Company's board of directors met again to consider and approve the Merger Agreement. In addition to Management and the directors of that Company, each meeting was attended by the respective independent financial adviser and legal counsel for that Company. At the meetings, the independent financial advisers presented their opinions as to the fairness from a financial point of view of the Exchange Ratios to their respective client Companies' stockholders. Counsel advised as to certain aspects of the draft Merger Agreement and the due diligence process. Each board again held an Executive Session for further deliberations by the Independent Directors (except that, as discussed below, John Reilly and Anthony Garcia participated in the Executive Session for Allied Commercial). After considering the presentation of the respective independent financial adviser and after discussion, as more fully described below, each of the boards unanimously approved its Company's participation in the Merger and agreed to the terms of the Merger Agreement. The Independent Directors separately noted their unanimous approvals of the transaction in each case.

  RECOMMENDATION TO STOCKHOLDERS

     The board of directors of each Company, in independently considering the merits of the Merger to the Company and its stockholders, considered, among other things: (i) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of each Company, and its projected future financial performance as a separate entity and on a combined basis; (ii) current industry, economic and market conditions and trends; (iii) the importance of significant scale and scope and financial resources to its ability to compete effectively; (iv) the Merger's structure as a tax-free merger of equals; (v) the possibility that achieving cost savings, operating efficiencies and synergies as a result of consummating the Merger at this time might not be available to the same degree to any of the Companies on its own; (vi) the terms of the Merger Agreement including the limited conditions to closing of the Merger and the ability of any of the Companies to consider alternative business combination proposals; (vii) the current and historical market prices of the common stock of each Company; (viii) the opinions of the Companies' respective independent financial advisers as to the fairness, from a financial point of view, of the respective Exchange Ratios;
(ix) the Companies' respective business, portfolio holdings, liabilities, management, strategic objectives, competitive positions and prospects; (x) the challenges of combining the businesses of five corporations the size of Allied I, Allied II, Advisers, Allied Lending and Allied Commercial; and (xi) the impact of the Merger on the stockholders and portfolios of each Company and on the employees of Advisers.

     The foregoing discussion of the information and factors considered by the boards of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with the boards of directors' evaluation of the Merger and recommendation to the stockholders of the respective Companies to approve the Merger, the board of directors did not assign any relative or specific weight to the specific factors considered and individual directors may have given differing weights to different factors.

     The board of directors also considered its review of other strategic alternatives, and determined that no other alternative (whether in the form of a business combination or otherwise) could reasonably be expected to offer advantages comparable to those presented by a business combination with the Companies.

     Each board authorized its Chairman to execute the Merger Agreement on behalf of its Company. The boards unanimously approved the items that would be necessary to include in this Joint Proxy Statement/Prospectus, which would be submitted to each respective group of stockholders for approval in connection with the Merger.

THE CONSIDERATIONS OF EACH COMPANY

  ALLIED I

     Selection of Independent Financial Adviser. Ferris was selected to act as independent financial adviser to Allied I because of that firm's long history as a market maker for the Company's stock, its familiarity with the Company's business, and the experience and competence of its corporate finance group in advising boards in similar circumstances.

     The Quarterly Board Meeting and the Ferris Presentation. Allied I conducted its Quarterly Board Meeting on July 30, 1997, at which all board members were present. At that meeting Ferris shared with the board of directors its preliminary views as to the fairness of the Exchange Ratio for the stockholders of Allied I. Ferris provided both a written outline and oral presentation. The presentation summarized their procedures and preliminary findings. At the outset of the presentation, Ferris endorsed the analyses performed by Morgan Stanley and confirmed that it, like Morgan Stanley, viewed the Merger as a "merger of equals."

     First, Ferris summarized the pro forma stockholders' ownership of ACC using Exchange Ratios. The Ferris presentation emphasized the fact that in addition to receiving 1.07 shares of Allied Lending stock for each share of Allied I stock held by a stockholder, the Allied I stockholders would be receiving a distribution of shares of Allied Lending held in the Allied I portfolio in a taxable distribution (as defined above, the "Distribution"). See "-- The Distribution."

     Ferris determined four major issues to consider in performing its analysis:
(1) the market value of Allied I as compared to the potential market value of Allied I's stockholders' pro forma interest in ACC; (2) the determination of the intrinsic value of Allied I as a stand-alone entity as compared to the intrinsic value of Allied I's stockholders' pro forma interest in ACC; (3) the premium available to Allied I's stockholders from the transaction; and (4) whether the Exchange Ratio was fair.

     With respect to the first issue, Ferris determined that the average market price for a share of Allied I for the period beginning June 16, 1997 and ending July 15, 1997 was $15.78 per share. Ferris compared this with a pro forma market value of a share of Allied I stock exchange-adjusted for the Merger (based on total market capitalization of all the Companies at market prices during the same period). Ferris determined the pro forma market value to be 8.8% higher than the average actual of $15.78, or $17.18 per share.

     With respect to the second issue, Ferris prepared a free discounted cash flow valuation for Allied I, and arrived at an intrinsic value per share of $18.08 based on Management projections of Allied I as a stand-alone entity. Ferris then prepared a free discounted cash flow valuation for ACC based on Management's projections for the combined entity, and arrived at an intrinsic value per share adjusted for the Exchange Ratio and the taxable distribution of $34.56. The increase in intrinsic value upon the Merger was attributed to the tax savings on Advisers' earnings, the synergies and business expansion resulting from the Merger, and the anticipated lower cost of capital for the larger, merged entity.

     With respect to the third issue, Ferris compared the realized earnings (investment income net of expenses plus realized capital gains) for Allied I for the twelve months ended June 30, 1997 and for projected 1997 to pro forma amounts for ACC for the same period, adding a projected tax savings on the earnings of Advisers as the pro forma adjustment. The analysis showed that the pro forma realized earnings would increase per share market value by between 12% to 20%. Ferris showed that Allied I and the other Companies trade at a discount to comparable publicly traded companies with respect to price/earnings multiples. Ferris anticipated that, as a single entity with a substantially larger market capitalization, ACC should reduce the discount. The increase in pro forma realized earnings was then combined with an increased price/earnings multiple for a comparable group of publicly traded companies, and the analysis resulted in an increase in per share market value of between 70.5% to 72% of publicly traded companies.

     Based upon its analysis to date, Ferris preliminarily indicated that it believed that the Exchange Ratio was appropriate, and further supported its conclusion by performing a contribution analysis measuring market capitalizations and total income.

     The Executive Session. In the Executive Session, the Independent Directors discussed the proposal of the Merger extensively among themselves and their advisers. Certain factors taken into account by Ferris in reaching its conclusions regarding fairness were explored in greater detail. The directors were counseled further about their legal duties to the stockholders of Allied I. Each of the Independent Directors expressed his support of continuing to pursue the Merger and to negotiate a final Merger Agreement for consideration at the next meeting.

     Approval of the Merger Agreement. The board met again on August 13 to consider the Merger Proposal and the other matters to be put before the stockholders of Allied I in connection with the approval of the Merger Proposal. With all board members present, the Merger Proposal was discussed further with Management and financial and legal advisers. At the meeting, Ferris confirmed the analysis presented at the Quarterly meeting. Ferris delivered to the board a written opinion that the Exchange Ratio governing the Merger consideration to be received by Allied I stockholders is fair from a financial point of view. Ferris also indicated in its opinion its understanding that stockholders of Allied I would receive, as a special dividend, the shares of Allied Lending currently held in Allied I's portfolio. Miles & Stockbridge reported on the results of the due diligence investigation of the third parties to the Merger. The provisions of the Merger Agreement, a draft of which had been distributed prior to the meeting, were discussed in detail. After further discussion was held in an Executive Session, the entire board resolved unanimously that the Merger was advisable and in the best interest of Allied I stockholders and directed that it be submitted for approval by the Allied I stockholders. The Independent Directors noted their unanimous approval of the Merger Proposal.

     In connection with its fairness opinion, Ferris reviewed, among other things, (i) the draft Merger Agreement in the form presented to the Allied I board; (ii) the annual report to stockholders and the annual report on Form 10-K of Allied I for the fiscal year ended December 31, 1996; (iii) quarterly reports on Form 10-Q of Allied I for fiscal 1996 and the first and second (in draft form) quarters for fiscal 1997; (iv) projected financial results for Allied I through fiscal 1998; and (v) projected financial results for ACC through fiscal 2001. Ferris held discussions with the members of Management regarding Management's past and current business operations, financial condition and future prospects. Ferris reviewed the reported price and trading activity for the shares of Allied I; compared certain financial and stock market information concerning Allied I with similar information for certain other finance companies, the securities of which are publicly traded; and performed such other studies and analysis as Ferris considered appropriate. In rendering its opinion, Ferris assumed and relied upon the accuracy and completeness of all financial and other information reviewed by it for purposes of such opinion, whether publicly available or provided to it by Allied I, and it has not assumed any responsibility for the independent verification of such information.

     The opinion expressed by Ferris was provided to the board of directors and does not constitute a recommendation to any stockholder of Allied I as to how any such stockholder should vote on the Merger.

     STOCKHOLDERS ARE URGED TO READ THE OPINION OF FERRIS, ATTACHED HERETO AS APPENDIX C, CAREFULLY AND IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS

CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY FERRIS IN RENDERING ITS
OPINION.

  ALLIED II

     Selection of Independent Financial Adviser. The board of directors of Allied II selected Interstate because of Interstate's familiarity with the venture capital industry.

     Meeting of Independent Directors. On July 31, 1997, the Independent Directors of Allied II, Lawrence I. Hebert, John D. Firestone, John I. Leahy and Mr. Wood, met with representatives of Tucker. Discussions focused on the business plan presented by Management during the Informational Meetings and whether the Merger was the appropriate method of accomplishing the goals of that business plan. The independent directors actively discussed the benefits and risks of the business plan and were actively involved in overseeing the negotiation of the Merger Agreement in order to accomplish the business plan.

     The Quarterly Board Meeting and the Interstate Presentation. Allied II conducted its Quarterly Board Meeting on August 5, 1997, at which all board members were present. At that meeting, as described in "The Quarterly Board Meetings" above, the board of directors held its Merger Session to discuss the possible transaction with the other Companies. At that meeting Interstate representatives discussed with the board of directors its preliminary views as to the fairness of the Exchange Ratio to the stockholders of Allied II from a financial point of view. Interstate provided both a written outline and oral presentation. The presentation summarized its procedures and preliminary findings. At the outset of the presentation, Interstate confirmed that it, like Morgan Stanley, viewed the Merger as a "merger of equals."

     In connection with Interstate's preliminary analysis and presentation, Interstate reviewed historical market price and volume data for the Companies; reviewed the historical contribution of Allied II's market value relative to the total market value of the Companies; reviewed the historical exchange ratio between Allied II and Allied Lending; compared certain financial and stock market data for Allied II with similar data for selected publicly held comparable companies; discussed the business, financial condition and operating results of each of the Companies with Management; reviewed and discussed ACC's business plan with Management; discussed the strategic reasons for the Merger with Management; reviewed and discussed financial projections of ACC with Management; reviewed the draft Merger Agreement; reviewed and discussed the Morgan Stanley analysis; and performed such other financial studies and analyses as deemed appropriate.

     Interstate's analysis was similar in many respects to that of Morgan Stanley's and the analysis demonstrated similar relationships in the Companies' stock prices and relative market values. The Interstate analysis revealed a strong correlation of relative market values of the Companies over the three-year period ended July 23, 1997. The standard deviation of Allied II's market value contribution as a percentage of the total market value of the companies over the three-year period ended July 23, 1997 was .72%.

     Interstate also independently selected a group of comparable companies in order to compare price/earnings and other ratios with those of Allied II and the Companies. The group of comparable companies selected by Interstate was very similar to the group of comparable companies identified by Morgan Stanley, and therefore supported the comparable companies' analysis of both financial advisers. Interstate's comparable companies' analysis indicated that the Companies were generally valued based upon their dividend streams.

     Interstate tentatively concluded that the Exchange Ratio based on the thirty-day period was fair to the stockholders of Allied II from a financial point of view, and observed that Allied II would benefit from the Merger resulting from a lower cost and increased availability of capital and a simplification of its operations.

     The Executive Session. The Independent Directors continued to voice their support of the business plan as a compelling idea, and continued to deliberate with respect to the use of the Merger to accomplish the goals of the business plan. The Independent Directors extensively questioned Interstate with respect to the fairness, from a financial point of view, of the Exchange Ratio and its methodology.

     Approval of the Merger Agreement. On August 12, 1997, the board of directors met to discuss the terms of the Merger and the draft Merger Agreement, with all board members present. Following the delivery of the written opinion of Interstate to the board of directors to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the stockholders of Allied II, the board of directors accepted the terms of the Merger Proposal, including the terms contained in the draft Merger Agreement in the form presented at the meeting which had been negotiated between the five parties and their respective representatives during the course of the previous two weeks, and authorized its Chairman to execute the Merger Agreement substantially in the form presented at the meeting with such changes thereto as he deemed appropriate having considered the comments and suggestions received from the board of directors. Present at the Allied II meeting, in addition to all members of the board of directors, were representatives of Tucker, Interstate and Morgan Stanley.

     In arriving at its opinion, Interstate (i) reviewed the draft Merger Agreement in the form presented to the Allied II Board; (ii) reviewed annual audited and interim unaudited financial statements through June 1997 for Allied II and Allied Lending; (iii) reviewed publicly available information including recent Commission filings for Allied II and Allied Lending; (iv) reviewed the historical market value of Allied II shares compared to the historical market value of the shares of the Companies; (v) compared the Exchange Ratio to the historical relationship between the market price of Allied II shares and the market price of Allied Lending shares; (vi) reviewed and compared historical market price and volume data for the shares of Allied II and the shares of each of the Companies; (vii) compared certain financial and stock market data for Allied II and for each of the Companies with similar data for selected publicly held companies; (viii) discussed with senior management the business, financial condition and operating results of each of the Companies; (ix) reviewed, discussed and tested the assumptions contained in the analysis of Morgan Stanley relating to the Merger; and (x) performed such other financial studies and analyses as it deemed appropriate.

     In rendering its opinion, Interstate relied upon the accuracy and completeness of all financial and other information furnished to Interstate by or on behalf of Allied II and the Companies, other information used by Interstate in arriving at its opinion, and other published information that Interstate considered in its review. Interstate did not undertake to verify independently the accuracy and completeness of such information. Interstate relied upon the reasonableness of all projections and forecasts provided to Interstate and assumed that they were prepared in accordance with accepted practice on bases reflecting the best currently available estimates and good faith judgments of Allied II and Management. Interstate's opinion was based upon the circumstances existing and known to Interstate as of the date thereof. Interstate did not make or obtain any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of either Allied II or the Companies, nor was Interstate furnished with any such evaluations or appraisals. Consequently, Interstate did not express any opinion regarding the value of any of Allied II's or the Companies' specific individual assets. Interstate was not requested to, and therefore did not, participate in the structuring or negotiating of the Merger. Furthermore, Interstate did not express any opinion as to the range of prices at which the Companies' shares would trade subsequent to consummation of the Merger. Interstate did not inspect any of the assets or properties of Allied II or any of the Companies and Interstate did not consider the tax or accounting treatment or consequences of the Merger in connection with its conclusions or their resulting effect on the balance sheet and statement of operations of Allied II or the Companies. Interstate also did not consider or evaluate any other alternatives that Allied II may have or wish to pursue, as its engagement was strictly limited to opining on the fairness, from a financial point of view, of the Exchange Ratio to the stockholders of Allied II.

     Interstate, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Interstate received a fee for its services in rendering its fairness opinion.

     The opinion expressed by Interstate was provided to the board of directors and does not constitute a recommendation to any stockholder of Allied II as to how any such stockholder should vote on the Merger.

     A copy of the full text of the written opinion of Interstate, which sets forth assumptions made, matters considered and limits on the review undertaken, is attached hereto as Appendix D and is incorporated herein by reference. This summary of the opinion of Interstate is qualified in its entirety by reference to the full text of the opinion.

     STOCKHOLDERS ARE URGED TO READ THE OPINION OF INTERSTATE, ATTACHED HERETO AS APPENDIX D, CAREFULLY AND IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY INTERSTATE IN RENDERING ITS OPINION.

  ALLIED COMMERCIAL

     Selection of Independent Financial Adviser. Scott & Stringfellow was selected to serve as independent financial adviser to the board of Allied Commercial and in that role to provide a written opinion as to the fairness, from a financial point of view, to the stockholders of Allied Commercial of the Exchange Ratio contemplated to be used in the proposed Merger for the common stock of Allied Commercial. Scott & Stringfellow was chosen because of its experience and expertise in the valuation and analysis of financial services companies, including mortgage REITs, as well as its familiarity with Allied Commercial, Allied I, Allied II, Allied Lending and Advisers. Scott & Stringfellow is a market maker of Allied Commercial and Allied Lending common stock.

     The Quarterly Board Meeting and the Scott & Stringfellow
Presentation. Allied Commercial held its Quarterly Board Meeting on July 31, 1997. All of the directors were present except Laura W. van Roijen, who was unable to participate.

     Scott & Stringfellow discussed that its engagement was specifically to provide a written opinion to the board of Allied Commercial as to the fairness, from a financial point of view, to the stockholders of Allied Commercial of the applicable Exchange Ratio. Scott & Stringfellow described certain of the informational reviews and analyses it had conducted through July 31, 1997. Scott & Stringfellow stated to the board that, based on its reviews and analyses to date and subject to further reviews, analyses and investigations, its preliminary opinion was that the Exchange Ratio proposed as of that date per common share of Allied Commercial appeared to be fair, from a financial point of view, to the holders of Allied Commercial common stock.

     The Executive Session. The Independent Directors of Allied Commercial met with representatives of Dickstein and Scott & Stringfellow to consider their duties in evaluating the Merger, to receive the advice of such representatives and to discuss their preliminary views as to the advisability of proceeding with the Merger. Although no formal action was taken, it was the consensus of such directors to authorize Management and the board's independent legal counsel to proceed with the preparation of a definitive Merger Agreement, subject to approval of the board. It also was the consensus of such directors, supported by the advice of independent legal counsel, that Messrs. Garcia and Reilly would participate in the deliberations and decisions with respect to the Merger notwithstanding their role as members of the boards of directors of Allied Lending and Allied II, respectively.

     Approval of the Merger Agreement. The board reconvened on August 13 to consider the Merger Proposal and the other matters to be put before the stockholders of Allied Commercial in connection with the approval of the Merger Proposal. All directors were present. At that meeting, the board, among other things, reviewed the draft Merger Agreement and the transactions contemplated thereby and received a report from Management concerning the negotiation of the draft Merger Agreement and developments relating to the Merger since the board's meeting on July 31, 1997. The board reviewed the terms of the draft Merger Agreement with Management and independent legal counsel and received a report from Scott & Stringfellow summarizing such independent financial adviser's analyses and opinion concerning the fairness, from a financial point of view, of the Exchange Ratio to Allied Commercial's stockholders.

     Scott & Stringfellow rendered a written opinion to the Allied Commercial board, dated August 13, 1997, that as of that date the Exchange Ratio as defined in Scott & Stringfellow's written opinion was fair from a financial point of view to the holders of Allied Commercial common stock. The full text of Scott &

Stringfellow's opinion, which sets forth certain assumptions made, matters considered, and limitations of the review undertaken, is attached as Appendix E to this Joint Proxy Statement/Prospectus, is incorporated herein by reference and should be read carefully and in its entirety in connection with this Joint Proxy Statement/Prospectus. The summary of Scott & Stringfellow's opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the opinion. Scott & Stringfellow's opinion is directed to the Allied Commercial board with regard only to the fairness, from a financial point of view, as of the date of the opinion, of the Exchange Ratio to the holders of Allied Commercial common stock and does not constitute a recommendation to any holders of Allied Commercial common stock as to how such holders of Allied Commercial common stock should vote with respect to the Merger or with respect to any other matter. Scott & Stringfellow's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Allied Commercial, nor does it address the effect of any other business combination in which Allied Commercial might engage. Scott & Stringfellow also was not engaged to and did not participate in the process in which the Exchange Ratio was determined.

     In developing its opinion, Scott & Stringfellow reviewed and analyzed, among other things: (i) the August 8, 1997 draft of the Merger Agreement; (ii) annual reports to stockholders, annual reports on Form 10-K and related audited financial statements for the three years ended December 31, 1996 of the Companies; (iii) quarterly reports on Form 10-Q and related unaudited financial statements for the period ended March 31, 1997 of the Companies; (iv) draft quarterly reports on Form 10-Q and related unaudited financial statements for the period ended June 30, 1997 of the Companies; (v) certain internal information, primarily financial in nature, concerning the business and operations of the Companies, including certain financial analyses and forecasts, prepared and furnished to Scott & Stringfellow by Management for purposes of its analysis; (vi) certain pro forma financial projections for ACC prepared and furnished to Scott & Stringfellow by Management for purposes of its analysis;
(vii) certain publicly available information concerning the estimates of the future financial performance of the Companies prepared by financial analysts unaffiliated with any of the entities; (viii) certain publicly available information regarding historical market prices and trading activity of the common stocks of the Companies; and (ix) certain publicly available information with respect to certain financial services companies and REITs, as well as with respect to certain merger transactions that Scott & Stringfellow deemed relevant to its inquiry. Scott & Stringfellow has interviewed certain senior officers of the Companies to discuss the foregoing as well as other matters Scott & Stringfellow believed were relevant to its inquiry. Scott & Stringfellow also reviewed certain information and analyses provided by Morgan Stanley, which is providing certain financial advisory services in connection with the Merger, and has met with officers of Morgan Stanley to review and discuss such information and analyses. Finally, Scott & Stringfellow has conducted such other studies, analyses and investigations and considered such other information as it deemed appropriate.

     In conducting its review and arriving at its opinion, Scott & Stringfellow has relied upon and assumed the accuracy and completeness of all information furnished to it or publicly available. Scott & Stringfellow has not attempted independently to verify such information, nor has it made any independent appraisal of the assets or liabilities of the Companies. Scott & Stringfellow has relied upon the management of the Companies as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to Scott & Stringfellow, and Scott & Stringfellow has assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management as to the expected future financial performance of the Companies and ACC. Scott & Stringfellow's opinion was necessarily based upon economic, market and other conditions as they existed and could be evaluated at the date of the opinion, information made available to Scott & Stringfellow through the date of the opinion, and Scott & Stringfellow's experience in business valuation in general.

     In connection with rendering its opinion to the Allied Commercial board, Scott & Stringfellow performed a variety of financial analyses. The summary of the analyses, as set forth below, does not purport to be a complete description of such analyses. The preparation of fairness opinions is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods in particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, as of the date of the opinion, of the Exchange Ratio to holders of Allied Commercial common stock was to some extent a subjective one based on the experience and judgment of Scott & Stringfellow and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Scott & Stringfellow believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Scott & Stringfellow and its opinion.

     The ranges of valuations resulting from any particular analysis described below should not be taken to be Scott & Stringfellow's view of the actual value of Allied Commercial or ACC. Scott & Stringfellow's analyses involved numerous assumptions and the use of management projections with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of the Companies or ACC. Any estimates and/or projections contained in or used in the analyses performed by Scott & Stringfellow are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals of businesses. Because such estimates and/or projections involve complex considerations and are inherently subject to uncertainty, Scott & Stringfellow does not assume responsibility for their accuracy.

     Scott & Stringfellow's opinion is just one of many factors taken into consideration by the Allied Commercial board in determining to approve the Merger Agreement. The following is a summary of the analyses performed by Scott & Stringfellow in connection with its opinion.

     Analysis of Allied Commercial's Contribution to and Ownership of the Post-Merger Surviving Company. Scott & Stringfellow performed an analysis of Allied Commercial's contribution to ACC of net income (using pre-tax income of Advisers), net investment income before net unrealized appreciation (depreciation) on investments (using pre-tax income of Advisers), distributions to stockholders (using pre-tax income of Advisers), common stockholders' equity, and market capitalization. The analysis showed a percentage contribution by Allied Commercial to ACC of: (i) 45.0% and 47.4% of net income for the 12 months ended June 30, 1997 and December 31, 1996, respectively; (ii) 43.5% and 40.7% of net income before net unrealized appreciation (depreciation) on investments for the 12 months ended June 30, 1997 and December 31, 1996, respectively; (iii) 44.1% and 44.6% of distributions to stockholders for the 12 months ended June 30, 1997 and December 31, 1996, respectively; (iv) 48.1% and 48.6% of common stockholders' equity as of June 30, 1997 and December 31, 1996, respectively; and (v) 46.4% and 45.0% of market capitalization as of August 11, 1997 and December 31, 1996, respectively. Based on shares outstanding at August 8, 1997, an Exchange Ratio of 1.60 shares of Allied Lending common stock for each share of Allied Commercial common stock, and the respective Exchange Ratios proposed for Allied I, Allied II, and Advisers, the holders of Allied Commercial common stock would own 46.6% of ACC on a pro forma basis.

     Analysis of Contribution and Ownership in Selected Financial Institution "Merger-of-Equals" Transactions. Scott & Stringfellow performed an analysis of 10 selected "merger-of-equals" transactions involving financial institutions. The ratios of pro forma percentage ownership of Allied Commercial's stockholders in ACC relative to the percentage contribution of Allied Commercial to pro forma ACC's net income (using pre-tax income of Advisers) and net investment income before net unrealized appreciation (depreciation) on investments (using pre-tax income of Advisers) for the 12 months ended June 30, 1997, common stockholders' equity as of June 30, 1997, and market capitalization as of August 11, 1997 was compared to the ratios of percentage ownership of stockholders in the merging organization to latest 12 month net income, and most recently available common stockholders' equity and market capitalization in the selected transactions. The analysis yielded a range of ratios for the merging organization of: (i) 0.94 to
1.18 for net income (versus 1.04 for net income and 1.07 for net income before net unrealized appreciation/depreciation on investments for Allied Commercial);
(ii) 0.90 to 1.17 for common stockholders' equity (versus 0.97 for Allied Commercial); and (iii) 0.92 to 1.11 for market capitalization (versus 1.00 for Allied Commercial).

     Pro forma Accretion (Dilution) Analysis of Earnings, Distributions, and Common Stockholders' Equity Per Share. Scott & Stringfellow analyzed certain projected income statement and other data provided by

Management for the two years ending December 31, 1997 and 1998, as well as draft, unaudited June 30, 1997 balance sheets for each Company. This analysis showed that, after giving effect to the Merger on a pro forma basis, the proposed Merger would have the following pro forma effect on Allied Commercial stockholders: (i) earnings per share before net unrealized appreciation (depreciation) on investments would increase 4.5% on a pro forma basis in 1997, excluding the impact of cost savings and synergies projected to be realized, as well as excluding one-time Merger expenses; (ii) distributions per share would increase 16.9% in 1997, including the impact of an expected special distribution to stockholders at the end of 1997 and excluding the impact of cost savings and synergies projected to be realized and one-time Merger costs; (iii) earnings per share before net unrealized appreciation (depreciation) on investments and distributions per share would increase 9.0% on a pro forma basis in 1998 under the most dilutive scenario and 25.4% under the least dilutive scenario projected by Management, including the impact of cost savings and synergies projected to be realized; and (iv) after adjusting a combined, pro forma June 30, 1997 balance sheet for the impact of an expected special dividend to stockholders at the end of 1997, common stockholders' equity per share would decline by 5.3% on a pro forma basis.

     Discounted Projected Future Dividend (Distribution) Analysis. Scott & Stringfellow prepared discounted projected future dividend analyses that indicated theoretical value ranges of 1.0 share of Allied Commercial common stock and 1.6 shares of common stock of ACC. For both Allied Commercial and ACC, management projections were used for 1998-2001, and a 10% growth rate for net income and dividends was assumed for 2002. For both Allied Commercial and ACC, a terminal value was calculated for the end of the period by applying multiples ranging from 10.0 to 12.5 times projected 2002 net income. The projected dividend streams and terminal values calculated were then discounted to present values using discount rates ranging from 8% to 10%. The indicated theoretical value range for 1.0 share of Allied Commercial common stock was $22.69 to $28.91, and the indicated theoretical value range of 1.6 shares of common stock of ACC was $31.18 to $39.84.

     Pro forma Common Stockholders' Equity to Total Assets Ratio. Scott & Stringfellow compared the June 30, 1997 ratio of common stockholders' equity to total assets of Allied Commercial, which was 43.8% based on a draft, unaudited June 30, 1997 balance sheet provided by Management, to a pro forma ratio of common stockholders' equity to total assets for ACC, which was 50.9%, assuming the Merger occurred on June 30, 1997 and adjusting for the impact of an expected special dividend to be paid at the end of 1997.

     Comparison with Selected Publicly Traded Companies. Scott & Stringfellow analyzed certain financial and market information of Allied Commercial, Allied Lending, Allied I, Allied II and Advisers, comparing such information to comparable information on the other Companies, as well as to comparable information on selected groups of publicly traded companies. In connection with this analysis, Scott & Stringfellow also reviewed certain publicly available information concerning estimates of net income per share for 1997 and 1998 prepared by unaffiliated financial analysts (the "Analyst Estimates"). Market information was calculated based on August 11, 1997 closing prices. Dividend yields for these comparisons used annualized most recent quarterly dividends. Scott & Stringfellow compared information of Allied Commercial to that of a group of six publicly traded REITs -- Capstead Mortgage Corp., Commercial Net Lease Realty Trust Inc., Criimi Mae Inc., Dynex Capital Corp., Franchise Financial Corp. of America and Thornburg Mortgage Corp. (the "REIT
Group") -- and to that of Ocwen Financial Corp. Scott & Stringfellow compared information of Allied I and Allied II to that of a group of five publicly traded mezzanine/venture capital finance companies: Bando McGlockin Capital Corp., Medallion Financial Corp., PMC Capital Inc., Sirrom Capital Corp., and Silicon Valley Bancshares (the "Mezzanine Group"). Scott & Stringfellow compared information of Advisers to that of a group of six publicly traded asset management companies: Alliance Capital Management Inc., Eaton Vance, New England Investment Companies L.P., PIMCO Advisors L.P., T. Rowe Price Associates Inc., and United Asset Management (the "Asset Management Group"). Scott & Stringfellow also analyzed information on two other publicly traded companies -- Associates First Capital and Finova Group, Inc.

     The REIT Group traded at average multiples of 11.9x latest 12 month earnings per share, 11.0x average Analyst Estimates of 1997 earnings per share, and 10.2x average Analyst Estimates of 1998 earnings per share (compared to 13.1x latest 12 month earnings per share and 11.1x and 10.2x average Analyst Estimates of 1997 and 1998 earnings per share for Allied Commercial). The REIT Group traded at an average price to common stockholders' equity multiple of 1.72x and at an average dividend yield of 8.5% (compared to 1.77x and 8.7% for Allied Commercial). The Mezzanine Group traded at average multiples of 17.4x latest 12 month earnings per share, 15.7x average Analyst Estimates of 1997 earnings per share, and 13.4x average Analyst Estimates of 1998 earnings per share (compared to 12.9x and 10.6x latest 12 month net income before unrealized net appreciation/depreciation on investments per share, 8.1x and 12.6x average Analyst Estimates of 1997 earnings per share, and 7.7x and 10.0x average Analyst Estimates of 1998 earnings per share for Allied I and Allied II, respectively). The Mezzanine Group traded at an average price to common stockholders' equity multiple of 2.51x and at an average dividend yield of 4.7% (compared to 1.87x and 1.52x, and 8.7% and 8.7%, for Allied I and Allied II, respectively). The Asset Management Group traded at average multiples of 18.9x latest 12 month earnings per share, 17.7x average Analyst Estimates of 1997 earnings per share, and 17.4x average Analyst Estimates of 1998 earnings per share (compared to 16.6x latest 12 month earnings per share and 11.9x and 9.9x average Analyst Estimates of 1997 and 1998 earnings per share for Advisers). The Asset Management Group traded at an average price to common stockholders' equity multiple of 4.95x and at an average dividend yield of 4.8% (compared to 3.35x and 0.0% for Advisers). While Scott & Stringfellow did not compare Allied Lending to any publicly traded company, it did calculate that Allied Lending traded at 11.4x latest 12 month earnings before appreciation (depreciation) on investments per share, 11.3x and 10.2x average Analyst Estimates of 1997 and 1998 earnings per share, 1.93x June 30, 1997 common stockholders' equity per share, and at a dividend yield of 8.1%. Scott & Stringfellow did not consider any of the publicly traded companies selected for this analysis to represent identical comparisons to any of the Companies.

     The board then considered, with the advice of independent legal counsel, the Merger Agreement and the transactions contemplated thereby. The Independent Directors (including Messrs. Garcia and Reilly) then met in executive session with representatives of Dickstein and Scott & Stringfellow and voted unanimously to recommend the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The board then reconvened and unanimously determined to approve and adopt the Merger Agreement and the transactions contemplated thereby and to recommend approval by the stockholders.

     STOCKHOLDERS ARE URGED TO READ THE OPINION OF SCOTT & STRINGFELLOW, ATTACHED HERETO AS APPENDIX E, CAREFULLY AND IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY SCOTT & STRINGFELLOW IN RENDERING ITS OPINION.

  ALLIED LENDING

     Selection of the Independent Financial Adviser. Baird was selected as independent financial adviser to Allied Lending because of its extensive experience in serving the financial services industry, and its familiarity with the business of Allied Lending. Throughout Allied Lending's history, Baird has maintained an active investment banking relationship with Allied Lending with regard to the SBA-guaranteed loan secondary market and portfolio financing matters.

     The Quarterly Board Meeting and the Baird Presentation. Allied Lending held its Quarterly Board Meeting on August 4, 1997. All of the directors were present. During the course of the meeting, Baird presented its preliminary analysis of the proposed financial terms of the Merger.

     Baird was retained to render an opinion as to whether or not the Exchange Ratios in the contemplated Merger, taken as whole, are fair, from a financial point of view, to Allied Lending. Baird noted that it considered the Merger to be a "merger of equals" and accordingly did not consider the transaction to be a change of control acquisition. Baird also noted that they believed that the Companies were valued in the market today based upon their historical record of dividend distributions (with the exception of Advisers). Baird indicated that it was in the process of completing their analyses, and would present further data to the board at the next board meeting. At the August 4 meeting, Baird stated its belief, based upon its investigations to date (which were subject to completion) and its preliminary analyses, that, if requested, Baird could be in a position to render an opinion to the effect that the Exchange Ratios, taken as a whole, were fair, from a financial point of view, to Allied Lending.

     The Executive Session. The Independent Directors of Allied Lending then met separately in an Executive Session with representatives of Piper & Marbury and Baird. During the executive session, the Independent Directors received information and advice from Piper & Marbury and Baird, and considered and discussed their preliminary views as to the advisability of proceeding with the Merger. The representatives of Piper & Marbury counseled the Independent Directors regarding their fiduciary duties in connection with their consideration of the Merger, and they reviewed and responded to questions regarding regulatory and other matters. At the conclusion of the Executive Session, it was the consensus of the Independent Directors that Management should proceed with the steps necessary to present the Merger, the Merger Agreement and other related materials to the board of directors for approval.

     Approval of the Merger Agreement. The board of directors of Allied Lending met again on August 14 to consider the Merger Proposal and the other matters to be put before the stockholders of Allied Lending in connection with the approval of the Merger Proposal. All of the directors attended the meeting. Management reviewed and discussed the terms and conditions of the draft Merger Agreement and the other matters presented for approval by the board in connection with the Merger.

     In conducting its investigation and analysis and in arriving at its opinion herein, Baird reviewed such information and took into account such financial and economic factors as it deemed relevant under the circumstances. In that connection, Baird, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of each of the Companies furnished to it for purposes of its analysis, as well as publicly available information, including, but not limited to, the Companies' recent filings with the Commission and equity analyst research reports prepared by various investment banking firms; (ii) reviewed the draft Merger Agreement in the form presented to Allied Lending's board of directors; (iii) compared the historical market prices and trading activity of each of the Companies' common stock with those of certain other publicly traded companies Baird deemed relevant; (iv) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations Baird deemed relevant; and (v) reviewed the potential pro forma effects of the Merger on Allied Lending. Baird held discussions with members of Management concerning each Company's historical and current financial condition and operating results, as well as the future prospects of each of the Companies. Baird also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant for the preparation of its opinion.

     In arriving at its opinion, Baird assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to it by or on behalf of the Companies, and was not engaged to independently verify any such information.

     Baird assumed, with the consent of Allied Lending, (i) that all material assets and liabilities (contingent or otherwise, known or unknown) of the Companies are as set forth in the Companies' respective financial statements;
(ii) the Merger would be accounted for under the combination of companies under common control method of accounting and (iii) the Merger would be consummated in accordance with the terms of the Merger Agreement without any material amendment thereto or waiver by the Companies of any condition to their respective obligations (including without limitation the declaration and payment by ACC of a special dividend pursuant to Section 6.05 thereof). Baird also assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Management as to future performance of each of the Companies. In conducting its review, Baird did not undertake nor obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of any of the Companies, nor did Baird make a physical inspection of the properties or facilities of any of the Companies. Baird's opinion necessarily is based upon economic, monetary and market conditions as they existed and could be evaluated on the date of the opinion, and did not predict or take into account any changes which may occur, or information which may become available, after the date thereof. Furthermore, Baird expressed no opinion as to the price or trading range at which any Company's securities would trade following the date thereof.

     Baird reviewed certain publicly available financial information as of the most recently reported period and stock market information as of August 12, 1997 for the Companies and for certain selected publicly traded companies which Baird deemed relevant (the "Comparable Companies"). The Comparable Companies were as follows: for Allied Lending: Finova Group, Inc., Financial Federal Corp., Trans Leasing International, Inc., Ocwen Financial Corporation, Pacific Crest Capital, and Winthorp Resources Corporation; for
Advisers: Alliance Capital Management LP, New England Investment Companies LP, PIMCO Advisors LP and T. Rowe Price Associates, Inc.; for both Allied I and Allied II: Brantley Capital Corp., Bando McGlocklin Capital Corporation, PMC Capital, Inc., Sirrom Capital Corp. and Medallion Financial Corp.; and for Allied Commercial: Capstone Capital Corporation, Criimi Mae, Inc., Franchise Finance Corporation of America, Commercial Net Lease Realty, Inc., Trinet Corporate Realty Trust, Inc. and Excel Realty Trust, Inc. For each of the Companies, Baird examined the common stock price and volume trading history for the prior two years. For each Company, Baird also compared the stock trading history for such Company against an index comprised of the Comparable Companies for such Company.

     Baird conducted a discounted cash flow analysis based on estimates provided by Management. These discounted cash flows were prepared for each of the Companies on a stand-alone basis using estimates for the four and one-half years ending December 31, 2001 and the terminal value for the year ended 2002. These estimates did not take into account any cost savings and synergies that may be realized following the Merger. In such analysis, Baird assumed terminal value multiples ranges and ranges of discount rates for each of the Companies based on calculation of Comparable Companies' ratios and calculations of each Company's cost of equity, respectively. Such analysis produced implied values for each of the Companies that were in excess of common stock trading prices (as of August 12, 1997) for each of the Companies. Baird noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, terminal values and discount rates.

     Baird also calculated a range of price to earnings ("P/E") multiples from one standard deviation below the median P/E trading multiple for each of the Comparable Company groups to one standard deviation above that median. Baird applied these ranges of P/E multiples to earnings per share for each of the Companies (adjusted for realized gains and unrealized appreciation (depreciation) on investments by Allied I and Allied II). Such analyses produced implied values for each of the Companies that were in excess of common stock trading prices (as of August 12, 1997) for each of the Companies.

     Baird used the results of the discounted cash flow and P/E analyses described above to calculate each of the Companies' relative valuation to the resulting pro forma ownership after giving effect to the Merger. Baird found that Allied Lending's value was 10.27% of the combined value of each stand-alone Company under the discounted cash flow analysis and 9.61% of the combined value of each stand-alone Company under the P/E valuation. In comparison, Allied Lending will receive 10.39% ownership in the pro forma combined entity.

     Baird also reviewed certain balance sheet, income statement and market value data for each of the Companies with the objective of analyzing the relative contribution of each of the Companies to the combined entity on a pro forma basis. The following measures were examined: (i) reported net income, (ii) income net of unrealized appreciation (depreciation) on investments, (iii) dividends paid, (iv) common equity or net assets, (v) total market capitalization as of August 12, 1997 and (vi) total market capitalization using an average closing price for the 30 days ending August 12, 1997. Baird compared the pro forma ownership of each of the Companies to its relative contribution based upon each of the above measures and found (i) Allied Lending stockholders would own 10.39% of the pro forma combined entity while Allied Lending would contribute between 9.82% and 11.79% based upon the above measures. Baird also conducted such a contribution analysis based on reported data as of and for the years ended December 31, 1996 and December 31, 1995. Baird noted no significant variation from the above contribution except in the case of net income, where realized and unrealized gains increased volatility in this measure.

     Baird also reviewed the eight most recently announced "merger of equals" transactions in the financial institutions industry as of August 12, 1997 (according to SNL Datasource). Baird developed implied exchange ratios that would have resulted had the exchange ratios in the selected transactions been based on (i) book value, (ii) earnings per share, (iii) market capitalization based on common stock trading prices the day prior to announcement of the transaction and (iv) market capitalization based on average common stock trading prices for the thirty days prior to announcement of the transaction (the "30-Day Average Exchange"). Baird compared these implied exchange ratios to the actual exchange ratios announced and found the highest correlation (a 0.98 correlation coefficient) between the 30-Day Average Exchange and the actual exchange ratios. No other correlation coefficient was greater than 0.86.

     Baird analyzed the potential pro forma financial effects of the Merger. Using earnings estimates for each of the Companies on a stand-alone basis, as provided by Management, Baird compared earnings per share on a stand alone basis to the earnings per share of the combined Companies for 1997 and 1998 on a pro forma basis. For 1997, transaction expenses were not included, nor were synergies and cost savings estimated by Management to result from the Merger. For 1998, however, the effects of expenses (paid in 1997) and synergies and cost savings estimated by Management to result from the Merger were incorporated. This analysis indicated that the Merger would be accretive to Allied Lending's pro forma earnings per share in both 1997 and 1998.

     Based upon and subject to the foregoing, Baird concluded that the Exchange Ratios, taken as a whole, were fair from a financial point of view, to Allied Lending.

     The foregoing summary does not purport to be a complete description of the analyses performed by Baird. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or a summary description. Baird believes that its analyses must be considered as a whole and that selecting portions of such analyses without considering all factors and analyses would create an incomplete view of the processes underlying its opinion. In its analyses, Baird relied upon numerous assumptions made by senior management of the Companies with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Companies. Analyses based upon forecasts of future results are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. No company or transaction used as a comparison in the analyses is identical to any of the Companies or to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgements concerning financial and operating characteristics of the Companies and other factors that could affect the public trading volume of the Comparable Companies to which Allied Lending, the other Companies and the Merger are being compared. Additionally, any estimates included in Baird's analyses do not purport to be appraisals and are not necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

     The Executive Session. At the conclusion of Management's and Baird's presentations, the Independent Directors met in an Executive Session with representatives of Piper & Marbury and Baird. The Independent Directors discussed the Merger Agreement and the other related matters presented by Management. They also discussed Baird's presentation and fairness opinion.

     At the conclusion of the Executive Session, the board meeting was reconvened and the board of directors, including the Independent Directors voting separately, unanimously determined to approve and adopt the Merger Agreement and the transactions contemplated thereby and to recommend their approval by the stockholders of Allied Lending.

     THE FULL TEXT OF BAIRD'S OPINION, DATED AUGUST 14, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY BAIRD IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. BAIRD'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, AS OF THE DATE OF THE OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIOS, TAKEN AS A WHOLE, TO ALLIED LENDING AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ALLIED LENDING STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. BAIRD DID NOT MAKE ANY RECOMMENDATION TO ALLIED LENDING AS TO THE EXCHANGE RATIOS. THE SUMMARY OF BAIRD'S OPINION SET FORTH ABOVE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF

SUCH OPINION, ATTACHED HERETO AS APPENDIX F. ALLIED LENDING STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

  ADVISERS

     Selection of Independent Financial Adviser. Van Kasper was selected as the independent financial adviser to Advisers in light of its expertise in evaluating restructuring proposals and its knowledge of the Company's business, and the firm's active role as a market maker for Advisers' stock over many years.

     The Quarterly Board Meetings and the Van Kasper Presentation. Advisers held its Quarterly Board Meeting on August 1, 1997. All of the directors were present. During the course of the meeting, Van Kasper presented its preliminary analysis of the transaction and its preliminary findings.

     At the outset of Van Kasper's presentation, its representatives noted that, while Van Kasper had not yet completed its analysis, there was nothing that had come to its attention so far in its analysis of Morgan Stanley's valuation approach and of the Merger in general which would suggest that the transaction was not fair from a financial perspective to the stockholders of Advisers. In its preliminary analysis, Van Kasper employed many methodologies including discounted cash flow analysis; comparisons to selected publicly traded comparable companies; a stock valuation analysis; and a merger and acquisition transaction analysis. The Van Kasper representatives explained that they looked both at Advisers on a standalone basis and on a combined basis following the Merger. Furthermore, Van Kasper noted that its preliminary analysis suggested that the Merger could enhance stockholder value to the extent it increases the currently thin trading volume and limited analyst coverage of Advisers' stock.

     The Executive Session. During the Executive Session, each of the Independent Directors questioned Van Kasper and Sutherland on a number of issues. In particular, Van Kasper was asked to further explain both its methodology and understanding of the appropriateness of the methodology employed by Morgan Stanley. In response to inquiries whether, in Van Kasper's view, there were significant risks for Advisers in entering into the Merger, Van Kasper responded that, in its preliminary analysis, it had not identified any significant financial risks, and that the transaction could enhance stockholder value to the extent that it increases the currently thin trading volume and limited analyst coverage of Advisers' stock.

     Approval of the Merger Agreement. The board met again on August 11, 1997 to consider the Merger Proposal and the other matters to be put before the stockholders of Advisers in connection with the approval of the Merger Proposal. All of the directors attended the meeting.

     At the meeting of the board on August 11, 1997, Van Kasper delivered a written opinion to the board of directors that, as of August 4, 1997, the terms and conditions of the Merger were fair, from a financial point of view, to the stockholders of Advisers. Van Kasper's opinion is limited to the fairness of the terms and conditions of the Merger, from a financial point of view, to the stockholders of Advisers and does not address Advisers' underlying business decision to proceed with the Merger, nor does it express an opinion as to the prices at which shares of Advisers' stock may trade if and when the Merger is completed. The opinion does not constitute a recommendation to any stockholder of Advisers as to how such stockholder should vote with respect to the Merger at any meeting of the stockholders of Advisers.

     For purposes of its opinion, Van Kasper, among other things: (i) discussed the Merger and related matters with certain members of Management; (ii) reviewed the proposed form of Merger Agreement; (iii) reviewed documents filed by each of the Companies with the Commission for the years ended December 31, 1994, 1995 and 1996 and the three months ended March 31, 1997; (iv) reviewed audited financial statements of the Companies at and for the three years ended December 31, 1994, 1995 and 1996, and unaudited financial statements of each of the Companies at and for the three months ended March 31, 1997, and the accompanying Reports of Independent Accountants; (v) reviewed projections for each of the Companies, and for the Companies combined after the Merger, as prepared and provided by Advisers; (vi) reviewed certain marketing materials provided by the Companies; (vii) performed a discounted cash flow analysis using various discount rates based upon financial projections provided by Advisers; (viii) compared publicly available recent information for companies Van Kasper determined to be comparable; (ix) reviewed recent historical stock prices for each of the Companies and other companies Van Kasper determined to be comparable; (x) reviewed the financial terms of certain other recent business combinations; and (xi) conducted such other studies, analyses and examinations as Van Kasper deemed appropriate.

     In conducting its review and rendering its opinion, Van Kasper, without any independent verification, (i) assumed that the documents to be prepared and used to effect the Merger will do so on the terms set forth in the proposed Merger Agreement, without material modification; (ii) relied on the accuracy and completeness of all the financial and other publicly available information reviewed by them or that was furnished or otherwise communicated to them by Advisers or the other Companies; and (iii) assumed that the projections for Advisers and for each of the other Companies, and Advisers and the other Companies after completion of the Merger, were reasonably prepared based on assumptions reflecting good faith judgments of the Management preparing them as to the most likely future performance of Advisers, the other Companies and Advisers and the other Companies combined after the Merger and neither the management of Advisers (with respect to projections of Advisers, any of the other Companies and Advisers and all of the Companies combined) nor the management of any of the Companies (with respect to the projections of any of the Companies) has any information or belief that would make any such projections misleading in any respect. Van Kasper was not retained to, and Van Kasper did not, make any independent evaluation or appraisal of the assets, liabilities or prospects of Advisers or any of the other Companies and was not furnished with any such evaluation or appraisal.

     Set forth below is a brief summary of the analyses performed by Van Kasper in conjunction with delivering its written opinion that the Merger and the issuance of securities in ACC to the stockholders of Advisers in the Merger is fair to Advisers and the stockholders of Advisers from a financial point of view.

     Comparisons to Selected Publicly Traded Comparable Companies. Van Kasper performed a valuation of Advisers using selected financial ratios and multiples of four comparable publicly traded companies identified by Van Kasper (consisting of Alliance Capital Management, Eaton Vance Corporation, New England Investment Companies and PIMCO Advisors, Inc.) (the "Advisers Comparative Group") as of or for the twelve months ended March 31, 1997. Such financial information consisted of (i) market price as a multiple of projected net income for the twelve months ended December 31, 1997; (ii) market capitalization (i.e., price times common shares outstanding) as a multiple of book value of equity as of March 31, 1997; (iii) market value of invested capital (i.e., market capitalization plus interest bearing debt) ("MVIC") as a multiple of revenues for the twelve months ended March 31, 1997; and (iv) MVIC as a multiple of earnings before interest, income taxes, depreciation and amortization ("EBITDA") for the twelve months ended March 31, 1997.

     The calculations from these comparisons yielded a range of multiples of market price to projected net income for the Advisers Comparative Group for the twelve months ended December 31, 1997 of 12.5 to 18.2, with an average of 15.0; a range of multiples of market capitalization to book value of equity as of March 31, 1997 of 2.6 to 5.8, with an average of 3.8; a range of multiples of MVIC to revenues for the twelve months ended March 31, 1997 of 2.6 to 3.4, with an average of 3.1; and a range of MVIC to EBITDA for the twelve months ended March 31, 1997 of 5.2 to 10.7, with an average of 8.2. On the basis of these average multiples, Van Kasper then calculated an approximate indicated equity value of Advisers on a stand-alone basis of $45.4 million.

     Van Kasper then performed a valuation of ACC on a pro forma combined basis using the same types of financial ratios and multiples discussed above. Van Kasper identified comparable companies in four business segment groups corresponding to the expected lines of business of ACC and weighted the average market value multiples of those companies based upon the projected contribution of each such line of business to the results of ACC. Van Kasper used management projections of ACC's revenues, EBITDA and net income in order to establish the appropriate weightings. The four business segment groups consisted of (i) the Advisers Comparative Group; (ii) the REIT/Mortgage Finance Comparative Group (consisting of Capstead Mortgage Corporation, Criimi Mae Inc., Franchise Finance Corporation and PMC Commercial Trust); (iii) the Mezzanine Finance Comparative Group (consisting of Finova Group, Inc., Medallion Financial Corporation, PMC Capital, Inc. and Sirrom Capital Corporation); and (iv) the Small Business Comparative Group

(consisting of Bando McGlocklin Capital Corporation and Pacific Crest Capital Inc.) (collectively, the "ACC Comparative Group").

     This analysis yielded weighted average multiples of market price to projected net income for the twelve months ended December 31, 1997 of 13.7; market capitalization to book value of equity as of March 31, 1997 of 2.4; MVIC to revenues for the twelve months ended March 31, 1997 of 11.6; and MVIC to EBITDA for the twelve months ended March 31, 1997 of 13.5. On the basis of these weighted average multiples, Van Kasper calculated an approximate pro forma indicated equity value of ACC of $820.2 million and an indicated equity value of the proposed ownership interest in ACC to be held by the stockholders of Advisers following the Merger of $46.3 million.

     No company used in the above analyses as a comparison is identical to Advisers or the combined ACC operations. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, it involves complex considerations and judgments in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which Advisers and ACC are being compared.

     Discounted Cash Flow Analysis. Van Kasper performed a discounted cash flow analysis of Advisers by utilizing the anticipated future cash flow streams that Advisers would produce over the period from July 31, 1997 through December 31, 1999 if Advisers performed in accordance with forecasts provided by management of Advisers. Van Kasper also estimated a terminal value of Advisers as of December 31, 1999 by applying multiples ranging from 7.0 to 9.0 times Advisers' projected fiscal year 1999 EBITDA. Van Kasper based the range of terminal value multiples, in part, on the trading multiples of the Advisers Comparative Group. The cash flow streams and terminal value were discounted to their present value as of July 31, 1997 using a range of discount rates from 14.0% to 16.0%, reflecting different assumptions regarding Advisers' weighted average cost of capital. On the basis of these calculations, Van Kasper determined an approximate indicated equity value of Advisers on a standalone basis of $45.2 million.

     Van Kasper also performed a discounted cash flow analysis of ACC on a pro forma combined basis by utilizing the future cash flow streams that ACC would produce over the period from July 31, 1997 through December 31, 1999 if ACC performed in accordance with forecasts provided by Management. For purposes of this analysis, Van Kasper reduced ACC's projected cash flows for the 1998 and 1999 fiscal years by 15.0% and 25.0%, respectively, to reflect a more conservative growth trend. Van Kasper also estimated a terminal value of ACC as of December 31, 1999 by applying multiples ranging from 13.0 to 15.0 times ACC's projected fiscal year 1999 EBITDA. Van Kasper based the range of terminal multiples, in part, on the trading multiples for the ACC Comparative Group. The cash flow streams and terminal value were discounted to their present values as of July 31, 1997 using a range of discount rates from 9.0% to 11.0%, reflecting different assumptions regarding ACC's weighted average cost of capital. On the basis of these calculations, Van Kasper calculated an approximate pro forma indicated equity value of ACC of $1.02 billion and an indicated equity value of the proposed ownership interest in ACC to be held by the stockholders of Advisers following the Merger of $57.9 million.

     Stock Valuation Analysis. Van Kasper calculated the market capitalization as of August 4, 1997 for each of the Companies to determine if the indicated value of Advisers, relative to the combined group, was appropriate given the Exchange Ratio applicable to the stockholders of Advisers in the Merger. Van Kasper calculated that the market capitalization of Advisers as of August 4, 1997 was $41.0 million and the pro forma combined market capitalization of ACC (determined by adding each of the individual market capitalizations as of August 4, 1997) was $729.4 million, reflecting a relative percentage market capitalization of Advisers of 5.63%. Given the Exchange Ratio applicable to the stockholders of Advisers of 0.31, the stockholders of Advisers would receive, in the aggregate, 5.65% of the shares of ACC to be outstanding immediately after the Merger.

     Comparable Merger and Acquisition Transaction Analysis. Van Kasper researched a variety of merger and acquisition transaction data sources, including on-line databases, public filings, press releases and newspapers for the time period from January 1, 1995 to the date of its analysis. Van Kasper located over 70 potentially comparable merger and acquisition transactions. However, only six such transactions disclosed sufficient details to draw conclusions regarding valuation. Upon further examination, these six transactions were eliminated for a variety of reasons, including differences in lines of business, that the comparable company was too large or too small, or that the data available was too deficient to rely upon in making a value determination for Advisers. Van Kasper concluded that there was insufficient comparable merger and acquisition transaction data available to provide reliable guidance in valuing the Company on this basis.

     The summary set forth above describes the material analyses performed by Van Kasper and does not purport to be a complete description of such analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the evaluation of the fairness, from a financial point of view, as of the date of the opinion of the Merger was to some extent a subjective one based on the experience and judgment of Van Kasper, and not merely the result of mathematical analysis of the financial data. Therefore, notwithstanding the separate factors summarized above, Van Kasper believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses by which Van Kasper reached its opinion.

     In performing its analyses, Van Kasper made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, in addition to the financial assumptions described above, most of which assumptions are beyond the control of Advisers. The analyses performed by Van Kasper are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Van Kasper's analysis of the Merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold or the prices at which any securities of ACC or Advisers may trade at any time in the future. Furthermore, Van Kasper may have given certain analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Van Kasper's view of the actual value of Advisers or ACC.

     The board considered the presentation and opinion of Van Kasper and then considered, with the advice of independent legal counsel, the draft Merger Agreement and the transactions contemplated thereby. The Independent Directors then met in Executive Session with representatives of Sutherland and Van Kasper and voted unanimously to recommend the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The board then reconvened and unanimously determined to approve and adopt the Merger Agreement and the transactions contemplated thereby and to recommend approval by the stockholders.

     STOCKHOLDERS ARE URGED TO READ THE OPINION OF VAN KASPER, ATTACHED HERETO AS APPENDIX G, CAREFULLY AND IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY VAN KASPER IN RENDERING ITS OPINION.

                             CERTAIN CONSIDERATIONS

     In addition to the other information contained in this Joint Proxy Statement/Prospectus, each Company's stockholders should carefully consider the factors set forth below before voting with respect to the Merger.

FIXED EXCHANGE RATIO

     The Exchange Ratios are fixed numbers and will not be adjusted in the event of any increases or decreases in the price of the common stock of any Company. The prices of a Company's stock at the Effective Time may vary from their respective prices at the date of this Joint Proxy Statement/Prospectus and at the date of the Special Meeting of Stockholders. Such variations may be the result of changes in the business, operations or prospects of a Company, market assessments of the likelihood that the Merger will be consummated, the timing thereof and the prospects of the Merger and post-Merger operations, regulatory considerations, general market and economic conditions and other factors. No assurance can be given as to the market price of any Company's stock as of the Effective Time. Accordingly, the market price of the shares of Allied Lending common stock that holders of any Company's common stock will receive in the Merger may vary significantly from the prices used to calculate the Exchange Ratios.

DIVIDENDS OF EARNINGS AND PROFITS

     Allied Lending or ACC will comply with the requirements of Treasury Regulation 1.852-12(b)(1) by declaring a dividend in an amount equal to ACC's total current and accumulated earnings and profits, including any such earnings and profits of any of the Companies to which ACC succeeds in the Merger under the provisions of Section 381 of the Code and applicable Treasury Regulations (but without regard to any deficits in earnings and profits of any of the Companies).

     Stockholders of each Company should be aware that payment of this dividend means that any earnings and profits that have been retained by any of the Companies as of the Effective Time will be payable to all stockholders of ACC that are stockholders of record as of the close of business on the date of the Merger, which is expected to be December 31, 1997. It is expected that the majority of this dividend would result from the retained earnings and profits of Advisers. The fact that a particular Company's retained earnings and profits would be distributed to all of ACC's stockholders, and not just to the stockholders of that Company, has been reflected in each Company's Exchange Ratio. Stockholders of ACC receiving this dividend will be subject to taxation on this dividend.

     Stockholders of Advisers should note that if the Merger is approved, they will become stockholders in a BDC that, in order to qualify as a regulated investment company, is required, for tax purposes, to distribute substantially all of its taxable income to stockholders on an annual basis. Stockholders of each Company, and Advisers in particular, should note that they will likely receive as future distributions by ACC a combination of ordinary and capital gain income if the Merger is approved. (See "-- The Surviving Company: ACC -- Federal Income Tax Issues" and "Certain Federal Income Tax Consequences of the Merger.")

     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO A PARTICULAR STOCKHOLDER WILL DEPEND ON THE FACTS OF THAT STOCKHOLDER'S SITUATION. STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISERS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER.

DILUTION OF VOTING POWER

     The Merger will be effected through the issuance of new shares of ACC in exchange for the shares of the Acquired Companies. As a result, ACC will have more shares outstanding than that of any of the Companies. Each stockholder of each of the Companies will have a lesser percentage of ownership in ACC than he or she had in any one Company prior to the Merger. Thus, the Merger will have a dilutive effect on all stockholders' respective ownership percentages of ACC.

EFFECTS OF CERTAIN ANTI-TAKEOVER PROVISIONS

     As discussed below under "The Surviving Company: ACC -- Staggered Board Elections," if the Merger is consummated, the bylaws of ACC will be amended to provide for a staggered system of electing directors. A staggered board may be deemed to have an anti-takeover effect since it may create, under certain circumstances, an impediment which would frustrate persons seeking to effect a takeover or otherwise gain control of ACC.

     If the Merger is consummated, Allied Lending's charter would be amended to increase its authorized shares of common stock from 20,000,000 to 100,000,000 shares. An increase in the number of authorized and unissued shares means that ACC would have an extended capability to reclassify authorized but unissued stock into one or more classes of stock, including preferred stock, which may have attributes that could have anti-takeover effects.

CHANGE IN BUSINESS AND OBJECTIVES OF THE COMPANIES

     As discussed below under "The Merging Companies," each Company has its own investment objective and/or policies. Allied I, Allied II and Allied Lending operate as BDCs, Allied Commercial is a REIT, and Advisers is a registered investment adviser. If the Merger is approved, ACC would operate as a BDC, would be a registered investment adviser, would have policies that incorporate those of all the Companies, and its investment objective would be to achieve current income and capital gains.

EXPENSES OF THE MERGER

     It is expected that the costs and expenses incurred in connection with the Merger will be allocated to and paid by the Companies pro rata on the basis of the respective amounts of their market capitalization determined at the close of trading on August 13, 1997 (the day prior to the date of the Merger Agreement). However, each Company will pay the fees and expenses of the independent financial advisers discussed in "Board Considerations," above, as being engaged by such Company in connection with the Merger.

CAPITALIZATION

     The table below sets forth the capitalization of the Companies and indicates the pro forma combined capitalization of ACC as of June 30, 1997 as if the Merger had occurred on that date. Each share of common stock of the Companies will be converted into shares of common stock of ACC according to the respective Exchange Ratios: Allied I -- 1.07 shares of Allied Lending common stock for each Allied I share; Allied II -- 1.40 shares of Allied Lending common stock for each Allied II share; Allied Commercial -- 1.60 shares of Allied Lending common stock for each Allied Commercial share; and Advisers -- 0.31 share of Allied Lending common stock for each Advisers share. Allied Lending common stock will not be converted or changed in the Merger.

(in thousands, except number of shares and per share amounts)

                                                                                            NET ASSET       NET ASSET
                                                             SHARES           SHARES        VALUE PER       VALUE PER
                          NET ASSETS       NET ASSETS      OUTSTANDING     OUTSTANDING     SHARE BEFORE    SHARE AFTER
       COMPANY           BEFORE MERGER    AFTER MERGER    BEFORE MERGER    AFTER MERGER       MERGER         MERGER
----------------------   -------------    ------------    -------------    ------------    ------------    -----------
Allied I..............     $  63,537              --         7,367,052         --             $ 8.62          --
Allied II.............     $ 107,595              --         7,617,349         --             $14.13          --
Allied Commercial.....     $ 198,553              --        14,460,052         --             $13.73          --
Advisers..............     $  12,746              --         9,133,379         --             $ 1.40          --
Allied Lending........     $  41,976        $421,934         5,143,782      49,658,247        $ 8.16          $8.50

                           THE SURVIVING COMPANY: ACC

     If the Merger is approved by stockholders of each Company and certain other conditions are satisfied or waived, Allied I, Allied II, Allied Commercial and Advisers will be merged with and into Allied Lending. The surviving company would in substance be a new entity, and together with its subsidiaries would be an amalgamation of the five Companies and their respective subsidiaries, with an investment objective and policies that encompass the substantially similar objective and/or policies of each Company. In short, the range of investment opportunities and advisory services currently offered by the Companies would be distilled into ACC. ACC will be traded on Nasdaq under the symbol "ALLC".

THE BUSINESS OF ACC

     The investment objective of ACC would be to achieve current income and capital gains. There can be no assurance that ACC would achieve its investment objective. ACC would seek to achieve its investment objective by investing primarily in private, growing businesses in a variety of industries and in diverse geographic locations (primarily in the United States). ACC's investment portfolio, resulting from the merger of the portfolios and businesses of Allied I, Allied II, Allied Commercial and Allied Lending, would consist of small senior loans, small and medium-sized subordinated loans with equity features, and small and medium-sized commercial mortgage loans. These portfolios will not be realigned solely to effect the Merger. ACC would initially operate in four strategic lines of business:

        - Mezzanine Finance
        - Commercial Real Estate Finance
        - Small Business Lending
        - Investment Management

  MEZZANINE FINANCE

     Generally. ACC, as successor to the businesses and portfolios of Allied I and Allied II, would provide debt, mezzanine, and equity financing primarily for small, privately owned and some publicly owned companies both directly and through its wholly owned subsidiaries (unless otherwise indicated, all further references herein to investments made by ACC or any Company include those made by ACC's or such Company's subsidiaries). Investments of this type made by Allied I and Allied II have historically ranged in size between $2 million and $10 million for the purposes of growth or acquisition capital, and ACC's mezzanine investments can be expected to fall within this range. ACC would provide financing for growth, leveraged buyouts of small companies, note purchases, loan restructurings, acquisitions, recapitalizations, and bridge financings for small businesses.

     ACC would generally invest in small, private companies or small, thinly traded public companies that lack access to capital. In general, such companies would have been in business for at least one year, have a commercially proven product or service, and seek capital to finance expansion or ownership changes. ACC generally would require that its portfolio companies demonstrate sales growth, positive cash flow, and profitability, although turnaround situations also would be considered. In choosing investment opportunities, ACC would emphasize the quality of management and would seek experienced entrepreneurs with a management track record, relevant industry experience, and high integrity. If the Merger is consummated, ACC would succeed to the existing mezzanine portfolios of Allied I and Allied II, which include investments in, among other industries, broadcasting, manufacturing, wholesale distribution, and retail companies.

     ACC's mezzanine investments would generally be structured as debt securities that carry a relatively high fixed rate of interest, which may be combined with equity features, such as conversion privileges, warrants or options to purchase a portion of the company's common equity at a nominal price. Such an investment, which would generally carry a fixed interest rate, would typically have a maturity of seven years, with interest-only payments in the early years and payments of both principal and interest in the later years, although loan maturities and principal amortization schedules would likely vary. ACC also would make senior loans without equity features, and such loans generally would bear interest at a fixed rate.

     ACC's current income from the mezzanine finance business unit would be derived primarily from interest earned on its debt securities. Generally, long-term growth in net asset value and realized capital gains, if any, would be achieved through the equity portion of its mezzanine investments. ACC would seek to structure its small business investments so that approximately one-half of ACC's potential return is earned in the form of current interest payments, and the balance is derived from capital gains that arise from the sale of ACC's equity interest in the portfolio company.

     In 1995, Allied I established a $20 million credit facility with OPIC, pursuant to which Allied I began making investments in businesses that engage, in whole or in part, in overseas operations, usually in countries representing the world's emerging markets. OPIC's purpose is to promote economic growth in developing countries by encouraging U.S. private investment in those nations. Under OPIC regulations, investments generally may be made only in companies that have some affiliation with a U.S.-based business entity. As the successor to Allied I's portfolio and credit facilities, ACC would continue to pursue OPIC-qualifying investments, which would generally be structured similarly to ACC's U.S.-based mezzanine financings. In addition, ACC would generally participate in international mezzanine financings in syndicates with other investors including significant equity investors.

     The SBICs. Currently, Allied Investment Corporation ("Investment I") and Allied Investment Corporation II ("Investment II") are subsidiaries of Allied I and Allied II, respectively. Each is licensed by the SBA as a small business investment company (as defined above, an "SBIC") under Section 301(c) of the 1958 Act. The investment objective of each of Investment I and Investment II is to achieve both long-term growth in the value of its net assets and current income by providing debt, mezzanine, and equity financing for small, privately owned growth companies. Their investments are substantially similar in form to those of Allied I and Allied II. If the Merger is consummated, Investment II will be merged with and into Investment I, and Investment I will continue to operate as a wholly owned subsidiary of ACC.

     As SBICs, Investment I and Investment II provide capital to privately owned small businesses primarily through subordinated debt investments with equity features; investments in common or convertible preferred shares generally will only be completed in conjunction with a debt security. Loans with equity features are generally evidenced by a note or debenture that is convertible into common stock, requiring the holder to make a choice, prior to the loan's maturity, between accepting repayment and maintaining its equity position, or purchasing, frequently for a nominal consideration, common stock of the issuer even after the loan is repaid. Wherever possible, Investment I and Investment II seek collateral for their respective loans, but their security interests in such loans are usually subordinated to the security interests of other institutional lenders.

     Regulation of SBICs. SBICs are authorized to stimulate the flow of private equity capital to eligible small businesses. Under present SBA regulations, eligible small businesses are those that are not dominant in their industry, have a net worth not exceeding $18 million and have average annual fully-taxed profits not exceeding $6 million for the most recent two fiscal years. In addition, an SBIC must devote 20% of its investment activity to "smaller" concerns as defined by the SBA. A smaller concern is one that has a net worth not exceeding $6 million and has average annual fully-taxed profits not exceeding $2 million for the most recent two fiscal years. SBA regulations also provide alternative criteria which depend on the industry in which the business is engaged and are based on such factors as the number of employees and gross sales.

     According to SBA regulations, SBICs may make long-term loans to small businesses, invest in the equity securities of such businesses, and provide them with consulting and advisory services. Each of Investment I and Investment II provides long-term loans to qualifying small businesses; equity investments and consulting and advisory services are typically provided only in connection with such loans.

     The SSBICs. Allied Capital Financial Corporation ("Financial I") and Allied Financial Corporation II ("Financial II") are the SSBIC subsidiaries of Allied I and Allied II, respectively. Each is licensed by the SBA as a specialized small business investment company (as defined above, an "SSBIC") under Section 301(d) of the 1958 Act. The investment objective of each of Financial I and Financial II is to achieve both long-term growth in the value of its net assets and current income by providing debt, mezzanine and equity financing for small, privately owned growth companies that are at least 50% owned, controlled, or managed by a socially or economically disadvantaged person, as defined by the SBA. If the Merger is consummated, Financial II will be merged with and into Financial I, and Financial I would continue to operate as a wholly owned subsidiary of ACC.

     As SSBICs, Financial I and Financial II operate as SBICs specializing in the financing of small businesses controlled by socially or economically disadvantaged persons. To determine whether the owners of a small business are socially or economically disadvantaged, the SBA relies on a composite of factors. Business owners who are members of the following groups, among others, are considered socially disadvantaged: African Americans, Hispanic Americans, Native Americans and Asian Pacific Americans. In determining whether the owners of a small business are economically disadvantaged, consideration may be given to factors such as levels of income, location (e.g., urban ghettos, depressed rural areas and areas of high unemployment or underemployment), education level, physical or other special handicap, inability to compete in the marketplace because of prevailing or past restrictive practices or Vietnam-era service in the armed forces, or any other factors that may have contributed to disadvantaged conditions.

     If the Merger is consummated, ACC would operate one SBIC subsidiary, Investment I, and one SSBIC subsidiary, Financial I. Both Investment I and Financial I intend to elect to be regulated as BDCs pursuant to the 1940 Act, and both subsidiaries would continue to be regulated investment companies pursuant to Subchapter M of the Code.

     SBA Financing. ACC's SBIC and SSBIC subsidiaries would have the opportunity to sell to the SBA subordinated debentures with a maturity of up to ten years up to an aggregate principal amount calculated by a formula which applies a multiple to their private capital, but not in excess of $90 million (the "$90 million limit"). The $90 million limit generally applies to all financial assistance provided by the SBA to any licensee and its "associates," as that term is defined in SBA regulations. For this purpose, Investment I and Financial I would be deemed to be "associates" of one another. As a group, Investment I and Financial I have received $68.3 million of subordinated debenture and preferred stock investments from the SBA as of June 30, 1997; as a result, the combined ability to apply for additional leverage from the SBA will be limited to $21.7 million. ACC would be unable to predict the SBA's ability to meet demands for leverage on an ongoing basis, as such funding may be affected if Congress were to reduce the current limits on available leverage. Therefore, there is no guaranty that Investment I and Financial I will be able to obtain additional SBA leverage beyond what is currently held.

     Beginning with the SBA's 1996 fiscal year commencing on October 1, 1995, Congress discontinued subsidized funding for the SBA's SSBIC program. Prior to this change, an SSBIC was able to sell preferred stock and debentures which were issued with a rate reduction or subsidy. Preferred stock sold to the SBA after November 1989 pays dividends at an annual rate of four percent (4%) of par value and must be redeemed within 15 years of issuance; preferred stock sold to the SBA before November 1989 pays dividends at an annual rate of three percent (3%) of par value and has no required redemption date. In addition to preferred stock, the SBA had provided leverage to SSBICs at a reduced rate (relative to the interest rate charged to SBICs) through the purchase or guarantee of debentures.

  COMMERCIAL REAL ESTATE FINANCE

     Generally. As successor to the business and portfolio of Allied Commercial, ACC would invest in commercial loans to small businesses secured by liens or mortgages on real estate ("commercial mortgage loans"). Such loans would be purchased or originated by ACC in accordance with the underwriting criteria discussed below. ACC would focus on "enterprise value" commercial real estate lending, meaning that the value of the investment is based on the ongoing value of the commercial enterprise to which a loan is made, and not just on the underlying real estate collateral.

     ACC would continue Allied Commercial's practice of providing creative and flexible loan terms, and would specialize in mortgage financing for entrepreneurs whose business is a source of revenue in addition to the real estate collateralizing the commercial mortgage loan. ACC would derive income from interest on its commercial mortgage loans and from discounts on its portfolio of purchased commercial mortgage loans. ACC also would provide other long-term financing to businesses, such as sale-leaseback financing. Commercial mortgage loans purchased or originated by ACC would not be intentionally concentrated in any particular geographical area or region, and would be secured by various properties, including hotels and motels, office buildings, retail establishments, industrial warehouses and nursing homes.

     Allied Commercial's existing portfolio contains loans that were purchased from the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other third party sellers including life insurance companies and banks. Allied Commercial generally purchased these loans at a discount from the face amount of the notes. In 1994, Allied Commercial shifted its focus to loan origination from loan purchases in order to meet growing market demand and to supplement declining loan purchase opportunities. Allied Commercial continues to originate and purchase mortgage loans, with a primary focus on loan originations ranging in size from $1 million to $15 million.

     At June 30, 1997 approximately 64% of Allied Commercial's portfolio of commercial mortgage loans carried a fixed rate of interest and approximately 36% had adjustable rates of interest tied to various indices. Commercial mortgage loans originated by Allied Commercial generally have a maturity of five to seven years. Occasionally, these loans may require payments of interest only or level payments of principal and interest calculated to amortize principal on a 10- to 30-year basis with a balloon payment at maturity. At June 30,

1997, the effective yield on Allied Commercial's portfolio of commercial mortgage loans was approximately 12.3%, which reflects amortization of discounts on loans over the expected life of the loan and the stated interest rate.

     Certain of the loans to which ACC would succeed were acquired or originated in conjunction with Business Mortgage Investors, Inc. ("BMI"), a company privately owned by institutional and other accredited investors, for which Advisers serves as investment adviser. From January 1993 until January 1, 1997, Allied Commercial generally participated in all loan purchases and originations with BMI on a pro rata basis according to each entity's total equity. Allied Commercial's participation in each loan varied over this period and ranged from 77% to 78%. Effective January 1, 1997, BMI is no longer purchasing or originating mortgage loans.

     Asset Securitization. Allied Commercial has securitized certain of its commercial mortgage loans through its wholly owned limited purpose finance subsidiary, ALCC Acceptance Corporation ("ALCC Acceptance"). To date, ALCC Acceptance's activities have been limited to that of serving as one of the two members of Allied Capital Funding, LLC ("Funding"). ALCC Acceptance owns 82% of the common membership shares of Funding. Funding is a limited purpose finance company, and in November 1995 Allied Commercial securitized approximately $121 million of its mortgage loans through Funding. This securitization enabled Allied Commercial to achieve long-term financing on a portion of its loan portfolio at a lower interest rate than was available under alternative financing arrangements. At June 30, 1997, ALCC Acceptance had total assets of approximately $63 million.

     If the Merger is consummated, ALCC Acceptance's 82% ownership interest in Funding would be transferred to Acceptance LLC, a single-member LLC, and ALCC Acceptance would be dissolved. ACC would become the sole member of Acceptance LLC, and substantially all of Acceptance LLC's assets would be comprised of the majority-interest membership in Funding. The remaining 18% ownership interest in Funding would continue to be owned by a limited purpose finance subsidiary of BMI.

     ACC will continue the practice of asset securitization for its commercial real estate loans. Allied Commercial, together with BMI, intends to securitize a significant portion of its assets during the first quarter of 1998. If the Merger is consummated, ACC will assume Allied Commercial's plan to securitize such assets. Since the securitization of these assets would be a sale of a portion of the assets for financial reporting purposes, ACC's assets would be reduced by the assets sold.

  SMALL BUSINESS LENDING

     Generally. As successor to the business and portfolio of Allied Lending, ACC, through a wholly owned subsidiary, Allied Capital SBLC Corporation (as defined above, "Allied SBLC"), would participate in the SBA's Section 7(a) Loan Program pursuant to Section 7(a) of the Small Business Act (1958), as amended (the "Small Business Act"). As a Section 7(a) lender, ACC would make loans that are partially guaranteed by the SBA to small businesses. Allied SBLC would survive the proposed Merger as a subsidiary of ACC and would continue to hold its SBLC license. All of ACC's Section 7(a) loans would, in fact, be originated by Allied SBLC.

     The 7(a) Loan Program. Pursuant to Section 7(a) of the Small Business Act, the SBA will guarantee 80% of any qualified loan up to $100,000 regardless of maturity, and 75% of any such loan over $100,000 regardless of maturity, to a maximum guarantee of $750,000 for any one borrower. SBA regulations define qualified small businesses generally as businesses with no more than $5 million in annual sales and no more than 500 employees.

     Allied Lending has historically, and ACC may continue, to charge interest on loans at a variable rate, typically 2.25% to 2.75% per annum above the prime rate, as published in The Wall Street Journal or other financial newspaper, adjusted monthly. All loans would be payable in equal monthly installments of principal and interest from the date on which the loan was made (or the first day of the month following any month in which there occurs an interest rate adjustment) to its maturity.

     Section 7(a) loans may be made to qualifying small businesses for the purposes of acquiring real estate, purchasing machinery or equipment or to provide working capital. Such loans made to acquire real estate may have maturities of up to 25 years; loans made for the purpose of purchasing machinery and equipment may have maturities of up to 15 years; and loans made to provide working capital may have maturities of up to seven years. These loans are secured by a mortgage or other lien on the assets of the borrower and, frequently, of its principals. ACC generally would not make unsecured working capital loans. In all cases, the principals of the small businesses must personally guarantee the payment of interest on and principal of the loans.

     As permitted by SBA regulations, ACC would continue Allied Lending's practice of selling to investors, without recourse, the guaranteed portion of its loans while retaining the right to service 100% of such loans.

     Like Allied Lending, ACC may, from time to time, concentrate its loans in particular industries, but it is not expected to do so. Allied Lending has in its portfolio, or is servicing loans to, among others, hotels and motels, restaurants, manufacturers, retail shops, food stores, professional services, laundries and cleaners, home furnishings concerns, gasoline stations, business services firms, recreational services providers, automobile exhaust repair shops, personal services providers and automotive repair concerns.

     The Preferred Lender Program. The SBA designates certain participants in the Section 7(a) Loan Program as "Preferred Lenders" in certain designated markets. This designation allows a lender to make Section 7(a) loans in the designated region without SBA credit approval, thus simplifying and expediting the process of loan approval and disbursements. At June 30, 1997, Allied SBLC was identified as a Preferred Lender in several regional markets; if the Merger is consummated, ACC would be expected to continue as a Preferred Lender in these markets. Applications for loan guarantees submitted by Preferred Lenders receive expedited processing by the SBA.

  INVESTMENT MANAGEMENT

     As successor to Advisers, ACC would be internally managed and registered with the Commission as an investment adviser under the Advisers Act. ACC also would provide investment advisory and related services to outside entities, including certain entities currently managed by Advisers that would not be parties to the Merger, pursuant to a separate investment advisory agreement between ACC and each such entity. More particularly, these entities would include BMI, Allied Venture Partnership ("Allied Venture"), Allied Technology Partnership ("Allied Technology"), and Allied Capital Midwest LLC ("Allied Midwest"). Like ACC, each of these entities focuses primarily on investments in small growing entrepreneurial companies, and specializes in financing for small, private businesses through senior or subordinated debt and combinations of debt and equity or, in the case of BMI, in commercial mortgage loans collateralized by real estate. BMI, Allied Venture, Allied Technology, and Allied Midwest are all privately held, primarily by large institutional investors or other accredited investors.

     In addition, ACC would seek to increase its investment advisory business both through existing private funds under management, and through new funds under management. ACC would be able to be an investor in, as well as a manager to, private funds, which should give ACC an advantage in competing for management contracts.

  OTHER INVESTMENTS

     ACC would invest otherwise uninvested cash in U.S. government or agency-issued or guaranteed securities that are backed by the full faith and credit of the United States ("U.S. Government Securities"), or in high quality, short term repurchase agreements fully collateralized by such securities ("Interim Investments"). Typically, ACC would invest in U.S. Treasury bills or in repurchase obligations of a "primary dealer" in government securities (as designated by the Federal Reserve Bank of New York) or of any other dealer whose credit has been established to the satisfaction of ACC's board of directors, in any case collateralized by securities which carry the full faith and credit of the United States. A repurchase agreement involves the purchase by an investor, such as ACC, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. Such interest rate is effective for the period of time during which the investor's money is invested in the arrangement and is related to current market interest rates rather than the coupon rate on the purchased security. If a seller were to default on its repurchase obligation, ACC might suffer a loss to the extent that the proceeds from the sale of the collateral were less than the repurchase price. A seller's bankruptcy could delay or prevent a sale of the collateral. ACC's board of directors is expected to establish procedures which it will review periodically requiring ACC to monitor the credit-worthiness of the dealers with which ACC enters into repurchase agreement transactions.

  LOAN SOURCING

     To identify and pursue mezzanine investments, SBA loans, and commercial real estate loans, ACC would contact and work with regional and boutique investment banks, mezzanine and venture capital investors, and other intermediaries, including business and mortgage brokers, national retail financial services companies, banks, law firms and accountants for loan referrals. Advisers has recently opened two regional offices in Chicago and San Francisco to increase the scope of its loan sourcing activity.

     In addition, the Companies have arrangements with certain financial consulting organizations, or "regional associates," whereby the regional associates refer to the Companies (primarily Allied Lending) potential loans to small businesses located in designated areas. If and when a loan referred by a regional associate is closed, such organization is compensated by an origination fee calculated using a formula agreed upon by the Company and such regional associate. The origination fees currently paid by the Companies to regional associates range from 0.5% to 5.0% of the principal amount of each loan made that was referred by the respective regional associate. The regional associates from time to time may assist Advisers in monitoring any loans referred by them or otherwise made in their areas.

  THE MANAGEMENT OF ACC

     The business of ACC would be managed under the supervision of its board of directors. The responsibilities of each member of the board of directors would include, among other things, the oversight of the loan approval process, the quarterly valuation of ACC's assets, and oversight of ACC's financing arrangements.

     Allied Lending's board of directors will become the board of directors for ACC following the Merger. Pursuant to the Maryland Law, it is anticipated that Allied Lending's board of directors would appoint each of the current directors of Allied I, Allied II, Allied Commercial, and Advisers, with the exception of
G. Cabell Williams III, John M. Scheurer, Joan M. Sweeney, and Katherine C. Marien (each of whom is an officer of one or more Companies) and Charles L. Palmer a current director of Allied Commercial (who has a pre-existing affiliation with a portfolio company of Allied I and Allied II), to fill the vacancies on Allied Lending's board created by expanding the number of directors on such board to 23. These appointments will take effect at the Effective Time. The proposed ACC directors are listed below together with their ages and their principal occupations during the past five years.

                                          COMPANIES FOR WHICH                    PRINCIPAL OCCUPATION
           NAME               AGE    CURRENTLY SERVING AS DIRECTOR              DURING PAST FIVE YEARS
---------------------------   ---    -----------------------------    ------------------------------------------
William L. Walton(1).......   48     Chairman:                        Chairman and Chief Executive Officer of
                                     Allied I                         Allied Lending, Allied I, Allied II,
                                     Allied II                        Allied Commercial and Advisers since
                                     Allied Commercial                February 1997; President of Allied II
                                     Allied Lending                   since November 1996; Manager, Chairman and
                                     Advisers                         Chief Executive Officer of Allied Midwest
                                                                      since February 1997. Chief Executive
                                                                      Officer of Success Lab, Inc. (children's
                                                                      educational services) from 1993 to 1996;
                                                                      Chief Executive Officer of Language
                                                                      Odyssey (educational publishing and
                                                                      services) from 1992 to 1996; and Managing
                                                                      Director of Butler Capital Corporation
                                                                      from 1987 to 1991. He has served as a
                                                                      director of Advisers since 1986, a
                                                                      director of Allied I from 1986 until 1991
                                                                      and since February 1997, and a director of
                                                                      Allied Lending, Allied Commercial, and
                                                                      Allied II since February 1997.

Jon W. Barker..............   53     Allied Lending                   Associate with Grubb & Ellis (commercial
                                                                      real estate firm) from 1993 to 1997; Vice
                                                                      President of Shannon & Luchs Company
                                                                      (commercial real estate firm) from 1979 to
                                                                      1993. He has served as a director since
                                                                      1993.

Eleanor Deane Bierbower....   40     Allied Lending                   Financial consultant since 1992; Managing
                                                                      Partner of Deane Investment Company L.P.
                                                                      (investment management) since 1992; Chief
                                                                      Credit Officer of Palmer National Bank
                                                                      from 1987 to 1992. She has served as a
                                                                      director since 1993.

Brooks H. Browne...........   48     Advisers                         President of Environmental Enterprises
                                                                      Assistance Fund since 1993; President,
                                                                      Executive Vice President or Senior Vice
                                                                      President of Advisers from 1984 to 1993;
                                                                      Director of SEAF, International Fund for
                                                                      Renewable Energy and Energy Efficiency,
                                                                      Corporation Financiera Ambiental (Panama),
                                                                      Empresas Ambientales de Centro America
                                                                      (Costa Rica) and Yayasan Bina Usaha
                                                                      Lingkungan (Indonesia) (environmental non-
                                                                      profit or investment funds). He has served
                                                                      as a director since 1990.

Joseph A. Clorety III......   54     Allied I                         President of Clorety & Company, Inc.
                                                                      (registered investment adviser) since
                                                                      1987. He has served as a director since
                                                                      1984.

                                          COMPANIES FOR WHICH                    PRINCIPAL OCCUPATION
           NAME               AGE    CURRENTLY SERVING AS DIRECTOR              DURING PAST FIVE YEARS
---------------------------   ---    -----------------------------    ------------------------------------------

Swep T. Davis..............   52     Advisers                         President of Tyone Partners LLC
                                                                      (management and financial advisory
                                                                      services for environmental and energy
                                                                      industries); President of the
                                                                      Environmental Sciences Group of Applied
                                                                      Biosciences International from 1992 to
                                                                      1995; President and Chief Operating
                                                                      Officer of Concord Resources Group from
                                                                      1989 to 1992; President and Chief
                                                                      Executive Officer of Environmental Testing
                                                                      and Certification Corporation from 1986 to
                                                                      1989; Chairman and Director of Astrix
                                                                      Software and Technology, Inc.; and
                                                                      Director, Puckett Laboratories. He has
                                                                      served as a director since November 1996.

John D. Firestone..........   53     Allied II                        Partner of Secor Group since 1978;
                                                                      Director of BMI and Security Storage
                                                                      Company of Washington, D.C.; Senior
                                                                      Advisor to Gilbert Capital, Inc.;
                                                                      Chairman, Secor Investments, Inc. from
                                                                      1980 to 1993; and Director, Palmer
                                                                      National Bank from 1988 to 1994. He has
                                                                      served as a director since 1993.

Robert V. Fleming II.......   44     Allied Lending                   Principal of Hoskinson Davis & Fleming,
                                                                      Inc. (real estate firm) since 1984; Member
                                                                      of the Board of Consultants of The Riggs
                                                                      National Bank of Washington, D.C.; Member
                                                                      of the Associates Board of National
                                                                      Rehabilitation Hospital. He has served as
                                                                      a director since 1993.

Michael I. Gallie..........   50     Allied I                         Principal of The Millennium Group Inc.
                                                                      (financial and management consulting firm)
                                                                      since 1991; Trustee and Chairman of The
                                                                      Investment Committee of the District of
                                                                      Columbia Retirement Board from 1991 to
                                                                      1995. He has served as a director since
                                                                      1994.

Anthony T. Garcia..........   41     Allied Commercial                General manager of Breen Capital Group
                                     Allied Lending                   (investor in tax liens); Senior Vice
                                                                      President of Lehman Brothers Inc. from
                                                                      1985 to 1996; Director of Allied
                                                                      Commercial since 1992 and Allied Lending
                                                                      since 1993.

                                          COMPANIES FOR WHICH                    PRINCIPAL OCCUPATION
           NAME               AGE    CURRENTLY SERVING AS DIRECTOR              DURING PAST FIVE YEARS
---------------------------   ---    -----------------------------    ------------------------------------------

Lawrence I. Hebert.........   50     Allied II                        Director and President of Perpetual
                                                                      Corporation (a holding and management
                                                                      company) since 1981; Vice Chairman (since
                                                                      1983) and President (since 1984) of
                                                                      Allbritton Communications Company;
                                                                      President of Westfield News Advertiser,
                                                                      Inc. since 1988; Vice Chairman from 1990
                                                                      to 1993 and Director of Riggs National
                                                                      Corporation since 1988; Vice President of
                                                                      University Bancshares, Inc. since 1975;
                                                                      Director of Riggs Bank Europe, Ltd.,
                                                                      formerly Riggs AP Bank, Ltd. since 1986,
                                                                      and Riggs Investment Management
                                                                      Corporation (RIMCO) since 1990. He has
                                                                      served as a director since 1989.

Arthur H. Keeney III.......   53     Allied Lending                   President, Chief Executive Officer,
                                                                      Chairman of the Executive Committee and
                                                                      Director of The East Carolina Bank since
                                                                      1995; Vice President and General Manager
                                                                      of The OMG Company (manufacturer of
                                                                      electronic training devices) from 1994 to
                                                                      1995; Recruiting Consultant with Don
                                                                      Richards and Associates, Inc. (personnel
                                                                      services provider) from 1993 to 1994;
                                                                      Executive Director of the American
                                                                      Foundation for Urologic Disease from 1991
                                                                      to 1993; Executive Vice President at
                                                                      Signet Bank from 1983 to 1991. He has
                                                                      served as a director since 1995.

John I. Leahy..............   67     Allied II                        President of Management and Marketing
                                                                      Associates (a management consulting firm)
                                                                      since 1986; President and Group Executive
                                                                      Officer, Western Hemisphere, Black &
                                                                      Decker Corporation; Director of Kar Kraft
                                                                      Systems, Inc., Cavanaugh Capital, Inc.,
                                                                      Vision Hardware Group, The Wills Group,
                                                                      Thulman-Eastern Company and Gallagher
                                                                      Fluid Seals, Inc. He has served as a
                                                                      director since 1994.

Robert E. Long.............   66     Advisers                         Managing Director, Goodwyn & Long
                                                                      Investment Management, Inc.; President and
                                                                      Chief Executive Officer, Business News
                                                                      Network, Inc. since 1995; Chairman and
                                                                      Chief Executive Officer of Southern Starr
                                                                      Broadcasting Group, Inc. from 1991 to
                                                                      1995; Director and President of Potomac
                                                                      Asset Management, Inc. from 1983 to 1991;
                                                                      Director of Ambase Inc., AHL Shipping
                                                                      Company, Inc., CSC Scientific, Inc., and
                                                                      Global Travel, Inc. He has served as a
                                                                      director since 1972.

                                          COMPANIES FOR WHICH                    PRINCIPAL OCCUPATION
           NAME               AGE    CURRENTLY SERVING AS DIRECTOR              DURING PAST FIVE YEARS
---------------------------   ---    -----------------------------    ------------------------------------------

Robin B. Martin............   48     Allied Lending                   President and Chief Executive Officer of
                                                                      The Deer River Group (broadcasting
                                                                      consulting firm) since 1978. Trustee,
                                                                      Rensselaer Polytechnic Institute since
                                                                      1986; Chairman Emeritus, The Corcoran
                                                                      Gallery of Art. He has served as a
                                                                      director since 1996.

Warren K. Montouri.........   68     Allied I                         Investor since 1958; Director of Franklin
                                                                      National Bank. He has served as a director
                                                                      since 1986.

John D. Reilly.............   55     Allied II                        President of Reilly Investment Corporation
                                     Allied Commercial                (project finance and investment company)
                                                                      since 1994; Executive Director of Reilly
                                                                      Mortgage Group from 1992 to 1994; Chairman
                                                                      of Reilly Mortgage Group from 1988 to
                                                                      1992; Chairman of Board of Datavault
                                                                      Corporation and Mexico Private Equity
                                                                      Fund; Director of NHP Financial Services,
                                                                      Market School and Victory Housing, Inc.;
                                                                      Member of The Snite Museum of Art Advisory
                                                                      Council of the University of Notre Dame.
                                                                      Director of Allied II since 1989 and
                                                                      Allied Commercial since 1992.

Guy T. Steuart II..........   66     Allied I                         Director and President of Steuart
                                                                      Investment Company (manages, operates, and
                                                                      leases real and personal property and
                                                                      holds stock in operating subsidiaries
                                                                      engaged in various businesses) since 1960;
                                                                      Trustee Emeritus of Washington and Lee
                                                                      University. He has served as a director
                                                                      since 1984.

T. Murray Toomey...........   73     Allied I                         Attorney at Law since 1949; Director of
                                                                      The National Capital Bank of Washington;
                                                                      Director of Federal Center Plaza
                                                                      Corporation, and The Donohoe Companies,
                                                                      Inc.; Trustee of The Catholic University
                                                                      of America. He has served as a director
                                                                      since 1959.

Laura W. van Roijen........   45     Allied Commercial                Private real estate investor since 1992.
                                                                      Chairman of CWV & Associates (RTC
                                                                      qualified contracting firm) since 1991;
                                                                      Director and Treasurer of Black Possum
                                                                      Inc. (retail concern) from 1994 to 1996;
                                                                      President of Volta Place, Inc. (real
                                                                      estate advisory firm) from 1991 to 1994;
                                                                      Vice President and Market Director of
                                                                      Citicorp Real Estate, Inc. from 1989 to
                                                                      1991. She has served as a director since
                                                                      1992.

                                          COMPANIES FOR WHICH                    PRINCIPAL OCCUPATION
           NAME               AGE    CURRENTLY SERVING AS DIRECTOR              DURING PAST FIVE YEARS
---------------------------   ---    -----------------------------    ------------------------------------------

George C. Williams(1)(2)...   71     Allied I                         Director of Allied Lending (since 1976),
                                     Allied II                        Allied I (since 1964), Allied II (since
                                     Allied Commercial                1989), Allied Commercial (since 1992), BMI
                                     Allied Lending                   (since 1993) and Advisers (since 1964). He
                                     Advisers                         has been affiliated with Advisers and its
                                                                      managed entities from the later of 1959 or
                                                                      the inception of the relevant entity. He
                                                                      served as President or Chairman and Chief
                                                                      Executive Officer of the Companies from
                                                                      the later of 1964 or each Company's
                                                                      inception until 1991, and is currently an
                                                                      officer of all the Companies.

Smith T. Wood..............   50     Allied II                        Director and President of CyberSERV, Inc.
                                                                      (Internet systems and services) since
                                                                      1995; Chairman of Seneca Corporation since
                                                                      1995; President of Seneca Corporation from
                                                                      1990-1995; Adjunct Professor at Georgetown
                                                                      University. He has served as a director
                                                                      since 1989.

---------------
(1) Mr. Walton, as an officer of the Companies, and Mr. Williams, as a stockholder of Advisers, are "interested persons" as defined in the 1940 Act.

(2) George C. Williams is the father of G. Cabell Williams III, an executive officer of the Companies.

     It is expected that the ACC board of directors will maintain the same committees, including the Executive Committee, Audit Committee, Compensation Committee, and Nominating Committee, that are currently maintained by the Allied Lending board of directors. In addition, ACC may establish additional committees in the future. Directors will be appointed to the committees upon consummation of the Merger. It is expected that ACC will vote to cause some or all of its directors to serve as directors of ACC's subsidiaries.

     It is expected that all investment decisions for ACC will be made by a management committee (the "Investment Committee") comprised of investment professionals representing the most senior investment professionals currently employed by Advisers. The investment decisions of all of the Companies are currently made by the same Investment Committee. No one person is primarily responsible for making recommendations to the Investment Committee.

     If the Merger is consummated, the current officers and employees of Advisers would become the officers and employees of ACC. Therefore, after the Merger, ACC's portfolio of investments would be managed by the same investment professionals that currently manage the investment portfolio of each Company. These investment professionals have extensive experience in managing investments in private growing businesses in a variety of industries and in diverse geographic locations, and are familiar with the Allied Capital approach of lending to and investing in entrepreneurial companies with growth potential. In short, the manner in which each Company's portfolio of investments is managed would remain unchanged if the proposed Merger is consummated. However, because investment management services would be provided internally by employees of ACC, rather than through contract with an outside adviser, ACC would pay no investment advisory fees, but would assume the operating costs previously borne by Advisers.

  STAGGERED BOARD ELECTIONS

     Generally. Each Company's directors have historically been elected annually to hold office until the next annual meeting of stockholders or until their successors had been elected and qualified. If the Merger is consummated, the bylaws of ACC will be amended to provide that, effective at the annual meeting of stockholders in May 1998, directors of ACC will be classified into three approximately equal classes, with each being elected for three-year terms. At the annual meeting of stockholders to be held in May 1998, Class I

Directors will be elected for one-year terms, Class II Directors will be elected for two-year terms and Class III Directors will be elected for the full three-year terms. Thereafter, Class I Directors will be elected for a full three-year term commencing with the 1999 annual meeting of stockholders and Class II Directors will be elected for a full three-year term commencing with the 2000 annual meeting of stockholders.

     The election and removal of directors will be governed by ACC's bylaws, which provide that ACC shall have no fewer than three and not more than 25 directors. After October 1, 1997, under the Maryland Law, a director serving on a classified (i.e. staggered) board may be removed by a majority vote of the stockholders only with cause, unless the charter provides otherwise. The charter of ACC will not provide otherwise.

     Effects of Staggered Board Elections. The board of each Company believes that a staggered system of electing directors would provide important benefits to ACC. The staggered board system would help assure continuity of ACC's business strategies and policies. Since at least two stockholder meetings would generally be required to effect a change in control of the board, a majority of directors at any given time will have prior experience as directors of ACC. In addition, in the event of an unfriendly or unsolicited proposal to take over or restructure ACC, the staggered board system would permit ACC time to negotiate with the sponsor, to consider alternative proposals and to assure that stockholder value is maximized.

     A staggered board may be deemed to have an anti-takeover effect since it may create, under certain circumstances, an impediment which would frustrate persons seeking to effect a takeover or otherwise gain control of ACC. A possible acquiror may decide not to proceed with a tender offer because it would be difficult to obtain control of ACC's board for a period of at least two years. No more than one-third of the sitting board would be up for election at any annual meeting of stockholders. If the Merger is not effected, Allied Lending will retain its current method of electing each director for a one-year term at the annual meeting of stockholders. (See "-- Certain Anti-Takeover Provisions.")

RISK FACTORS AND SPECIAL CONSIDERATIONS

     As the successor to the Companies, ACC generally would be subject to similar risks to which each Company is subject. See "Risk Factors," above, for summaries of the risks associated with an investment in each Company.

OPERATIONS AS A BDC

     As a BDC, ACC may not acquire any asset other than "Qualifying Assets" unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of ACC's total investment assets (the "70% test"). The principal categories of Qualifying Assets relevant to the business of ACC are the following:

          (1) Securities purchased in transactions not involving any public offering, the issuer of which is an eligible portfolio company. An eligible portfolio company is defined to include any issuer that (a) is organized and has its principal place of business in the United States, (b) is not an investment company other than an SBIC wholly owned by the BDC (ACC's investments in and advances to Investment I, Financial I, Allied SBLC and its REIT subsidiary would be Qualifying Assets), and (c) does not have any class of publicly traded securities with respect to which a broker may extend margin credit.

          (2) Securities received in exchange for or distributed with respect to securities described in (1) above, or pursuant to the exercise of options, warrants, or rights relating to such securities.

          (3) Cash, cash items, government securities, or high quality debt securities (within the meaning of the 1940 Act), maturing in one year or less from the time of investment.

     In addition, to include certain securities described in (1) and (2) above as Qualifying Assets for the purpose of the 70% test, a BDC must make available to the issuer of those securities significant managerial assistance. Making available significant managerial assistance means, among other things, (i) any arrangement whereby the BDC, through its directors, officers, or employees, offers to provide, and, if accepted, does provide, significant guidance and counseling concerning the management, operations, or business objectives and policies of a portfolio company or (ii) in the case of a small business investment company, making loans to a portfolio company. Each portfolio company is assigned for monitoring purposes to an investment officer and its principals are contacted and counseled if the portfolio company appears to be encountering business or financial difficulties. ACC would provide managerial assistance on a continuing basis to any portfolio company that requests it, whether or not difficulties are perceived. ACC's directors and officers are highly experienced in providing such managerial assistance to small businesses.

     As a BDC, ACC would be entitled to issue senior securities in the form of stock or senior securities representing indebtedness, as long as each class of senior security has an asset coverage of at least 200%. This limitation is not applicable to borrowings by ACC's SBIC, SSBIC or SBLC subsidiaries. See "Risk Factors -- Risks of Leverage."

DIVIDEND REINVESTMENT PLAN

     ACC would maintain an "opt-out" Dividend Reinvestment Plan ("DRIP Plan"). As such, distributions to a stockholder owning shares registered in his or her own name would be automatically reinvested in additional shares of ACC common stock by ACC's transfer agent, acting as reinvestment plan agent (the "Plan Agent"). Stockholders should note that if the Merger is approved, instructions concerning existing dividend reinvestment accounts, and requests for cash payments that are already in place with the Plan Agent will be transferred on all exchanged shares for registered stockholders of Allied I, Allied II, Allied Commercial and Allied Lending. Stockholders exchanging shares of Advisers, who have not had the opportunity to participate in a DRIP Plan prior to the Merger, will be automatically enrolled in the ACC Dividend Reinvestment Plan unless they otherwise instruct the transfer agent in writing.

     Stockholders may change enrollment status in the DRIP Plan at any time by contacting either the Plan Agent or ACC. A stockholder's ability to participate in a DRIP Plan may be limited according to how the stockholder's shares are registered. Beneficial owners holding shares in street name may be precluded from participation by the nominee. Stockholders who wish to participate in a DRIP Plan may need to register their shares in their own name. Stockholders will be informed of their right to elect to receive cash in ACC's annual and quarterly reports to stockholders. Stockholders whose shares are held in the name of a nominee should contact the nominee for details. All distributions to investors who do not participate (or whose nominee elects not to participate) in the DRIP Plan will be paid by check mailed directly, or through a nominee, to the record holder by or under the direction of the Plan Agent. See "-- The Merging Companies -- Dividends and Distributions" below. The Plan Agent is expected to remain the same for ACC as it is for the Companies. The Companies' Plan Agent is AST, 40 Wall Street, New York, New York 10005. The telephone number for AST is 800-937-5449.

AMENDMENTS TO CHARTER

     To facilitate the Merger and ACC's operations following the Merger, the Allied Lending charter would be amended primarily to effect: (a) an increase in the number of authorized shares of Allied Lending common stock, par value one-tenth of One Mil ($0.0001) per share, from 20,000,000 to 100,000,000 shares;
(b) a change in Allied Lending's name to "Allied Capital Corporation" and (c) a conforming change to the indemnification provisions of Allied Lending's charter to the corresponding charter provisions of the other Companies, and to add a reference to the limitations imposed by the 1940 Act and all valid regulations thereunder on the power to indemnify officers and directors. These charter amendments will be set forth as articles of merger to be filed shortly before the Effective Time under the Maryland Law, substantially in the form of Appendix B (the "Articles of Merger"). The Merger Agreement is included as Appendix A to this Joint Proxy Statement/Prospectus.

     A VOTE IN FAVOR OF THE MERGER PROPOSAL CONSTITUTES THE ACCEPTANCE, APPROVAL, AND RATIFICATION OF THE AMENDMENTS TO ALLIED LENDING'S CHARTER PROVIDED FOR IN THE ARTICLES OF MERGER. ALLIED LENDING'S CHARTER, AS SO AMENDED, WILL BE THE CHARTER OF ACC IF THE MERGER IS EFFECTED.

THE INCREASE IN AUTHORIZED CAPITAL

     Background and Reasons for the Increase. Allied Lending is currently authorized to issue 20,000,000 shares of Allied Lending common stock, of which approximately 5,188,780 were currently outstanding, and 446,564 were reserved for issuance upon the exercise of employee and director stock options as of September 23, 1997.

     As described above, Allied Lending will issue shares of its common stock to the stockholders of Allied I, Allied II, Allied Commercial, and Advisers as consideration for the tender of their shares of common stock in connection with the Merger. See "-- The Merger Agreement -- Conversion of Shares." The primary purpose of the charter amendment is to authorize an adequate number of shares of Allied Lending common stock to be issued in connection with the Merger and to provide for future issuance of shares. If the charter amendment is effected and the number of authorized shares is increased, Allied Lending will be authorized to issue 100,000,000 shares of common stock.

     The Use of Authorized but Unissued Common Stock. The shares of authorized but unissued common stock will be available for future public offerings, financing and acquisition transactions, stock dividends or splits, and other corporate purposes. Having shares available for issuance in the future would give ACC greater flexibility to issue stock, including a class of preferred stock, without the expense and delay of a special stockholders' meeting. Such shares will be available without further action by Allied Lending's or ACC's stockholders unless such action is required by applicable law or the rules of the NASD applicable to the Nasdaq, on which the shares are expected to be listed. The Nasdaq currently requires stockholder approval as a prerequisite to listing shares in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares could result in an increase in the voting power outstanding of at least 20% or where the number of shares of common stock to be issued will equal or exceed 20% of the number of shares of common stock outstanding before the issuance. The issuance of any shares of authorized but unissued common stock could result in dilution of the value of outstanding shares, depending upon the consideration received by ACC upon the issuance of such shares. Stockholders should be aware that the increase in the number of authorized and unissued shares means that ACC would have an extended capability to reclassify authorized but unissued stock into one or more classes of stock, including preferred stock, which may have attributes that could have anti-takeover effects.

THE NAME CHANGE

     The board of directors of each of the Companies believes that if the Merger is effected, the combined entity should have the name Allied Capital Corporation. Allied Capital Corporation is the name of the first and oldest of the Companies, and is the most recognized name among the Allied Capital entities. Therefore, if the Merger is consummated, Allied Lending would amend its charter to change its name to Allied Capital Corporation.

AMENDMENTS TO INDEMNIFICATION PROVISIONS

     Currently, the charter of each Company other than Allied Lending provides that such Company shall indemnify its officers and directors to the full extent permitted by the General Laws of the State of Maryland. The Allied Lending charter contains a substantially identical provision, except that it is subject to an additional charter provision ("Section C") that in large part sets forth the text of the current section of the Maryland Law that addresses indemnification, Section 2-418. Section C has the effect of limiting the power of Allied Lending to indemnify officers and directors to the scope provided for in Section 2-418 as currently in force (and as further limited by certain other provisions of Section C), and would deprive Allied Lending of the power to grant broader indemnification to officers and directors in the future if such broader indemnification is permitted by future amendments to the Maryland Law. Moreover,
Section 2-418 provides by its terms that it is not exclusive of any other rights, including indemnification rights, to which a director or officer may be entitled under the charter or otherwise. Section C, however, precludes Allied Lending from granting indemnification rights to officers and directors that are broader than the rights provided for in Section 2-418, even if those broader rights are consistent with Maryland case law.

     It is unclear the extent to which Maryland courts would uphold indemnification by a Maryland corporation of officers and directors beyond the scope of indemnification specifically provided for in Section 2-418. However, the Companies believe that, in view of the critical importance of attracting and retaining qualified individuals as officers and directors, ACC should provide in its charter that it will indemnify officers and directors to the maximum extent permitted under law, thereby taking advantage of the full scope of permissible indemnification under Maryland statutory and case law as now in effect and subsequently developed. This would give directors and officers of ACC the same rights of indemnification currently applicable to directors and officers of each Company other than Allied Lending. The Companies view this as an important measure because all of the outside directors of each Company will be asked to serve as directors of ACC. Accordingly, the Articles of Merger would amend the charter of Allied Lending to delete the provisions of Section C.

     The Articles of Merger would further amend the indemnification provisions of the Allied Lending charter by clarifying that the power of ACC to indemnify officers and directors is subject to the provisions of the 1940 Act and valid rules, regulations or orders of the Commission thereunder. Section 17(h) of the 1940 Act, which is applicable to BDCs, effectively would preclude ACC from providing in its charter or bylaws that it will indemnify any officer or director against any liability to ACC or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

FEDERAL INCOME TAX ISSUES

     ACC intends to elect to be treated and to qualify for federal income tax purposes as a "regulated investment company" or "RIC" within the meaning of
Section 851 of the Code. If ACC qualifies as a RIC and distributes to its stockholders in a timely manner at least 90% of its "investment company taxable income," as defined in the Code, each year, it will not be subject to federal income tax on the portion of its taxable income and gains it distributes to stockholders. In addition, if ACC distributes in a timely manner (or treats as "deemed distributed") 98% of its capital gain net income for each one year period ending on December 31 (pursuant to Section 4982(e)(4)(A) of the Code), and distributes 98% of its ordinary income for each calendar year, it will not be subject to the 4% nondeductible federal excise tax on certain undistributed income of RICs. See "-- The Merging Companies -- Federal Income Tax Issues" below for a more detailed discussion of the income tax treatment of a BDC.

REPORTS AND INDEPENDENT ACCOUNTANT

     If the Merger is consummated, it is anticipated that the firm of Matthews, Carter and Boyce, P.C. will resign as the independent accountant to Allied Lending. In the event of such resignation, the board of directors of Allied Lending would select Arthur Andersen LLP to serve as ACC's independent accountant for the year ending December 31, 1997 and Arthur Andersen LLP will serve as independent accountant for ACC until its next annual meeting of stockholders.

SAFEKEEPING, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

     ACC's investments, as well as those of its subsidiaries, would be held in safekeeping by Riggs Bank N.A. ("Riggs") at 808 17th Street, N.W., Washington, D.C. 20006. LaSalle National Bank, located at 25 Northwest Point Boulevard, Suite 800, Elk Grove Village, Illinois 60007, serves as trustee with respect to assets of Allied Commercial held for securitization purposes. American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, would act as ACC's transfer, dividend paying and reinvestment plan agent and registrar.

                             THE MERGING COMPANIES

     The business and investment policies of each of Allied I, Allied II, Allied Commercial, Allied Lending and Advisers are discussed in detail above as part of the discussion of ACC. The following is a brief discussion of the history and investment objective or strategy of each Company. The following reflects current information for each Company, and may not necessarily discuss changes that would occur if the Merger is approved.

ALLIED I

     Allied I was incorporated under the laws of the District of Columbia on October 3, 1958, completed its initial public offering ("IPO") in 1960, and was reorganized as a Maryland corporation in 1991. It was registered with the Commission in 1958 as a non-diversified closed-end management investment company under the 1940 Act, and elected in 1991 to be regulated as a BDC under the 1940 Act. Allied I has two active wholly owned subsidiaries, Investment I and Financial I, both Maryland corporations registered under the 1940 Act as closed-end management investment companies. As discussed above, Investment I is licensed by the SBA as an SBIC and Financial I is licensed by the SBA as an SSBIC. Allied I also retains a significant ownership (approximately 16%) interest in Allied Lending.

     The investment objective of Allied I is to achieve both long-term growth in the value of its net assets and current income by providing debt, mezzanine, and equity financing (in private transactions) for small, privately owned growth companies. Allied I's investment objective may be changed by its board of directors without stockholder approval.

ALLIED II

     Allied II is a non-diversified closed-end management investment company that was organized under the laws of the District of Columbia on March 8, 1989 and elected in 1989 to be regulated as a BDC under the 1940 Act. The IPO of Allied II's shares occurred in October 1989, and it was reorganized in 1990 as a Maryland corporation and a holding company with two newly organized, wholly owned registered investment company subsidiaries, Investment II and Financial II, both Maryland corporations registered under the 1940 Act as closed-end management investment companies. As discussed above, Investment II is licensed by the SBA as an SBIC and Financial II is licensed by the SBA as an SSBIC.

     Like Allied I, the investment objective of Allied II is to achieve both long-term growth in the value of its net assets and current income by providing debt, mezzanine, and equity financing (in private transactions) for small, privately owned growth companies. This investment objective may be changed by Allied II's board of directors without stockholder approval.

ALLIED COMMERCIAL

     Allied Commercial was incorporated in Maryland in June 1992. Allied Commercial's existence as a corporation is perpetual; however, stockholders holding more than two-thirds of Allied Commercial's outstanding shares and entitled to vote in the years 2000, 2003 or 2006 can elect to have Allied Commercial's board of directors liquidate Allied Commercial.

     Allied Commercial has elected to qualify as a REIT for federal income tax purposes. As a result, Allied Commercial is not subject to the corporate income tax with respect to its earnings. To qualify as a REIT, Allied Commercial must, among other things, distribute annually at least 95% of its taxable income to its stockholders. (See "-- The Surviving Company: ACC -- The Business of
ACC -- Commercial Real Estate Finance.")

ALLIED LENDING

     Allied Lending was organized under the laws of the District of Columbia on September 10, 1976 and was registered with the Commission on November 23, 1976, as a non-diversified closed-end management investment company under the 1940 Act. On June 14, 1977, Allied Lending received approval from the SBA to participate as an SBLC in the Section 7(a) Loan Program pursuant to Section 7(a) of the Small Business Act. Allied Lending was reorganized as a Maryland corporation in 1990 and elected in 1993, at the time of its IPO, to be regulated as a BDC under the 1940 Act. Allied Lending operated as a wholly owned subsidiary of Allied I until November 23, 1993 (the date of Allied Lending's
IPO).

     The investment objective of Allied Lending is to achieve a high level of current income by investing in loans at least partially guaranteed by the SBA, as well as loans made in conjunction with such loans, and other loans. This investment objective may be changed by Allied Lending's Board of directors without stockholder approval.

     Allied I owned 2,380,000 shares, or all of the outstanding capital stock, of Allied Lending prior to consummation of the initial public offering of Allied Lending's common stock in November 1993. As a condition in a 1993 order of the Commission (the "1993 Order"), Allied I agreed to divest itself of all shares of Allied Lending by December 31, 1998 by public offerings, private placements, distributions to Allied I's stockholders or otherwise. Since the November 1993 offering, Allied I's share ownership in Allied Lending has declined to 844,914 shares or approximately 16%. These shares will be distributed as a special dividend to Allied I's stockholders immediately prior to the Merger, provided the Merger is approved by the stockholders of each Company.

ADVISERS

     Advisers was incorporated under the laws of the District of Columbia in May 1964 and was reorganized as a Maryland corporation in September 1990. Advisers is engaged primarily in the business of providing investment advice and related services to the investment funds comprising the Allied Capital family of funds. In 1989, Advisers registered as an investment adviser under the Advisers Act. Until late 1990, Advisers was a wholly owned subsidiary of Allied I; thereafter it became a public company upon the distribution of all of its then issued and outstanding shares to the stockholders of Allied I.

     As the investment adviser of the Allied Capital family of funds, Advisers provides a variety of services in the management and servicing of those funds' portfolios of investments in small growth-oriented businesses. Advisers generally searches for and recommends investment opportunities to the investment funds that it manages, services the portfolios under its management and provides significant managerial assistance to portfolio companies of certain of the funds that it manages. As the investments of its managed funds generally are in private companies, management and servicing of the funds' portfolios is labor intensive. Because the size of such investments generally is relatively small, the labor intensity of Advisers' work is relatively high due to the number of investments comprising the portfolios of its managed funds. In addition, Advisers is required to monitor the compliance of certain of the managed funds with regulations applicable to BDCs, SBICs, SSBICs, SBLCs, RICs and REITs. (See "-- The Merging Companies -- Assets Under Management.")

CO-INVESTMENT GUIDELINES

     In accordance with the conditions of several exemptive orders of the Commission permitting co-investments (the "Co-investment Guidelines"), Allied I and Allied II acquire and dispose of most of their respective investments together, as co-investors in the same types of investments. In the past, each of Allied I and Allied II also acquired certain investments in participation with Allied Venture and Allied Technology; neither of Allied Venture and Allied Technology is now making new investments.

     The Co-investment Guidelines generally provide that Allied I and Allied II and their respective wholly owned subsidiaries must be offered the opportunity to invest in any investment, other than in interim investments or marketable securities, that would be suitable for both Allied I and Allied II or their respective wholly owned subsidiaries, to the extent proportionate to their respective consolidated total assets. Securities purchased by each of Allied I or Allied II or its respective wholly owned subsidiaries in a co-investment transaction will consist of the same class of securities, will have the same registration rights, if any, and other rights related thereto, and will be purchased for the same unit consideration. Any such co-investment transaction must be approved by Allied I's or Allied II's board of directors, as applicable, including a majority of the relevant Company's independent directors. Allied I will not make any investment in the securities of any issuers in which Allied II, but not Allied I, has previously invested, and vice versa. The Co-investment Guidelines also provide that Allied I and Allied II each will have the opportunity to dispose of any securities in which it or its wholly owned subsidiaries and the other Company or its wholly owned subsidiaries have invested in proportion to their respective holdings of such securities, and that, in any such disposition, Allied I and Allied II each will be required to bear no more than its proportionate share of the transaction costs.

ASSETS UNDER MANAGEMENT

     At June 30, 1997, Advisers, as the investment adviser to each of the Companies, as well as other private funds under management, managed total assets valued at approximately $848 million. As of June 30, 1997 and December 31, 1996, assets under Advisers' management with respect to, and the invested assets of, the Companies, which represent all of Advisers' managed entities that generate approximately 10% or more of Advisers' advisory fees, were as follows:

                                                  AT JUNE 30, 1997                 AT DECEMBER 31, 1996
                                           -------------------------------    -------------------------------
                                           TOTAL ASSETS    INVESTED ASSETS    TOTAL ASSETS    INVESTED ASSETS
                                           ------------    ---------------    ------------    ---------------
                                                                     (IN MILLIONS)
    Allied I............................       $169             $ 117             $166             $ 109
    Allied II...........................        108                78              107                88
    Allied Lending......................         67                64               68                67
    Allied Commercial...................        453               447              370               356

     Advisers receives advisory fees, payable quarterly in arrears, as set forth in the various advisory agreements it has with the Allied Capital funds. At June 30, 1997, December 31, 1996, 1995 and 1994, Advisers managed assets of approximately $848 million, $764 million, $670 million, and $569 million, respectively. Included in invested assets at June 30, 1997, December 31, 1996, 1995 and 1994, were approximately $44 million, $53 million, $60 million, and $37 million, respectively, in assets of a company (BMI) that is co-managed by an unaffiliated investment adviser. Advisers pays one-third of its fees received from this company to the co-manager.

     Advisers from time to time will waive or adjust its advisory fees, given certain regulatory or economic circumstances. Advisers believes that it is prudent to waive or adjust its fees when market conditions dictate such an adjustment, and such actions will enhance Advisers' investment advisory performance overall. Advisers has adjusted its fee schedule with Allied Commercial to provide a range of fees charged on new loans originated. The current fees range from 0.5 percent to 3.5 percent per annum, computed on a quarterly basis. Advisers maintains a quarterly cap on the fees for those assets of 2.5 percent on an annual basis.

     The weighted average advisory fees as a percent of average total assets under management equaled 2.2 percent, 2.3 percent, and 2.2 percent for the years ended December 31, 1996, 1995, and 1994, respectively, and 2.0 percent for the six months ended June 30, 1997.

     Advisers also provides advisory services to BMI, Allied Venture, Allied Technology, and Allied Midwest. Allied Midwest is a newly formed fund and is in the process of closing on investment subscriptions. Subscriptions for $50 million had been received by Allied Midwest as of June 30, 1997. With the exception of Allied Venture, Allied Technology, and BMI, all of the funds currently managed by Advisers provide opportunities for growth through leverage. While the amount of leverage these funds are able to obtain will depend upon various factors, including market conditions and the cost of capital, none of the funds had exhausted its ability to obtain debt capital as of December 31, 1996, and the potential for growth in assets under management from debt capital remains.

     As of June 30, 1997, the stock of each Company was held by stockholders as follows: Allied I's stock was held by approximately 6,100 beneficial stockholders; Allied II's stock, by approximately 9,200 beneficial stockholders; Allied Lending's stock, by approximately 7,000 beneficial stockholders; Allied Commercial's stock, by approximately 16,800 beneficial stockholders; and Advisers' stock, by approximately 2,900 beneficial stockholders.

                    SELECTED FINANCIAL DATA OF THE COMPANIES

     The following condensed consolidated financial information of the Companies should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference to this Joint Proxy
Statement/Prospectus.

     Such condensed consolidated financial information as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 for Allied I, Allied II, and Allied Lending, and as of and for the years ended December 31, 1993 and 1992 for Allied Commercial, and as of and for the year ended December 31, 1992 for Advisers has been audited by the firm of Matthews, Carter and Boyce, P.C. Consolidated financial information as of and for the years ended December 31, 1996, 1995 and 1994 for Allied Commercial and as of and for the years ended December 31, 1996, 1995, 1994 and 1993 for Advisers, has been audited by the firm of Arthur Andersen LLP.

     The distribution for the six months ended June 30, 1997 does not indicate the character of the income associated with such distributions. The character of the distributions between ordinary and capital gain distributions for the six months ended June 30, 1996 are based upon the final accounting for the year ended December 31, 1996. All information for the six months ended June 30, 1997 and 1996 is unaudited.

                                    ALLIED I

                                         FOR THE SIX MONTHS
                                           ENDED JUNE 30,                   FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------    --------------------------------------------------------
                                           1997       1996        1996        1995        1994        1993        1992
                                         --------    -------    --------    --------    --------    --------    --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
DISTRIBUTIONS
Total tax distributions...............   $  4,921    $ 3,668    $ 10,726    $  8,894    $  8,595    $  8,239    $  8,027
    Ordinary income per common
       share..........................               $  0.07    $   0.20    $   0.40    $   0.31    $     --    $   0.45
    Net capital gains per common
       share..........................               $  0.46    $   1.31    $   1.04    $   0.92    $   1.35    $   0.87
    Return of capital per common
       share..........................               $    --    $     --    $     --    $   0.17    $     --    $     --
                                         --------    -------    --------    --------    --------    --------    --------
         Total tax distribution per
           common share...............   $   0.67    $  0.53    $   1.51    $   1.44    $   1.40    $   1.35    $   1.32
                                         =========   ========   =========   =========   =========   =========   =========
OPERATIONS
Total investment income...............   $  7,868    $ 8,055    $ 15,865    $ 14,126    $ 12,216    $ 12,384    $ 11,335
    Per common share..................   $   1.06    $  1.20    $   2.29    $   2.29    $   1.99    $   2.02    $   1.85
Net investment income.................   $  2,087    $ 2,359    $  4,395    $  3,332    $  2,126    $  2,300    $  3,055
    Per common share..................   $   0.28    $  0.35    $   0.63    $   0.54    $   0.35    $   0.38    $   0.50
Net realized gains on investments.....   $    614    $ 6,151    $ 10,497    $  5,526    $  3,394    $  5,943    $  4,507
Net unrealized appreciation
  (depreciation) on investments.......   $  1,977    $(4,434)   $ (3,499)   $  6,459    $ (5,296)   $ 12,163    $    694
Net realized gains and unrealized
  appreciation (depreciation) on
  investments.........................   $  2,591    $ 1,717    $  6,998    $ 11,985    $ (1,902)   $ 18,106    $  5,201
    Per common share..................   $   0.35    $  0.26    $   1.01    $   1.94    $  (0.31)   $   2.95    $   0.85
Net increase in net assets resulting
  from operations.....................   $  4,678    $ 4,076    $ 11,393    $ 15,317    $    224    $ 20,406    $  8,256
    Per common share..................   $   0.63    $  0.61    $   1.64    $   2.48    $   0.04    $   3.33    $   1.35
Preferred stock dividends.............   $    110    $   110    $    220    $    220    $    220    $    220    $    220
    Per common share..................   $   0.01    $  0.02    $   0.03    $   0.03    $   0.04    $   0.04    $   0.03
Net increase in net assets resulting
  from operations available to common
  shareholders........................   $  4,568    $ 3,966    $ 11,173    $ 15,097    $      4    $ 20,186    $  8,036
    Per common share..................   $   0.62    $  0.59    $   1.61    $   2.45    $   0.00    $   3.29    $   1.32
Weighted average number of common
  shares and common share equivalents
  outstanding.........................      7,405      6,730       6,935       6,172       6,154       6,128       6,111

                                         FOR THE SIX MONTHS
                                           ENDED JUNE 30,                   FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------    --------------------------------------------------------
                                           1997       1996        1996        1995        1994        1993        1992
                                         --------    -------    --------    --------    --------    --------    --------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
FINANCIAL POSITION
Investments at value..................   $124,815               $116,608    $123,184    $115,026    $ 94,630    $ 78,470
Investments at cost...................   $118,766               $112,538    $115,615    $111,058    $ 88,224    $ 84,227
Total assets..........................   $168,931               $165,751    $148,268    $135,517    $134,606    $124,823
Total debt and redeemable preferred
  stock...............................   $ 96,450               $ 91,600    $ 83,800    $ 78,005    $ 70,800    $ 70,800
Shareholders' equity..................   $ 69,537               $ 68,320    $ 57,181    $ 49,987    $ 58,185    $ 45,991
Net asset value available to common
  shareholders........................   $ 63,537               $ 62,320    $ 51,181    $ 43,987    $ 52,185    $ 39,991
    Per common share..................   $   8.62               $   8.54    $   8.26    $   7.15    $   8.54    $   6.57
Per common share market value at end
  of period...........................   $  16.00               $  15.75    $  13.63    $  13.13    $  14.75    $  14.50
Common shares outstanding at end of
  period..............................      7,367                  7,299       6,198       6,153       6,109       6,090

                                   ALLIED II

                                    FOR THE SIX MONTHS
                                      ENDED JUNE 30,                   FOR THE YEARS ENDED DECEMBER 31,
                                    -------------------    --------------------------------------------------------
                                      1997       1996        1996        1995        1994        1993        1992
                                    --------    -------    --------    --------    --------    --------    --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
DISTRIBUTIONS
Total tax distributions..........   $  6,698    $ 4,900    $ 14,143    $ 11,206    $  9,297    $  8,454    $  7,891
     Ordinary income per share...               $  0.53    $   1.49    $   1.38    $   1.25    $   0.76    $   0.97
     Net capital gains per
       share.....................               $  0.15    $   0.43    $   0.22    $   0.09    $   0.46    $   0.18
                                    --------    -------    --------    --------    --------    --------    --------
          Total tax distributions
            per share............   $   0.88    $  0.68    $   1.92    $   1.60    $   1.34    $   1.22    $   1.15
                                    ========    =======    ========    ========    ========    ========    ========
OPERATIONS
Total investment income..........   $  6,867    $ 6,133    $ 12,084    $ 11,539    $ 10,564    $  7,770    $  8,864
     Per share...................   $   0.89    $  0.85    $   1.65    $   1.65    $   1.52    $   1.12    $   1.29
Net investment income............   $  5,496    $ 4,528    $  9,148    $  8,350    $  7,425    $  5,315    $  6,597
     Per share...................   $   0.72    $  0.63    $   1.24    $   1.20    $   1.07    $   0.77    $   0.96
Net realized gains on
  investments....................   $  3,264    $ 5,457    $  7,427    $  3,621    $  3,562    $    148    $  1,297
Net unrealized appreciation
  (depreciation) on
  investments....................   $   (210)   $(1,824)   $ (6,426)   $  2,762    $   (472)   $  5,011    $    948
Net realized gains and unrealized
  appreciation (depreciation) on
  investments....................   $  3,054    $ 3,633    $  1,001    $  6,383    $  3,090    $  5,159    $  2,245
     Per share...................   $   0.40    $  0.50    $   0.14    $   0.91    $   0.45    $   0.74    $   0.33
Net increase in net assets
  resulting from operations......   $  8,550    $ 8,161    $ 10,149    $ 14,733    $ 10,515    $ 10,474    $  8,842
     Per share...................   $   1.11    $  1.13    $   1.38    $   2.11    $   1.52    $   1.51    $   1.29
Weighted average number of shares
  and share equivalents
  outstanding....................      7,677      7,239       7,343       6,979       6,940       6,951       6,875

                                    FOR THE SIX MONTHS
                                      ENDED JUNE 30,                   FOR THE YEARS ENDED DECEMBER 31,
                                    -------------------    --------------------------------------------------------
                                      1997       1996        1996        1995        1994        1993        1992
                                    --------    -------    --------    --------    --------    --------    --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
FINANCIAL POSITION
Investments at value.............   $ 75,860               $ 86,266    $ 99,207    $ 88,130    $ 70,716    $ 47,739
Investments at cost..............   $ 76,815               $ 87,011    $ 93,526    $ 85,211    $ 67,325    $ 49,359
Total assets.....................   $108,280               $106,908    $107,169    $101,934    $100,151    $ 96,165
Shareholders' equity (net asset
  value).........................   $107,595               $102,838    $101,981    $ 97,475    $ 96,225    $ 93,891
     Per share...................   $  14.13               $  13.62    $  14.36    $  14.05    $  13.87    $  13.60
Per share market value at end of
  period.........................   $  21.00               $  21.25    $  17.13    $  13.63    $  14.25    $  18.00
Shares outstanding at end of
  period.........................      7,617                  7,550       7,104       6,938       6,938       6,906

                               ALLIED COMMERCIAL

                                      FOR THE SIX MONTHS
                                        ENDED JUNE 30,               FOR THE YEARS ENDED DECEMBER 31,
                                      ------------------   ----------------------------------------------------
                                        1997      1996       1996       1995       1994       1993     1992(1)
                                      --------   -------   --------   --------   --------   --------   --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
DISTRIBUTIONS
Total distributions.................  $ 14,777   $12,449   $ 27,734   $ 24,000   $ 19,043   $ 12,805   $  5,113
Distributions per share (tax basis):
     Ordinary income................             $  0.79   $   1.75   $   1.62   $   1.21   $   0.93   $   0.29
     Capital gains..................             $  0.11   $   0.23   $   0.16   $   0.26   $   0.07   $   0.01
     Return of capital..............             $    --   $     --   $     --   $     --   $     --   $   0.10
                                      --------   -------   --------   --------   --------   --------   --------
          Total tax distributions
            declared per share......  $   1.03   $  0.90   $   1.98   $   1.78   $   1.47   $   1.00   $   0.40
                                      ========   =======   ========   ========   ========   ========   ========
               Distribution in
                 cash...............                       $   1.54   $   1.29   $   1.16   $   1.00   $   0.40
     Distribution in stock through
       the dividend reinvestment
       plan.........................                       $   0.44   $   0.49   $   0.31   $     --   $     --
INCOME STATEMENT
Total investment income.............  $ 25,068   $21,359   $ 45,638   $ 33,542   $ 22,545   $ 14,505   $  3,855
Net margin on investments...........  $ 17,497   $15,933   $ 32,919   $ 28,305   $ 20,932   $ 14,450   $  3,820
Operating expenses..................  $  4,298   $ 4,025   $  8,297   $  6,582   $  5,051   $  3,111   $    107
Gains from dispositions of real
  estate loans......................  $    790   $ 4,060   $  5,706   $  3,048   $  2,433   $    861   $     70
Minority interest...................  $    588   $ 1,431   $  2,427   $    546   $     --   $     --   $     --
Net income..........................  $ 13,401   $14,537   $ 27,901   $ 24,225   $ 18,314   $ 12,200   $  3,783
Net income per share................  $   0.93   $  1.05   $   1.99   $   1.80   $   1.42   $   0.95   $   0.30
Weighted average number of shares
  and share equivalents
  outstanding.......................    14,446    13,873     14,048     13,453     12,934     12,846     12,788
BALANCE SHEET
Investments in real estate loans,
  net...............................  $445,878             $355,461   $273,510   $198,514   $112,255   $ 59,824
Total assets........................  $453,111             $370,304   $297,891   $233,555   $178,374   $176,714
Bonds payable.......................  $ 31,439             $ 54,123   $ 98,625   $     --   $     --   $     --
Notes payable.......................  $209,177             $107,131   $     --   $ 50,101   $     --   $     --
Shareholders' equity................  $198,553             $195,329   $186,724   $178,839   $175,960   $176,560

---------------
(1) Represents operations from July 9, 1992 (date of inception) through December 31, 1992.

                                 ALLIED LENDING

                                              FOR THE SIX
                                                MONTHS
                                            ENDED JUNE 30,               FOR THE YEARS ENDED DECEMBER 31,
                                           -----------------    ---------------------------------------------------
                                            1997       1996      1996       1995       1994       1993      1992(1)
                                           -------    ------    -------    -------    -------    -------    -------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
DISTRIBUTIONS
Tax distributions declared subsequent to
  the initial public offering(2)........   $ 3,296    $2,797    $ 6,381    $ 5,339    $ 4,718    $   350    $    --
     Per share..........................   $  0.64    $ 0.60    $  1.30    $  1.22    $  1.08    $  0.08    $    --
Tax distributions declared prior to the
  initial public offering(3)............   $    --    $   --    $    --    $    --    $    --    $ 2,422    $ 2,063
     Per share..........................   $    --    $   --    $    --    $    --    $    --    $  1.02    $  0.87
OPERATIONS
Interest................................   $ 4,066    $3,259    $ 7,463    $ 5,966    $ 3,716    $ 2,260    $ 1,380
Premium income..........................   $ 1,481    $  931    $ 2,563    $ 2,090    $ 2,349    $ 2,196    $ 1,958
Total investment income.................   $ 5,547    $4,190    $10,026    $ 8,056    $ 6,065    $ 4,456    $ 3,338
     Per share..........................   $  1.08    $ 0.94    $  2.10    $  1.84    $  1.39    $  1.72    $  1.40
Net investment income...................   $ 3,258    $2,302    $ 6,250    $ 5,438    $ 4,878    $ 2,944    $ 2,011
     Per share..........................   $  0.63    $ 0.52    $  1.31    $  1.24    $  1.12    $  1.14    $  0.84
Net realized losses and net unrealized
  appreciation (depreciation) on
  investments...........................   $  (214)   $  174    $    66    $  (186)   $  (347)   $  (270)   $   (43)
     Per share..........................   $ (0.04)   $ 0.04    $  0.01    $ (0.04)   $ (0.08)   $ (0.11)   $ (0.01)
Net increase in net assets resulting
  from operations.......................   $ 3,044    $2,476    $ 6,316    $ 5,252    $ 4,531    $ 2,674    $ 1,968
     Per share..........................   $  0.59    $ 0.55    $  1.32    $  1.20    $  1.04    $  1.03    $  0.83
Weighted average number of shares and
  share equivalents outstanding.........     5,143     4,469      4,785      4,376      4,368      2,587      2,380
FINANCIAL POSITION
Investments at value....................   $56,149              $60,408    $47,147    $32,771    $21,793    $12,241
Investments at cost.....................   $56,222              $60,311    $47,302    $32,935    $21,905    $12,421
Total assets............................   $66,984              $68,402    $55,480    $37,619    $34,953    $17,420
Total debt(4)...........................   $22,102              $23,743    $18,914    $ 3,130    $    --    $ 7,860
Shareholders' equity (net asset
  value)................................   $41,976              $41,971    $32,884    $32,788    $32,955    $ 5,505
     Per share..........................   $  8.16              $  8.19    $  7.50    $  7.50    $  7.54    $  2.31
Per share market value at end of
  period................................   $ 14.75              $ 15.25    $ 13.25    $ 10.38    $ 15.75    $    --
Shares outstanding at end of period.....     5,143                5,127      4,385      4,370      4,368      2,380

---------------
(1) Prior to the 1993 initial public offering, the board of directors of Allied I, which was Allied Lending's former parent and sole shareholder, approved an increase in the authorized shares and a stock split which was effected in the form of a stock dividend to the sole shareholder. All share data for prior years presented have been restated to reflect the stock split.

(2) 1993 is based on 4,368,420 shares outstanding subsequent to the initial public offering, and dividends for the three months ended December 31, 1993.

(3) 1993 is based on 2,380,000 shares outstanding prior to the initial public offering, and dividends for the nine months ended September 30, 1993.

(4) Debt outstanding prior to 1993 represents borrowings from Allied I, Allied Lending's former parent and sole shareholder.

                                    ADVISERS

                                   FOR THE SIX MONTHS
                                     ENDED JUNE 30,                   FOR THE YEARS ENDED DECEMBER 31,
                                  --------------------    --------------------------------------------------------
                                    1997        1996        1996        1995        1994        1993      1992(1)
                                  --------    --------    --------    --------    --------    --------    --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT
Total revenue..................   $  8,723    $  8,367    $ 17,070    $ 15,443    $ 12,152    $  8,358    $  5,187
Income (loss) before income
  taxes........................   $  2,563    $  2,598    $  4,747    $  4,219    $  1,966    $    314    $   (951)
    Per share..................   $   0.27    $   0.26    $   0.48    $   0.44    $   0.21    $   0.03    $  (0.14)
Net income (loss)..............   $  1,497    $  1,520    $  2,802    $  2,435    $  1,294    $    143    $   (673)
    Per share..................   $   0.16    $   0.15    $   0.28    $   0.25    $   0.14    $   0.02    $  (0.10)
Assets under management........   $848,000    $728,000    $764,000    $670,000    $569,000    $493,000    $436,000
Weighted average number of
  shares and share equivalents
  outstanding..................      9,588       9,866       9,858       9,676       9,527       9,550       6,965
FINANCIAL POSITION
Total assets...................   $ 17,598                $ 17,523    $ 14,776    $ 10,841    $  7,888    $  6,369
Deferred compensation..........   $  2,831                $  2,658    $  2,377    $  1,950    $  1,614    $  1,359
Total liabilities..............   $  4,852                $  6,472    $  5,789    $  4,981    $  3,349    $  2,882
Shareholders' equity(2)........   $ 12,746                $ 11,051    $  8,987    $  5,860    $  4,539    $  3,487

---------------
(1) The financial statements prior to 1993 have been restated to reflect the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."
(2) The Company has not paid any dividends to shareholders.

QUARTERLY FINANCIAL HIGHLIGHTS (UNAUDITED)

                                    ALLIED I

                                                                            1997
                                                           ---------------------------------------
                                                           QTR 1      QTR 2
                                                           ------     ------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                          AMOUNTS)
Total investment income................................    $3,734     $4,134
Net investment income..................................    $  909     $1,178
Net increase in net assets resulting from operations...    $1,956     $2,722
Preferred stock dividends..............................    $   55     $   55
Net increase (decrease) in net assets resulting from
  operations available to common shareholders..........    $1,901     $2,667
Per common share.......................................    $ 0.26     $ 0.36

                                                                            1996
                                                           ---------------------------------------
                                                           QTR 1      QTR 2      QTR 3      QTR 4
                                                           ------     ------     ------     ------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                          AMOUNTS)
Total investment income................................    $3,752     $4,303     $3,437     $4,373
Net investment income..................................    $  982     $1,377     $  748     $1,288
Net increase in net assets resulting from operations...    $4,442     $ (366)    $5,705     $1,612
Preferred stock dividends..............................    $   55     $   55     $   55     $   55
Net increase (decrease) in net assets resulting from
  operations available to common shareholders..........    $4,387     $ (421)    $5,650     $1,557
Per common share.......................................    $ 0.69     $(0.06)    $ 0.80     $ 0.22

                                                                            1995
                                                           ---------------------------------------
                                                           QTR 1      QTR 2      QTR 3      QTR 4
                                                           ------     ------     ------     ------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                          AMOUNTS)
Total investment income................................    $3,549     $3,229     $3,564     $3,784
Net investment income..................................    $  881     $  504     $  899     $1,048
Net increase in net assets resulting from operations...    $2,134     $7,196     $3,089     $2,898
Preferred stock dividends..............................    $   55     $   55     $   55     $   55
Net increase (decrease) in net assets resulting from
  operations available to common shareholders..........    $2,079     $7,141     $3,034     $2,843
Per common share.......................................    $ 0.34     $ 1.16     $ 0.49     $ 0.46

                                   ALLIED II

                                                                         1997
                                                        ---------------------------------------
                                                        QTR 1      QTR 2
                                                        ------     ------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income..............................   $2,727     $4,140
Net investment income................................   $2,026     $3,470
Net increase in net assets resulting from
  operations.........................................   $3,033     $5,517
Per share............................................   $ 0.40     $ 0.72

                                                                         1996
                                                        ---------------------------------------
                                                        QTR 1      QTR 2      QTR 3      QTR 4
                                                        ------     ------     ------     ------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income..............................   $3,054     $3,079     $2,790     $3,161
Net investment income................................   $2,298     $2,230     $2,124     $2,496
Net increase in net assets resulting from
  operations.........................................   $5,949     $2,212     $2,548     $ (560)(1)
Per share............................................   $ 0.83     $ 0.30     $ 0.34     $(0.09)

                                                                         1995
                                                        ---------------------------------------
                                                        QTR 1      QTR 2      QTR 3      QTR 4
                                                        ------     ------     ------     ------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income..............................   $2,932     $2,808     $3,158     $2,641
Net investment income................................   $2,132     $1,979     $2,382     $1,857
Net increase in net assets resulting from
  operations.........................................   $2,943     $5,648     $6,211     $  (69)
Per share............................................   $ 0.42     $ 0.81     $ 0.89     $(0.01)

---------------
(1) The net decrease in net assets resulting from operations for the fourth quarter of 1996 is primarily due to the depreciation of two public company investments of $2.4 million and one private company investment of $1.4 million from their value at September 30, 1996.

                                  ALLIED COMMERCIAL

                                                                             1997
                                                           ----------------------------------------
                                                            QTR 1      QTR 2
                                                           -------    -------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income.................................   $11,987    $13,081
Net income..............................................   $ 6,636    $ 6,764
Net income per share....................................   $  0.46    $  0.47

                                                                             1996
                                                           ----------------------------------------
                                                            QTR 1      QTR 2      QTR 3      QTR 4
                                                           -------    -------    -------    -------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income.................................   $10,093    $11,266    $11,794    $12,485
Net income..............................................   $ 6,855    $ 7,683    $ 6,391    $ 6,972
Net income per share....................................   $  0.50    $  0.55    $  0.45    $  0.49

                                                                             1995
                                                           ----------------------------------------
                                                            QTR 1      QTR 2      QTR 3      QTR 4
                                                           -------    -------    -------    -------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income.................................    $7,280     $8,202     $8,765     $9,295
Net investment income...................................    $5,877     $5,547     $6,333     $6,468
Net income per share....................................    $ 0.44     $ 0.41     $ 0.47     $ 0.47

                                 ALLIED LENDING

                                                                            1997
                                                           ---------------------------------------
                                                           QTR 1      QTR 2
                                                           ------     ------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income.................................   $2,506     $3,041
Net investment income...................................   $1,405     $1,853
Net increase in net assets resulting from operations....   $1,305     $1,739
Per share...............................................   $ 0.25     $ 0.34

                                                                            1996
                                                           ---------------------------------------
                                                           QTR 1      QTR 2      QTR 3      QTR 4
                                                           ------     ------     ------     ------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income.................................   $2,253     $1,937     $2,264     $3,572
Net investment income...................................   $1,411     $  891     $1,406     $2,542
Net increase in net assets resulting from operations....   $1,330     $1,146     $1,778     $2,062
Per share...............................................   $ 0.30     $ 0.25     $ 0.35     $ 0.40

                                                                            1995
                                                           ---------------------------------------
                                                           QTR 1      QTR 2      QTR 3      QTR 4
                                                           ------     ------     ------     ------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total investment income.................................   $1,827     $1,771     $2,327     $2,131
Net investment income...................................   $1,394     $1,231     $1,580     $1,233
Net increase in net assets resulting from operations....   $1,345     $1,248     $1,402     $1,257
Per share...............................................   $ 0.31     $ 0.29     $ 0.32     $ 0.29

                                    ADVISERS

                                                                            1997
                                                           ---------------------------------------
                                                           QTR 1      QTR 2
                                                           ------     ------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total revenue...........................................   $4,326     $4,396
Income before taxes.....................................   $1,307     $1,257
Net income..............................................   $  773     $  725
Net income per share....................................   $ 0.08     $ 0.08

                                                                            1996
                                                           ---------------------------------------
                                                           QTR 1      QTR 2      QTR 3      QTR 4
                                                           ------     ------     ------     ------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total revenue...........................................   $4,173     $4,194     $4,382     $4,321
Income before taxes.....................................   $1,244     $1,354     $1,372     $  777
Net income..............................................   $  732     $  788     $  807     $  475
Net income per share....................................   $ 0.07     $ 0.08     $ 0.08     $ 0.05

                                                                            1995
                                                           ---------------------------------------
                                                           QTR 1      QTR 2      QTR 3      QTR 4
                                                           ------     ------     ------     ------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total revenue...........................................   $3,580     $3,874     $3,889     $4,100
Income before taxes.....................................   $  890     $1,042     $1,147     $1,140
Net income..............................................   $  523     $  611     $  659     $  642
Net income per share....................................   $ 0.06     $ 0.06     $ 0.07     $ 0.07

SENIOR SECURITIES

     Certain information about the various classes of senior securities issued by Allied I, Allied Commercial and Allied Lending is set forth as of the end of the fiscal year ended December 31, 1996 and as of June 30, 1997, consolidated, in the following tables. Allied II and Advisers have not issued any classes of senior securities during the 10-year period from 1987 to 1996, or as of June 30, 1997. The "--" indicates information which the Commission expressly does not require to be disclosed for certain types of senior securities.

                                    ALLIED I

                                                   TOTAL AMOUNT          ASSET      INVOLUNTARY      AVERAGE
                                                    OUTSTANDING         COVERAGE    LIQUIDATING      MARKET
                                               EXCLUSIVE OF TREASURY      PER       PREFERENCE        VALUE
            CLASS AND YEAR(8)(9)                   SECURITIES(4)        UNIT(5)     PER UNIT(6)    PER UNIT(7)
--------------------------------------------   ---------------------    --------    -----------    -----------
NOTES(1)
1987........................................        $         0          $    0           --           N/A
1988........................................                  0               0           --           N/A
1989........................................                  0               0           --           N/A
1990........................................                  0               0           --           N/A
1991........................................                  0               0           --           N/A
1992........................................         20,000,000           1,673           --           N/A
1993........................................         20,000,000           1,848           --           N/A
1994........................................         20,000,000           1,662           --           N/A
1995........................................         20,000,000           1,703           --           N/A
1996........................................         20,000,000           1,765           --           N/A
1997 (at June 30)...........................         20,000,000           1,739           --           N/A
BANK LOAN (REVOLVING LINE OF CREDIT)
1987........................................        $ 2,000,000          $3,241           --           N/A
1988........................................          5,000,000           2,812           --           N/A
1989........................................                  0               0           --           N/A
1990........................................                  0               0           --           N/A
1991........................................                  0               0           --           N/A
1992........................................                  0               0           --           N/A
1993........................................                  0               0           --           N/A
1994........................................          2,205,000           1,662           --           N/A
1995........................................          1,500,000           1,703           --           N/A
1996........................................                  0               0           --           N/A
1997 (at June 30)...........................          2,500,000           1,739           --           N/A
OVERSEAS PRIVATE INVESTMENT CORPORATION
  LOAN(10)
1987........................................        $         0          $    0           --           N/A
1988........................................                  0               0           --           N/A
1989........................................                  0               0           --           N/A
1990........................................                  0               0           --           N/A
1991........................................                  0               0           --           N/A
1992........................................                  0               0           --           N/A
1993........................................                  0               0           --           N/A
1994........................................                  0               0           --           N/A
1995........................................                  0               0           --           N/A
1996........................................          8,700,000           1,765           --           N/A
1997 (at June 30)...........................          8,700,000           1,739           --           N/A

                                                   TOTAL AMOUNT          ASSET      INVOLUNTARY      AVERAGE
                                                    OUTSTANDING         COVERAGE    LIQUIDATING      MARKET
                                               EXCLUSIVE OF TREASURY      PER       PREFERENCE        VALUE
            CLASS AND YEAR(8)(9)                   SECURITIES(4)        UNIT(5)     PER UNIT(6)    PER UNIT(7)
--------------------------------------------   ---------------------    --------    -----------    -----------
UNSECURED NOTES(3)
1987........................................        $         0          $    0           --           N/A
1988........................................                  0               0           --           N/A
1989........................................                  0               0           --           N/A
1990........................................                  0               0           --           N/A
1991........................................                  0               0           --           N/A
1992........................................                  0               0           --           N/A
1993........................................                  0               0           --           N/A
1994........................................                  0               0           --           N/A
1995........................................                  0               0           --           N/A
1996........................................            600,000           1,765           --           N/A
1997 (at June 30)...........................          3,950,000           1,739           --           N/A
SUBORDINATED DEBENTURES(2)
1987........................................        $13,700,000          $3,241           --            --
1988........................................         24,350,000           2,812           --            --
1989........................................         25,350,000           3,116           --            --
1990........................................         40,450,000           2,232           --            --
1991........................................         49,800,000           1,942           --            --
1992........................................         49,800,000           1,673           --            --
1993........................................         49,800,000           1,848           --            --
1994........................................         54,800,000           1,662           --            --
1995........................................         61,300,000           1,703           --            --
1996........................................         61,300,000           1,765           --            --
1997 (at June 30)...........................         60,300,000           1,739           --            --
REDEEMABLE CUMULATIVE PREFERRED STOCK(2)
1987........................................        $         0          $    0        $   0           N/A
1988........................................                  0               0            0           N/A
1989........................................                  0               0            0           N/A
1990........................................          1,000,000             190          100           N/A
1991........................................          1,000,000             170          100           N/A
1992........................................          1,000,000             152          100           N/A
1993........................................          1,000,000             168          100           N/A
1994........................................          1,000,000             152          100           N/A
1995........................................          1,000,000             157          100           N/A
1996........................................          1,000,000             164          100           N/A
1997 (at June 30)...........................          1,000,000             162          100           N/A

                                                   TOTAL AMOUNT          ASSET      INVOLUNTARY      AVERAGE
                                                    OUTSTANDING         COVERAGE    LIQUIDATING      MARKET
                                               EXCLUSIVE OF TREASURY      PER       PREFERENCE        VALUE
            CLASS AND YEAR(8)(9)                   SECURITIES(4)        UNIT(5)     PER UNIT(6)    PER UNIT(7)
--------------------------------------------   ---------------------    --------    -----------    -----------
NON-REDEEMABLE CUMULATIVE PREFERRED STOCK(2)
1987........................................        $ 2,000,000          $  287        $ 100           N/A
1988........................................          5,000,000             240          100           N/A
1989........................................          6,000,000             252          100           N/A
1990........................................          6,000,000             190          100           N/A
1991........................................          6,000,000             170          100           N/A
1992........................................          6,000,000             152          100           N/A
1993........................................          6,000,000             168          100           N/A
1994........................................          6,000,000             152          100           N/A
1995........................................          6,000,000             157          100           N/A
1996........................................          6,000,000             164          100           N/A
1997 (at June 30)...........................          6,000,000             162          100           N/A

---------------
 (1) Allied I itself was the obligor on $15 million of the senior notes. Allied I's SBIC subsidiaries were the obligors on the remaining $5 million, which is not subject to the asset coverage requirements of the 1940 Act.
 (2) Issued by Allied I's SBIC subsidiaries to the SBA. These categories of senior securities are not subject to the asset coverage requirements of the 1940 Act.
 (3) Issued by Allied I's SBIC subsidiary to various banks. This category of senior securities is not subject to the asset coverage requirements of the 1940 Act.
 (4) Total amount of each class of senior securities outstanding at the end of the year presented.
 (5) The asset coverage ratio for a class of senior securities representing indebtedness is calculated as Allied I's consolidated total assets less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit. The asset coverage ratio for a class of senior securities that is preferred stock is calculated as Allied I's consolidated total assets less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness, plus the involuntary liquidation preference of the preferred stock (see footnote 6). The Asset Coverage Per Unit is expressed in terms of dollar amounts per share.
 (6) The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it.
 (7) Not applicable, as senior securities are not registered for public trading.
 (8) This table does not include U.S. government agency guaranteed loans sold under agreements to repurchase held by Allied Lending until November 23, 1993, for the years 1986 through 1993. This information is omitted as Allied I no longer uses this type of financing for its operations and has no intention of resuming this practice in the foreseeable future. (See
     "-- Allied Lending," below.)
 (9) Prior to Allied Lending's IPO in November 1993, Allied Lending was a wholly owned subsidiary of Allied I. For the years ended 1987 through 1992, Allied Lending's senior securities (except for the repurchase agreements held by Allied Lending discussed in Note 8 above) are included in this table as well as in the senior securities of table for Allied Lending below.
(10) Allied I has a loan agreement with the Overseas Private Investment Corporation under which Allied I may borrow up to $20 million to provide financing for international projects involving qualifying U.S. small businesses.

                               ALLIED COMMERCIAL

                                                           TOTAL AMOUNT
                                                            OUTSTANDING           ASSET          AVERAGE
                                                           EXCLUSIVE OF         COVERAGE      MARKET VALUE
                  CLASS AND YEAR(2)                     TREASURY SECURITIES    PER UNIT(1)     PER UNIT(2)
-----------------------------------------------------   -------------------    -----------    -------------
BANK LOAN
1992.................................................      $           0         $     0           N/A
1993.................................................                  0               0           N/A
1994.................................................         26,891,000           4,570           N/A
1995.................................................                  0               0           N/A
1996.................................................         21,356,000           2,211           N/A
1997 (at June 30)....................................         23,500,000           1,825           N/A

6.92% SERIES 1995-C1 COMMERCIAL MORTGAGE
COLLATERALIZED BONDS(3)
1992.................................................      $           0         $     0           N/A
1993.................................................                  0               0           N/A
1994.................................................                  0               0           N/A
1995.................................................         98,625,000           2,893           N/A
1996.................................................         54,123,000           2,211           N/A
1997 (at June 30)....................................         31,439,000           1,825           N/A

MASTER REPURCHASE AGREEMENTS
1992.................................................      $           0         $     0           N/A
1993.................................................                  0               0           N/A
1994.................................................         23,210,000           4,570           N/A
1995.................................................                  0               0           N/A
1996.................................................         85,775,000           2,211           N/A
1997 (at June 30)....................................        185,677,000           1,825           N/A

---------------
(1) The asset coverage ratio for a class of senior securities representing indebtedness is calculated as Allied Commercial's consolidated total assets less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.

(2) Not applicable since Allied Commercial has no senior security that is listed or actively traded.

(3) Allied Commercial is not a BDC and therefore is not subject to the asset coverage requirements of the 1940 Act.

(4) The bonds were issued pursuant to a securitization transaction and are nonrecourse to Allied Commercial. The bonds have been rated "AA" by Fitch Investors Service, L.P. and are secured by a trust estate consisting of loans that are secured by first liens on various types of commercial properties.

                                 ALLIED LENDING

                                                           TOTAL AMOUNT
                                                            OUTSTANDING
                                                           EXCLUSIVE OF           ASSET          AVERAGE
                                                             TREASURY           COVERAGE      MARKET VALUE
                  CLASS AND YEAR(4)                         SECURITIES         PER UNIT(1)     PER UNIT(2)
-----------------------------------------------------   -------------------    -----------    -------------
BANK LOAN (UNSECURED REVOLVING LINE OF CREDIT)
1987.................................................       $ 2,000,000          $ 1,396           N/A
1988.................................................         5,000,000            1,355           N/A
1989.................................................                 0                0           N/A
1990.................................................                 0                0           N/A
1991.................................................                 0                0           N/A
1992.................................................                 0                0           N/A
1993.................................................                 0                0           N/A
1994.................................................                 0                0           N/A
1995.................................................         1,055,000            2,739           N/A
1996.................................................                 0                0           N/A
1997 (at June 30)....................................                 0                0           N/A
BANK LOANS (SECURED REVOLVING LINES OF CREDIT)
1987.................................................       $         0          $     0           N/A
1988.................................................                 0                0           N/A
1989.................................................                 0                0           N/A
1990.................................................                 0                0           N/A
1991.................................................                 0                0           N/A
1992.................................................                 0                0           N/A
1993.................................................                 0                0           N/A
1994.................................................         3,130,000           11,475           N/A
1995.................................................        18,914,000            2,739           N/A
1996.................................................        23,743,000            2,768           N/A
1997 (at June 30)....................................        22,102,000            2,899           N/A
REVERSE REPURCHASE AGREEMENTS(3)
1987.................................................       $30,759,000          $ 1,396           N/A
1988.................................................        34,321,000            1,355           N/A
1989.................................................        29,386,000            1,681           N/A
1990.................................................        28,361,000            1,785           N/A
1991.................................................         2,761,000            4,583           N/A
1992.................................................                 0                0           N/A
1993.................................................                 0                0           N/A
1994.................................................                 0                0           N/A
1995.................................................                 0                0           N/A
1996.................................................                 0                0           N/A
1997 (at June 30)....................................                 0                0           N/A

---------------
(1) The asset coverage ratio for a class of senior securities representing indebtedness is calculated as Allied Lending's consolidated total assets less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.

(2) Not applicable, as no class of senior securities of Allied Lending has been listed for public trading.

(3) U.S. government agency-guaranteed loans sold under agreements to repurchase. Allied Lending has been advised by the Staff of the Commission that these reverse repurchase agreements are not considered a class of senior security representing indebtedness and thus are not subject to the asset coverage requirements of the 1940 Act.

(4) Prior to Allied Lending's IPO in November 1993, Allied Lending was a wholly owned subsidiary of Allied I. For the years ended 1987 through 1992, Allied Lending's senior securities (except for the reverse repurchase agreements held by Allied Lending shown in the table above) are also included in the senior securities table for Allied I above.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                     AND CONSOLIDATED FINANCIAL STATEMENTS

     Management's discussion and analysis and the consolidated financial statements for each Company is incorporated by reference from that Company's Annual Report for the year ended December 31, 1996, and from that Company's Forms 10-Q for the periods ended March 31 and June 30, 1997.

       PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Allied Capital Lending Corporation (ACC)
Pro Forma Condensed Consolidated Financial Statements
(unaudited)

     The unaudited pro forma condensed consolidated financial statements are presented as if Allied I, Allied II, Allied Commercial and Advisers merge with and into Allied Lending to form ACC, an internally managed investment fund that would operate as a business development company. It is intended that the Merger would be treated as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

     The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of future financial position or future results of operations of Allied Lending that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, the pro forma condensed consolidated financial statements do not reflect any changes in ACC's business that may have been made had the Companies operated as a single entity over the periods presented.

     The pro forma condensed consolidated balance sheet of Allied Lending as of June 30, 1997 reflects the Merger as if it was consummated on June 30, 1997. The pro forma condensed consolidated statement of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 assume that the Merger occurred on January 1 of each period presented.

                    ALLIED CAPITAL LENDING CORPORATION (ACC)
           CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)
                              AS OF JUNE 30, 1997

                                     AS REPORTED(1)     COMBINATION(2)   ADJUSTMENTS          PRO FORMA
                                     --------------     --------------   -----------          ---------
                                                               (IN THOUSANDS)
ASSETS
Investments at value:
     Loans and debt securities......    $ 53,117           $607,791          $5,000 (5)       $ 665,908
     Equity securities..............                         38,623                              38,623
     Loans held for sale............       3,032                  0                               3,032
     Other investments..............                            139                                 139
                                        --------           --------       ---------           ---------
          Total investments.........      56,149            646,553           5,000             707,702
Cash and cash equivalents...........       2,636             46,792         (12,353)(6,10)       37,075
US government securities............           0             29,031                              29,031
Other assets........................       8,199             25,544          (5,204)(3,4,7)      28,539
                                        --------           --------       ---------           ---------
     Total assets...................    $ 66,984           $747,920       $ (12,557)          $ 802,347
                                        ========           ========       =========           =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving lines of credit...........    $ 22,102           $211,677                           $ 233,779
Debentures and notes payable........                         92,950                              92,950
Bonds payable.......................                         31,439                              31,439
Investment advisory fee payable.....         411              3,331       $  (3,742)(3)               0
Other liabilities...................       2,495             19,092            (342)(4)          21,245
Redeemable preferred stock..........                          1,000                               1,000
Preferred stock.....................                          6,000                               6,000
Common stock and additional paid-in
  capital...........................      42,661            383,827                             426,488
Notes receivable....................                        (12,837)                            (12,837)
Net unrealized (depreciation)
  appreciation on investments.......         (73)             5,092           5,000(5)           10,019
Undistributed (distributions in
  excess of) accumulated earnings...        (612)             7,189         (13,473)(6,7,10)     (6,896)
Treasury stock......................                           (840)                               (840)
                                        --------           --------       ---------           ---------
     Total shareholders' equity.....      41,976            388,431          (8,473)            421,934
                                        --------           --------       ---------           ---------
     Total liabilities and
       shareholders' equity.........    $ 66,984           $747,920       $ (12,557)          $ 802,347
                                        ========           ========       =========           =========

 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                    ALLIED CAPITAL LENDING CORPORATION (ACC)
         CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                             AS REPORTED(1)    COMBINATION(2)  ADJUSTMENTS     PRO FORMA
                                             --------------    -----------    --------------   ---------
                                                                    (IN THOUSANDS)
Investment Income
     Interest.............................       $4,066          $36,478                         $40,544
     Premium..............................        1,481                0                           1,481
     Advisory fees........................                         7,969         $ (7,337)(3)        632
     Other................................                         4,079                           4,079
                                                 ------          -------          -------        -------
          Total...........................        5,547           48,526           (7,337)        46,736
                                                 ------          -------          -------        -------
Expenses
     Interest.............................        1,125           11,206                          12,331
     Salary and employee benefits.........                         4,206                           4,206
     Advisory fees........................          858            6,479           (7,337)(3)          0
     Other................................          306            3,290             (400)(8)      3,196
                                                 ------          -------          -------        -------
          Total...........................        2,289           25,181           (7,737)        19,733
                                                 ------          -------          -------        -------
Income before realized and unrealized
  gains (losses)..........................        3,258           23,345                0         27,003
Realized gains (losses)...................          (44)           4,668                           4,624
Unrealized appreciation (depreciation)....         (170)           1,767                           1,597
                                                 ------          -------          -------        -------
Income before minority interests and
  taxes...................................        3,044           29,780                0         33,224
Minority interests........................            0              588                             588
                                                 ------          -------          -------        -------
Income before income taxes................        3,044           29,192                0         32,636
Income taxes..............................                         1,066           (1,066)(9)
                                                 ------          -------          -------        -------
Net increase in net assets resulting from
  operations..............................       $3,044          $28,126         $ (1,466)       $32,636
                                                 ======          =======          =======        =======
Earnings per share........................       $ 0.59                                          $  0.65
                                                 ======                                          =======
Weighted average shares outstanding.......        5,143                            44,757(11)     49,900
                                                 ======                           =======        =======

 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                    ALLIED CAPITAL LENDING CORPORATION (ACC)
         CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                        AS REPORTED(1)      COMBINATION(2)      ADJUSTMENTS      PRO FORMA
                                        --------------      --------------      -----------      ---------
                                                                  (IN THOUSANDS)
Investment Income
     Interest........................      $  7,463            $ 68,769                           $76,232
     Premium.........................         2,563                   0                             2,563
     Advisory fees...................                            15,827          $ (14,160)(3)      1,667
     Other...........................                             6,061                             6,061
                                        -----------         -----------         -----------      --------
          Total......................        10,026              90,657            (14,160)        86,523
                                        -----------         -----------         -----------      --------
Expenses
     Interest........................         1,772              18,526                            20,298
     Salary and employee benefits....                             8,774                             8,774
     Advisory fees...................         1,520              12,640            (14,160)(3)          0
     Other...........................           484               7,805               (800)(8)      7,489
                                        -----------         -----------         -----------      --------
          Total......................      $  3,776            $ 47,745          $ (14,960)       $36,561
                                        -----------         -----------         -----------      --------
Income before realized and unrealized
  gains (losses).....................         6,250              42,912                  0         49,962
Realized gains (losses)..............          (186)             23,630                            23,444
Unrealized appreciation
  (depreciation).....................           252              (9,925)                           (9,673)
                                        -----------         -----------         -----------      --------
Income before minority interests and
  taxes..............................         6,316              56,617                  0         63,733
Minority interests...................             0               2,427                             2,427
                                        -----------         -----------         -----------      --------
Income before income taxes...........         6,316              54,190                  0         61,306
Income taxes.........................                             1,945             (1,945)(9)          0
                                        -----------         -----------         -----------      --------
Net increase in net assets resulting
  from operations....................      $  6,316            $ 52,245          $   2,745        $61,306
                                        ===========         ===========          =========       ========
Earnings per share...................      $   1.32                                               $  1.27
                                        ===========                                              ========
Weighted average shares
  outstanding........................         4,785                                 43,233(11)     48,018
                                        ===========                              =========       ========

 See Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

 (1) The As Reported column represents Allied Lending's historical consolidated financial position as of June 30, 1997 and results of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 prior to the effects of the proposed Merger.

 (2) The Combination column included in the condensed consolidated balance sheet summarizes the historical balance of assets, liabilities and shareholders' equity of Allied I, Allied II, Allied Commercial and Advisers as of June 30, 1997 and assumes the Merger is consummated on such date.

     The Combination column included in the condensed consolidated income statement for the six months ended June 30, 1997 and for the year ended December 31, 1996 summarizes the historical results of operations of Allied I, Allied II, Allied Commercial, and Advisers for those periods. Earnings reported for the six months ended June 30, 1997 of Allied I and Allied II can be significantly impacted by the timing of recognizing realized gains and changes in the valuation of portfolio investments; therefore, earnings for the six months ended June 30, 1997 are not indicative of the expected annual earnings.

 (3) This adjustment reflects the elimination of the advisory fee receivable recorded by Advisers and the advisory fee payable recorded by Allied I, Allied II, Allied Commercial and Allied Lending at June 30, 1997 ($3,742,000). It also eliminates the advisory fee expenses incurred by Allied I, Allied II, Allied Commercial and Allied Lending as well as the advisory fee income earned by Advisers, for the six months ended June 30, 1997 and for the year ended December 31, 1996.

 (4) This adjustment reflects the elimination of accounts receivable and accounts payable among Allied I, Allied II, Allied Commercial, Allied Lending and Advisers as of June 30, 1997 ($342,000).

 (5) Allied Commercial is a real estate investment trust. As such, generally accepted accounting principles require Allied Commercial to record its investment in real estate loans at their historical cost, less applicable loan loss reserves. However, upon consummation of the Merger, ACC would be required to adjust its investments in real estate loans to their fair value. The carrying values of ACC's investments in real estate loans would be required to be valued by the board of directors of ACC. For purposes of these Condensed Consolidated Financial Statements, the interests in real estate loans have been adjusted to reflect an estimate of fair value.

 (6) Upon consummation of the Merger, ACC would be required to distribute all of its accumulated earnings. This adjustment reflects the distribution of accumulated earnings ($7,603,000) as of June 30, 1997.

 (7) This adjustment reflects the write-off of the deferred tax asset related to Advisers' deferred compensation plan ($1,120,000) because there is no future benefit to ACC for financial statement purposes.

 (8) This adjustment reduces stock record and auditing expenses for the six months ended June 30, 1997 ($400,000) and for the year ended December 31, 1996 ($800,000).

 (9) This adjustment reverses income tax expense recorded by Advisers for the six months ended June 30, 1997 ($1,066,000) and for the year ended December 31, 1996 ($1,945,000). ACC would not be subject to federal and state income taxes if certain asset diversification and income tests, pursuant to the Code, are met.

(10) This adjustment reflects the estimated expenses incurred in connection with the Merger transaction ($4,750,000).

(11) At the Effective Time, each share of common stock of Allied I, Allied II, Allied Commercial and Advisers will be converted into the right to receive shares of Allied Lending according to the following respective exchange ratios:

          (i) each share of Allied I will be converted to the right to receive
     1.07 shares of Allied Lending;

          (ii) each share of Allied II will be converted to the right to receive
     1.40 shares of Allied Lending;

          (iii) each share of Allied Commercial will be converted to the right to receive 1.60 shares of Allied Lending;

          (iv) each share of Advisers will be converted to the right to receive
     0.31 shares of Allied Lending.

     For the six months ended June 30, 1997, earnings per share calculations are based upon the weighted average shares and share equivalents outstanding converted using the exchange ratios described above:

                                              WEIGHTED AVERAGE                                PRO FORMA WEIGHTED
                                             SHARES AS REPORTED           EXCHANGE           AVERAGE SHARES AS OF
                                              AT JUNE 30, 1997             RATIO                JUNE 30, 1997
                                             ------------------           --------           --------------------
                                                                 (SHARES ARE IN THOUSANDS)
Allied I..................................          7,405           X       1.07       =             7,923
Allied II.................................          7,677           X       1.40       =            10,748
Allied Commercial.........................         14,446           X       1.60       =            23,114
Advisers..................................          9,588           X       0.31       =             2,972
Allied Lending............................          5,143           X       1.00       =             5,143
                                                                                                   -------
     Total................................                                                          49,900
                                                                                                   =======

     For the year ended December 31, 1996, earnings per share calculations are based upon the weighted average shares and share equivalents outstanding converted using the exchange ratios described above:

                                              WEIGHTED AVERAGE                                 PRO FORMA WEIGHTED
                                             SHARES AS REPORTED            EXCHANGE           AVERAGE SHARES AS OF
                                            AT DECEMBER 31, 1996            RATIO              DECEMBER 31, 1996
                                            --------------------           --------           --------------------
                                                                (SHARES ARE IN THOUSANDS)
Allied I.................................           6,935            X       1.07       =             7,420
Allied II................................           7,343            X       1.40       =            10,280
Allied Commercial........................          14,048            X       1.60       =            22,477
Advisers.................................           9,858            X       0.31       =             3,056
Allied Lending...........................           4,785            X       1.00       =             4,785
                                                                                                    -------
     Total...............................                                                            48,018
                                                                                                    =======

MANAGEMENT OF THE COMPANIES

     The business of each Company is managed under the supervision of its board of directors. With respect to each of Allied I, Allied II, Allied Commercial, and Allied Lending the responsibilities of each board of directors include, among other things, the oversight of the loan approval process, the quarterly valuation of the Company's assets, and the approval of the terms of the Company's borrowing or other leverage arrangements.

     The board of directors or the stockholders of each of Allied I, Allied II, Allied Commercial and Allied Lending and a majority of the directors who are not parties to the applicable investment advisory agreement or interested persons of any such party must, at least annually, approve the investment advisory agreement with Advisers. Annually and subject to stockholder ratification, the board of directors of each Company must select that Company's independent accountant.

     The compensation committees of the Companies' respective boards of directors, which are comprised exclusively of noninterested directors, determine option awards to the officers under each Company's stock option plan. The Companies' stock option plans are discussed under "Proposal 2: The Plan Proposal."

     A discussion regarding the directors and management of each of the Companies is provided at "The Surviving Company: ACC -- The Management of ACC."

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DIVIDENDS AND DISTRIBUTIONS

     Generally. Each of Allied I, Allied II, Allied Commercial and Allied Lending has historically distributed substantially all of its net income and net realized capital gains to stockholders quarterly, generally on the last business day of March, June, September and December of each year.

     Each such Company also has declared in October, November or December of any year, for payment during the following January, an additional dividend to distribute any net investment income and short-term capital gains (and long-term capital gains, if any) realized by that Company during the year that had not already been distributed through the quarterly dividends.

     A dividend history for each of Allied I, Allied II, Allied Commercial and Allied Lending is presented under "Selected Financial Data of the Companies" above.

     Distributions are taxable to stockholders as ordinary income or capital gains; however, stockholders not subject to tax on income will not be required to pay tax on amounts distributed to them by a Company. Stockholders receive notification from the relevant Company at the end of the year as to the amount and nature of the income or gains distributed to them for that year. The distributions from a Company to a particular stockholder may be subject to the alternative minimum tax under the provisions of the Code.

     If a Company's investments do not generate sufficient income to make distributions or dividend payments as determined by the board of directors, then that Company may determine to liquidate a portion of its portfolio to fund the distributions. Such payments may include a tax basis return of capital to the stockholder, which, in turn and to that extent, would reduce a stockholder's basis in his, her or its stock and have other tax consequences. See "-- Federal Income Tax Issues," below, for a more detailed discussion of the taxation of distributions to stockholders.

     If the Merger is consummated, Allied Lending or ACC will comply with the requirements of Treasury Regulation 1.852-12(b)(1) by declaring a dividend in an amount equal to ACC's total current and accumulated earnings and profits, including any such earnings and profits of any of the Companies to which ACC succeeds in the Merger under the provisions of Section 381 and applicable Treasury Regulations (but without regard to any deficits in earnings and profits of any of the Companies).

     Dividend Reinvestment Plans. Allied I has adopted a DRIP Plan pursuant to which the transfer agent, acting as Plan Agent, reinvests all distributions in whole and fractional shares for the account of all stockholders of record who inform the Company or the Plan Agent of their preference to participate in this plan before the record date of the distribution. This type of plan is sometimes referred to as an "opt-in" plan.

     Each of Allied II, Allied Commercial and Allied Lending has adopted a DRIP Plan pursuant to which distributions to a stockholder owning shares registered in his or her own name are automatically reinvested in additional shares of the relevant entity by the Plan Agent, unless the stockholder elects, in writing, to the Company, as appropriate, and such request is received prior to the corresponding record date, to receive cash. Because shares are reinvested automatically, such plans may be referred to as "opt-out" plans. If the Merger is consummated, Allied Lending's current DRIP Plan will be terminated and ACC will adopt a new "opt-out" DRIP Plan.

     Stockholders may change enrollment status in a DRIP Plan at any time by contacting either the Plan Agent or the relevant Company. A stockholder's ability to participate in a DRIP Plan may be limited according to how the stockholder's shares are registered. Beneficial owners holding shares in street name may be precluded from participation by the nominee. Stockholders who wish to participate in a DRIP Plan may need to register their shares in their own name. Stockholders whose shares are held in the name of a nominee should inquire with their nominee to determine whether distributions will be made in cash or in additional shares.

     Stockholders are informed of their right to elect to receive cash in a Company's annual and quarterly reports to stockholders. All distributions to investors who do not participate (or whose nominee elects not to participate) in the DRIP Plan will be paid by check mailed directly, or through a nominee, to the record holder by or under the direction of the Plan Agent.

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

     When a Company declares a dividend or distribution, stockholders who are participants in the relevant DRIP Plan will receive the dividend or distribution, net of any applicable withholding taxes, in shares. The price used to determine the number of shares to be received by a DRIP Plan participant will differ depending on whether the shares to be received by DRIP Plan participants are outstanding shares purchased in the market or are newly issued shares.

     Each board of directors may declare a distribution to be paid to DRIP Plan participants in newly issued shares. The price at which newly issued shares will be issued will be equal to the average of the closing sales prices, as reported in The Wall Street Journal, at which shares of the relevant entity were traded on the last five days on which trading in the shares is reported to have taken place on Nasdaq prior to the payment date of the dividend or distribution, but shall not be less than 95% of the opening sales price on the payment date.

     Notwithstanding a declaration by the board of directors to issue new shares for DRIP Plan participants, the Plan Agent will buy shares in the open market, on Nasdaq or elsewhere rather than issue new shares, for the accounts of the DRIP Plan participants, if (i) the price at which newly issued shares are to be credited does not exceed 110% of the relevant entity's last reported per share net asset value or (ii) the relevant entity's directors or officers become aware of events that indicate the possibility of a material change in per share net asset value as a result of which the net asset value of the relevant entity might be higher than the price at which the Plan Agent would credit newly issued shares. The Plan Agent will reinvest all distributions as soon as practicable, but in no event later than 30 days after the payment date of the distribution, except to the extent necessary to comply with applicable provisions of the federal securities laws. By the time the Plan Agent has completed its purchases, the average per share purchase price paid by the Plan Agent, including commissions, may exceed the price at which the newly issued shares would have been credited or the shares' current net asset value. In that event, DRIP Plan participants would receive fewer shares than if the dividend or distribution had been paid in newly issued shares. If shares are purchased in the market, the price will be the average actual cost of such shares, including any brokerage commissions. There are no other charges payable in connection with a DRIP Plan.

     The Plan Agent maintains all stockholder accounts in the DRIP Plan and furnishes written confirmations of all transactions in the account, including information needed by stockholders for personal and tax records. Shares in the account of each DRIP Plan participant are held by the Plan Agent in uncertificated form in the name of the participant, and each stockholder's proxy would include shares purchased pursuant to the DRIP Plan. There is no charge to participants for reinvesting dividends and capital gains distributions, except to the extent that participants bear the cost of brokerage commissions on market purchases.

     The automatic reinvestment of distributions does not relieve participants of any income tax which may be payable on distributions.

     Each Company reserves the right to amend or terminate the relevant DRIP Plan on at least 90 days' written notice to participants in the DRIP Plan. Allied I, Allied II, Allied Commercial and Allied Lending each may place limitations on participation in its DRIP Plan to assure the maintenance of BDC status or REIT status, as applicable. Allied Commercial also may amend or terminate its DRIP Plan without notice if necessary to preserve its status as a real estate investment trust. Any stockholder who has questions about a DRIP Plan may call 1-888-818-5298 and ask for Investor Relations, or may contact American Stock Transfer & Trust Company, the Plan Agent, 40 Wall Street, 46th Floor, New York, New York 10005, telephone (800) 937-5449.

     Advisers has never paid a dividend and does not plan to pay any dividends in the foreseeable future. Depending on future earnings and liquidity requirements, the board of directors of Advisers may in due course declare dividends in such amount as it may then determine. However, as discussed above, if the Merger is consummated, Allied Lending or ACC will comply with the requirements of Treasury Regulation 1.852-12(b)(1) by declaring a dividend in an amount equal to ACC's total current and accumulated earnings and profits, including any such earnings and profits of Advisers, to which ACC succeeded in the Merger.

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

FEDERAL INCOME TAX ISSUES

     The following discussion of the tax status of each Company is based on the Code, judicial decisions, Treasury Regulations, rulings and other administrative interpretations, all of which are subject to change.

  ALLIED I, ALLIED II AND ALLIED LENDING

     Each of Allied I, Allied II and Allied Lending and their respective subsidiaries is treated for tax purposes as a "regulated investment company" or "RIC" within the meaning of Section 851 of the Code. If each such BDC qualifies as a RIC and distributes to its stockholders in a timely manner at least 90% of its "investment company taxable income," as defined in the Code, each year, it will not be subject to federal income tax on the portion of its taxable income and gains it distributes to stockholders. In addition, if a RIC distributes in a timely manner (or treats as "deemed distributed") 98% of its capital gain net income for each one year period ending on December 31 (pursuant to Section 4982(e)(4)(A) of the Code), and distributes 98% of its ordinary income for each calendar year, it will not be subject to the 4% nondeductible federal excise tax on certain undistributed income of RICs.

     In order to qualify as a RIC for federal income tax purposes, each of Allied I, Allied II or Allied Lending must, among other things: (i) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale of stock or other securities or other income derived with respect to its business of investing in such stock or securities; and (ii) diversify its holdings so that (a) at least 50% of the value of the Company's assets consists of cash, cash items, government securities and other securities if such other securities of any one issuer do not represent more than 5% of the Company's assets and 10% of the outstanding voting securities of the issuer, and (b) no more than 25% of the value of the Company's assets are invested in securities of one issuer (other than U.S. Government Securities), or of two or more issuers that are controlled by the Company and are engaged in the same or similar or related trades or businesses.

  ALLIED COMMERCIAL

     Allied Commercial has elected to be treated as a REIT for tax purposes. In general, as long as Allied Commercial qualifies as a REIT, it will not be subject to federal income tax on income or gains that it distributes in a timely manner to stockholders. This qualification depends on Allied Commercial continuing to meet various requirements governing, among other things, the ownership of its shares, the nature of its assets, sources of its income, and the amount of its distributions to stockholders.

  ADVISERS

     Advisers is a corporation taxable on its earnings at the corporate level. In addition, if Advisers were to make a distribution to its stockholders, such distributions would be taxable to such stockholders as ordinary income to the extent of Advisers earnings and profits, then as a return of capital (to the extent of a stockholder's basis in its stock), and then as gain from the sale or exchange of a capital asset.

  TAXATION OF STOCKHOLDERS

     Distributions of Allied I, Allied II, Allied Commercial and Allied Lending are taxable to stockholders as ordinary income or capital gains; however, stockholders not subject to tax on income will not be required to pay tax on amounts distributed to them by any such Company. Stockholders receive notification from the relevant Company at the end of the year as to the amount and nature of the income or gains distributed to them for that year. The distributions from a Company to a particular stockholder may be subject to the alternative minimum tax under the provisions of the Code.

     Distributions of the ordinary income and net short-term capital gain of each of Allied I, Allied II, Allied Commercial and Allied Lending, generally are taxable to stockholders as ordinary income. Distributions of net capital gain, if any, designated by any such Company as capital gain dividends generally will be taxable to stockholders as long-term capital gain, regardless of the length of time a stockholder has held the shares. All distributions are taxable, whether invested in additional shares or received in cash. Dividends declared by each

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

of these Companies and payable to stockholders of record in October, November or December of a given year that are paid during the following January will be treated as having been received by stockholders on December 31 of the year of declaration.

     Income from an investment in a Company normally will be characterized as "portfolio," rather than "passive" income, and accordingly, a stockholder's passive losses from a Company may not be used to offset income. Dividends of Allied Commercial received by corporate stockholders will not qualify for the dividend received deduction generally available to corporations. Dividends of Allied I, Allied II, and Allied Lending, if characterized as ordinary income dividends, will, if certain conditions are met, qualify for the dividends received deduction generally available to corporations; capital gain dividends are not eligible for the dividends received deduction.

     In general, any gain or loss realized upon a taxable disposition of shares of Allied I, Allied II, Allied Lending or Allied Commercial, or upon receipt of a liquidating distribution by a stockholder who is not a dealer in securities, will be treated as capital gain or loss. If gain is realized, it will be subject to taxation at various tax rates depending on the length of time the taxpayer has held such shares and other factors. The gain or loss will be short-term capital gain or loss if the shares have been held for one year or less. If a stockholder has received any capital gain dividends with respect to such shares, any loss realized upon a taxable disposition of shares treated under the Code as having been held for six months or less, to the extent of such capital gain dividends, will be treated as a long-term capital loss. All or a portion of any loss realized upon a taxable disposition of shares of a Company may be disallowed if other shares of the Company are purchased (under a DRIP Plan or otherwise) within 30 days before or after the disposition.

     Each Company is required to withhold and remit to the Internal Revenue Service (the "IRS") 31% of the dividends paid to any stockholder who (i) fails to furnish the Company with a certified taxpayer identification number; (ii) has underreported dividend or interest income to the IRS; or (iii) fails to certify to the Company that he, she or it is not subject to backup withholding. In addition, each Company may be required to withhold a portion of distributions paid to non-U.S. stockholders who fail to certify their U.S. taxpayer identification number or foreign status to the Company. (See also "-- The Distribution -- Federal Income Tax Consequences of the Distribution" and "Certain Federal Income Tax Consequences of the Merger," below.)

     The above discussion is intended solely to summarize current U.S. federal income tax provisions, and does not address state, local or foreign tax consequences. EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISER FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO HIM OR HER.

INDEPENDENT ACCOUNTANT

     For the year ended December 31, 1997, the independent public accountants engaged to audit the consolidated financial statements of each of Allied I, Allied II, and Allied Lending is the firm of Matthews, Carter and Boyce, P.C., which has been each such Company's independent accountant since its inception. For the year ending December 31, 1997, the independent public accountant engaged to audit Allied Commercial's and Advisers' consolidated financial statements is the firm of Arthur Andersen LLP. The selection of the independent accountant by each Company's directors is subject to annual ratification by stockholders at that Company's annual meeting. Each Company's directors' selection of that Company's independent accountant for the year ending December 31, 1997 was ratified by a majority of that Company's stockholders at the Company's 1997 annual meeting of stockholders.

     It is anticipated that if the Merger is consummated, Matthews, Carter and Boyce, P.C. would resign as independent accountants to Allied Lending. In the event Matthews, Carter and Boyce, P.C. so resigns, the board of directors of Allied Lending would accept such resignation, and would select the firm of Arthur Andersen LLP as the independent accountant to ACC for the year ending December 31, 1997, and Arthur Andersen LLP will serve as independent accountant for ACC until its next annual meeting of stockholders. It is expected that the board would select Arthur Andersen LLP based on the board's determination that due to the expected magnitude and complexity of ACC, a nationally recognized accounting firm should be selected to serve as the accountant to ACC.

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

     During the past two years, none of the accountants' reports on the financial statements for Allied I, Allied II and Allied Lending contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the past two years, Allied I, Allied II and Allied Lending have had no disagreements with Matthews Carter and Boyce, P.C. on any matter of accounting principles or processes, financial statement disclosure or auditing scope or procedure.

     The board of directors of Allied Lending would select Arthur Andersen LLP as independent public accountants for ACC for the year ending December 31, 1997 (subject to the consummation of the Merger in the case of Allied I, Allied II and Allied Lending); Arthur Andersen LLP will also be the independent public accountants for all subsidiaries of ACC.

     Arthur Andersen LLP has no financial interest in any of the Companies.

     It is not expected that a representative of Arthur Andersen LLP will be present or available to answer questions at the Special Meeting, but a representative would have an opportunity to make a statement if in attendance.

     A vote in favor of the Merger Proposal constitutes the acceptance, approval, and ratification of the selection of Arthur Andersen LLP as the independent public accountant for ACC for the year ending December 31, 1997. It is expected that stockholders will be asked at the next annual meeting of ACC to re-approve the selection of Arthur Andersen LLP as the independent public accountant for ACC for 1998.

SAFEKEEPING, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

     Each of Allied I's, Allied II's, Allied Lending's and Allied Commercial's investments, as well as those of its subsidiaries, are held in safekeeping by Riggs Bank, N.A. at 808 17th Street, N.W., Washington, D.C. 20006. LaSalle National Bank, located at 25 Northwest Point Boulevard, Suite 800, Elk Grove Village, Illinois 60007, serves as trustee with respect to assets of Allied Commercial held for securitization purposes. American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 acts as each Company's transfer, dividend paying and reinvestment plan agent and registrar.

                                THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

     Generally. In connection with the Merger, Allied I has agreed to declare and pay to its stockholders a special dividend consisting of all of the shares of common stock of Allied Lending owned by Allied I, payable immediately prior to the Effective Time, and in lieu of its 1997 regular fourth quarter and annual extra dividend (as defined above, the "Distribution"). Allied I may distribute some or all of the shares of common stock of Allied Lending in a dividend to its stockholders at any time, even if the Merger is not effected. Furthermore, if the Merger Agreement is terminated for any reason, Allied I would no longer be obligated to distribute all of the shares of common stock of Allied Lending owned by Allied I, except to the extent required by an existing order of the Commission as described in the following paragraph.

     The Distribution would serve two purposes. First, it would satisfy a condition in the 1993 Order that Allied I divest itself of all its remaining shares of Allied Lending by December 31, 1998. The 1993 Order and the condition of divestment are described below. Second, it would serve to facilitate the Merger by precluding the applicability to the Merger of a Maryland anti-takeover statute. Maryland anti-takeover law places significant restrictions on "business combinations" between a corporation and an interested stockholder. These restrictions are described below under the caption "Certain Anti-Takeover Provisions -- Business Combination Statute."

     As of June 30, 1997, Allied I owned 844,914 shares, or approximately 16% of the outstanding shares of Allied Lending.

     The 1993 Order. As described above under the caption "-- The Merging Companies -- Allied Lending," Allied Lending was a wholly owned subsidiary of Allied I until its initial public offering on

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

November 23, 1993. The initial public offering of Allied Lending common stock was based, in part, on the 1993 Order which contained a condition that Allied I divest itself of all its remaining shares of Allied Lending by December 31, 1998.

     Shares to be Received. If the Distribution were effected, it is anticipated that for each share of common stock owned, an Allied I stockholder would receive shares of Allied Lending computed based on the following formula:
844,914 shares, divided by the number of total shares outstanding of Allied I at the time of the Distribution.

MANNER OF EFFECTING THE DISTRIBUTION

     In the Merger Agreement, Allied I has agreed, subject to the requirements of Maryland law applicable to dividends, to make the Distribution. If the Merger is approved by the stockholders of the Companies, the Allied I board of directors will declare a special dividend consisting of a certain number of shares of Allied Lending common stock to be payable on a certain date (the "Distribution Date") to Allied I's stockholders of record as of a prior date (the "Distribution Record Date"). The ratio of the number of shares of Allied Lending common stock to be distributed for each share of Allied I common stock owned on the Distribution Record Date will be based on the number of shares of Allied I common stock outstanding on the Distribution Record Date and the number of shares of Allied Lending common stock to be distributed.

     If the Merger Proposal is approved by the stockholders of each Company, Allied I intends to set a Distribution Record Date and a Distribution Date, and intends to distribute all of its shares of Allied Lending common stock in the Distribution. The Distribution Record Date will be set on a date that occurs subsequent to the date on which stockholders of each Company approve the Merger. Allied I currently anticipates that the Distribution Record Date will be two business days prior to the Distribution Date, and that the Distribution Date will occur on a date immediately prior to the Effective Time. If the Merger Proposal is not approved or if the Merger is not, for any reason, effected, Allied I may nevertheless distribute some or all of the shares of Allied Lending common stock at any time prior to December 31, 1998.

     No holder of Allied I common stock will be required to pay any cash or other consideration for the shares of Allied Lending common stock received in the Distribution.

     Stockholders of Allied I with inquiries relating to the Distribution prior to the Distribution Date should contact Allied I, c/o Allied Capital Advisers, Inc., 1666 K Street, N.W., Washington, D.C. 20006, Attention: Investor Relations, or by calling (888) 818-5298.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     Allied I intends to treat each holder of Allied I common stock who receives Allied Lending common stock as having received a distribution in an amount equal to the fair market value of such Allied Lending common stock on the Distribution Date. The Company intends to treat this distribution as a dividend (to the extent of its current and accumulated earnings and profits). Furthermore, if properly treated as a distribution, the tax basis of Allied Lending common stock received in the Distribution would equal its fair market value on the Distribution Date, the holding period of such stock would begin with and include the day after the Distribution Date, and Allied I would recognize a taxable gain on the Distribution. (See "-- The Merging Companies -- Federal Income Tax Issues," and "Certain Federal Income Tax Consequences of the Merger," for a discussion of other tax consequences.)

     The foregoing summary of the anticipated principal federal income tax consequences of the Distribution under current law is for general information only and does not purport to cover all federal income tax consequences (including those that may apply to particular categories of stockholders) or any tax consequences that may arise under the tax laws of other jurisdictions. Allied I has not requested any rulings or opinions with respect to the tax consequences of the Distribution under the federal tax laws or the laws of any state, local or foreign government. Each holder (including each corporate holder) of Allied I's common stock should consult his or her tax adviser as to the particular tax consequences of the Distribution, including

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

application of federal, state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

FRAUDULENT TRANSFER CONSIDERATION; LEGAL DIVIDEND REQUIREMENTS

     If a court in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find that, at the time Allied I effected the Distribution, Allied I (i) was insolvent, (ii) was rendered insolvent by reason of the Distribution, (iii) was engaged in a business or transaction for which Allied I's remaining assets, as the case may be, constituted unreasonably small capital, or (iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Distribution (in whole or in part) as a fraudulent conveyance and require that the stockholders return the Distribution (in whole or in part) to Allied I, or require Allied I (or ACC as the successor to Allied I after the Merger), to fund certain liabilities of the other corporation for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, Allied I would be considered insolvent if the fair value of its assets was less than the amount of its liabilities or if it incurred debt beyond its ability to repay such debt as it matures. In addition, under the Maryland Law (which is applicable to Allied I in the Distribution), a Maryland corporation generally may not make a distribution to its stockholders if such distribution were to render it insolvent in a sense that is substantially similar to the foregoing.

     Allied I's board of directors and management believe that Allied I will be solvent at the time of the Distribution (in accordance with the foregoing definitions), will be able to repay its debts as they mature following the Distribution and will have sufficient capital to carry on its businesses.

                  DESCRIPTION OF COMMON STOCK OF EACH COMPANY

ALLIED I COMMON STOCK

     The authorized capital stock of Allied I is ten million (10,000,000) shares of common stock, par value one dollar ($1.00) per share. As of September 23, 1997, there were 7,716,062 shares of common stock of Allied I outstanding. All shares of common stock have equal rights as to earnings, assets, dividends, and voting privileges and all outstanding shares of common stock are fully paid and nonassessable. The shares of common stock have no preemptive, conversion, or redemption rights and are freely transferable. In the event of liquidation, each share of common stock is entitled to its proportion of Allied I's assets after debts and expenses. Each share is entitled to one vote and does not have cumulative voting rights, which means that holders of a majority of the shares, if they so choose, could elect all of the directors, and holders of less than a majority of the shares would, in that case, be unable to elect any director.

ALLIED II COMMON STOCK

     The authorized capital stock of Allied II is twenty million (20,000,000) shares of common stock, par value one dollar ($1.00) per share. As of September 23, 1997, there were 7,869,178 shares of common stock of Allied II outstanding. All shares of common stock have equal rights as to earnings, assets, dividends, and voting privileges and all outstanding shares of common stock are fully paid and nonassessable. The shares of common stock have no preemptive, conversion, or redemption rights and are freely transferable. In the event of liquidation, each share of common stock is entitled to its proportion of Allied II's assets after debts and expenses. Each share is entitled to one vote and does not have cumulative voting rights, which means that holders of a majority of the shares, if they so choose, could elect all of the directors, and holders of less than a majority of the shares would, in that case, be unable to elect any director.

ALLIED COMMERCIAL COMMON STOCK

     The authorized capital stock of Allied Commercial is fifty million (50,000,000) shares of common stock, par value one-tenth of One Mil ($0.0001) per share, and 5,000,000 shares of preferred stock, par value one-tenth of One Mil ($0.0001) per share. As of September 23, 1997, there were 14,639,877 shares of common

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stock outstanding, and no shares of preferred stock of Allied Commercial outstanding. All shares of common stock have equal rights as to earnings, assets, dividends, and voting privileges and all outstanding shares of common stock are fully paid and nonassessable. The shares of common stock have no preemptive, conversion, or redemption rights and are freely transferable. In the event of liquidation, each share of common stock is entitled to its proportion of Allied Commercial's assets after debts and expenses. The board of directors of Allied Commercial has set no special rights or preferences with respect to the authorized preferred stock. Each share is entitled to one vote and does not have cumulative voting rights, which means that holders of a majority of the shares, if they so choose, could elect all of the directors, and holders of less than a majority of the shares would, in that case, be unable to elect any director.

     No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of shares of capital stock of Allied Commercial may be made except by registration of the transfer on Allied Commercial's books. The board of directors of Allied Commercial may refuse a transfer if the proposed transfer would, in the good faith judgment of the board, jeopardize Allied Commercial's ability to qualify as a REIT by causing it to fail to meet requirements under the Code regarding the number of holders of shares and concentration of share ownership, as described above under "Federal Income Tax Issues -- Allied Commercial." Allied Commercial's charter authorizes Allied Commercial to redeem shares of particular stockholders, in accordance with the provisions set forth in the Articles, to the extent necessary in the directors' judgment to permit Allied Commercial to obtain, maintain or re-establish its REIT status. Any stockholder may be required by Allied Commercial to execute such instruments or certifications as are reasonably required by Allied Commercial. Any transfer that causes Allied Commercial to be disqualified as a REIT will be invalid ab initio and the transferee will be deemed never to have had an interest in the shares transferred.

ALLIED LENDING COMMON STOCK

     The authorized capital stock of Allied Lending is twenty million (20,000,000) shares of common stock, par value one-tenth of One Mil ($0.0001) per share. As of September 23, 1997, there were 5,188,780 shares of common stock of Allied Lending outstanding. All shares of common stock have equal rights as to earnings, assets, dividends, and voting privileges and all outstanding shares of common stock are fully paid and nonassessable. The shares of common stock have no preemptive, conversion, or redemption rights and are freely transferable. In the event of liquidation, each share of common stock is entitled to its proportion of Allied Lending's assets after debts and expenses. Each share is entitled to one vote and does not have cumulative voting rights, which means that holders of a majority of the shares, if they so choose, could elect all of the directors, and holders of less than a majority of the shares would, in that case, be unable to elect any director.

     Allied I owned approximately 16.5% of Allied Lending's outstanding shares of common stock at June 30, 1997. Pursuant to the 1993 Order, on matters requiring a vote of Allied Lending's stockholders, Allied I has agreed to vote its shares only in the same proportion as the shares voted by Allied Lending's stockholders. If the Merger is approved by the stockholders of each Company, Allied I intends to distribute to its stockholders the shares it owns in Allied Lending prior to consummation of the Merger. (See "-- The Distribution," above.)

     The board of directors may classify and reclassify any unissued shares of capital stock of Allied Lending by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption or other rights of such shares of capital stock.

     If the Merger is consummated, the number of authorized shares of common stock of Allied Lending will be increased from 20,000,000 to 100,000,000 shares. (See "-- The Surviving Company: ACC -- Amendments to Charter -- Increase in Authorized Capital.")

ADVISERS COMMON STOCK

     The authorized capital stock of Advisers is twenty million (20,000,000) shares of common stock, par value One Mil ($0.001) per share. As of September 23, 1997, there were 9,611,864 shares of common stock of

Advisers outstanding. All shares of common stock have equal rights as to earnings, assets, dividends, and voting privileges and all outstanding shares of common stock are fully paid and nonassessable. The shares of common stock have no preemptive, conversion, or redemption rights and are freely transferable. In the event of liquidation, each share of common stock is entitled to its proportion of Advisers' assets after debts and expenses. Each share is entitled to one vote and does not have cumulative voting rights, which means that holders of a majority of the shares, if they so choose, could elect all of the directors, and holders of less than a majority of the shares would, in that case, be unable to elect any director.

     The board of directors may classify and reclassify any unissued shares of capital stock of Advisers by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption or other rights of such shares of capital stock.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

     If the Merger is consummated, stockholders of each Company will become holders of ACC common stock (a description of each Company's common stock is set forth above). All of the Companies were incorporated in, and are duly existing under the laws of, the State of Maryland and therefore there will be no changes in the applicable state laws governing the rights of stockholders of ACC following the Merger. However, there will be differences between the charter (as amended, the "Charter") and bylaws of ACC and the charter and bylaws of each Company, which also govern the rights of that Company's stockholders. The principal differences between the charter and bylaws of each Company and the Charter and bylaws of ACC are described below.

CHARTER

     Allied Lending's charter, as amended, as described herein, which will become the Charter of ACC if the Merger is effected, provides that the board of directors may classify and reclassify any unissued shares of capital stock by setting, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption or other rights of such shares of stock. The respective Articles of Allied I and Allied II contain no similar provision. Stockholders should be aware that this provision permits the board of directors of ACC, without stockholder approval, to issue ACC preferred stock with voting, conversion or other rights in a manner intended to have an anti-takeover effect.

     As discussed above in "The Surviving Company: ACC -- Amendments to Charter," ACC will have the authority to issue a larger number of shares of stock than are currently authorized for each of the Companies individually, and therefore ACC would have an expanded capability to reclassify authorized but unissued stock into one or more classes of stock, including preferred stock, which may have attributes that could have anti-takeover effects. In addition, see "-- The Surviving Company: ACC -- Amendments to Indemnification Provisions" for a discussion of proposed amendments to the indemnification provisions contained in Allied Lending's charter.

BYLAWS

     The bylaws of each Company provide that the directors of that Company are elected annually to hold office until their successors are elected and qualified. Accordingly, all directors of a Company are elected annually, at the same time. In contrast, the bylaws of ACC would provide that the directors of ACC are classified into three approximately equal classes, with each class being elected for a three-year term. The terms will be staggered, meaning that each year a different class of directors is to be elected. The difference in the bylaws of each Company and the bylaws of ACC would have two effects. First, under the bylaws of each Company, stockholders may remove a director by a majority vote with or without cause. After October 1, 1997, under the Maryland law, a director serving on a classified (i.e., staggered) board may be removed by a majority vote of stockholders only with cause, unless the charter provides otherwise. ACC's Charter will not provide otherwise. Second, the staggered board provision may be deemed to have an anti-takeover effect. (See "-- The Surviving Company: ACC -- Staggered Board Elections.")

                        MARKET PRICES AND DIVIDEND DATA

     The following tables set forth the high and low bid prices of each Company's common stock by calendar quarter during the first six months of 1997 and for 1996 and 1995 and the distributions paid per share. These quotations represent interdealer quotations and do not include markups, markdowns or commissions and may not necessarily represent actual transactions. Shares of each Company's common stock are traded on Nasdaq, under the trading symbols ALLC (Allied I), ALII (Allied II), ALCL (Allied Lending), ALCC (Allied Commercial) and ALLA (Advisers). Shares of ACC would be traded on Nasdaq under the trading symbol "ALLC".

     Stockholders are advised to obtain current market quotations for each of the Companies' common stock. No assurance can be given as to the market price of ACC at or after the Effective Time. It is expected that the market price of the Companies will fluctuate between the date of this Joint Proxy
Statement/Prospectus and the date the Merger is consummated.

                                    ALLIED I

                                    1997                                 1996                                 1995
                      ---------------------------------    ---------------------------------    ---------------------------------
                                          DISTRIBUTIONS                        DISTRIBUTIONS                        DISTRIBUTIONS
                       HIGH      LOW        PER SHARE       HIGH      LOW        PER SHARE       HIGH      LOW        PER SHARE
                      ------    ------    -------------    ------    ------    -------------    ------    ------    -------------
First Quarter......   $16.25    $15.13        $0.33        $14.25    $13.00        $0.26        $13.50    $11.50        $0.20
Second Quarter.....   $16.25    $15.13        $0.34        $14.38    $13.00        $0.27        $12.00    $11.13        $0.20
Third Quarter......       --        --        $  --        $16.00    $13.50        $0.29        $13.75    $11.25        $0.22
Fourth Quarter.....       --        --        $  --        $16.63    $15.25        $0.31        $14.25    $12.25        $0.24
Annual Extra
  Distribution.....                           $  --                                $0.38                                $0.58
                                              -----                                -----                                -----
Total
  Distribution.....                           $0.67                                $1.51                                $1.44
                                              =====                                =====                                =====

                                   ALLIED II

                                    1997                                 1996                                 1995
                      ---------------------------------    ---------------------------------    ---------------------------------
                                          DISTRIBUTIONS                        DISTRIBUTIONS                        DISTRIBUTIONS
                       HIGH      LOW        PER SHARE       HIGH      LOW        PER SHARE       HIGH      LOW        PER SHARE
                      ------    ------    -------------    ------    ------    -------------    ------    ------    -------------
First Quarter......   $21.50    $19.50        $0.43        $18.50    $16.25        $0.33        $14.75    $13.75        $0.25
Second Quarter.....   $21.75    $18.00        $0.45        $18.50    $15.50        $0.35        $16.25    $14.00        $0.27
Third Quarter......       --        --        $  --        $20.25    $17.25        $0.38        $16.25    $15.00        $0.29
Fourth Quarter.....       --        --        $  --        $21.88    $18.75        $0.41        $19.00    $15.75        $0.31
Annual Extra
  Distribution.....                           $  --                                $0.45                                $0.48
                                              -----                                -----                                -----
Total
  Distribution.....                           $0.88                                $1.92                                $1.60
                                              =====                                =====                                =====

                               ALLIED COMMERCIAL

                                    1997                                 1996                                 1995
                      ---------------------------------    ---------------------------------    ---------------------------------
                                          DISTRIBUTIONS                        DISTRIBUTIONS                        DISTRIBUTIONS
                       HIGH      LOW        PER SHARE       HIGH      LOW        PER SHARE       HIGH      LOW        PER SHARE
                      ------    ------    -------------    ------    ------    -------------    ------    ------    -------------
First Quarter......   $25.63    $22.50        $0.51        $20.00    $18.25        $0.44        $16.88    $14.75        $0.38
Second Quarter.....   $25.00    $22.75        $0.52        $20.25    $18.63        $0.46        $17.75    $15.34        $0.40
Third Quarter......       --        --        $  --        $23.50    $19.63        $0.48        $19.13    $17.13        $0.41
Fourth Quarter.....       --        --        $  --        $24.25    $21.50        $0.50        $19.88    $17.38        $0.42
Annual Extra
  Distribution.....                           $  --                                $0.10                                $0.17
                                              -----                                -----                                -----
Total
  Distribution.....                           $1.03                                $1.98                                $1.78
                                              =====                                =====                                =====

                                 ALLIED LENDING

                                    1997                                 1996                                 1995
                      ---------------------------------    ---------------------------------    ---------------------------------
                                          DISTRIBUTIONS                        DISTRIBUTIONS                        DISTRIBUTIONS
                       HIGH      LOW        PER SHARE       HIGH      LOW        PER SHARE       HIGH      LOW        PER SHARE
                      ------    ------    -------------    ------    ------    -------------    ------    ------    -------------
First Quarter......   $17.00    $14.88        $0.32        $15.00    $12.75        $0.30        $12.75    $ 9.50       $  0.27
Second Quarter.....   $16.63    $13.88        $0.32        $15.00    $12.70        $0.30        $13.25    $12.00       $0.2825
Third Quarter......       --        --        $  --        $15.38    $13.13        $0.30        $13.00    $12.00       $  0.29
Fourth Quarter.....       --        --        $  --        $15.88    $14.00        $0.32        $13.25    $12.00       $  0.30
Annual Extra
  Distribution.....                           $  --                                $0.08                               $0.0775
                                              -----                                -----                               -------
Total
  Distribution.....                           $0.64                                $1.30                               $  1.22
                                              =====                                =====                               =======

                                    ADVISERS

                                                                             1997              1996              1995
                                                                        --------------    --------------    --------------
                                                                        HIGH      LOW     HIGH      LOW     HIGH      LOW
                                                                        -----    -----    -----    -----    -----    -----
First Quarter........................................................   $6.13    $5.00    $7.00    $5.06    $4.00    $3.25
Second Quarter.......................................................   $5.38    $4.50    $7.75    $6.50    $5.00    $3.63
Third Quarter........................................................      --       --    $7.50    $6.88    $5.38    $4.63
Fourth Quarter.......................................................      --       --    $7.00    $5.50    $5.38    $5.00

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

OUTSTANDING OPTIONS AWARDS

     Cut-off Award. As discussed below, if the Merger is approved, each Company's existing stock option plan would be canceled, and certain of its officers would be eligible to participate in ACC's stock option plan upon consummation of the Merger. In the event the Merger is effected, Advisers would declare two formula bonus awards to compensate officers for the effect of the termination of the existing stock option plans, and to balance stock option awards among Advisers' employees to account for the deviations caused by the existence of five plans supported by five different publicly traded stocks. The first award would be used to establish a cut-off dollar amount for all existing, but unvested options as of the date of the Merger ("the Cut-off Award"). The Cut-off Award would be payable contingent upon the Merger and the termination of all existing stock option plans. The Cut-off Award would be computed for each unvested option as of the Merger date. The Cut-off Award would be equal to the difference between the market price at the date of the announcement of the Merger of the share of stock underlying the option less the exercise price of the option. The Cut-off Award would be payable for each unvested option upon the future vesting date of that option. The Cut-off Award was designed to cap the appreciated value in unvested options at the Merger announcement date, in order to set the foundation to balance option awards upon the Merger. The Cut-Off Award that will be paid to certain officers will be approximately $2.9 million in the aggregate.

     Formula Award. The second award (the "Formula Award") would be used to compensate employees from the point when their unvested options would cease to appreciate in value (the Merger announcement date), up until the time in which they would be able to receive option awards in ACC (after the Merger becomes effective). The Formula Award would also be contingent upon the consummation of the Merger and the termination of the five existing stock option plans. In the aggregate, the Formula Award would be equal to six percent (6%) of the difference between an amount equal to the combined aggregate market capitalizations of the Companies as of the close of the market on the day before the Merger date less an amount equal to the combined aggregate market capitalizations of the Companies as of the close of the market on the date of the announcement of the Merger. The compensation committee of Advisers' board of directors would allocate the Formula Award to individual officers. The Formula Award for each officer would vest over a three-year period, on the anniversary of the Merger date. The Formula Award would be contributed to ACC's deferred compensation plan, and would be used to purchase shares of ACC in the open market.

EMPLOYMENT AGREEMENTS.

     On July 14, 1997, Advisers entered into substantially similar employment agreements with certain executive officers of Advisers (including William L. Walton, John M. Scheurer, Joan M. Sweeney, G. Cabell Williams III and 6 other officers). The employment agreements will terminate either upon the consummation of the Merger or, if the Merger is not consummated, on June 30, 1998. The employment agreements provide that if the employee is terminated by Advisers, the employee will receive severance pay equal to nine months of the employee's then-current salary, and certain other benefits related to health insurance for six months following separation. Pursuant to the employment agreements, if the employee terminates his or her employment, the employee would be prohibited from providing financial or investment advice or portfolio management services for any entity then managed by Advisers. There is no cash payment or other benefit payable under the employment agreements that is contingent upon the consummation of the Merger.

OWNERSHIP OF SHARES OF THE COMPANIES

     David P. Parker, an attorney with Dickstein, which served as independent legal counsel to Allied Commercial, in connection with the Merger, owned 7,405 of shares of Allied I, 1,871 shares of Allied Commercial, 894 shares of Allied Lending, and 199,054 shares of Advisers as of September 23, 1997. Dickstein has advised the Companies that other Dickstein attorneys may be the beneficial owners of a Company's and/or Companies' common stock having values, individually, of less than $50,000.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth, with respect to each Company and ACC, as of September 23, 1997 on a pro forma basis: (i) the number of outstanding shares of common stock beneficially owned by each stockholder who owns beneficially more than 5% of the outstanding common stock of such Company and the percentage of the total number of outstanding shares of common stock of such Company represented by such number; and (ii) the number of outstanding shares of common stock beneficially owned, directly or indirectly, by all directors and officers of each Company as a group and the percentage of the total number of outstanding shares of common stock of such Company represented by such number.

                                                            ALLIED                                                     ACC
                      ALLIED I           ALLIED II        COMMERCIAL      ALLIED LENDING        ADVISERS           (PRO FORMA)
                  -----------------   ---------------   ---------------   ---------------   -----------------   -----------------
                    # OF      % OF     # OF     % OF     # OF     % OF     # OF     % OF      # OF      % OF      # OF      % OF
                   SHARES     CLASS   SHARES    CLASS   SHARES    CLASS   SHARES    CLASS    SHARES     CLASS    SHARES     CLASS
                  ---------   -----   -------   -----   -------   -----   -------   -----   ---------   -----   ---------   -----
Allied I (1)....     N/A       N/A       0        0        0        0     844,914   16.4%       0         0         *         *
Allied Employee
  Stock
  Ownership Plan
  (2)...........      0         0        0        0        *        *        *        *     1,263,136   13.1%       *         *
  1666 K Street,
  N.W., 9th
  Floor
  Washington,
  D.C. 20006
Fenimore Asset
  Management,
  Inc...........      *         *        0        0        0        0        0        0       503,300    5.2%       *         *
  118 North
  Grand Street,
  P.O. Box 310
  Cobleskill, NY
  12043
Goldman Sachs
  Asset
  Management....      *         *        *        *        *        *        *        *       977,668   10.2%       *         *
  One New York
  Plaza
  New York, NY
  10004
William L.
  Walton(3).....      *         *        *        *        *        *        *        *     1,334,281   13.9%       *         *
G. Cabell
  Williams
  III(3)........      *         *        *        *        *        *        *        *     1,596,222   16.6%       *         *
David
 Gladstone(5)...      *         *        *        *        *        *        *        *     1,044,899   10.3%       *         *
All directors
  and officers
  as a group (3)
  (4) and (6)...  1,014,253   12.9%   537,659    6.7%   644,519    4.4%   273,104    5.1%   2,307,784   23.2%   3,934,843    7.6%

---------------
 *  Less than 5%

(1) Allied I's ownership of shares of Allied Lending Common stock is the subject of the Distribution. See "-- The Distribution."

(2) The ESOP is a qualified retirement plan. Each participant may direct the ESOP trustees as to the voting of shares allocated to the participant's account under the ESOP. William L. Walton and G. Cabell Williams III are co-trustees of the ESOP and may be deemed to share voting and investment power over shares allocated to the participant accounts under the ESOP. Messrs. Walton and Williams III disclaim beneficial ownership of such shares.

(3) Included in the shares listed are 1,263,136 shares held by the ESOP of which Messrs. Walton and Williams III are co-trustees. Messrs. Walton and Williams III disclaim beneficial ownership of such shares. Share ownership also includes 14,000 shares which Mr. Williams III has options to purchase that are exercisable within 60 days of September 23, 1997. Mr. Williams III has 176,056 shares that have been allocated to his account in the ESOP as of June 30, 1997.

(4) Includes underlying stock options that are exercisable within 60 days of September 23, 1997 which are assumed to be outstanding for the purpose of calculating the group's percentage ownership; the stock options meeting this criteria for Allied I, Allied II, Allied Commercial, Allied Lending and Advisers are, 131,246; 115,017; 114,891; 211,600; and 327,790, respectively.
    Included in share ownership for Advisers is 1,263,136 shares allocated to participant accounts in the ESOP at June 30, 1997.

(5) Former Chairman and Chief Executive Officer of the Companies. With respect to certain matters, the co-trustees of the ESOP will direct the voting of the 443,427 shares of Advisers held in Mr. Gladstone's ESOP account. This provision remains in effect until the earlier of Mr. Gladstone's sale of the shares or March 1999.

(6) Total number of officers and directors as a group for Allied I, Allied II, Allied Commercial, Allied Lending, Advisers and ACC are 28, 28, 33, 24, 43 and 63, respectively.

                               FEES AND EXPENSES

                                                                      ALLIED       ALLIED
                                             ALLIED I    ALLIED II    LENDING    COMMERCIAL    ADVISERS(7)     ACC
                                             --------    ---------    -------    ----------    -----------    -----
Stockholder Transaction Expenses
    Sales Load (as a percentage of
       offering price)....................      none        none        none         none           none       none
    Dividend Reinvestment Plan Fees(1)....      none        none        none         none           none       none
Annual Expenses (as a percentage of
  consolidated net assets attributable to
  common shares(2))
    Investment Advisory Fees(3)...........      6.21%       2.52%       4.00%        4.20%          0.00%      0.00%
    Interest Payments on Borrowed
       Funds(4)...........................     12.35%       0.00%       4.92%        8.59%          0.00%      6.36%
    Other Expenses(5).....................      2.01%       0.65%       1.67%        0.71%        101.33%      4.00%
                                             --------    ---------    -------    ----------    -----------    -----
         Total Annual Expenses(6).........     20.57%       3.17%      10.59%       13.49%        101.33%     10.36%
                                             =======     =======      =======    ===========   ==========     ======

---------------
(1) The expenses of each Company's Dividend Reinvestment Plan are included in the respective Company's stock record expenses, a component of "Other Expenses." None of the Companies has a cash purchase plan. Advisers does not have a Dividend Reinvestment Plan.

(2) "Consolidated net assets attributable to common shares" equals net assets (i.e., total assets less total liabilities) as of June 30, 1997.

(3) Pursuant to Commission requirements, "Investment Advisory Fees" in this table are presented as a percentage of consolidated net assets attributable to common shares; however, each Company's investment advisory fees are determined using a formula based on total assets. The fees payable pursuant to the respective investment advisory agreements (See "-- The Merging Companies -- Assets under Management") for Allied I, Allied II and Allied Lending are calculated as 0.625% per quarter (2.5% per annum) of the quarter-end value of each Company's consolidated total assets, less consolidated Interim Investments (i.e., short-term U.S. government agency securities or repurchase agreements collateralized thereby), cash and cash equivalents, and the value of the shares of Allied Lending owned by Allied I, plus 0.125% per quarter (0.5% per annum) of the quarter-end value of consolidated Interim Investments, cash and cash equivalents. With respect to Allied Commercial, the fees payable are calculated as determined by the type of asset from 0.125% to 0.75% per quarter (0.5% to 3% per annum) of the Company's consolidated total assets, less its consolidated Interim Investments, cash and cash equivalents, plus 0.125% per quarter (0.5% per annum) of consolidated Interim Investments, cash and cash equivalents. Fees are paid to Advisers, and therefore, Advisers has no investment advisory fee expense. The investment advisory fee percentage in the table assumes that none of the respective Company's consolidated total assets are in the form of Interim Investments, cash or cash equivalents. The "Investment Advisory Fees" percentage for Allied I, Allied II and Allied Lending was calculated based on consolidated total assets at June 30, 1997, less the investment in Allied Lending at June 30, 1997 for Allied I, multiplied by 2.5%, divided by consolidated net assets attributable to common shares. The "Investment Advisory Fees" percentage for Allied Commercial was calculated as consolidated total assets at June 30, 1997, multiplied by the investment advisory fee percentage ranging from 0.5% to 3%, divided by consolidated net assets attributable to common shares. At June 30, 1997, approximately 24%, 28%, 4% and 0% of Allied I's, Allied II's, Allied Lending's and Allied Commercial's consolidated total assets, respectively, were in the form of Interim Investments, cash and cash equivalents.

(4) The "Interest Payments on Borrowed Funds" percentage is based on estimated interest payments for the year ended December 31, 1997 divided by consolidated net assets attributable to common shares. The estimated interest payments for the year ended December 31, 1997 assume that the outstanding borrowings of $95 million, $0, $22 million and $241 million for Allied I, Allied II, Allied Lending and Allied Commercial, at June 30, 1997, respectively, will remain outstanding for the full year and additional borrowings will be made throughout the remainder of the year as needed. See "Risk Factors -- Risks of Leverage."

(5) The "Other Expenses" percentage is based on estimated amounts for the year ending December 31, 1997 divided by consolidated net assets attributable to common shares.

(6) "Total Annual Expenses" as a percentage of consolidated net assets attributable to common shares for Allied I, Allied Lending and Allied Commercial are higher than the total annual expenses percentage would be for a company that is not leveraged. Allied I, Allied Lending and Allied Commercial borrow money to leverage their net assets and increase their total assets. The "Total Annual Expenses" percentage is required by the Commission, to be calculated as a percentage of net assets, rather than the total assets, including assets that have been funded with borrowed monies. If the "Total Annual Expenses" percentage were calculated instead as a percentage of consolidated total assets, "Total Annual Expenses" for Allied I, Allied II, Allied Lending, Allied Commercial and ACC (on a pro forma basis) would be 7.74%, 3.15%, 6.61%, 5.91% and 5.39%, respectively, of consolidated total assets.

(7) With respect to Advisers, the amount reflected under "Other Expenses" (as a percentage of net assets attributable to common shares) appears large when compared to that shown for the other Companies because Advisers is not an investment fund but is a registered investment adviser providing investment advisory services. Advisers has fewer net assets than do the other Companies, and Advisers incurs the operating expenses typically associated with the operations of the Companies.

  Example

     You would pay the following expenses over the indicated period on a $1,000 investment, assuming a 5% annual return on total assets and Total Annual Expenses for Allied I, Allied II, Allied Lending and Allied Commercial of 7.74%, 3.15%, 6.61% and 5.91%, respectively, and 5.39% for ACC (including expenses of Advisers) on a pro forma basis (as a percentage of consolidated total assets):

                                                              ALLIED       ALLIED                      ACC
                                     ALLIED I    ALLIED II    LENDING    COMMERCIAL    ADVISERS    (PRO FORMA)
                                     --------    ---------    -------    ----------    --------    -----------
    1 Year........................    $   203      $  32       $ 105       $  134       N/A          $   103
    3 Years.......................    $   592      $  98       $ 310       $  399       N/A          $   309
    5 Years.......................    $   961      $ 166       $ 509       $  659       N/A          $   513
    10 Years......................    $ 1,797      $ 348       $ 978       $1,289       N/A          $ 1,016

   The example should not be considered a representation of future expenses, and the actual expenses may be greater or less than those shown.

     The purpose of the above table, including the example, is to assist the investor in understanding the various costs and expenses that an investor in any one of the Companies will bear, both currently and (on a pro forma basis) after the Merger, either directly or indirectly.

                              THE MERGER AGREEMENT

     Set forth below is a summary of the principal terms of the Merger Agreement. The summary is qualified by reference to the full text of the Merger Agreement, which is set forth in Appendix A.

     The Merger will become effective upon the filing of, or at any subsequent time stated in, the Articles of Merger to be filed with the State Department of Assessments and Taxation of the State of Maryland (as defined above, the "Effective Time"). It is anticipated that the Effective Time will be 9:00 a.m. on December 31, 1997 if the conditions to closing set forth in the Merger Agreement have been met prior to that date.

CONVERSION OF SHARES

     At the Effective Time, each share of common stock of the Acquired Companies will be converted into the number of fully paid and nonassessable shares of Allied Lending common stock determined according to the following respective Exchange Ratios:

          (i) each share of Advisers common stock will be converted into 0.31 shares of Allied Lending common stock;

          (ii) each share of Allied II common stock will be converted into 1.40 shares of Allied Lending common stock;

          (iii) each share of Allied I common stock will be converted into 1.07 shares of Allied Lending common stock; and

          (iv) each share of Allied Commercial common stock will be converted into 1.60 shares of Allied Lending common stock.

     The conversion of shares of Acquired Company common stock into Allied Lending common stock will occur automatically at the Effective Time. Fractional shares of common stock of the Acquired Companies will be converted into Allied Lending common stock in proportion to the foregoing Exchange Ratios. Fractions of shares of Allied Lending common stock will be issued in the Merger as necessary (rounded to the nearest one-thousandth of a share), and no cash will be paid to stockholders of the Acquired Companies by reason of the Merger.

     As soon as practicable after the Effective Time, AST will mail to each holder of record of common stock of Allied I, Allied II, Allied Commercial and Advisers as of the Effective Time a transmittal letter to be used in forwarding such holder's certificates representing such shares to AST. Upon such surrender, AST will forward to such holder a confirmation of ownership of the ACC common stock that such holder received as a result of the Merger. Such transmittal letter will provide that risk of loss and title to the certificates being surrendered shall pass only upon proper delivery of such certificates.

     HOLDERS OF ALLIED I, ALLIED II, ALLIED COMMERCIAL AND ADVISERS COMMON STOCK SHOULD NOT FORWARD STOCK CERTIFICATES TO AST UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS, NOR SHOULD THEY RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Until the certificates formerly representing Acquired Company common stock are surrendered for exchange after the Effective Time, holders of such certificates will not be paid dividends on the ACC common stock into which such shares have been converted. Any dividends so withheld from a certificate holder will be paid to AST as nominee for such holder, and will be reported to the Internal Revenue Service as having been paid to the certificate holder at the time of payment to AST. When such certificates are surrendered, any unpaid dividends will be distributed by AST to the certificate holder without interest, and the certificate holder will receive a confirmation as to the ACC common stock issued. For all other purposes, however, each certificate which represents shares of Acquired Company common stock outstanding immediately prior to the Effective Time will be deemed to evidence ownership of the shares of ACC common stock into which those shares have been converted by virtue of the Merger.

     If any holder of common stock of a given Acquired Company shall at the Effective Time hold all of such Acquired Company common stock in uncertificated form, then such holder will receive a confirmation as to the ACC common stock issuable in respect of such Acquired Company common stock without any action on the part of such holder.

     Shares of ACC common stock will be issued in book entry (i.e., uncertificated) form only; no physical certificates will be issued in connection with the Merger. In lieu of physical certificates, AST will send to each person who has surrendered to AST certificates representing Allied I, Allied II, Allied Commercial or Advisers common stock, together with a properly completed transmittal letter, a confirmation containing the information required under Maryland law regarding the ACC shares issued to such person, including the name of the issuer (ACC) and the number of shares of ACC common stock issued. Thereafter, persons holding ACC common stock in uncertificated form will be afforded the opportunity to receive certificates representing such ACC common stock.

     At the Effective Time, the stock transfer books of Allied I, Allied II, Allied Commercial and Advisers shall be closed, and thereafter there shall be no further registration of transfers of common stock of such Companies.

     ACC shall not be liable to any holder of common stock of Allied I, Allied II, Allied Commercial or Advisers for any amount required to be paid to a public official pursuant to applicable abandoned property laws.

CONDITIONS TO THE MERGER

     The obligation of each Company to consummate the Merger is subject to the satisfaction (or, to the extent permitted under the Merger Agreement, waiver) of certain conditions, including, among others:

          (i) The representations and warranties of each other Company set forth in the Merger Agreement and in any certificate or other writing delivered by such other Company pursuant thereto that are qualified as to materiality shall be true and correct, and the representations and warranties of such other Company set forth in the Merger Agreement and in any certificate or other writing delivered by that Company pursuant thereto that are not so qualified shall be true and correct in all material respects.

          (ii) Each other Company shall have performed in all material respects all of its obligations that are required to be performed under the Merger Agreement at or prior to the date of the closing provided for in the Merger Agreement (the "Closing Date").

          (iii) The registration statement for the shares to be issued by Allied Lending in the Merger shall have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

          (iv) The Order shall have been issued by the Commission and shall not contain any terms or conditions unacceptable to any Company. The Companies anticipate that the Order will be issued upon the expiration of a specified period, which typically is 25 days, commencing on the date the Commission publishes a notice of the filing of the application in the Federal Register, during which period interested persons will have an opportunity to request a hearing. No assurance can be given that such notice will be published, or that the Order will be issued, by the Commission.

          (v) Any applicable waiting period (relating to pre-merger notification) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or terminated.

          (vi) The Merger Proposal shall be duly approved by the stockholders of each Company, voting separately, by the affirmative vote of at least two-thirds of the votes entitled to be cast by the stockholders of such Company with respect to the Merger Proposal.

          (vii) Any required approval by the SBA and consents of other third parties and certain agreements shall have been obtained.

          (viii) No provision of any statute, rule or regulation, and no judgment, injunction, order or decree of any court or governmental agency shall prohibit or restrain the consummation of the Merger.

          (ix) Each Company shall have received the written opinion of its independent financial adviser, dated on or about August 14, 1997, the date of the Merger Agreement, in form and substance satisfactory to such Company's board of directors, and such opinion shall not have been withdrawn by such financial adviser. Copies of the fairness opinion delivered by each such financial adviser are included as Appendices C through G of this Joint Proxy Statement/Prospectus.

          (x) Each Company shall have received a tax opinion from Sutherland, Asbill & Brennan LLP, dated the Closing Date, as to the status of the Merger as a tax-free reorganization for federal income tax purposes.

          (xi) Each Company shall have received legal opinions from counsel to each of the other Companies, as set forth in the Merger Agreement.

          (xii) The shares of common stock to be issued in the Merger shall have been approved for listing on the Nasdaq Stock Market.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of each Company relating to, among other things, (i) corporate organization and similar matters; (ii) the execution, delivery and performance of the Merger Agreement and related matters; (iii) governmental authorizations with respect to the Merger; (iv) non-contravention of applicable law, court orders and agreements; (v) capitalization; (vi) each Company's subsidiaries; (vii) documents filed by each Company with the Commission and the accuracy of information contained therein; (viii) the accuracy of information supplied by each Company in connection with this Joint Proxy Statement/Prospectus; (ix) absence of undisclosed liabilities; (x) taxes; (xi) finders' fees; (xii) financial statements (including absence of material adverse changes); (xiii) litigation; (xiv) governmental permits for the conduct of such Company's business; (xv) employee benefit plans; and (xvi) environmental matters.

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, each Company has agreed to cooperate with the other Companies and to use its best efforts to do, or cause to be done, all things necessary to consummate the transactions contemplated by the Merger Agreement. Such cooperation includes, among other things, each Company using its best efforts to (i) cause the Exemptive Order to be issued; (ii) cause all the necessary filings to be made under the HSR Act; (iii) cooperate with each other Company in effecting requisite filings with government agencies and obtaining requisite consents or approvals from third parties; and (iv) cause a meeting of such Company's stockholders to be held for the purpose of voting on the approval of the Merger Proposal.

     Each Company also has agreed that, except as otherwise contemplated by the Merger Agreement or consented to by each other Company in writing, until the Effective Time, it will cause its business and the business of its subsidiaries to be conducted in the ordinary course consistent with past practice and use its best efforts to preserve its business organization and relationships and will not, among other things, do or cause its subsidiaries to do any of the following: (i) adopt or propose any change in its charter or bylaws (except for the amendments to Allied Lending's charter, as contemplated in this Joint Proxy Statement/Prospectus); (ii) merge or consolidate with any other person except as described under "Other Offers" below and except for any merger solely between such Company and one or more of its subsidiaries (provided that such Company is the surviving Company in such merger) or solely between two or more of such Company's subsidiaries; (iii) sell or otherwise dispose of any assets or property (except in the ordinary course of business consistent with past practice); (iv) amend any material contract, instrument or agreement, (v) declare or pay any dividend or make any distribution on any such Company's shares of common stock, or (otherwise than through the Allied Capital Deferred Compensation Trust or through such Company's DRIP Plan) redeem, repurchase or otherwise acquire any such shares except (a) each Company may pay any dividend declared prior to the date of the Merger Agreements; (b) Allied I shall (unless prohibited by applicable law) declare prior to the Effective Time with a record date prior to the Effective Time (1) a dividend consisting of an in-kind distribution of all the remaining outstanding common stock of Allied Lending held by Allied I, payable prior to the Effective Time and (2) if necessary, one or more additional dividends payable no later than January 31, 1998, in an amount that, when aggregated with all dividends that were both declared and paid by Allied I after January 31, 1997, is sufficient to reduce its income and excise tax liabilities for 1997 to zero, (c) each of Allied II, Allied Lending and Allied Commercial shall declare prior to the Effective Time with a record date prior to the Effective Time one or more additional dividends payable no later than January 31, 1998 in an amount that, when aggregated with all dividends that were both declared and paid by the relevant Company after January 31, 1997 is sufficient to reduce its income and excise tax liabilities for 1997 to zero and (d) in the event the Priority Closing Date, as defined in the Merger Agreement, is extended as provided therein, each of Allied I, Allied II, Allied Lending and Allied Commercial shall be permitted after December 31, 1997 to declare and pay dividends in the ordinary course of their business and consistent with past practice; (vi) incur any material liabilities or material indebtedness except in the ordinary course of business consistent with past practice; (vii) take any action that would make any such Company's representations and warranties (other than any representation and warranty made as of a specified date) inaccurate in any respect at, or as of any time prior to, the Effective Time; or (viii) adopt, amend, modify or terminate any pension plan or welfare plan if the effect would be a material increase in the liabilities of such Company thereunder. In addition, the Merger Agreement provides that (a) each of Allied I, Allied II and Allied Lending shall remain qualified as a RIC under the Code, and (b) Allied Commercial shall remain qualified as a REIT under the Code.

     The Merger Agreement further provides that, from and after consummation of the Merger, ACC shall indemnify any person who at the date of the Merger Agreement, or had been at any time prior to such date or who becomes prior to the Effective Time, an officer or director of Allied I, Allied II, Allied Commercial or Advisers or any of their subsidiaries from any and all liabilities resulting from their acts and omissions prior to the Effective Time to the full extent permitted by Maryland Law and the 1940 Act, including but not limited to acts and omissions arising out of or pertaining to the Merger, and shall maintain in effect for at least 72 months directors' and officers' liability insurance policies with respect to matters occurring prior to the Effective Time.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that each Company will not, without the consent of each other Company (i) solicit, initiate or encourage submission of proposals or offers for, or accept any offers for, or enter into negotiations or discussion with, any other person with regard to any Acquisition Proposal(1),
(ii) furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, facilitate or encourage, any Acquisition Proposal between such Company and any other person, or (iii) enter into a transaction, or commitment with respect thereto (written or oral), with any person concerning an Acquisition Proposal.

     Notwithstanding the foregoing, to the extent required by the fiduciary obligations of the board of directors of any Company, as determined by a majority of the disinterested members thereof based on the advice of that Company's outside counsel, such Company may, (i) in response to an unsolicited request therefor, participate in discussions or negotiations with, afford access to the properties, books or records of such Company to, or furnish information with respect to such Company pursuant to a customary confidentiality agreement to, any person in connection with any Acquisition Proposal with respect to such Company; and (ii) approve or

---------------
(1) "Acquisition Proposal" with respect to a Company means any proposal for a merger or other business combination involving such Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement and other than any merger or other business combination solely between such Company and one or more of its subsidiaries or solely between two or more of such Company's subsidiaries.

recommend (and, in connection therewith withdraw or modify its approval or recommendation of the Merger Agreement or the Merger) a superior Acquisition Proposal(2) or enter into an agreement with respect to such superior Acquisition Proposal. The Merger Agreement provides that a Company shall promptly notify each other Company of any Acquisition Proposal or any request for non-public information or access to properties, books or records of that Company by any person that has advised that Company that it is considering making, or has made, an Acquisition Proposal.

DIRECTORS OF ALLIED LENDING

     The Merger Agreement provides that prior to the Effective Time, Allied Lending shall take such action as may be necessary (i) to increase the size of its board of directors to 23 and (ii) to cause the election or appointment of each of the following persons as additional directors of Allied Lending (if such person is willing to serve as a director of Allied Lending):

Joseph A. Clorety III
Michael I. Gallie
Warren K. Montouri
Guy T. Steuart II
T. Murray Toomey
John D. Firestone
Lawrence I. Hebert
John I. Leahy
John D. Reilly
Smith T. Wood
Charles L. Palmer(3)
Laura W. van Roijen
Brooks H. Browne
Swep T. Davis
Robert E. Long

POST-MERGER DIVIDEND

     Pursuant to the Merger Agreement, Allied Lending or ACC will comply with the requirements of Treasury Regulation 1.852-12(b)(1) by declaring a dividend in an amount equal to its total current and accumulated earnings and profits, including any such earnings and profits of any of the Acquired Companies to which the ACC succeeds in the Merger under the provisions of Section 381 of the Code and applicable Treasury Regulations (but without regard to any deficits in earnings and profits of any of the Acquired Companies). Such dividend shall have a record date of the close of business on December 31, 1997 (subsequent to the Effective Time) and shall be payable no later than January 31, 1998.

STOCK OPTIONS

     Each Company shall take such action as shall be necessary to terminate, effective immediately prior to the Effective Time, its Stock Option Plan (in the case of Allied I, Allied II or Lending) or its Incentive Stock Option Plan (in the case of Allied Commercial or Advisers) and shall use its reasonable efforts to terminate, with the consent of the option holder, all options outstanding thereunder. (See "-- Interests of Certain Persons in the Merger.")

EMPLOYEE BENEFIT PLANS

     Advisers and ACC will take all actions necessary to ensure that, as of the Effective Time, ACC effectively assumes sponsorship of The Allied Employee Stock Ownership Plan. In addition, at the Effective Time, ACC will provide to each person who is immediately prior to the Effective Time an employee of Advisers (the "Employees") those employee benefits provided to the Employees by Advisers immediately prior to the Effective Time, subject to ACC's right to amend, modify or terminate the relevant benefit

---------------
(2) "Superior Acquisition Proposal" with respect to a Company means a bona fide Acquisition Proposal made by a third party with respect to such Company which a majority of the disinterested members of the Board of directors of such Company determines in its good faith judgment (based on the advice of such Company's independent financial adviser) to be more favorable to such Company's stockholders than the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested members is reasonably capable of being financed by such third party.

(3) Charles L. Palmer, currently a director of Allied Commercial, will not serve since he has pre-existing affiliations with a portfolio company of Allied I and Allied II.

programs as it determines in its sole discretion to be appropriate. Advisers and ACC will take all actions necessary to ensure that the aforementioned employee benefits can be provided to Employees at the Effective Time. (See "Proposal 2:
The Plan Proposal -- Other Plans: Employee Stock Ownership and Deferred Compensation Plan.")

OTHER EMPLOYEE MATTERS

     At the Effective Time, each Employee will become an employee of ACC subject to the termination of such employment by the employer, the employee, by mutual consent of the employer and employee or in any other manner.

PAYMENTS OF FEES AND EXPENSES

     The Merger Agreement provides that each Company will be responsible for a pro rata portion, based on each Company's respective total market capitalization at August 13, 1997, of the expenses incurred in connection with the Merger and the other transactions associated with the Merger, except that each Company shall pay the fees and expenses of the financial adviser engaged by such Company as described under "Board Considerations."

TERMINATION

     The Merger Agreement can be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding approval of the Merger Proposal by the stockholders of the Companies):

          (i) by the written mutual consent of the Companies;

          (ii) by any Company if the Merger has not been consummated by December 31, 1997, provided that, in the event certain conditions to the Merger have not been satisfied by such date, any Company (unless any failure by such Company to perform its obligations under the Merger Agreement shall have resulted in the failure of the Merger to be consummated by December 31,
     1997) will have the right unilaterally to extend this date for an additional period of up to 90 days;

          (iii) by any Company if there is any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree enjoining any Company from consummation is entered and becomes final and not appealable;

          (iv) by any Company if the stockholders of any Company vote upon and do not approve the Merger by the affirmative vote of two-thirds of the entire number of votes entitled to be cast by the stockholders of such Company;

          (v) by any Company in the event that the board of directors, including a majority of the disinterested directors, of such Company shall have determined to enter into an agreement with respect to a superior Acquisition Proposal.

     If the Merger Agreement is terminated as permitted under its terms, none of the Companies will be subject to any liability arising from the termination, other than any expenses it may be responsible for pursuant to the terms of the Merger Agreement.

ARTICLES OF MERGER

     As soon as practicable after satisfaction or, to the extent permitted thereunder, waiver of all conditions to the Merger specified in the Merger Agreement, the Companies will execute and file the Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland and make all other filings or recordings required by applicable law in connection with the Merger. The Merger will become effective at such time as the Articles of Merger are accepted for record by the Department of Assessments and Taxation of the State of Maryland or at such later time as is specified in the Articles of Merger. (See "-- Amendments to Charter," above, for a description of the amendments to the charter of Allied Lending that are provided for in the Articles of Merger.)

                      OTHER ISSUES RELATING TO THE MERGER

REGISTRATION AND LISTING OF COMMON STOCK

     Allied Lending has registered the shares of ACC common stock issuable in the Merger pursuant to a filing with the Commission of a Registration Statement on Form N-14 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the issuance of such shares. Allied Lending will use its best efforts to cause the ACC common stock to be approved for listing on Nasdaq at or prior to the Effective Time. Such listing is a condition to the obligations of each Company to consummate the Merger. This Joint Proxy Statement/Prospectus constitutes the prospectus of ACC filed as part of the Registration Statement.

     Any Allied Lending common stock distributed to Allied I's stockholders pursuant to the Distribution will be listed on Nasdaq upon its distribution to Allied I's stockholders. The Distribution is not required to be registered under the Securities Act, and all shares distributed in the Distribution will have the same rights and preferences, including rights of transferability, as all other Allied Lending common stock. (See "-- Market Prices and Dividend Data.")

ACCOUNTING TREATMENT

     It is intended that the Merger will be treated as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. For federal income tax purposes, the Acquired Companies will carry forward the historical cost basis of their assets and liabilities to the surviving entity
(ACC).

     For financial reporting purposes, the Acquired Companies will carry forward the historical cost basis of their respective assets and liabilities at the time the Merger is effected. The statement of operations would reflect the earnings of ACC with all periods presented restated as if the Companies had merged as of the beginning of the earliest period presented.

ANTITRUST PRE-MERGER NOTIFICATION

     The HSR Act and regulations promulgated thereunder require that certain information be filed with the Department of Justice and the Federal Trade Commission (the "FTC") and a requisite waiting period under the HSR Act expire or be terminated prior to the consummation of the Merger. The Companies intend to file a Notification and Report Form with respect to the Merger under the HSR Act.

SALES BY AFFILIATES

     The shares of ACC common stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to a stockholder of any Company who is an "affiliate" of that Company for purpose of Rule 145 under the Securities Act. Affiliates may not sell their shares of ACC common stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. This Joint Proxy Statement/Prospectus does not cover any resales of ACC common stock received by persons who may be deemed to be affiliates of one or more of the Companies. Persons who may be deemed to be affiliates of one or more of the Companies generally include individuals or entities that control, are controlled by, or are under common control with one or more of the Companies, and may include certain officers and directors as well as principal stockholders of stockholders of one or more of the Companies.

     Each Company has agreed in the Merger Agreement to use its best efforts to cause each person who is an affiliate (for purposes of Rule 145 of the Securities Act) of such party to deliver to ACC or written agreement intended to ensure compliance with the Securities Act.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Merger has been structured with the intention to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code. The IRS does not issue private letter rulings regarding the qualification of statutory mergers under section 368(a)(1)(A) of the Code. Consequently, based on certain representations made by each of the Companies, the Companies will receive an opinion from Sutherland, Asbill & Brennan LLP (and consummation of the Merger is subject to the receipt of such opinion) with respect to the Merger to the effect that, among other things, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a)(1)(A) of Code,
(ii) no gain or loss should be recognized by any of the Companies solely as a result of the Merger, and (iii) no gain or loss will be recognized by the stockholders of any of the Acquired Companies as a result of the Merger with respect to shares of their stock in the Acquired Companies converted into shares of Allied Lending common stock. Assuming that the Merger so qualifies, the tax basis of Allied Lending common stock received by stockholders of the Acquired Companies in the Merger will be the same as the tax basis of the stock of the Acquired Companies surrendered in exchange therefor. In addition, the holding period of the Allied Lending common stock received in the Merger by the stockholders of the Acquired Companies will include the period during which the shares of stock of the Acquired Companies surrendered in exchange therefor were held.

     A successful IRS challenge to the status of the Merger as a reorganization within the meaning of section 368 of the Code would result in the stockholders of the Acquired Companies recognizing gain or loss with respect to each share of stock of the Acquired Companies surrendered in an amount equal to the difference between the stockholder's basis in such share and the fair market value, as of the time of the Merger, of the Allied Lending common stock received in exchange therefor. In addition, each of the Acquired Companies would recognize gain or loss in an amount equal to the difference between the fair market value and adjusted bases of such Company's assets. (See also "-- The Merging
Companies -- Federal Income Tax Issues" and "The Distribution -- Federal Income Tax Consequences of the Distribution," for a discussion of other tax consequences.)

     The discussion set forth above is included for general information only and is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder, and current administrative rulings and court decisions. The foregoing are subject to change and any such change could affect the continuing validity of the discussion. The discussion is not a complete description of all the federal income tax consequences of the Merger and, in particular, does not address tax considerations that may affect the treatment of stockholders of the Companies who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation or stockholders of the Companies who are not citizens or residents of the United States. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable state, local, or foreign laws. Stockholders should consult with their tax advisers for a full understanding of the tax consequences to them of the Merger.

                        DISSENTERS' RIGHTS OF APPRAISAL

     Under the Maryland Law, neither the stockholders of Allied I, Allied II, Allied Commercial, Allied Lending nor Advisers will be entitled to dissenters' rights of appraisal in connection with the Merger. Section 3-202 of the Maryland Law denies such rights with respect to any stock designated as a national market system security on an interdealer quotation system by the NASD.

                        CERTAIN ANTI-TAKEOVER PROVISIONS

BUSINESS COMBINATION STATUTE

     Certain provisions of the Maryland Law establish special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders" unless exemptions are applicable (the "Business Combination Statute"). Among other things, the Business Combination Statute prohibits for a

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

period of five years a merger or other specified transactions between a company and an interested stockholder and requires a super-majority vote for such transactions after the end of such five-year period.

     "Interested stockholders" are all persons owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation. "Business combinations" include certain mergers or similar transactions subject to a statutory vote and additional transactions involving transfer of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, a "business combination" may not be consummated between a Maryland corporation and an interested stockholder or its affiliates for a period of five years after the date on which the stockholder first became an interested stockholder and thereafter may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder or its affiliates or associates, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the Business Combination Statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A business combination with an interested stockholder which is approved by the board of directors of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the five-year moratorium or special voting requirements. An amendment to a Maryland corporation charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who became an interested stockholder on or prior to the date of such vote.

     The Merger would not be a business combination as that term is defined in the Business Combination Statute and will not be subject to the moratorium or special voting requirements discussed above.

CONTROL SHARE ACQUISITION STATUTE

     The Maryland Law imposes limitations on the voting rights of shares acquired in a "control share acquisition." The control share statute defines a "control share acquisition" to mean the acquisition, directly or indirectly, of "control shares" subject to certain exceptions. "Control shares" of a Maryland corporation are defined to be voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors with one of the following ranges of voting power: (i) one-fifth or more but not less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. Control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders in the election of directors, excluding shares of stock as to which the acquiring person, officers of the corporation and directors of the corporation who are employees of the corporation are entitled to exercise or direct the exercise of the voting power of the shares in the election of the directors. The control share statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquiror generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (i) gives a written undertaking and, if required by the directors of the issuing corporation, posts a bond for the cost of the meeting and (ii) submits definitive financing agreements for the acquisition of the control shares to the extent that financing is not provided by the acquiring person. In addition, unless the issuing corporation's charter or bylaws provide otherwise, the control share statute provides that the issuing corporation, within certain time limitations, shall have the right to redeem control shares (except those for which voting rights have previously been approved) for "fair value" as determined pursuant to the control share statue in the event (a) there is a stockholder vote and the grant of voting rights is not approved, or (b) an "acquiring person statement" is not delivered to the target within 10 days following a control share acquisition. Moreover, unless the issuing corporation's charter or bylaws provide otherwise, the control share

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

statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares which result in the acquiring person having majority voting power, then all stockholders other than the acquiring person have appraisal rights as provided under the Maryland Law. An acquisition of shares may be exempted from the control share statute provided that a charter or bylaw provision is adopted for such purpose prior to the control share acquisition by any person with respect to ACC. The Merger would not result in a control share acquisition by any person with respect to ACC. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange to which the corporation is a party.

     The partial summary of the foregoing statutes contained in this Joint Proxy Statement/Prospectus is not intended to be complete and reference is made to the full text of such statutes for their entire terms.

STAGGERED BOARD

     As discussed above under "The Surviving Company: ACC -- Staggered Board Elections," if the Merger is consummated, directors of ACC will be apportioned into three classes, with each being elected for three-year terms. A staggered board may be deemed to have an anti-takeover effect, since it may create, under certain circumstances, an impediment which would frustrate persons seeking to effect a takeover or otherwise gain control of ACC.

ISSUANCE OF PREFERRED STOCK

     If the Merger is effected, the board of directors of ACC, without stockholder approval, would have the authority to reclassify common stock as preferred stock and to issue ACC preferred stock. Such stock could be issued with voting, conversion or other rights designed to have an anti-takeover effect. See "-- Certain Considerations," "The Surviving Company:
ACC -- Amendments to Charter" and "The Surviving Company: ACC -- The Increase in Authorized Capital."

                        PROPOSAL 2:   THE PLAN PROPOSAL
                      (ALLIED LENDING'S STOCKHOLDERS ONLY)

     Allied Lending's stockholders are being asked to approve a stock option plan for ACC (the "Plan Proposal").

     The affirmative vote of the holders of a majority of Allied Lending's outstanding shares present or represented at the Allied Lending Special Meeting, or any adjournment thereof, is required to approve the Plan Proposal. The ACC Plan will be implemented only if the Merger Proposal is duly approved by the stockholders of each Company.

     THE BOARD OF DIRECTORS OF ALLIED LENDING UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF ALLIED LENDING VOTE "FOR" APPROVAL OF THE PLAN PROPOSAL.

                                    GENERAL

     Stockholders have been asked to approve a stock option plan for ACC (as defined above, the "ACC Plan"). If stockholders approve the Merger, immediately prior to the Effective Time each Company's existing stock option plan (each, an "Existing Plan") and the underlying options will be terminated. The ACC Plan will be effective upon the Effective Time of the Merger.

     The terms of the ACC Plan are similar to those of the Existing Plans, except that (i) the number of options to be authorized under the ACC Plan would be different from the number authorized under each Existing Plan; (ii) each Existing Plan provides that each non-employee director, upon his or her election as a director, shall receive a one-time grant of options at a price equal to the current fair market value of the shares at the time the option is granted; and
(iii) ACC's board of directors would be permitted to modify or revise certain provisions of the ACC Plan without stockholder approval (except with respect to the number of options authorized for issuance under the ACC Plan), and each Existing Plan requires stockholder approval for certain amendments thereto. The following discussion of the ACC Plan is qualified in its entirety by reference to the ACC Plan, a copy of which is attached hereto as Appendix H.

                            DESCRIPTION OF ACC PLAN

PURPOSE

     The purpose of the ACC Plan would be to advance the interests of ACC by providing non-officer directors and officers of ACC who have substantial responsibility for the direction and management of ACC with additional incentives to exert their best efforts to increase their proprietary interest in the success of ACC, to reward outstanding performance, and to attract and retain persons of outstanding ability.

AUTHORIZATION

     Options may be granted from time to time on up to 6,250,000 shares which represents approximately 12% of the shares that are anticipated to be outstanding.

ADMINISTRATION

     The ACC Plan would be administered by ACC's compensation committee (the "Committee") comprised of at least two (2) members of the Company's board of directors who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, (b) have no financial interest in grants of stock options to officers of ACC under the ACC Plan and (c) not be an "interested person," as defined in sec.2(a)(19) of the 1940 Act, of ACC. The Committee will interpret the ACC Plan and, to the extent and in the manner contemplated therein, will exercise the discretion reserved to it thereunder. The Committee may prescribe, amend and rescind rules and regulations relating to the ACC Plan and make all other determinations necessary for its administration. The decision of the Committee on any interpretation of the ACC Plan or administration thereof, if in compliance with the provisions of the 1940 Act and regulations promulgated thereunder, shall be final and binding with respect to ACC, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

     The Committee's principal objective in awarding stock options to the eligible officers and directors of ACC will be to align each optionee's interests with the success of ACC and the financial interests of its stockholders by linking a portion of such optionee's compensation with the performance of ACC's stock and the value delivered to stockholders. Stock options would be granted under the ACC Plan at a price not less than the prevailing market value and will have value only if ACC's stock price increases. The Committee will determine the amount and features of the stock options, if any, to be awarded to optionees. It is contemplated that the Committee will evaluate a number of criteria, including the past service of each such optionee to ACC, the present and potential contributions of such optionee to the success of ACC and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the ACC Plan; including the recipient's current stock holdings, years of service, position with ACC and other factors. It is not expected that the Committee will apply a formula assigning specific weights to any of these factors when making its determination. The Committee will award stock options on a subjective basis and such awards depend in each case on the performance of the officer under consideration.

PARTICIPANTS

     Officers. The Committee will determine and designate those officers of ACC who are eligible to participate in the ACC Plan. The Committee also will determine the number of options to be awarded to each optionee. In making these determinations, the Committee will take into account the past service of the optionee (either to ACC or one of the Companies) and potential contributions to the success of ACC, and such other factors as the Committee deems relevant to accomplish the purposes of the ACC Plan.

     Non-Officer Directors. The Committee may grant options to directors who are not officers or employees of ACC (non-officer directors). This provision to allow options to be granted under the ACC Plan to non-officer directors is contingent upon the approval of the Commission.

     It is contemplated that initially there will be approximately 50 persons eligible to participate in the ACC Plan. Options will not be transferable other than by the laws of descent and distribution or a qualified domestic relations order, and during an optionee's lifetime are exercisable only by the optionee.

EXERCISE OF OPTIONS

     Options will be exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Code) and that are granted to any holder of 10% or more of ACC's outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value. The day on which ACC approves the granting of an option will be considered the date on which the option is granted. For purposes of the ACC Plan, the fair market value of the shares is the closing sales price of the shares as quoted on Nasdaq on the date on which the option is awarded.

     Options may contain such other terms and conditions as the Committee deems advisable, including, but not limited to, being exercisable only in installments. Options granted to different optionees or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the optionee, which may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Code) and the option is awarded to a holder of 10% or more of ACC's outstanding shares.

     All rights to exercise options terminate 60 days after an optionee ceases to be (i) a non-officer director, (ii) both an officer and a director, if such optionee serves in both capacities, or (iii) an officer (if such officer is not also a director) of ACC for any cause other than death or total and permanent disability. If an optionee's employment is terminated for any reason other than death or total and permanent disability before expiration of his option and before he has fully exercised it, the optionee has the right to exercise the option during the balance of the 60-day period. If an optionee dies or becomes totally and permanently disabled before expiration of the option without fully exercising it, he or she or the executors or administrators or legatees or distributees of the estate shall, as may be provided at the time of the grant, have the right, within one year after the optionee's death or total and permanent disability, to exercise the option in whole or in part before the expiration of its term.

PAYMENT FOR SHARES

     Full payment for shares purchased must be made at the time of exercising the option in whole or in part. However, at the request of an officer-optionee, the Committee may authorize ACC to lend to such officer-optionee, in whole or in part as of the date of exercise, an amount equal to the exercise price of the option. The loan will: (a) have a term of not more than ten years; (b) become due within 60 days after the recipient ceases to be an officer of ACC; (c) bear interest at a rate not less than the applicable federal rate under the Code at the time the loan is made; and (d) be fully collateralized at all times, which collateral may include securities issued by ACC. Loan terms and conditions may be changed by the Committee to comply with applicable IRS and Commission regulations or other relevant pronouncements.

EFFECT OF CHANGE IN SHARES SUBJECT TO THE ACC PLAN

     If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to an option and the option prices shall be appropriately adjusted by the Committee.

CHANGE OF CONTROL

     In the event of a Change of Control (as hereinafter defined), all outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the ACC Plan, "Change of Control" means (i) the sale of substantially all of ACC's assets, (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, of securities of the Company representing twenty-five percent (25%) or more in the aggregate voting power of ACC's outstanding common stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (A) ACC or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of ACC or its subsidiaries, including a trust established pursuant to any such plan, or (iii) a merger or consolidation of ACC with another entity unless ACC is the surviving company in such merger or consolidation.

AMENDMENT AND TERMINATION

     The Committee may modify, revise or terminate the ACC Plan at any time. While the board of directors may seek stockholder approval of an action modifying a provision of the ACC Plan when deemed advisable, the board of directors may make certain modifications without stockholder approval (except with respect to the number of options authorized for issuance under the ACC
Plan). The ACC Plan will terminate when all shares reserved for issuance have been issued upon the exercise of options, or by action of the board of directors whichever shall first occur.

     If the Committee determines that the listing, registration or qualification of the shares subject to an option upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, the option may not be exercised unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee. No option will expire during any period when the right to exercise an option is so suspended by the Committee. The Committee will extend its term for a further period so as to afford the optionee a reasonable opportunity to exercise the option, except that no option may be exercised more than ten years after it was granted.

RESALE OF SHARES ACQUIRED PURSUANT TO OPTIONS

     Optionees purchasing shares pursuant to options may resell the shares in the over-the-counter market through brokers or dealers at prevailing market prices. Any sales by optionees who may be deemed affiliates of ACC must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

FEDERAL TAX CONSEQUENCES OF THE ACC PLAN

     The following is a summary of certain federal income tax consequences of transactions under the ACC Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or other tax consequences.

     Incentive Stock Options. In general, no income will be recognized by an optionee and no deduction will be allowed to ACC with respect to the grant or exercise of an incentive stock option granted under the ACC Plan. The difference between the exercise price and the fair market value of the shares of common stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the participant will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above mentioned holding period requirements of the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition." In general, the participant will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal

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

to the excess of (A) the lesser of the fair market value of the shares of common stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. ACC may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes. Note that the tax treatment generally applies only to the extent that the optionee is an employee of ACC at the time of the grant of the option and at all times during the period ending three months before the date of exercise.

     Non-qualified Stock Options. The grant of a non-qualified stock option under the ACC Plan will not result in the recognition of taxable income to the participant or in a deduction to ACC. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. ACC is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

                         TERMINATION OF EXISTING PLANS

     It is intended that unexercised stock options granted under the Existing Plans to the officers and non-officer directors of each Company will be canceled at the Effective Time if the Merger is consummated. Officers and non-officer directors with vested but unexercised options will be able to exercise such options pursuant to the terms of the Existing Plans up to the Effective Time. All unexercised vested and unvested options will be canceled on the date that the Merger is effected. (See also "Proposal 1: Merger Proposal -- Interests of Certain Persons in the Merger -- Outstanding Options Awards" above, for a discussion of the Cut-off Award and the Formula Award.)

                                  OTHER PLANS:
          EMPLOYEE STOCK OWNERSHIP PLAN AND DEFERRED COMPENSATION PLAN

     In addition to the ACC Plan, all eligible employees of Advisers are, and if the Merger is consummated, all eligible employees of ACC would be, participants in the Allied Employee Stock Ownership Plan ("ESOP"). Pursuant to this qualified plan, ACC will contribute 5% of each eligible participant's total cash compensation for the year to a plan account on the participant's behalf, which fully vests over a two-year period. The ESOP will use a portion of the cash contributions to purchase shares of ACC, thus aligning every employee's interests with those of ACC and its stockholders.

     ACC will assume Advisers Deferred Compensation Plan (the "DC Plan"). Upon assumption of the DC Plan, participants may elect to defer some of their compensation and have such compensation credited to a participant account. All amounts credited to a participant's account shall be credited solely for purposes of accounting and computation and shall remain assets of ACC and subject to the claims of ACC's general creditors. Amounts credited under the DC Plan are at all times 100% vested and non-forfeitable. A participant's account shall become distributable upon his or her separation from service, retirement, disability, death, or at a future determined date. All DC Plan accounts will be distributed in the event of a change of control of ACC or in the event of ACC's insolvency. Amounts deferred by participants under the DC Plan are funded to a trust, the trustee of which administers the DC Plan on behalf of ACC.

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

                            STOCKHOLDERS' PROPOSALS

     It is presently anticipated that ACC will hold its next annual meeting of stockholders in May 1998. Stockholders' proposals intended to be presented at that meeting must be submitted by December 3, 1997 for consideration by ACC for possible inclusion in the proxy materials for that meeting.

                                    EXPERTS

     The consolidated financial statements of each of Allied I, Allied II and Allied Lending and their respective subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 included in the 1996 Form 10-K for each such Company, have been incorporated by reference herein and in the registration statement of which this Joint Proxy Statement/Prospectus is a part in reliance upon the report of Matthews, Carter and Boyce, P.C. independent public accountants, included in the respective 1996 Form 10-Ks for Allied I, Allied II and Allied Lending.

     The consolidated financial statements of each of Allied Commercial and Advisers and their respective subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 included in the 1996 Form 10-K for each such Company, have been incorporated by reference herein and in the registration statement of which this Joint Proxy Statement/Prospectus is a part in reliance upon the report of Arthur Andersen LLP, independent public accountants, included in the respective 1996 Form 10-Ks for Allied Commercial and Advisers.

                               FINANCIAL ADVISERS

     Under the terms of its engagement by the Companies, Morgan Stanley is entitled to receive no more than $50,000 per month for its services, plus expenses, if the Merger is not effected. If the Merger is effected, Morgan Stanley would receive $2,500,000, payable upon the consummation of the Merger (intended to be on December 31, 1997). The amounts payable to Morgan Stanley will be apportioned pro rata among the Companies based on the respective market capitalizations of each Company as determined on the date immediately prior to the August 14, 1997 date of the Merger Agreement. The engagement letter with Morgan Stanley provides that each Company will indemnify Morgan Stanley against certain liabilities incurred in connection with its services.

     Ferris acted as financial adviser to Allied I, Interstate acted as financial adviser to Allied II, Scott & Stringfellow acted as financial adviser to Allied Commercial, Baird acted as financial adviser to Allied Lending and Van Kasper acted as financial adviser to Advisers in connection with the Merger. Pursuant to the terms of the Merger Agreement, each Company has paid its financial adviser $120,000 for rendering its opinion as to the fairness, from a financial point of view, of the Merger to stockholders of that Company. Each Company also has agreed to pay the expenses of its financial adviser engaged related to the Merger.

                                 LEGAL MATTERS

     The validity of the shares of Allied Lending common stock that will be issued in the Merger will be passed upon for Allied Lending by Sutherland, Asbill & Brennan LLP, Washington, DC (as defined above, "Sutherland"). In addition, Sutherland will pass upon the tax-free nature of the Merger for each of the Companies. No Company is a defendant in any material legal proceeding, and no such material proceeding is known by a Company to be contemplated.

                                 OTHER BUSINESS

     The boards of directors of the Companies know of no other business to be presented for action at the Special Meetings. IF ANY MATTERS DO COME BEFORE A SPECIAL MEETING ON WHICH ACTION CAN PROPERLY BE TAKEN, IT IS INTENDED THAT THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS EXERCISING THE AUTHORITY CONFERRED BY THE PROXIES AT THE SPECIAL MEETING.

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

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

           ALLIED CAPITAL ADVISERS, INC., ALLIED CAPITAL CORPORATION,
                         ALLIED CAPITAL CORPORATION II,
  ALLIED CAPITAL LENDING CORPORATION AND ALLIED CAPITAL COMMERCIAL CORPORATION

 DATED AS OF AUGUST 14, 1997, AS AMENDED AND RESTATED AS OF SEPTEMBER 19, 1997

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I.  THE MERGER................................................................    1
     Section 1.01.  The Merger........................................................    1
     Section 1.02.  Conversion of Shares..............................................    2
     Section 1.03.  Surrender.........................................................    2

ARTICLE II.  THE SURVIVING COMPANY....................................................    3
     Section 2.01.  Charter...........................................................    3
     Section 2.02.  Bylaws............................................................    4
     Section 2.03.  Directors and Officers............................................    4

ARTICLE III.  REPRESENTATIONS AND WARRANTIES APPLICABLE TO ALL COMPANIES..............    4
     Section 3.01.  Corporate Existence and Power.....................................    4
     Section 3.02.  Corporate Authorization...........................................    4
     Section 3.03.  Governmental Authorization........................................    4
     Section 3.04.  Non-Contravention.................................................    5
     Section 3.05.  Binding Effect....................................................    5
     Section 3.06.  Company Subsidiaries..............................................    5
     Section 3.07.  Disclosure Documents..............................................    5
     Section 3.08.  Finders' Fees.....................................................    6
     Section 3.09.  Absence of Undisclosed Liabilities................................    6
     Section 3.10.  Financial Statements..............................................    6
     Section 3.11.  Litigation........................................................    7
     Section 3.12.  Regulatory Matters................................................    7

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES APPLICABLE TO INDIVIDUAL COMPANIES........    7
     Section 4.01.  Capitalization....................................................    7
     Section 4.02.  Stock Options.....................................................    8
     Section 4.03.  SEC and SBA Filings...............................................    8
     Section 4.04.  Taxes.............................................................    9
     Section 4.05.  Non-Wholly Owned Subsidiaries.....................................   10
     Section 4.06.  Employee Benefit Plans; ERISA.....................................   10
     Section 4.07.  Environmental Matters.............................................   11

ARTICLE V.  COVENANTS OF ALL COMPANIES................................................   11
     Section 5.01.  Best Efforts......................................................   11
     Section 5.02.  Exemptive Order...................................................   11
     Section 5.03.  Filings under HSR Act.............................................   11
     Section 5.04.  Certain Filings...................................................   11
     Section 5.05.  Joint Proxy Statement/Prospectus; Registration Statement..........   12
     Section 5.06.  Access............................................................   12
     Section 5.07.  Further Assurances................................................   12
     Section 5.08.  Confidentiality...................................................   12
     Section 5.09.  Conduct of Each Company...........................................   12
     Section 5.10.  Stockholders' Meeting.............................................   13
     Section 5.11.  Other Offers......................................................   13
     Section 5.12.  Notices of Certain Events.........................................   14

                                                                                        PAGE
                                                                                        ----
ARTICLE VI.  COVENANTS OF INDIVIDUAL COMPANIES........................................   14
     Section 6.01.  Indemnification of Officers and Directors of Each Acquired
      Company.........................................................................   14
     Section 6.02.  Directors of Lending..............................................   15
     Section 6.03.  Distributions.....................................................   15
     Section 6.04.  RIC and REIT Qualifications.......................................   16
     Section 6.05.  Post-Merger Dividend..............................................   16
     Section 6.06.  Affiliates........................................................   16
     Section 6.07.  Stock Options.....................................................   16
     Section 6.08.  Employee Benefit Plans............................................   16
     Section 6.09.  Other Employee Matters............................................   16
     Section 6.10.  Articles of Merger................................................   16

ARTICLE VII.  CONDITIONS TO THE MERGER................................................   17
     Section 7.01.  Closing Date......................................................   17
     Section 7.02.  Conditions to the Obligations of Each Company.....................   17

ARTICLE VIII.  TERMINATION............................................................   18
     Section 8.01.  Termination.......................................................   18
     Section 8.02.  Effect of Termination.............................................   19

ARTICLE IX.  MISCELLANEOUS............................................................   19
     Section 9.01.  Notices...........................................................   19
     Section 9.02.  Amendments; Waivers...............................................   20
     Section 9.03.  Expenses..........................................................   20
     Section 9.04.  Successors and Assigns............................................   20
     Section 9.05.  Governing Law.....................................................   20
     Section 9.06.  Survival..........................................................   20
     Section 9.07.  Counterparts......................................................   20
     Section 9.08.  Entire Agreement..................................................   20
     Section 9.09.  Captions..........................................................   20
     Section 9.10.  Parties in Interest...............................................   20
     Section 9.11.  No Dissenter's Rights.............................................   21

ANNEXES:
     Annex I      Articles of Merger
     Annex II     Form of Affiliate Letter
     Annex III    Legal Opinions

SCHEDULES:
     Schedule 3.04          Consents, etc. under Agreements
     Schedule 3.06(a)       Subsidiaries of Each Company and Jurisdiction of Their
                            Organization
     Schedule 3.06(b)       Liens and Other Limitations and Restrictions on the
                            Subsidiaries' Outstanding Capital Stock, etc.
     Schedule 3.08          Investment Bankers Retained by the Respective Companies as
                            Financial Advisor for the Merger
     Schedule 3.11          Litigation
     Schedule 4.03(a)(ii)   Jurisdictions in Which Advisers is Registered as an
                            Investment Adviser
     Schedule 4.03(a)(iv)   Agreements between Advisers and Any of Its Directors or
                            Officers
     Schedule 4.03(b)(ii)   Agreements between Allied I, Allied II, or Lending and Any of Its Directors or Officers
     Schedule 4.03(c)(ii)   Agreements between Commercial and Any of Its Directors or
                            Officers

     INDEX OF DEFINITIONS:                                                        SECTION
     1933 Act...................................................................  3.03
     1934 Act...................................................................  3.03
     1940 Act...................................................................  3.03
     1958 Act...................................................................  3.03
     Acquired Company...........................................................  1.01(a)
     Acquired Company Shares....................................................  1.02(b)
     Acquisition Proposal.......................................................  5.11(a)
     Advisers...................................................................  Preamble
     Advisers Act...............................................................  3.03
     Affiliate..................................................................  4.03(a)(iv)
     affiliates.................................................................  6.06
     Agreement..................................................................  Preamble
     Allied I...................................................................  Preamble
     Allied II..................................................................  Preamble
     Articles of Merger.........................................................  1.01(b)
     Balance Sheet..............................................................  3.09
     BDC........................................................................  4.03(a)(iii)
     blue sky...................................................................  3.03
     Closing....................................................................  7.01
     Closing Date...............................................................  7.01
     Code.......................................................................  1.01(d)
     Commercial.................................................................  Preamble
     Common Stock...............................................................  1.02(b)
     Company....................................................................  Preamble
     Company Securities.........................................................  4.01(f)
     Conversion.................................................................  1.02(b)
     disclosing party...........................................................  5.06
     Disclosure Documents.......................................................  3.07(a)
     Effective Time.............................................................  1.01(b)
     Enumerated Provisions......................................................  9.06
     Environmental, Health and Safety Laws......................................  4.07(b)
     ERISA......................................................................  4.06(a)
     Exchange Agent.............................................................  1.03(a)
     Exemptive Order............................................................  3.03
     Final Closing Date.........................................................  8.01(b)
     Funding....................................................................  4.05
     GAAP.......................................................................  3.10
     GCL........................................................................  1.01(a)
     Hazardous Substances.......................................................  4.07(b)
     HSR Act....................................................................  3.03
     investigating party........................................................  5.06
     IRS........................................................................  4.04(a)
     Joint Proxy Statement/Prospectus...........................................  3.07(a)
     Lending....................................................................  Preamble
     Lien.......................................................................  3.06(b)
     Material Adverse Effect....................................................  3.01

                                                                                  SECTION
                                                                                  -------
     Merger.....................................................................  1.01(a)
     Merger Consideration.......................................................  1.02(b)
     Mortgage...................................................................  4.05
     Part I.....................................................................  4.04(b)
     Part II....................................................................  4.04(c)
     Pension Plan...............................................................  4.06(a)
     person.....................................................................  3.01
     Priority Closing Date......................................................  8.01(b)
     Registration Statement.....................................................  5.05
     REIT.......................................................................  4.04(c)
     RIC........................................................................  4.04(b)
     SBA........................................................................  3.03
     SEC........................................................................  3.03
     SEC Reports................................................................  4.03(a)(i)
     Small Business Act.........................................................  3.03
     Stockholders' Meeting......................................................  5.10
     Subsidiary.................................................................  3.01
     superior Acquisition Proposal..............................................  5.11(b)
     Surviving Company..........................................................  1.01(a)
     tax........................................................................  4.04(a)
     trading day................................................................  9.03(a)
     Welfare Plan...............................................................  4.06(b)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of August 14, 1997, as amended and restated as of September 19, 1997 (this "Agreement"), by and among Allied Capital Advisers, Inc. ("Advisers"), Allied Capital Corporation ("Allied I"), Allied Capital Corporation II ("Allied II"), Allied Capital Lending Corporation ("Lending") and Allied Capital Commercial Corporation ("Commercial"), each a Maryland corporation (individually, a "Company" and collectively, the "Companies").

     WHEREAS, the parties have previously executed and delivered the Agreement and Plan of Merger dated as of August 14, 1997 (the "Original Agreement"); and

     WHEREAS, the parties desire to amend and restate the Original Agreement to make certain changes pertaining to, among other things, the certificates representing Acquired Company Shares (as defined herein) and the rights appertaining thereto prior to surrender thereof; and

     WHEREAS, the parties do not intend by this amendment and restatement to reaffirm as of any date subsequent to August 14, 1997, the representations and warranties previously made herein, unless the context otherwise specifically requires, and accordingly they agree that all references to "the date of this Agreement", "the date hereof" and terms of similar import shall continue to refer, unless the context otherwise specifically requires, to August 14, 1997, the date of the execution and delivery of the Original Agreement;

     NOW THEREFORE, pursuant to Section 9.02 of the Original Agreement and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Original Agreement, including the annexes and schedules thereto, is hereby amended and restated so as to read in its entirety as follows:

                                   ARTICLE I.

                                   THE MERGER

     SECTION 1.01. THE MERGER. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.01(b)), each of Advisers, Allied I, Allied II and Commercial (each, an "Acquired Company," and collectively, the "Acquired Companies") shall be merged (the "Merger") with and into Lending in accordance with the Maryland General Corporation Law (the "GCL"), whereupon the separate existence of each Acquired Company shall cease, and Lending shall be the surviving corporation (the "Surviving Company").

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger specified in Article VII, the Companies will execute and file articles of merger substantially in the form of Annex I hereto (the "Articles of Merger") with the State Department of Assessments and Taxation of the State of Maryland and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are accepted for record by the State Department of Assessments and Taxation of the State of Maryland or at such later time as is specified in the Articles of Merger (the "Effective Time").

     (c) From and after the Effective Time, the Surviving Company shall possess all of the purposes, powers and assets and be subject to all of the liabilities and obligations of each Acquired Company and Lending, all as provided under
Section 3-114 of the GCL.

     (d) The parties intend that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties also intend that this Agreement constitute a "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c).

     (e) The Articles of Merger provide for the amendment of the charter of
Lending: (i) to increase the authorized shares of common stock, par value $0.0001 per share, of Lending from 20,000,000 to 100,000,000 shares; (ii) to change the name of Lending as the Surviving Company to "Allied Capital Corporation" and (iii) in certain other respects as set forth in the Articles of Merger.

     SECTION 1.02. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Acquired Company Shares (as hereinafter defined):

          (a) Each Acquired Company Share that is owned by any Acquired Company or Lending or by any Subsidiary (as defined in Section 3.01) of any of them shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Each share of common stock of the respective Acquired Companies, par value $0.001 per share in the case of Advisers, $1.00 per share in the case of Allied I, $1.00 per share in the case of Allied II and $0.0001 per share in the case of Commercial, outstanding immediately prior to the Effective Time (collectively, the "Acquired Company Shares"), other than Acquired Company Shares to be canceled in accordance with Section 1.02(a), shall be converted (the "Conversion"), without any action on the part of the holder, into fully paid and non-assessable shares of common stock, par value $0.0001 per share, of Lending ("Common Stock") according to the following respective conversion ratios (the "Merger Consideration"):

             (i) each Acquired Company Share of Advisers shall be converted into
        0.31 shares of Common Stock;

             (ii) each Acquired Company Share of Allied I shall be converted into 1.07 shares of Common Stock;

             (iii) each Acquired Company Share of Allied II shall be converted into 1.40 shares of Common Stock; and

             (iv) each Acquired Company Share of Commercial shall be converted into 1.60 shares of Common Stock.

          (c) The Surviving Company shall issue fractional shares of Common Stock to the extent the Conversion results in a fraction of a share, in which case such fraction shall be rounded to the nearest one-thousandth of a share (rounding upward from the mid-point between thousandths of a share).

          (d) All Acquired Company Shares shall cease to exist, and each certificate previously representing Acquired Company Shares shall (subject to Section 1.03(c)) thereafter represent for all corporate purposes the shares of Common Stock into which such Acquired Company Shares have been converted. Certificates previously representing Acquired Company Shares shall be exchanged for a confirmation of ownership of Common Stock issued in consideration therefor upon surrender in accordance with Section 1.03, without interest.

          (e) Except as provided in Section 1.02(d), the Surviving Company shall issue shares of Common Stock to be issued in the Merger in uncertificated form, and in accordance with Section 1.03 shall send to each person entitled to receive such shares the information required under Section 2-210(c) of the GCL with respect to such shares (a "Confirmation").

     SECTION 1.03. SURRENDER. (a) Prior to the Effective Time, Lending shall appoint an agent reasonably acceptable to each Acquired Company (the "Exchange Agent") for the purpose of exchanging certificates representing Acquired Company Shares for Confirmations as to the Merger Consideration. Lending shall make available to the Exchange Agent, as needed, the Merger Consideration and related information to be delivered in respect of the Acquired Company Shares. Promptly after the Effective Time, Lending shall send, or shall cause the Exchange Agent to send, to each holder of Acquired Company Shares at the Effective Time a letter of transmittal, in form and substance reasonably acceptable to the Acquired Company in which that holder owns Acquired Company Shares, for use in such exchange (which shall specify that the risk of loss and title to the certificates representing the Acquired Company Shares shall pass only upon proper delivery of the certificates representing such Acquired Company Shares to the Exchange Agent).

     (b) From and after the Effective Time, each holder of Acquired Company Shares, upon surrender to the Exchange Agent of a certificate or certificates representing such Acquired Company Shares, together with a properly completed letter of transmittal covering such Acquired Company Shares, shall be entitled to receive a Confirmation as to the Merger Consideration deliverable in respect of such Acquired Company Shares.

     (c) No dividends or other distributions that have been declared or made in respect of the Common Stock with a record date after the Effective Time shall be paid to any person in respect of Common Stock such person receives in the Merger unless such person has surrendered the certificates formerly representing all Acquired Company Shares held by such person, together with a properly completed letter of transmittal covering such certificates. Such dividends or other distributions shall instead be paid to the Exchange Agent on behalf of, and as nominee for, such person, and held by the Exchange Agent in a non-interest bearing account. Upon surrender of any such certificates formerly representing Acquired Company Shares, the Exchange Agent shall distribute to such person the amount of dividends or other distributions in respect of Common Stock with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence), without interest.

     (d) Holders of record immediately prior to the Effective Time of Acquired Company Shares shall be entitled, at and after the Effective Time, to vote the number of shares of Common Stock into which their Acquired Company Shares shall have been converted so long as they remain record holders of such shares of Common Stock, regardless of whether the certificates formerly representing such Acquired Company Shares shall have been surrendered in accordance with this
Section 1.03 or a Confirmation with respect to such shares of Common Stock shall have been issued.

     (e) If any portion of the Merger Consideration is to be delivered to a person other than the registered holder of the Acquired Company Shares represented by the certificates surrendered in exchange therefor, it shall be a condition to such delivery that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such delivery shall pay to the Exchange Agent any transfer or other taxes required as a result of such delivery to a person other than the registered holder of such Acquired Company Shares or establish to the satisfaction of the Surviving Company that such taxes have been paid or are not payable.

     (f) The foregoing provisions of this Section 1.03 shall apply to Acquired Company Shares of a given Acquired Company held by a person partly in certificated form and partly in uncertificated form. If any holder of Acquired Company Shares of a given Acquired Company shall at the Effective Time hold all of such Acquired Company Shares in uncertificated form, then the foregoing provisions of this Section 1.03 shall not apply to such Acquired Company Shares, and such holder shall be entitled to receive a Confirmation as to the Merger Consideration issuable in respect of such Acquired Company Shares without any action on the part of such holder.

     (g) At the Effective Time, the stock transfer books of each Acquired Company shall be closed, and thereafter there shall be no further registration of transfers of Acquired Company Shares. If, after the Effective Time, certificates representing Acquired Company Shares are presented to the Surviving Company, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article I.

     (h) Any dividends or other distributions paid to the Exchange Agent pursuant to Section 1.03(c) that remain unclaimed by the holders of Acquired Company Shares shall not revert or be returned to the Surviving Company, and the Surviving Company hereby waives any rights it may have to such assets. The Surviving Company shall not be liable to any holder of Acquired Company Shares for any amount required to be paid to a public official pursuant to applicable abandoned property laws.

                                  ARTICLE II.

                             THE SURVIVING COMPANY

     SECTION 2.01. CHARTER. The charter of Lending in effect at the Effective Time, as amended by the Articles of Merger, shall be the charter of the Surviving Company until amended in accordance with applicable law.

     SECTION 2.02. BYLAWS. The bylaws of Lending in effect at the Effective Time shall be the bylaws of the Surviving Company until amended in accordance with applicable law.

     SECTION 2.03. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law and the charter and bylaws of the Surviving Company, the directors of Lending at the Effective Time (giving effect to the election or appointment of directors provided for in Section 6.02) shall be the directors of the Surviving Company and (ii) the officers of Lending at the Effective Time shall be the officers of the Surviving Company.

                                  ARTICLE III.

           REPRESENTATIONS AND WARRANTIES APPLICABLE TO ALL COMPANIES

Each Company represents and warrants to each other Company that:

     SECTION 3.01. CORPORATE EXISTENCE AND POWER. Such Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite corporate power and authority required to carry on its business as now conducted. Such Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), business or results of operations of such Company and its Subsidiaries, taken as a whole (other than any change or effect resulting from any change in general economic conditions), or on the ability of such Company to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect"). For purposes of this Agreement, "Subsidiary" means, with respect to any person, any other person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such person, and the term "person" means any corporation, partnership, limited liability company, trust, association, organization or other entity or natural person. Such Company has heretofore delivered to each of the other Companies or its counsel true and complete copies of such Company's charter and bylaws as currently in effect.

     SECTION 3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by such Company of this Agreement and the consummation by such Company of the transactions contemplated hereby are within such Company's corporate powers and, except for the approval by such Company's stockholders of this Agreement and the Merger, have been duly authorized by all necessary corporate action on the part of such Company.

     SECTION 3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Company of this Agreement and the consummation by such Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of the Articles of Merger in accordance with the GCL and appropriate documents with the relevant authorities of jurisdictions in which such Company is qualified to do business as a foreign corporation; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"), the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "1940 Act") and, with respect to Advisers, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "Advisers Act"); (iv) compliance with any applicable state securities or "blue sky" laws; (v) compliance with any applicable requirements of the Small Business Investment Act of 1958, as amended, and the rules and regulations promulgated thereunder (the "1958 Act"), the Small Business Act (1958), as amended, and the rules and regulations promulgated thereunder (the "Small Business Act") and any other applicable requirements, rules, or regulations of the U.S. Small Business Administration (the "SBA"); (vi) the issuance by the U.S. Securities and Exchange Commission

(the "SEC") of an order exempting the Merger from the provisions of Sections 17(a) and 57(a) of the 1940 Act (the "Exemptive Order"); and (vii) such other actions or filings, the absence of which would not have a Material Adverse Effect with respect to such Company.

     SECTION 3.04. NON-CONTRAVENTION. The execution, delivery and performance by such Company of this Agreement and the consummation by such Company of the transactions contemplated hereby do not and will not (i) violate any provision of applicable law or regulation (assuming compliance with the matters referred to in Section 3.03) or of any judgment or order of any court of competent jurisdiction, (ii) other than as set forth in Schedule 3.04, contravene or constitute a default or require a consent of any person, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Company or to a loss of any benefit to which such Company is entitled, or result in the creation or imposition of any Lien on any asset of such Company or any of its Subsidiaries, under any agreement or other instrument binding on such Company or any of its Subsidiaries, or (iii) violate any provision of the charter or bylaws of such Company, except, in the case of clauses (i) and (ii) above, for any such contravention, default, failure to obtain consent, termination, cancellation, acceleration, loss or Lien that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to such Company.

     SECTION 3.05. BINDING EFFECT. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, such Company, enforceable against such Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforcement is sought in a proceeding in equity or at law).

     SECTION 3.06. COMPANY SUBSIDIARIES. (a) Each Subsidiary of such Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization set forth in Schedule 3.06(a), has all corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect with respect to such Company. As of the date of this Agreement, the Subsidiaries of such Company set forth in Schedule 3.06(a) are the only Subsidiaries of such Company.

     (b) Except as specified in Schedule 3.06(b) or in Section 4.05, (i) all of the outstanding capital stock or other voting securities or ownership interests of each Subsidiary of such Company is owned by such Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), (ii) there are no outstanding (A) securities of such Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of such Company, (B) options, warrants or other rights to acquire from such Company or any of its Subsidiaries, or any other obligation of such Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of such Company, or (C) securities of any Subsidiary of such Company other than capital stock, voting securities or other ownership interests in such Subsidiary, and
(iii) there are no outstanding obligations of such Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding capital stock, voting securities or other ownership interests of any such Subsidiary. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 3.07. DISCLOSURE DOCUMENTS. (a) Each document filed by such Company with the SEC in connection with the transactions contemplated by this Agreement (the "Disclosure Documents"), including, without limitation, the joint proxy statement of the Companies also constituting the prospectus in respect of the Common Stock to be issued in the Merger (the "Joint Proxy Statement/Prospectus") to be sent to the stockholders of each Company, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act; provided that no representation and warranty is made by any Company concerning statements or omissions contained therein based upon information furnished or which should have been furnished by any other Company specifically for use therein.

     (b) At the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of any Company, at the time such stockholders vote on approval of the Merger and at the Effective Time, with respect to that Company the Joint Proxy Statement/Prospectus (as supplemented or amended, if applicable) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing by such Company of any Disclosure Document other than the Joint Proxy Statement/Prospectus and at the time of any distribution thereof, such Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties by any Company contained in this
Section 3.07(b) will not apply to statements or omissions included in the Disclosure Documents based upon information furnished or which should have been furnished by any other Company specifically for use therein.

     SECTION 3.08. FINDERS' FEES. Except for (i) Morgan Stanley & Co. Incorporated, whose fees are to be paid in accordance with Section 9.03(a), and
(ii) the investment banker retained by each respective Company, as set forth in
Schedule 3.08, whose fees are to be paid by such Company, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of such Company who is entitled to any fee or commission from any Company or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

     SECTION 3.09. ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected in the consolidated balance sheet of such Company as of December 31, 1996 and included in such Company's audited consolidated financial statements for the year ended December 31, 1996 (each a "Balance Sheet") or as referred to or described in the notes to the Company's audited consolidated financial statements for the year ended December 31, 1996, neither such Company nor any of its Subsidiaries had as of December 31, 1996 any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) that were material to such Company and its Subsidiaries, taken as a whole. Since the date of the Balance Sheet of such Company, neither such Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that are material to such Company and its Subsidiaries, taken as a whole, except for such as were incurred in the ordinary course of business and consistent with past practice or in furtherance of the transactions contemplated by this Agreement.

     SECTION 3.10. FINANCIAL STATEMENTS. (a) Such Company's audited consolidated financial statements for the fiscal years ended December 31, 1992 through December 31, 1996 included in its annual reports on Form 10-K and its unaudited consolidated interim financial statements for the fiscal quarters ended March 31, 1997 and June 30, 1997 included in its quarterly reports on Form 10-Q fairly present in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), the consolidated financial position of such Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in net assets, cash flows and selected per share data and ratios for the periods then ended (subject to normal year-end adjustments in the case of any unaudited consolidated interim financial statements).

     (b) Since December 31, 1996 there has not been (i) any redemption, purchase or other acquisition by such Company of any of such Company's Acquired Company Shares or shares of Common Stock, as applicable (other than those transacted through the Allied Capital Deferred Compensation Trust or through such Company's dividend reinvestment plan), or any declaration or payment of any dividend by such Company other than (A) as disclosed in such Company's reports on Form 10-Q for the first and second

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

quarters of 1997 and (B) dividends on such Company's Acquired Company Shares or shares of Common Stock, as applicable, as permitted in Section 6.03, or (ii) any event that has had or could reasonably be expected to have a Material Adverse Effect on such Company.

     SECTION 3.11. LITIGATION. Except as disclosed in such Company's SEC Reports (as hereinafter defined) or Schedule 3.11, there is no suit, action or proceeding pending or, to the knowledge of such Company, threatened against or affecting such Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect with respect to such Company or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against such Company or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     SECTION 3.12. REGULATORY MATTERS. Such Company has all material permits, licenses, approvals, orders, authorizations of and registrations with any governmental entity or self-regulatory organization required by the Company to carry on its business as presently conducted.

                                  ARTICLE IV.

       REPRESENTATIONS AND WARRANTIES APPLICABLE TO INDIVIDUAL COMPANIES

     SECTION 4.01. CAPITALIZATION. (a) Advisers represents and warrants to each other Company that its authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share, and that, as of July 31, 1997 there were 9,133,379 shares of common stock of Advisers outstanding.

     (b) Allied I represents and warrants to each other Company that its authorized capital stock consists of 10,000,000 shares of common stock, par value $1.00 per share, and that, as of July 31, 1997 there were 7,367,052 shares of common stock of Allied I outstanding.

     (c) Allied II represents and warrants to each other Company that its authorized capital stock consists of 20,000,000 shares of common stock, par value $1.00 per share, and that, as of July 31, 1997 there were 7,628,615 shares of common stock of Allied II outstanding.

     (d) Lending represents and warrants to each other Company that (i) its authorized capital stock consists of 20,000,000 shares of common stock, par value $0.0001 per share, which share amount shall be increased to 100,000,000 shares upon the effectiveness of the Articles of Merger, (ii) as of July 31, 1997 there were outstanding 5,150,448 shares of Common Stock, and (iii) subject to the Articles of Merger becoming effective, the shares of Common Stock to be issued in the Merger will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable, and the issuance of such shares in the Merger will not be subject to any preemptive or other similar rights.

     (e) Commercial represents and warrants to each other Company that its authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, and that, as of July 31, 1997 there were 14,476,997 shares of common stock of Commercial outstanding, and no shares of such preferred stock of Commercial outstanding.

     (f) Each Company represents and warrants to each other Company that all of its issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and that, except as set forth in this Section 4.01 or Section 4.02 and except for shares of Common Stock issued after July 31, 1997 pursuant to such Company's dividend reinvestment plan or upon exercise of options referred to in Section 4.02, there are no outstanding (i) shares of capital stock or other voting securities of such Company, or (ii) securities of such Company convertible into or exchangeable for shares of capital stock or other voting securities of such Company, or (iii) options, warrants or other rights to acquire from such Company, or any other obligation of such Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such Company (the items referred to in clauses (i), (ii) and (iii) with respect to any Company being referred to collectively as "Company Securities"). Each Company represents and warrants to each other Company that there are no outstanding obligations of such Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities of such Company.

     SECTION 4.02. STOCK OPTIONS. (a) Advisers represents and warrants to each other Company that as of July 31, 1997, pursuant to its Incentive Stock Option Plan, there were outstanding options to purchase 1,632,126 shares of common stock of Advisers.

     (b) Allied I represents and warrants to each other Company that as of July 31, 1997, pursuant to its Stock Option Plan, there were outstanding options to purchase 803,881 shares of common stock of Allied I.

     (c) Allied II represents and warrants to each other Company that as of July 31, 1997, pursuant to its Stock Option Plan, there were outstanding options to purchase 714,630 shares of common stock of Allied II.

     (d) Lending represents and warrants to each other Company that as of July 31, 1997, pursuant to its Stock Option Plan, there were outstanding options to purchase 504,894 shares of common stock of Lending.

     (e) Commercial represents and warrants to each other Company that as of July 31, 1997, pursuant to its Incentive Stock Option Plan, there were outstanding options to purchase 729,669 shares of common stock of Commercial.

     (f) Each Company represents to each other Company that it has reserved sufficient shares of its common stock for issuance upon exercise of all outstanding options issued by such Company.

     SECTION 4.03. SEC AND SBA FILINGS. (a) Advisers represents and warrants to each other Company that:

          (i) It has heretofore timely filed all registration statements, reports, proxy statements and other documents and information with the SEC ("SEC Reports") required to be filed by it pursuant to the 1933 Act, the 1934 Act, the 1940 Act and the Advisers Act since December 31, 1994. Such SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act and the Advisers Act, as the case may be, and none of such SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such Company has otherwise complied in all material respects with the 1933 Act, the 1934 Act, the 1940 Act and the Advisers Act.

          (ii) It is duly registered as an investment adviser under the Advisers Act and any other applicable law. Schedule 4.03(a)(ii) lists the jurisdictions in which Advisers is registered as an investment adviser, and each such registration is in full force and effect. Other than the jurisdictions set forth in Schedule 4.03(a)(ii), Advisers is not required to be registered as an investment adviser in any jurisdiction, except where such non-registration, individually or in the aggregate, has not had and would not have a Material Adverse Effect with respect to Advisers. Advisers is not required to be registered under any applicable law as a transfer agent or a broker-dealer.

          (iii) Neither Advisers nor any "affiliated person" of Advisers (as defined in the 1940 Act), as applicable, is ineligible pursuant to Section 9(a) or (b) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to an investment company registered under the 1940 Act or to a company which has elected to be a "business development company" pursuant to Section 54 of the 1940 Act and has not withdrawn its election (a "BDC"). Neither Advisers nor any "person associated" (as defined in the Advisers Act) with Advisers, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to be an investment adviser registered under the Advisers Act or person associated with such a registered investment adviser.

          (iv) Except as set forth in its reports and proxy statements, including the exhibits thereto, filed with the SEC pursuant to the 1934 Act, the 1940 Act and/or the Advisers Act since December 31, 1994 or in
     Schedule 4.03(a)(iv), there are no material employment, consulting, benefit, severance or indemnification arrangements, agreements or understandings between Advisers, on the one hand, and any directors or officers of Advisers, on the other hand, and, except as so set forth, none of such directors or officers or any

     Affiliate of Advisers has any interest (other than normal rights as a stockholder of Advisers) in any material property, real or personal, tangible or intangible, used in the business of Advisers. For purposes of this Agreement, "Affiliate" means, with respect to any person, any other person which, as of the time of determination, controls, is controlled by or is under common control with such person.

     (b) Each of Allied I, Allied II and Lending represents and warrants to each other Company that, as to itself:

          (i) It has heretofore timely filed all SEC Reports required to be filed by it pursuant to the 1933 Act, the 1934 Act and the 1940 Act since December 31, 1994. Such SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act, as the case may be, and none of such SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such Company has otherwise complied in all material respects with the 1933 Act, the 1934 Act and the 1940 Act.

          (ii) Except as set forth in its reports and proxy statements, including the exhibits thereto, filed with the SEC pursuant to the 1934 Act and/or the 1940 Act since December 31, 1994 or in Schedule 4.03(b)(ii), there are no material employment, consulting, benefit, severance or indemnification arrangements, agreements or understandings between such Company, on the one hand, and any directors or officers of such Company, on the other hand, and, except as so set forth, none of such directors or officers or any Affiliate of such Company has any interest (other than normal rights as a stockholder of such Company) in any material property, real or personal, tangible or intangible, used in the business of such Company.

          (iii) Such Company and each of its Subsidiaries has filed all material reports and documents required to be filed pursuant to the 1958 Act, the Small Business Act, and any other applicable SBA requirement, rule or regulation.

     (c) Commercial represents and warrants to each other Company:

          (i) It has heretofore timely filed all SEC Reports required to be filed by it pursuant to the 1933 Act and the 1934 Act since December 31, 1994. Such SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and none of such SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such Company has otherwise complied in all material respects with the 1933 Act and the 1934 Act.

          (ii) Except as set forth in its reports and proxy statements, including the exhibits thereto, filed with the SEC pursuant to the 1934 Act since December 31, 1994 or in Schedule 4.03(c)(ii), there are no material employment, consulting, benefit, severance or indemnification arrangements, agreements or understandings between Commercial, on the one hand, and any directors or officers of Commercial, on the other hand, and, except as so set forth, none of such directors or officers or any Affiliate of Commercial has any interest (other than normal rights as a stockholder of Commercial) in any material property, real or personal, tangible or intangible, used in the business of Commercial.

     SECTION 4.04. TAXES. (a) Each Company represents and warrants to each other Company that such Company and each of its Subsidiaries has filed all tax returns required to be filed and has paid, or has established an adequate reserve for the payment of, all taxes required to be shown on such returns, and the most recent Balance Sheet of such Company reflects an adequate reserve for all such taxes accrued through the date of such Balance Sheet in accordance with GAAP. No material deficiencies for any taxes have been proposed, asserted or assessed against such Company or any of its Subsidiaries that are not adequately reserved for in such Balance Sheet. The respective federal income tax returns of such Company and its Subsidiaries (i) in the case of Allied I, Allied II, Lending and Commercial have not been examined by the U.S. Internal Revenue Service (the "IRS") during the period of five calendar years preceding the date of this

Agreement, and (ii) in the case of Advisers have, except with respect to claims for refund, been examined and settled with the IRS for, or the statute of limitations has expired (and no waiver extending the statute of limitations has been requested or granted) with respect to, all periods through December 31, 1992. For the purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Neither such Company nor any of its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     (b) Each of Allied I, Allied II and Lending represents and warrants to each other Company that, as to itself, (i) it is, and since its formation has elected to be, treated as a "regulated investment company" within the meaning of Section 851 of the Code ("RIC"), and is and since its formation has been entitled to the benefits available under the provisions of Part I of Subchapter M of Chapter 1 of the Code ("Part I") and (ii) during each of its taxable years it has paid dividends in amounts sufficient to reduce its income and excise tax liabilities for such years to zero.

     (c) Commercial represents and warrants to each other Company that (i) Commercial is, and since its formation has been, a "real estate investment trust" within the meaning of Section 856(a) of the Code ("REIT"), and is, and since its formation has been entitled to the benefits available under the provisions of Part II of Subchapter M of Chapter 1 of the Code ("Part II") and
(ii) during each of its taxable years Commercial has paid dividends in amounts sufficient to reduce its income and excise tax liabilities for such years to zero.

     SECTION 4.05. NON-WHOLLY OWNED SUBSIDIARIES. Commercial represents and warrants to each other Company that, as of the date of this Agreement, it directly owns 79% of the units of ownership interest in Allied Capital Mortgage LLC ("Mortgage") and indirectly (through its wholly-owned subsidiary ALCC Acceptance Corporation) owns 82% of the units of ownership interest in Allied Capital Funding, L.L.C. ("Funding"), each a Delaware limited liability company and each deemed to be an affiliated person (as such term is defined in the 1940
Act) of Commercial. Commercial represents and warrants that (i) the units of ownership interest it owns in each of Mortgage and Funding are free and clear of any Lien and free of any other limitation or restriction other than as set forth in the respective limited liability company agreements of Mortgage and Funding and (ii) there are no obligations of Commercial or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding ownership interests of Mortgage or Funding.

     SECTION 4.06. EMPLOYEE BENEFIT PLANS; ERISA. Advisers represents and warrants to each other Company that:

     (a) No "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plan") that Advisers maintains, or to which Advisers is obligated to contribute had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on reasonable actuarial assumptions utilized by Advisers. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. No Pension Plan to which Advisers is obligated to contribute with respect to any current or former employee of Advisers is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     (b) Each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA (sometimes referred to herein as "Welfare Plan")) that Advisers maintains and that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code.

     (c) Other than claims for benefits arising in the ordinary course of the administration and operation of the Pension Plans and Welfare Plans, there are no claims, investigations or arbitrations pending by or with respect to any current or former employees of Advisers against any Pension Plan or Welfare Plan or against Advisers or any trust or arrangement created under or as part of any Pension Plan or Welfare Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any Pension Plan or Welfare Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Advisers.

     SECTION 4.07. ENVIRONMENTAL MATTERS. (a) Each Company represents and warrants to each other Company that (i) except for commercially reasonable quantities of leasing and office supplies, such Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Substance; and (ii) to the knowledge of such Company, (A) such Company does not have any material liability under, nor has such Company ever violated in any material respect, any Environmental, Health and Safety Law; (B) such Company is in compliance in all material respects with all applicable Environmental, Health and Safety Laws; and (C) such Company has never entered into nor been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter nor received any demand letter, formal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental, Health and Safety Law.

     (b) For the purposes of this Section 4.07, "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, injunctions, judgments, orders, decrees and rulings) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened release of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials (including petroleum products and asbestos) or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes ("Hazardous Substances").

                                   ARTICLE V.

                           COVENANTS OF ALL COMPANIES

Each Company agrees that:

     SECTION 5.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, such Company shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 5.02. EXEMPTIVE ORDER. Such Company shall use its best efforts to proceed as promptly as possible to cause the Exemptive Order to be issued and shall negotiate in good faith with each other Company as to any amendment to this Agreement that may be necessary to comply with any conditions of the Exemptive Order that are inconsistent with this Agreement.

     SECTION 5.03. FILINGS UNDER HSR ACT. Such Company shall use its best efforts to proceed as promptly as possible to cause to be made the necessary filings under the HSR Act with respect to the transactions contemplated by this Agreement and shall thereafter use its best efforts to ensure that the related waiting period expires or is otherwise terminated at the earliest possible time.

     SECTION 5.04. CERTAIN FILINGS. Such Company (a) shall cooperate with each other Company in determining whether any actions by or in respect of, or filings with, any governmental body, agency, official or authority (other than such actions or filings as are referred to in this Agreement) are required, or any actions, consents, approvals or waivers are required to be obtained from third parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) use its best efforts in seeking any such actions, consents, approvals or waivers required by it or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 5.05.  JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION
STATEMENT. Such Company shall cooperate in the preparation and filing with the SEC by Lending of a registration statement on Form N-14 with respect to the Common Stock to be issued in the Merger, which shall include the Joint Proxy Statement/Prospectus (the "Registration Statement"), as soon as practicable after the date hereof and shall use its best efforts to cause such Registration Statement to be declared effective under the 1933 Act. Promptly after the effectiveness of the Registration Statement, each Company shall cause the definitive Joint Proxy Statement/Prospectus, together with appropriate proxies, to be mailed to its stockholders, and, if necessary, after the definitive Joint Proxy Statement/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials. Such Company shall furnish each other Company with all information concerning itself, its directors, officers, stockholders and properties and such other matters as may be necessary or advisable for the preparation of the Registration Statement, the Joint Proxy Statement/Prospectus, and any filings under state blue sky laws in connection with the transactions contemplated by this Agreement.

     SECTION 5.06. ACCESS. Such Company (the "disclosing party") shall, after receiving reasonable advance notice from any other Company (the "investigating party"), afford the investigating party and its representatives reasonable access to the disclosing party's books and records, licenses, agreements and other information relating to the disclosing party. The investigating party may, directly or through its representatives, make such investigation of the assets of the disclosing party and its businesses as the investigating party may deem necessary or advisable. No such investigation shall affect or limit the representations and warranties of any Company contained herein.

     SECTION 5.07. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of such Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets of each Acquired Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

     SECTION 5.08. CONFIDENTIALITY. Such Company shall use all reasonable efforts to maintain the confidentiality of all non-public information concerning each other Company and its Subsidiaries that is received by such Company or its representatives in connection with the Merger, subject to the requirements of applicable law and to judicial process.

     SECTION 5.09. CONDUCT OF EACH COMPANY. From the date hereof until the Effective Time, except as contemplated or specifically permitted by this Agreement or with the prior written consent of each of the other Companies, such Company shall cause the business of that Company and its Subsidiaries to be conducted in the ordinary course consistent with past practice and shall use its best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and, if applicable, employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, such Company agrees that, without such consent, it will not, and will not permit any of its Subsidiaries to, do or agree to do any of the following:

     (a) adopt or propose any change in its charter or bylaws;

     (b) merge or consolidate with any other person except as provided in
Section 5.11 and except for any merger solely between such Company and one or more of its Subsidiaries (provided such Company is the surviving company in such merger) or solely between two or more of such Company's Subsidiaries;

     (c) sell or otherwise dispose of any assets or property except in the ordinary course of business consistent with past practice;

     (d) amend any material contract, instrument or other agreement;

     (e) acquire any assets other than in the ordinary course of business;

     (f) incur any material liabilities or any material indebtedness except in the ordinary course of business consistent with past practice;

     (g) take any action that would make any representation and warranty (other than any representation and warranty made as of a specified date) of such Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time; or

     (h) adopt, amend, modify or terminate any Pension Plan or Welfare Plan if the effect thereof, individually or in the aggregate, would be a material increase in the liabilities of such Company thereunder.

     SECTION 5.10. STOCKHOLDERS' MEETING. Such Company shall cause a meeting of its stockholders (each, a "Stockholders' Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The directors of such Company shall, subject to the exercise of their fiduciary duties after consulting with outside counsel, recommend approval and adoption of this Agreement and the Merger by such Company's stockholders. In connection with such meeting, such Company (i) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the Merger and the transactions contemplated hereby (subject, insofar as the duty to recommend approval and adoption of this Agreement and the Merger is concerned, to the exercise of their fiduciary duties after consulting with outside counsel) and (ii) will otherwise comply with all legal requirements applicable to such meeting.

     SECTION 5.11. OTHER OFFERS. (a) Subject to the provisions of Section 5.11(b), in consideration of the substantial expenditure of time, effort and expense undertaken and to be undertaken by each Company in the investigation, negotiation and preparation of documents and other activities related to the Merger, each Company agrees that, during the term of this Agreement, it will not, without the consent of each other Company:

          (i) solicit, initiate or encourage submission of proposals or offers for, or accept any offers for, or enter into negotiations or discussion with, any other person with regard to any Acquisition Proposal;

          (ii) furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, facilitate or encourage, any Acquisition Proposal between such Company and any other person; or

          (iii) enter into a transaction, or commitment with respect thereto (written or oral), with any person concerning an Acquisition Proposal.

For purposes of this Agreement, "Acquisition Proposal" with respect to a Company means any proposal for a merger or other business combination involving such Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and other than any merger or other business combination solely between such Company and one or more of its Subsidiaries or solely between two or more of such Company's Subsidiaries.

     (b) Notwithstanding any other provisions of this Agreement to the contrary, to the extent required by the fiduciary obligations of the board of directors of any Company, as determined in good faith by a majority of the disinterested members thereof based on the advice of that Company's outside counsel, such Company may:

          (i) in response to an unsolicited request therefor, participate in discussions or negotiations with, afford access to the properties, books or records of such Company to, or furnish information with respect to such Company pursuant to a customary confidentiality agreement (as determined by such Company's outside counsel) to, any person in connection with any Acquisition Proposal with respect to such Company; and

          (ii) approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior Acquisition Proposal (hereinafter defined) or enter into an agreement with respect to such superior Acquisition Proposal.

For purposes of this Agreement, "superior Acquisition Proposal" with respect to a Company means a bona fide Acquisition Proposal made by a third party with respect to such Company which a majority of the disinterested members of the board of directors of such Company determines in its good faith judgment (based on the advice of such Company's independent financial advisor) to be more favorable to such Company's stockholders than the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested members (based on the advice of such Company's independent financial advisor), is reasonably capable of being financed by such third party.

     (c) Each Company will promptly notify each other Company orally and in writing of: (i) any Acquisition Proposal or any inquiry with respect to or which could lead to any Acquisition Proposal and the identity of the person making any such Acquisition Proposal; and (ii) any inquiry or any request for non-public information relating to such Company or for access to the properties, books or records of such Company by any person that has advised such Company that it is considering making, or has made, an Acquisition Proposal. Each Company will keep each other Company fully informed of the status and details of any such Acquisition Proposal or inquiry.

     (d) Nothing contained in this Agreement shall prohibit a Company or the board of directors of such Company from (i) taking and disclosing a position with respect to a tender offer by any person pursuant to Rules 14d-9 and 14e-2 under the 1934 Act and (ii) making such disclosures to such Company's stockholders which in the judgment of the board of directors of such Company, with the advice of outside counsel, may be required under applicable law.

     SECTION 5.12. NOTICES OF CERTAIN EVENTS. Such Company shall promptly notify each other Company of:

     (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting such Company that, if adversely determined, would have a Material Adverse Effect on such Company or that relate to the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VI.

                       COVENANTS OF INDIVIDUAL COMPANIES

     SECTION 6.01. INDEMNIFICATION OF OFFICERS AND DIRECTORS OF EACH ACQUIRED COMPANY. Lending agrees that:

     (a) From and after the consummation of the Merger, Lending as the Surviving Company shall indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of an Acquired Company or any of its Subsidiaries from any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees) resulting from their acts and omissions occurring prior to the Effective Time to the full extent permitted by applicable provisions of the GCL and the 1940 Act including, without limitation, in respect of all actions or omissions to act or alleged actions or omissions to act arising out of or pertaining to the Merger (including, without limitation, the negotiation, execution and delivery of this

Agreement), including rights to receive advance payment of fees and expenses in defending any suits, actions or proceedings. The Surviving Company shall cause to be maintained in effect for not less than 72 months from the Effective Time policies of directors' and officers' liability insurance currently in force and covering those persons who are directors of an Acquired Company as of the date hereof (provided that the Surviving Company may substitute therefor policies providing coverage in an aggregate amount of $2,500,000, the other terms and conditions of which are no less advantageous to the insured than those contained in the policies currently in force) with respect to matters occurring prior to the Effective Time; provided, that, in the event any claim or claims are asserted or made within such 72 months, such coverage in respect thereof shall not be terminated until final disposition of all such claims.

     (b) In the event any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the Companies agree to cooperate and use their best efforts to defend against and respond thereto.

     (c) This Section 6.01, which shall survive the consummation of the Merger at the Effective Time, and except as set forth herein, shall continue without limit, is intended to benefit each present and former director or officer of each Acquired Company and its Subsidiaries (who shall be entitled to enforce the provisions hereof) and shall be binding on all successors and assigns of such Acquired Company and the Surviving Company and shall be in addition to any other rights such person may have under the charter or bylaws of the Surviving Company or any of its Subsidiaries, under the GCL or otherwise. In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in such case, proper provisions shall be made so that the successors and assigns of the Surviving Company assume the obligations set forth in this Section 6.01.

     SECTION 6.02. DIRECTORS OF LENDING. Prior to the Effective Time, Lending shall take such action as may be necessary (i) to increase the size of its board of directors to twenty-three and (ii) to cause the election or appointment of each of the following persons as additional directors of Lending (if such person is willing to serve as a director of Lending):

        Joseph A. Clorety III      John D. Firestone          Charles L. Palmer
        Michael I. Gallie          Lawrence I. Hebert         Laura W. van Roijen
        Warren K. Montouri         John I. Leahy              Brooks H. Browne
        Guy T. Steuart II          John D. Reilly             Swep T. Davis
        T. Murray Toomey           Smith T. Wood              Robert E. Long

     SECTION 6.03. DISTRIBUTIONS. (a) Advisers agrees that it will not and will not agree to declare or pay any dividend or make any distribution on any of its shares of common stock, or (otherwise than through the Allied Capital Deferred Compensation Trust or through Advisers' dividend reinvestment plan) redeem, repurchase or otherwise acquire any such shares, prior to the Effective Time.

     (b) Allied I agrees that it will not and will not agree to declare or pay any dividend or make any distribution on any of its shares of common stock or (otherwise than through Allied I's dividend reinvestment plan) redeem, repurchase or otherwise acquire any such shares, provided that this Section 6.03 shall not prohibit (i) the payment of any dividend declared prior to the date of this Agreement or (ii) the declaration and payment of, and Allied I shall (unless prohibited by applicable law) declare prior to the Effective Time with a record date prior to the Effective Time, (A) a dividend consisting of an in-kind distribution of all the remaining outstanding common stock of Lending held by Allied I, payable prior to the Effective Time, and (B) if necessary, one or more additional dividends payable no later than January 31, 1998, in an amount that, when aggregated with all dividends that were both declared and paid by Allied I after January 31, 1997, is sufficient to reduce its income and excise tax liabilities for 1997 to zero.

     (c) Each of Allied II, Lending and Commercial agrees that it will not and will not agree to declare or pay any dividend or make any distribution on any of its shares of common stock or (otherwise than through such Company's dividend reinvestment plan) redeem, repurchase or otherwise acquire any such shares, provided that this Section 6.03 shall not prohibit (i) the payment of any dividend declared prior to the date of this Agreement or (ii) the declaration and payment of, and each such Company shall declare prior to the Effective Time with a record date prior to the Effective Time, one or more additional dividends payable no later than January 31, 1998 in an amount that, when aggregated with all dividends that were both declared and paid by such Company after January 31, 1997, is sufficient to reduce its income and excise tax liabilities for 1997 to zero.

     (d) Notwithstanding the preceding subsections of this Section 6.03, in the event the Priority Closing Date, as defined in Section 8.01, is extended pursuant to such Section then, in addition to any dividend otherwise permitted by this Section 6.03, each of Allied I, Allied II, Lending and Commercial shall be permitted after December 31, 1997, to declare and pay dividends in the ordinary course of their business consistent with past practice.

     SECTION 6.04. RIC AND REIT QUALIFICATIONS. Until the Effective Time, each of Allied I, Allied II and Lending agrees that it shall remain qualified as a RIC entitled to the benefit of the provisions of Part I, and Commercial agrees that it shall remain qualified as a REIT entitled to the benefit of the provisions of Part II.

     SECTION 6.05. POST-MERGER DIVIDEND. Lending or the Surviving Company shall comply with the requirements of Treas. Reg. Section 1.852-12(b)(1) by declaring a dividend in an amount equal to its total current and accumulated earnings and profits, including any such earnings and profits of any of the Acquired Companies to which the Surviving Company succeeded in the Merger under the provisions of Section 381 of the Code and applicable Treasury Regulations (but without regard to any deficits in earnings and profits of any of the Acquired Companies). Such dividend shall have a record date of the close of business on December 31, 1997, subsequent to the Effective Time, and shall be payable no later than January 31, 1998.

     SECTION 6.06. AFFILIATES. Each Acquired Company agrees that prior to the Closing Date (as defined in Article VII) it shall deliver to Lending a letter identifying all persons who are to such Acquired Company's knowledge, at the time this Agreement is submitted for approval to the stockholders of such Acquired Company, "affiliates" of such Acquired Company for purposes of Rule 145 under the 1933 Act. Such Acquired Company shall use its reasonable efforts to cause each such person to deliver to Lending at or prior to the Closing Date a written agreement substantially in the form attached as Annex II hereto.

     SECTION 6.07. STOCK OPTIONS. Each Company shall take such action as shall be necessary to terminate, immediately prior to the Effective Time, its Stock Option Plan (in the case of Allied I, Allied II or Lending) or its Incentive Stock Option Plan (in the case of Commercial or Advisers), and shall use its reasonable efforts to terminate, with the consent of the option holder, all options outstanding thereunder.

     SECTION 6.08. EMPLOYEE BENEFIT PLANS. Advisers and the Surviving Company will take all actions necessary to ensure that, as of the Effective Time, the Surviving Company effectively assumes sponsorship of The Allied Employee Stock Ownership Plan. In addition, at the Effective Time, the Surviving Company will provide to each person described in Section 6.09 those employee benefits provided to them by Advisers immediately prior to the Effective Time, subject to the Surviving Company's right to amend, modify or terminate the relevant benefit programs as it determines in its sole discretion to be appropriate. Advisers and the Surviving Company will take all actions necessary to ensure that the aforementioned employee benefits can be provided to these persons at the Effective Time.

     SECTION 6.09. OTHER EMPLOYEE MATTERS. At the Effective Time, each person who is immediately prior to the Effective Time an employee of Advisers will become an employee of the Surviving Company subject to the termination of such employment by the employer, the employee, by mutual consent of the employer and employee or in any other manner.

     SECTION 6.10. ARTICLES OF MERGER. Subject to the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Section 7.02, each Company shall execute and deliver at the Closing the Articles of Merger.

                                  ARTICLE VII.

                            CONDITIONS TO THE MERGER

     SECTION 7.01. CLOSING DATE. The closing of the Merger (the "Closing") shall take place as promptly as practicable after the conditions set forth in this Article VII have been satisfied or, to the extent permitted hereby, waived, at the offices of Sutherland, Asbill & Brennan LLP or at such other time and place as the Companies shall agree. The date on which the closing occurs is herein referred to as the "Closing Date."

     SECTION 7.02. CONDITIONS TO THE OBLIGATIONS OF EACH COMPANY. The respective obligation of each Company to consummate the Merger is subject to the satisfaction of the following conditions:

     (a) Representations and Warranties. The representations and warranties of each other Company set forth in this Agreement and in any certificate or other writing delivered by such other Company pursuant hereto that are qualified as to materiality shall be true and correct, and the representations and warranties of such other Company set forth in this Agreement and in any certificate or other writing delivered by such other Company pursuant hereto that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of each such time (provided that representations and warranties made as of a specified date shall be required to be true and correct only as of such date), and such other Company shall have delivered a certificate signed on behalf of such other Company by its chief executive officer and chief financial officer to such effect.

     (b) Performance of Obligations. Each other Company shall have performed in all material respects all of its respective obligations hereunder required to be performed by it under this Agreement at or prior to the Closing Date, and such other Company shall have delivered to each other Company a certificate dated the Closing Date signed on behalf of such other Company by its chief executive officer and chief financial officer to such effect.

     (c) 1933 Act. The Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (d) Exemptive Order. The Exemptive Order shall have been issued by the SEC and shall not contain any terms or conditions that are (i) unacceptable to any Company, in its reasonable discretion, or (ii) inconsistent with this Agreement.

     (e) HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     (f) Stockholder Approval. This Agreement and the Merger shall have been duly approved by the stockholders of each respective Company by a vote of at least two-thirds of all the votes entitled to be cast with respect thereto in accordance with the GCL and the 1940 Act.

     (g) SBA and Other Approvals. Each Company and its Subsidiaries shall have obtained by the Closing Date any required approvals by the SBA in connection with the Merger.

     (h) Consents of Third Parties.  Each of the consents referred to in
Schedule 3.04 shall have been obtained.

     (i) No Legal Prohibition. No provision of any statute, rule or regulation, and no judgment, injunction, order or decree of any court or governmental agency shall prohibit or restrain the consummation of the Merger.

     (j) Fairness Opinion. Such Company shall have received the written opinion of its financial advisor identified in Schedule 3.08, dated on or about the date of this Agreement, in form and substance satisfactory to such Company's board of directors, a copy of which opinion shall be included as an exhibit to the definitive Joint Proxy Statement/Prospectus, and such opinion shall not have been withdrawn by such financial advisor.

     (k) Tax Opinion. Each Company shall have received on the Closing Date a tax opinion from Sutherland, Asbill & Brennan LLP, dated the Closing Date, as to the status of the Merger as a tax-free reorganization for federal income tax purposes, reasonably acceptable in form and substance to such Company.

     (l) Distribution. Allied I shall have declared and paid the dividend referred to in clause (ii)(A) of Section 6.03(b).

     (m) Legal Opinions. Each Company shall have received on the Closing Date an opinion from the legal counsel to each other Company, dated the Closing Date, addressing the matters set forth in Annex III, reasonably satisfactory in form and substance to such Company.

     (n) Listing of Common Stock. The shares of Common Stock to be issued in the Merger shall have been approved for listing by the Nasdaq Stock Market upon official notice of issuance.

                                 ARTICLE VIII.

                                  TERMINATION

     SECTION 8.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement and the Merger by the stockholders of the Companies):

     (a) by mutual written consent of each Company duly authorized by or on behalf of their respective boards of directors;

     (b) by any Company at any time after December 31, 1997 (the "Priority Closing Date"), if the Merger has not been consummated on or prior to such date; provided, however, that in the event any of the conditions set forth in Section
7.02 shall not have been satisfied on or prior to the Priority Closing Date, any Company shall have the right, unilaterally, to extend the Priority Closing Date for a period of up to 90 days after the Priority Closing Date (the last day of such extension being referred to as the "Final Closing Date") at any time on or prior to the Priority Closing Date upon written notice to the other parties, in which event no party may terminate this Agreement pursuant to this Section 8.01(b) unless the Merger has not been consummated by the Final Closing Date; and provided further that the right to terminate under this Section 8.01(b) shall not be available to any Company whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such applicable date;

     (c) by any Company if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

     (d) by any Company if the stockholders of any Company shall have voted upon and not approved the transactions contemplated by this Agreement;

     (e) by any Company in the event that the board of directors, including a majority of the disinterested directors, of such Company shall have determined to enter into an agreement with respect to a superior Acquisition Proposal as contemplated by Section 5.11(b); or

     (f) by any Company on or prior to September 1, 1997, in the event a majority of the disinterested members of the board of directors of such Company shall determine in good faith that, based on its investigation of each other Company, there is (i) any actual or potential liability of any other Company not disclosed in the Schedules to this Agreement that would have a material effect on the fairness of the conversion ratios set forth in Section 1.02(b) or (ii) any matter involving such other Company that could reasonably be expected to have a Material Adverse Effect with respect to such other Company.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d),
(e) or (f) shall give notice of such termination to the other parties in the manner specified in Section 9.01.

     SECTION 8.02. EFFECT OF TERMINATION. If this Agreement is validly terminated as permitted by Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation of any Company (or any stockholder, director, officer, employee, agent, consultant or representative of such Company) to any other Company except as provided in
Section 9.03 hereof; provided, however, that nothing contained in this Section
8.02 shall relieve any Company from liability for any breach of this Agreement, including, but not limited to, any liability of such Company for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other Companies as a result of such breach.

                                  ARTICLE IX.

                                 MISCELLANEOUS

     SECTION 9.01. NOTICES. All notices, requests and other communications to any Company hereunder shall be in writing (including telecopy or similar writing), addressed to such Company and given at or sent to the following address:

        c/o Allied Capital Advisers, Inc. (omit this line if the addressee is Advisers)
        1666 K Street, N.W., 9th Floor
        Washington, D.C. 20006-2803
        Attention: William L. Walton
        Telecopy: (202) 659-2053

      with a copy to:

     (a)  in the case of notices to Advisers:

        Sutherland, Asbill & Brennan LLP
        1275 Pennsylvania Avenue, N.W.
        Washington, D.C. 20004-2404
        Attention: Steven B. Boehm, Esq.
        Telecopy: (202) 637-3593

     (b)  in the case of notices to Allied I:

        Miles & Stockbridge, a Professional Corporation
        10 Light Street
        Baltimore, Maryland 21202-1487
        Attention: J. W. Thompson Webb, Esq.
        Telecopy: (410) 385-3700

     (c)  in the case of notices to Allied II:

        Tucker, Flyer & Lewis, a professional corporation
        1615 L Street, N.W., Suite 400
        Washington, D.C. 20036-5612
        Attention: Jack L. Lewis, Esq
        Telecopy: (202) 429-3231

     (d)  in the case of notices to Lending:

        Piper & Marbury L.L.P.
        1200 19th Street, N.W., 8th Floor
        Washington, D.C. 20036-2430
        Attention: Alan C. Porter, Esq.
                   Anthony H. Rickert, Esq.
        Telecopy: (202) 223-2085

     (e)  in the case of notices to Commercial:

          Dickstein Shapiro Morin & Oshinsky LLP
          2101 L Street, N.W.
          Washington, D.C. 20037-1526
          Attention: Matthew G. Maloney, Esq.
          Telecopy: (202) 887-0689

or such other address or telecopy number as such Company may hereafter specify for the purpose by notice to the other Companies. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.01 and the appropriate answer back is received or (ii) if given by any other means, when delivered at the address specified in this Section 9.01.

     SECTION 9.02. AMENDMENTS; WAIVERS. Any provision of this Agreement may be amended or waived prior to the Effective Time, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Company or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of any Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any Acquired Company Shares, (ii) any term of the charter of the Surviving Company or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any Acquired Company Shares or shares of Common Stock.

     SECTION 9.03. EXPENSES. (a) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be allocated to and paid by the Companies pro rata on the basis of the respective amounts of their market capitalization determined at the close of the trading day immediately prior to the date of this Agreement. A "trading day" shall be any date on which the Nasdaq Stock Market's National Market is open for business.

     (b) Each Company shall pay the fees and expenses of the investment banking firm identified in Schedule 3.08 as being engaged by such Company in connection with the Merger.

     SECTION 9.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 9.05. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Maryland.

     SECTION 9.06. SURVIVAL. The covenants, agreements, representations and warranties of the parties contained herein, other than Sections 5.07, 6.01 and
6.05 (the "Enumerated Provisions"), shall not survive, and shall be extinguished by, the consummation of the Merger. The Enumerated Provisions shall survive the Closing and the consummation of the Merger.

     SECTION 9.07. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 9.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

     SECTION 9.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 9.10. PARTIES IN INTEREST. Nothing expressed or implied herein is intended or shall be construed to confer upon any person, other than the parties hereto (and except as otherwise provided pursuant to Section 6.01), any rights or remedies under or by reason of this Agreement of the transactions contemplated hereby.

     SECTION 9.11. NO DISSENTER'S RIGHTS. Pursuant to Section 3-202(c)(1) of the GCL, no stockholder of any of the parties to this Agreement shall have the right under Section 3-202 of the GCL arising from the Merger or the transactions contemplated in this Agreement, to demand and receive payment of the fair value of his or her stock from the Surviving Company.

                  *                    *                    *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                ALLIED CAPITAL ADVISERS, INC.

                                By: /s/  WILLIAM L. WALTON
                                   ---------------------------------------------
                                   William L. Walton
                                   Chairman of the Board and Chief Executive
                                    Officer

                                ALLIED CAPITAL CORPORATION

                                By: /s/ WILLIAM L. WALTON
                                   ---------------------------------------------
                                   William L. Walton
                                   Chairman of the Board and Chief Executive
                                    Officer

                                ALLIED CAPITAL CORPORATION II

                                By: /s/ WILLIAM L. WALTON
                                   ---------------------------------------------
                                   William L. Walton
                                   Chairman of the Board and Chief Executive
                                    Officer

                                ALLIED CAPITAL LENDING CORPORATION

                                By: /s/ WILLIAM L. WALTON
                                   ---------------------------------------------
                                   William L. Walton
                                   Chairman of the Board and Chief Executive
                                    Officer

                                ALLIED CAPITAL COMMERCIAL CORPORATION

                                By: /s/ WILLIAM L. WALTON
                                   ---------------------------------------------
                                   William L. Walton
                                   Chairman of the Board and Chief Executive
                                    Officer

                                                                      APPENDIX B

                               ARTICLES OF MERGER
                                     AMONG

       ALLIED CAPITAL LENDING CORPORATION, ALLIED CAPITAL ADVISERS, INC.,
           ALLIED CAPITAL CORPORATION, ALLIED CAPITAL CORPORATION II,
                   AND ALLIED CAPITAL COMMERCIAL CORPORATION

     Pursuant to the provisions of Section 3-109 of the Maryland General Corporation Law (the "GCL"), the undersigned corporations hereby certify that:

                                   ARTICLE I.

                               AGREEMENT TO MERGE

     1.01. Allied Capital Lending Corporation, a Maryland corporation ("Lending"), Allied Capital Advisers, Inc., a Maryland corporation ("Advisers"), Allied Capital Corporation, a Maryland corporation ("Allied I"), Allied Capital Corporation II, a Maryland corporation ("Allied II"), and Allied Capital Commercial Corporation, a Maryland corporation ("Commercial," and together with Advisers, Allied I, and Allied II, individually an "Acquired Company" and collectively the "Acquired Companies"), each agree to the merger of the Acquired Companies with and into Lending (the "Merger"), subject to the terms and conditions set forth in the Agreement and Plan of Merger dated as of August 14, 1997, as amended and restated as of September 19, 1997, by and among Lending and each Acquired Company (the "Merger Agreement"). At the Effective Time (as hereinafter defined in Section 7.01) of the Merger, each Acquired Company will be merged with and into Lending in accordance with the provisions of the GCL. Lending shall be the surviving corporation (the "Surviving Company") and shall continue in existence under its charter, as amended by these Articles of Merger, and its bylaws, and the separate existence of each Acquired Company shall cease. The terms and conditions of the Merger hereby agreed upon and the manner of carrying the same into effect are hereinafter set forth. From and after the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities, obligations, disabilities and duties of each Acquired Company.

                                  ARTICLE II.

                   PLACE OF INCORPORATION; PRINCIPAL OFFICES

     2.01. The name and place of incorporation of each party to these Articles is as follows:

                                       NAME                               PLACE
            ----------------------------------------------------------  ---------
            Allied Capital Lending Corporation                          Maryland
            Allied Capital Advisers, Inc.                               Maryland
            Allied Capital Corporation                                  Maryland
            Allied Capital Corporation II                               Maryland
            Allied Capital Commercial Corporation                       Maryland

     2.02. The name and place of incorporation of the surviving corporation is as follows:

                                       NAME                               PLACE
            ----------------------------------------------------------  ---------
            Allied Capital Lending Corporation                          Maryland

     2.03. The principal office of Lending is located in Baltimore City, Maryland.

     2.04. The principal office of each Acquired Company is located in Baltimore City, Maryland. No Acquired Company owns an interest in land in the State of Maryland.

                                  ARTICLE III.

                                   APPROVALS

     3.01. The terms and conditions of the transaction set forth in these Articles were advised, authorized and approved by each corporation party to these Articles in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:

        (a) Lending

             (i) The Board of Directors of Lending, at a meeting held on
                  , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Lending.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Lending in the manner required by the charter of Lending and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Lending at a
        special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all votes entitled to be cast on the matter in accordance with the charter of Lending and the GCL.

        (b) Advisers

             (i) The Board of Directors of Advisers, at a meeting held on
                    , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Advisers.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Advisers in the manner required by the charter of Advisers and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Advisers at a
        special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter in accordance with the charter of Advisers and the GCL.

          (c) Allied I

             (i) The Board of Directors of Allied I, at a meeting held on
                    , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Allied I.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Allied I in the manner required by the charter of Allied I and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Allied I at a
        special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter in accordance with the charter of Allied I and the GCL.

        (d) Allied II

             (i) The Board of Directors of Allied II, at a meeting held on
                    , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Allied II.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Allied II in the manner required by the charter of Allied II and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Allied II at a
        special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter in accordance with the charter of Allied II and the GCL.

        (e) Commercial

             (i) The Board of Directors of Commercial, at a meeting held on
                    , 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Commercial.

             (ii) Notice, which stated that a purpose of the special meeting of stockholders was to act on the Merger, was given by Commercial in the manner required by the charter of Commercial and the GCL to each stockholder entitled to such notice.

             (iii) The Merger was approved by the stockholders of Commercial at
        a special meeting of stockholders held on             , 1997, by the
        affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter in accordance with the charter of Commercial and the GCL.

                                  ARTICLE IV.

               AMENDMENT TO THE CHARTER OF THE SURVIVING COMPANY

     The following amendments to the charter of Lending are to be effected as part of the Merger:

     4.01. Article FIRST of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The name of the corporation (hereinafter referred to as the "Corporation") is: Allied Capital Corporation.

     4.02. Article SECOND, Section A, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          To operate under the Small Business Investment Act of 1958, as amended, and the Small Business Act (1958), as amended, in the manner and with the powers and responsibilities, and subject to the limitations provided by, each such Act and the regulations issued by the U.S. Small Business Administration thereunder;

     4.03. Article SECOND, Sections B through E, of the Amended and Restated Articles of Incorporation of Lending shall be redesignated as Article SECOND, Sections C through F, respectively, and the following text shall be inserted immediately after Article SECOND, Section A, of the Amended and Restated Articles of Incorporation of Lending and shall comprise in its entirety and be designated as Article SECOND, Section B:

          To render advice and consulting services to corporations, individuals, partnerships, limited liability companies, business trusts and other business entities; to enter into contracts with any of such entities for the purpose of carrying out such advisory and consulting services; to register as an investment adviser with any agencies and in any jurisdictions; and to do all such other acts as may be related to or incidental to the purposes of an investment adviser, merchant bank or similar financial institution;

     4.04. Article THIRD of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The address of the principal office of the Corporation in the State of Maryland is: 11 East Chase Street / Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is: The Prentice-Hall Corporation System, Maryland / 11 East Chase Street / Baltimore, Maryland 21202.

     4.05. The first sentence of Article FOURTH, Section A, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The total number of shares of stock of all classes which the Corporation has authority to issue is one hundred million (100,000,000) shares of capital stock, with a par value of One-Tenth of One Mil ($0.0001) per share, amounting in aggregate to Ten Thousand Dollars ($10,000).

     4.06. The following text shall be deleted from Article SIXTH, Section C, of the Amended and Restated Articles of Incorporation of Lending:

          , as such provisions are consistent with Section C of Article SEVENTH

     4.07. The first sentence of Article SEVENTH, Section A, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the Investment Company Act of 1940, as amended, or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder, in each case as now or hereafter in force (the "1940 Act")), including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law.

     4.08. The third sentence of Article SEVENTH, Section A, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

     4.09. The first sentence of Article SEVENTH, Section B, of the Amended and Restated Articles of Incorporation of Lending shall be amended to read in its entirety as follows:

          To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and as limited by the 1940 Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages.

     4.10. Article SEVENTH, Section C, of the Amended and Restated Articles of Incorporation of Lending shall be deleted in its entirety.

                                   ARTICLE V.

                                 CAPITALIZATION

     5.01. The total number of shares of all classes and the total number of shares and par value of each class, and the aggregate par value of all the shares of all classes of which each party to these Articles has the authority to issue are as follows, immediately before the Merger:

                                                         NUMBER       PAR VALUE      AGGREGATE
    NAME                           CLASS OF STOCK       OF SHARES     PER SHARE      PAR VALUE
    ---------------------------  ------------------    -----------    ---------     -----------
    Lending                        Common Stock*        20,000,000     $0.0001      $     2,000
    Advisers                       Common Stock*        20,000,000     $0.001       $    20,000
    Allied I                        Common Stock        10,000,000     $1.00        $10,000,000
    Allied II                       Common Stock        20,000,000     $1.00        $20,000,000
    Commercial                      Common Stock        50,000,000     $0.0001      $     5,000
    Commercial                    Preferred Stock        5,000,000     $0.0001      $       500
                                                        ----------                  -----------
    Commercial                   TOTAL All Classes      55,000,000                  $     5,500
                                                        ==========                  ===========

---------------
* Subject to the right of the Board of Directors, in accordance with Section 2-208 of the GCL and the Articles of Incorporation, to reclassify unissued stock.

     5.02. The total number of shares of all classes and the total number of shares and par value, if any, of each class, and the aggregate par value of all the shares of all classes of which the Surviving Company has the authority to issue, both immediately before and as changed by the Merger, are as follows:

                                                     NUMBER            PAR VALUE     AGGREGATE
    NAME                    CLASS OF STOCK          OF SHARES          PER SHARE     PAR VALUE
    --------------------    --------------    ---------------------    ---------     ---------
                                                  Before Merger
                                                 ---------------
    Lending                 Common Stock*          20,000,000           $0.0001       $ 2,000
                                              As Changed by Merger
                                              ---------------------
    Lending                 Common Stock*          100,000,000          $0.0001       $10,000

---------------

     * Subject to the right of the Board of Directors, in accordance with
       Section 2-208 of the GCL and the Articles of Incorporation, to reclassify unissued stock.

                                  ARTICLE VI.

             MANNER OF EFFECTUATING THE MERGER AND CONVERTING STOCK

     6.01. The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or for other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

          (a) Each share of common stock of each Acquired Company that is owned by any Acquired Company or by Lending or by any Subsidiary of any of them shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. The term "Subsidiary" means, with respect to any person, any other person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such person, and the term "person" means any corporation, partnership, limited liability company, trust, association, organization or other entity or natural person.

          (b) Each share of common stock of the respective Acquired Companies, par value $0.001 per share in the case of Advisers, $1.00 per share in the case of Allied I, $1.00 per share in the case of Allied II and $0.0001 per share in the case of Commercial, outstanding immediately prior to the Effective Time

     (collectively, the "Acquired Company Shares"), other than Acquired Company Shares to be canceled in accordance with Section 6.01(a), shall be converted (the "Conversion"), without any action on the part of such holder, into fully paid and non-assessable shares of common stock, par value $0.0001 per share, of Lending ("Common Stock") according to the following respective conversion ratios:

             (i) each Acquired Company Share of Advisers shall be converted into
        0.31 shares of Common Stock;

             (ii) each Acquired Company Share of Allied I shall be converted into 1.07 shares of Common Stock;

             (iii) each Acquired Company Share of Allied II shall be converted into 1.40 shares of Common Stock; and

             (iv) each Acquired Company Share of Commercial shall be converted into 1.60 shares of Common Stock.

          (c) The Surviving Company shall issue fractional shares of Common Stock to the extent the Conversion results in a fraction of a share, in which case such fraction shall be rounded to the nearest one-thousandth of a share (rounding upward from the mid-point between thousandths of a share).

          (d) All Acquired Company Shares shall cease to exist, and each certificate previously representing Acquired Company Shares shall (subject to Section 6.01(f)), until properly surrendered, thereafter represent for all corporate purposes the shares of Common Stock into which such Acquired Company Shares have been converted.

          (e) Except as provided in Section 6.01(d), the Surviving Company shall issue shares of Common Stock to be issued in the Merger in uncertificated form. Upon the proper surrender of the certificates formerly representing the Acquired Company Shares in respect of which such Common Stock is issued, the Surviving Company shall send to each person entitled to receive such Common Stock the information required under Section 2-210(c) of the GCL with respect to such shares (a "Confirmation").

          (f) No dividends or other distributions that have been declared or made in respect of the Common Stock with a record date after the Effective Time shall be paid to any person in respect of Common Stock such person receives in the Merger unless such person has properly surrendered the certificates formerly representing all Acquired Company Shares held by such person. Upon surrender of any such certificates formerly representing Acquired Company Shares, there shall be paid to such person the amount of dividends or other distributions in respect of Common Stock with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence).

          (g) Holders of record immediately prior to the Effective Time of Acquired Company Shares shall be entitled, at and after the Effective Time, to vote the number of shares of Common Stock into which their Acquired Company Shares shall have been converted so long as they remain record holders of such shares of Common Stock, regardless of whether the certificates formerly representing such Acquired Company Shares shall have been surrendered or a Confirmation with respect to such shares of Common Stock shall have been issued.

          (h) The provisions of Sections 6.01(f) and (g) and the second sentence of Section 6.01(e) shall apply to Acquired Company Shares of a given Acquired Company held by a person partly in certificated form and partly in uncertificated form. If any holder of Acquired Company Shares of a given Acquired Company shall at the Effective Time hold all of such Acquired Company Shares in uncertificated form, then such provisions shall not apply to such Acquired Company Shares, and such holder shall be entitled to receive a Confirmation as to the Common Stock issuable in respect of such Acquired Company Shares without any action on the part of such holder.

                                  ARTICLE VII.

                            EFFECTIVE TIME OF MERGER

     7.01. The Merger shall become effective as of the later of 9:00 a.m. Eastern Standard Time on December 31, 1997 or the time the State Department of Assessments and Taxation accepts these Articles of Merger for record (the "Effective Time").

     IN WITNESS WHEREOF, each of ALLIED CAPITAL LENDING CORPORATION, ALLIED CAPITAL ADVISERS, INC., ALLIED CAPITAL CORPORATION, ALLIED CAPITAL CORPORATION II, and ALLIED CAPITAL COMMERCIAL CORPORATION has caused these presents to be
signed in its name and on its behalf, on December   , 1997, by its Chairman of
the Board and Chief Executive Officer who acknowledges these Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

WITNESS:                             ALLIED CAPITAL LENDING CORPORATION
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

WITNESS:                             ALLIED CAPITAL ADVISERS, INC.
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

WITNESS:                             ALLIED CAPITAL CORPORATION
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

WITNESS:                             ALLIED CAPITAL CORPORATION II
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

WITNESS:                             ALLIED CAPITAL COMMERCIAL CORPORATION
                                     (a Maryland corporation)

---------------------------------    By:
Tricia Benz Daniels                      ----------------------------------------------------
Secretary                                William L. Walton
                                         Chairman of the Board and Chief Executive Officer

                    (This Page is Intentionally Left Blank)

                                                                      Appendix C

                    [FERRIS BAKER WATTS LETTERHEAD]




                                                                 August 14, 1997

Board of Directors
Allied Capital Corporation
1666 K Street N.W. 9th Floor
Washington, DC 20006

Ladies and Gentlemen:

                 You have requested a review of the proposed transaction involving the merger of the Allied Capital family of funds, including Allied Capital Corporation (the "Company"), Allied Capital Corporation II, Allied Capital Commercial Corporation, Allied Capital Lending Corporation, and Allied Capital Advisers, Inc. into a single entity, (the "Transaction").
Specifically, you have requested an opinion as to the fairness, from a financial point of view, to the holders of the outstanding common stock of the Company of the financial consideration to be paid to the Company's stockholders in the Transaction. The Transaction is described in the August 14, 1997 Agreement and Plan of Merger by and among Allied Capital Advisers, Inc., Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, and Allied Capital Commercial Corporation (the "Agreement"). We were retained by the Board of Directors of the Company to render an opinion and commenced our investigation of the Company on July 22, 1997.

                 Pursuant to the Agreement, each shareholder of the Company will receive 1.07 shares of Allied Capital Lending Corporation (the "Surviving Company") for each share of the Company. Prior to the consummation of the Transaction, each shareholder of the Company will receive a special dividend of the shares of Allied Capital Lending Corporation currently held by the Company.

                 In connection with this opinion, we have reviewed, among other things, (i) the Agreement, (ii) the annual report to shareholders and the annual report on Form 10-K of the Company for the fiscal year ended December
31, 1996, (iii) quarterly reports on Form 10-Q of the Company for fiscal 1996 and the first and second (in draft form) quarters for fiscal 1997, (iv) projected financial results for the Company through fiscal 1998, and (v) projected financial results for the Surviving Company through fiscal 2001. We held discussions with the members of the management of the Company regarding its past and current business operations, financial condition and future prospects. We have reviewed the reported price and trading activity for the shares of the Company; compared certain financial and stock market information concerning the Company with similar information for certain other finance companies, the securities of which are publicly traded; and have performed other such studies and analysis as we considered appropriate.

                 Currently, we make a market in the Company's common stock and we periodically prepare research reports in the Company. Ferris, Baker Watts, Incorporated, its clients, its officers or its employees, in the normal course of business, may have a position in the common stock of the Company.

                 In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion whether publicly available or provided to us by the Company, and we have not assumed any responsibility for independent verification of such information. We express no opinion as to the consideration to be received by holders of shares who may perfect dissenters' statutory fair appraisal remedies. Based upon the foregoing and based upon other such matters that we consider relevant, it is our opinion that, as of the date of this letter, the consideration to be received by the stockholders of the Company pursuant to the Agreement (i.e. the 1.07 shares of stock of the Surviving Company into which each share of stock of the Company will be converted) is fair from a financial point of view. In addition, it is our understanding that the shareholders of the Company will receive, as a special dividend, the shares of Allied Capital Lending Corporation currently held in the Company's portfolio. Our opinion is based upon economic, market and other considerations as in effect on, and the information made available to us as of the date of this letter. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how the stockholder should vote at the stockholders' meeting held in connection with the Agreement.

                                                 Very truly yours,

                                                 /s/ FERRIS, BAKER WATTS, INC.
                                                 Ferris, Baker Watts, Inc.

                                                                      Appendix D
                      [INTERSTATE/JOHNSON LANE LETTERHEAD]



August 12, 1997

Board of Directors
Allied Capital Corporation II
1666 K Street, NW, 9th Floor
Washington, DC 20006


Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to holders of the outstanding common stock of Allied Capital Corporation II ("Allied II") of the Exchange Ratio (as defined below) in the proposed merger (the "Merger") of Allied II, Allied Capital Advisers, Inc., Allied Capital Corporation and Allied Capital Commercial Corporation with and into Allied Capital Lending Corporation ("Lending") (collectively the "Allied Companies") pursuant to the terms and conditions of the proposed Merger as set forth in the Agreement and Plan of Merger draft dated August 8, 1997 (the "Agreement"). Pursuant to the Merger, each share of common stock of Allied II will be converted into 1.40 shares of common stock of Lending (the "Exchange Ratio").

In arriving at our opinion, we (i) reviewed the Agreement; (ii) reviewed annual audited and interim unaudited financial statements through June 1997 for Allied II and Lending; (iii) reviewed publicly available information including recent Securities and Exchange Commission filings for Allied II and Lending; (iv) reviewed the historical market value of Allied II common stock compared to the historical market value of the common stock of the Allied Companies;
(v) compared the Exchange Ratio to the historical relationship between the market price of Allied II common stock and the market price of Lending common stock; (vi) reviewed and compared historical market price and volume data for the common stock of Allied II and the common stock of each of the Allied Companies; (vii) compared certain financial and stock market data for Allied II and for each of the Allied Companies with similar data for selected publicly held companies; (viii) discussed with senior management the business, financial condition and operating results of each of the Allied Companies; (ix) reviewed, discussed and tested the assumptions contained in the analysis of Morgan
Stanley & Co., relating to the Merger, and (x) performed such other financial studies and analyses as we deemed appropriate.

In rendering this opinion, we have relied upon the accuracy and completeness of all financial and other information furnished to us by or on behalf of Allied II and the Allied Companies, other information used by us in arriving at our opinion, and other published information that we considered in our review. We have not undertaken to verify independently the accuracy and completeness of such information. We have relied upon the reasonableness of all

August 12, 1997
Board of Directors
Page Two

projections and forecasts provided to us and have assumed that they were prepared in accordance with accepted practice on bases reflecting the best currently available estimates and good faith judgments of Allied II and the Allied Companies' managements. Our opinion herein is based upon the circumstances existing and known to us as of the date hereof. We have not made or obtained any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of either Allied II or the Allied Companies, nor were we furnished with any such evaluations or appraisals. Consequently, we do not express any opinion regarding the value of any of Allied II's or the Allied Companies specific individual assets. We were not requested to, and therefore did not, participate in the structuring or negotiating of the Merger. Furthermore, we are not expressing any opinion herein as to the range of prices at which the Allied Companies common stock will trade subsequent to consummation of the Merger. We have not inspected any of the assets or properties of Allied II or any of the Allied Companies and we have not considered the tax or accounting treatment or consequences of the Merger in connection with our conclusions or the resulting effect on the Balance Sheet and Statement of Operations of Allied II or the Allied Companies. We also have not considered or evaluated any other alternatives that Allied II may have or wish to pursue, as our engagement is strictly limited to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Allied II.

Interstate/Johnson Lane Corporation, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Pursuant to our engagement in connection with this fairness opinion, we will receive a fee for our services in rendering said opinion.

The opinion expressed herein is provided to the Allied II Board of Directors and does not constitute a recommendation to any shareholder of Allied II as to how any such shareholder should vote on the Merger. The opinion, and any supporting analysis or other material supplied by us may not be quoted, referred to, or used in any public filing or in any written document without the prior written approval of Interstate/Johnson Lane Corporation; provided that we hereby consent to the inclusion of this opinion in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger.

Based upon the foregoing considerations, it is our opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the shareholders of Allied II.

Sincerely,

INTERSTATE/JOHNSON LANE CORPORATION

/s/ INTERSTATE/JOHNSON LANE CORPORATION

                                                                      Appendix E
                   [SCOTT & STRINGFELLOW, INC. LETTERHEAD]

                               August 13, 1997

The Board of Directors
Allied Capital Commercial Corporation
1666 K Street, NW
9th Floor
Washington, D.C. 20006


Members of the Board:


                 Allied Capital Commercial Corporation (the "Company"), Allied Capital Lending Corporation ("Allied Lending"), Allied Capital
Corporation ("Allied I"), Allied Capital Corporation II ("Allied II") and Allied Capital Advisers, Inc. ("Allied Advisers") (with Allied I, Allied II, and Allied Advisers hereafter collectively referred to as the "Other Allied Companies"), have proposed to combine in a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). The transactions contemplated thereby include the merger of the Company and the Other Allied Companies with and into Allied Lending, and a subsequent change of Allied Lending's name following the merger to Allied Capital Corporation (the "Surviving Company"). Upon consummation of the Merger, each share of common stock of the Company and the Other Allied Companies outstanding immediately prior to the effective date of the Merger will be converted into the right to receive a certain number of shares of common stock of the Surviving Company ("New Shares") as follows: (i) 1.60 New Shares for each share of common stock of the Company (the "Exchange Ratio"); (ii) 1.07 New Shares for each share of common stock of Allied I; (iii) 1.40 New Shares for each share of common stock of Allied II; and (iv) .31 New Shares for each share of common stock of Allied Advisers.

                 You have asked us whether, in our opinion, the proposed Exchange Ratio is fair, from a financial point of view, to the holders of Company common stock.

                 As part of its investment banking business, Scott & Stringfellow, Inc. ("S&S") is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, securities of the Company, Allied Lending or the Other Allied Companies for our own account or for the accounts of our customers. S&S will also receive a fee from the Company for rendering this opinion.

Board of Directors
August 13, 1997
Page 2

                 In developing our opinion, we have, among other things, reviewed and analyzed: (i) the August 8, 1997 draft of the Merger Agreement;
(ii) annual reports to shareholders, annual reports on Form 10-K and related audited financial statements for the three years ended December 31, 1996 of the Company, Allied Lending and the Other Allied Companies; (iii) quarterly reports on Form 10-Q and related unaudited financial statements for the period ended March 31, 1997 of the Company, Allied Lending and the Other Allied Companies;
(iv) draft quarterly reports on Form 10-Q and related unaudited financial statements for the period ended June 30, 1997 of the Company, Allied Lending and the Other Allied Companies; (v) certain internal information, primarily financial in nature, concerning the business and operations of the Company, Allied Lending and the Other Allied Companies, including certain financial analyses and forecasts, prepared and furnished to us by management for purposes of our analysis; (vi) certain pro forma financial projections for the Surviving Company prepared and furnished to by management for purposes of our analysis; (vii) certain publicly available information concerning the estimates of the future financial performance of the Company, Allied Lending and the Other Allied Companies prepared by financial analysts unaffiliated with any of the entities; (viii) certain publicly available information regarding historical market prices and trading activity of the common stocks of the Company, Allied Lending and the Other Allied Companies; and (ix) certain publicly available information with respect to certain financial services companies and real estate investment trusts, as well as with respect to certain other merger transactions that we deemed relevant to our inquiry. We have met with certain senior officers of the Company, Allied Lending and the Other Allied Companies to discuss the foregoing as well as other matters we believe relevant to our inquiry. We have also reviewed certain information and analyses provided by Morgan Stanley, Dean Witter, Discover & Co. ("Morgan Stanley"), which is providing certain financial advisory services in connection with the Merger, and have met with officers of Morgan Stanley to review and discuss such information and analyses. Finally, we have conducted such other studies, analyses and investigations and considered such other information as we deemed appropriate.

                 In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all information furnished to us or publicly available. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets or liabilities of the Company, Allied Lending or the Other Allied Companies. We have relied upon the management of the Company, Allied Lending and the Other Allied Companies as to the reasonableness and achievability of their financial and operational forecasts and projections, and the

Board of Directors
August 13, 1997
Page 3

assumptions and bases therefor, provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management as to the expected future financial performance of the Company, Allied Lending, the Other Allied Companies and the Surviving Company. Our opinion is necessarily based upon economic, market and other conditions as they exist and can be evaluated at the date hereof, information made available to us through the date hereof, and our experience in business valuation in general.

                 Our opinion is directed to the Board of Directors with regard only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company common stock and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company.

                 It is understood that this opinion may be included in its entirety in the Joint Proxy Statement/Prospectus. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

                 On the basis of our analysis and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Company common stock.

                                         Very truly yours,

                                         SCOTT & STRINGFELLOW, INC.


                                         By: /s/ HARRY W. LEATHERS, JR.
                                            ----------------------------
                                         Harry W. Leathers, Jr.
                                         Managing Director

                                                                      Appendix F
                               [BAIRD LETTERHEAD]
August 14, 1997




Board of Directors
Allied Capital Lending Corporation
1666 K Street, NW
9th Floor
Washington, DC 20006

Gentlemen and Madams:

                 Allied Capital Lending Corporation (the "Company" or "Lending") proposes to enter into an Agreement and Plan of Merger (the "Agreement") with Allied Capital Advisers, Inc. ("Advisers"), Allied Capital Corporation
("Allied I"), Allied Capital Corporation II ("Allied II"), and Allied Capital Commercial Corporation ("Commercial" and, together with Advisers, Allied I, Allied II and Commercial the "Acquired Companies"). Pursuant to the Agreement, at the Effective Time (as defined in the Agreement) each Acquired Company will be merged with and into Lending and (i) each outstanding share of common stock of Advisers, par value $0.001, will be converted into shares or the right to receive 0.31 shares of Lending common stock, par value $0.0001 per share (the "Lending Common Stock"); (ii) each outstanding share of Allied I common stock, par value $1.00 per share, will be converted into shares or the right to receive 1.07 shares of Lending Common Stock; (iii) each outstanding share of Allied II common stock, par value $1.00 per share, will be converted into shares or the right to receive 1.40 shares of Lending Common Stock and (iv) each outstanding share of Commercial common stock, par value $0.0001 per share, will be converted into shares or the right to receive 1.60 shares of Lending Common Stock. The conversion ratios set forth in clauses (i) through (iv) of the preceding sentence are referred to herein as the "Conversion Ratios."

                 You have requested our opinion as to whether the Conversion Ratios, taken as a whole, are fair, from a financial point of view, to the Company.

                 Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distribution of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

                 In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have among other

Allied Capital Lending Corporation
August 14, 1997
Page 2


things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company and each of the Acquired Companies furnished to us for purposes of our analysis, as well as publicly available information, including, but not limited to, the Company's and the Acquired Companies' recent filings with the Securities and Exchange Commission and equity analyst research reports prepared by various investment banking firms: (ii) reviewed the draft Agreement in the form presented to the Company's Board of Directors; (iii) compared the historical market prices and trading activity of Lending Common Stock and each of the Acquired Companies' common stock with those of certain other publicly traded companies we deemed relevant; (iv) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations we deemed relevant; and (v) reviewed the potential pro forma effects of the Merger on Lending. We have held discussions with members of the Company's and the Acquired Companies' respective senior managements concerning the Company's and the Acquired Companies' historical and current financial condition and operating results, as well as the future prospects of the Company and each of the Acquired Companies. We have also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

                 In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of the Company and the Acquired Companies, and have not been engaged to independently verify any such information. We have assumed, with your consent, (i) that all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and the Acquired Companies are as set forth in the Company's and the Acquired Companies' respective financial statements; (ii) the Merger will be accounted for under the combination of companies under common control method of accounting and (iii) the Merger will be consummated in accordance with the terms of the Agreement without any material amendment thereto or waiver by the Company or any of the Acquired Companies of any condition to their respective obligations (including without limitation the declaration and payment by Lending of a special dividend in the amount of approximately $8.03 million pursuant to
Section 6.05 thereof). We have also assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company's and the Acquired Companies' respective senior management as to future performance of the Company and each of the Acquired Companies, respectively. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any of the Acquired Companies, nor have we made a physical inspection of the properties or facilities of the Company or any of the Acquired Companies. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Furthermore, we express no opinion as to the price or trading range at which the Company's or the Acquired Companies' securities will trade following the date hereof.

Allied Capital Lending Corporation
August 14, 1997
Page 3

                 Our opinion has been prepared at the request and for the information of the Board of Directors of the Company, and shall not be used for any other purpose or disclosed to any other party without the prior written consent of Baird; provided, however, that this letter may be reproduced in full in the Joint Proxy Statement-Prospectus to be provided to the holders of Lending Common Stock and holders of any of the Acquired Companies' common stocks in connection with the Merger. We hereby consent to the filing of this opinion letter as an exhibit to the registration statement and to the reference to our fairness opinion and the opinions set forth herein in the Joint Proxy Statement-Prospectus. This opinion does not address the relative merits of the Merger and any other potential transactions or business strategies considered by the Company's Board of Directors, and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Merger. Baird will receive a fee for rendering this opinion.

                 In the ordinary course of our business, we may from time to time trade the securities of the Company or the Acquired Companies for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

                 Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Conversion Ratios, taken as a whole, are fair, from a financial point of view, to the Company.


Very truly yours,


ROBERT W. BAIRD & CO. INCORPORATED



By: /s/ STEVEN P. KENT
   ----------------------------------

Its: Managing Director
     --------------------------------

                                                                      Appendix G
                       [VAN KASPER & COMPANY LETTERHEAD]

                                August 4, 1997
Board of Directors
Allied Capital Advisers, Inc.
1666 K Street, N.W., 9th Floor
Washington, D.C. 20006

Gentlemen:

                 You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the shareholders of Allied Capital Advisers, Inc. (the "Company") of the proposed merger of the Company with Allied Capital Lending Corporation ("Lending"), Allied Capital Corporation, Allied Capital Corporation II, and Allied Capital Commercial Corporation (collectively, the "Funds") and the issuance of securities in Lending, the surviving entity, to the shareholders of the Company based upon the ratio of the stock price of the Company to the stock price of Lending calculated using their average stock trading prices for the 30-day period ended July 15, 1997 (the "Transaction").

                 In connection with our opinion, among other things, we have
(i) discussed the proposed Transaction and related matters with certain members of the management of the Company, (ii) reviewed the proposed form of Agreement and Plan of Merger that, we have been advised, is representative of the final agreement among the parties, (iii) reviewed documents filed by the Company and the Funds with the Securities and Exchange Commission for the years ended December 31, 1994, 1995 and 1996 and the three months ended March 31, 1997,
(iv) reviewed audited financial statements of the Company and each of the Funds at and for the three years ended December 31, 1994, 1995 and 1996, and unaudited financial statements of the Company and each of the Funds at and for the three months ended March 31, 1997, and the accompanying Reports of Independent Accountants, (v) reviewed projections for the Company and for each of the Funds, and for the Company and the Funds combined after the Transaction, as prepared and provided to us by the Company, (vi) reviewed certain marketing materials provided to us by the Company and the Funds, (vii) performed a discounted cash flow analysis using various discount rates based upon financial projections provided by the Company, (viii) compared publicly available recent information for companies we determined to be comparable, (ix) reviewed recent historical stock prices for the Company, the Funds and other companies we have determined to be comparable and (x) reviewed the financial terms of certain other recent business combinations.

Board of Directors
Allied Capital Advisers, Inc.
August 4, 1997
Page 2

                 In connection with our opinion, with our permission and without any independent verification, (a) we have assumed that the documents to be prepared and used to effect the Transaction will do so on the terms set forth in the proposed Agreement and Plan of Merger, without material modification and
(b) we have relied on the accuracy and completeness of all the financial and other publicly available information reviewed by us or that was furnished or otherwise communicated to us by the Company or the Funds. Independent of the foregoing, we have assumed that the projections for the Company and for each of the Funds, and the Company and the Funds after completion of the Transaction,
(i) were reasonably prepared based on assumptions reflecting good faith judgments of the management preparing them as to the most likely future performance of the Company, the Funds and the Company and the Funds combined after the Transaction and (ii) neither the management of the Company (with respect to projections of the Company, any of the Funds and the Company and the Funds combined) nor the management of any of the Funds (with respect to the projections of any of the Funds) has any information or belief that would make any such projections misleading in any material respect. In this regard, however, we have made certain adjustments to the financial projections of the Company and the Company and the Funds combined provided to us, where we have determined that it may have been appropriate to do so for purposes of our work for this opinion. We have not independently verified the accuracy or completeness of any of the information provided to us or obtained by us from publicly available sources and do not take any responsibility with respect to any such information. Also, we have not made an independent valuation or appraisal of the assets or liabilities of the Company or the Funds and have not been furnished with any such evaluation or appraisal.

                 Our opinion is based upon an analysis of the foregoing in light of our assessment of general economic and financial market conditions as they exist and can be evaluated by us as of the date hereof. In this regard, we have assumed there has been no material change in the business, condition (financial or other) or prospects of the Company or any of the Funds since the respective dates of the information provided to us. We have not participated in the negotiation of the Transaction, provided any legal or other advice with respect to the Transaction or proposed any possible alternatives to the Transaction.

                Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Transaction is fair to the Company and the shareholders of the Company from a financial point of view.


                                   Very truly yours,

                                   /s/ VAN KASPER & COMPANY
                                   VAN KASPER & COMPANY

                                                                      APPENDIX H

                           ALLIED CAPITAL CORPORATION
                               STOCK OPTION PLAN

1.  PURPOSE OF THE PLAN

     The purpose of this Stock Option Plan (this "Plan") is to advance the interests of Allied Capital Corporation (the "Company") by providing to directors of the Company and to officers of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these officers and directors without this compensation. Options granted under this Plan may qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  ADMINISTRATION

     This Plan shall be administered by a committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who each shall
(a) be a "non-employee director," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by "non-employee directors" is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not be an "interested person," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Act"), and (c) be an "outside director" as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by "outside directors" to qualify for tax deductibility under Section 162(m) of the Code. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

3.  SHARES SUBJECT TO THE PLAN

     The shares subject to option and the other provisions of this Plan shall be shares of the Company's common stock, par value $.0001 per share ("shares"). Subject to the provisions hereof concerning adjustment, the total number of shares which may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 6,250,000 shares, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan. In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan. Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.  PARTICIPANTS

     (a) Officers and Directors. The Committee shall determine and designate from time to time those directors and key officers of the Company who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each optionee. In making these determinations, the Committee shall take into account the past service of each such director or officer to the Company, the present and potential contributions of such director or officer to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its shareholders. The date on which the Committee approves the grant of any option to an officer of the Company shall be the date of issuance of such option; provided, however, that if (1) any such action by the Committee does not constitute approval thereof by both (A) a majority of the Company's directors who have no financial interest in such action and (B) a majority of the Company's directors who are not "interested persons" (as defined in Section 2(a)(19) of the Act) of the Company and (2) such approval is at such time required by Section 61(a)(3)(B)(i)(I) or other applicable provision of the Act, then the grant of any option by such action shall not be effective, and there shall be no issuance of such option, until there has been approval of such action by (A) a majority of the Company's directors who have no financial interest in such action and (B) a majority of the Company's directors who are not "interested persons" of the Company, on the basis that such action is in the best interests of the Company and its shareholders, and the last date on which such required approval is obtained shall be the date of issuance of such option. The date on which the Committee approves the grant of any option to a director of the Company who is not also an officer or employee of the Company shall be the date of issuance of such option; provided, however, that if (1) the proposal to issue such options has not been approved by order of the U.S. Securities and Exchange Commission (the "SEC") and (2) such approval is required at such time by Section 61(a)(3)(B)(i)(II) or other applicable provision of the Act, then the grant of any option by such action shall not be effective, and there shall be no issuance of such option, until there has been approval of such proposal by order of the SEC on the basis that the terms of the proposal are fair and reasonable and do not involve overreaching of the Company or its shareholders, and the date on which such required approval is obtained shall be the date of issuance of such option. The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

     (b) Option Agreements. Agreements evidencing options granted to different optionees or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.  OPTION PRICE

     Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option; provided, that the exercise price of any option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares shall not be less than 110% of such current fair market value.

6.  OPTION PERIOD

     Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee which shall be such period or periods of time as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares, shall not exceed five years.

7.  PAYMENT FOR SHARES

     Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order) or, if authorized pursuant to paragraph 9 hereof, by a loan from the Company in accordance with paragraph 9.

8.  TRANSFERABILITY OF OPTIONS

     Options shall not be transferable other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by the optionee.

9.  LOANS BY THE COMPANY

     Upon the exercise of any option, the Company, at the request of an officer-optionee, and subject to the approval of both (a) a majority of the Company's directors who each has no financial interest in such loan and (b) a majority of the Company's directors who each is not an "interested person," as defined in Section 2(a)(19) of the Act, of the Company on the basis that such loan is in the best interests of the Company and its stockholders (whether such approval is by the Committee or otherwise), may lend to such officer-optionee, as of the date of exercise, an amount equal to the exercise price of such option; provided, that such loan (a) shall have a term of not more than ten years, (b) shall become due within sixty days after the recipient of the loan ceases to be an officer of the Company, (c) shall bear interest at a rate no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan is made, and (d) shall be fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Committee to comply with applicable IRS and SEC regulations.

10.  TERMINATION OF OPTION

     All rights to exercise options shall terminate sixty days after any optionee ceases to be a director or an officer of the Company. Notwithstanding the foregoing, however, where an optionee's service as a director or officer of the Company terminates as a result of the optionee's death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

11.  EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

     Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares represented by the unexercised portion of an option, the number of shares which has been authorized or reserved for issuance hereunder, and the number of shares covered by any applicable vesting schedule hereunder, as well as the exercise price of a share represented by the unexercised portion of an option, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of common stock of the Company or (b) a dividend payable in shares of common stock of the Company.

12.  GENERAL RESTRICTION

     Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors, but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his option.

13.  MISCELLANEOUS PROVISIONS

     (a) No optionee shall have rights as a shareholder with respect to shares covered by his option until the date of exercise of his option.

     (b) The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or officer any optionee, and the right of the Company to terminate the employment of any officer or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

     (c) Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such stock option agreements may contain such other provisions as the Committee in its discretion may deem advisable. In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.

     (d) For purposes of this Plan, the fair market value of the shares shall be the closing sales price of the stock as quoted on the National Association of Securities Dealers Automated Quotation System for the date of issuance of such option, as provided herein. If the Company's shares are traded on an exchange, the price shall be the closing price of the Company's stock as reported in The Wall Street Journal for such date of issuance of an option.

     (e) The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company and subsidiary corporations) shall not exceed $100,000.

     (f) All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

     (g) No option may be issued if exercise of all warrants, options and rights of the Company outstanding immediately after issuance of such option would result in the issuance of voting securities in excess of 20% of the Company's outstanding voting securities.

     (h) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

     (i) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company at Allied Capital Corporation, 1666 K Street, NW, 9th Floor, Washington, D.C. 20006; and, if to an optionee, in care of the optionee at his or her last known address.

     (j) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Maryland without regard to any rules regarding conflict-of-law or choice-of-law.

     (k) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

14.  CHANGE OF CONTROL

     In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Plan, "Change of Control" means (i) the sale of substantially all of the Company's assets, (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934
Act), or of record, of securities of the Company representing twenty-five percent (25%) or more in the aggregate voting power of the Company's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan, or (iii) a merger or consolidation of the Company with another entity unless the Company is the surviving company in such merger or consolidation.

15.  AMENDMENT AND TERMINATION

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. While the Board of Directors may seek shareholder approval of an action modifying a provision of the Plan where it is determined that such shareholder approval is advisable under the provisions of applicable law, the

Board of Directors shall be permitted to make any modification or revision to any provision of this Plan without shareholder approval (except with respect to the number of options authorized for issuance under the Plan). This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

16.  EFFECTIVE DATE OF THE PLAN

     This Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, (2) approval of this Plan by the shareholders of the Company and (3) the effective time of the merger of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation, and Allied Capital Advisers, Inc., each of which is a Maryland corporation, into the Company with the Company as the surviving corporation.

                    ALLIED CAPITAL COMMERCIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM L. WALTON, GEORGE C. WILLIAMS and TRICIA B. DANIELS, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned, to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at The Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814 on November 26, 1997, and at any and all adjournments or postponements thereof, as indicated on the reverse side.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgement, including a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                           (Continued on reverse side)

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

PLEASE MARK, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus.


                                                                     FOR   AGAINST   ABSTAIN
1.   The Merger Proposal to approve and adopt the Merger             [ ]     [ ]       [ ]
     Agreement by and among Allied I, Allied II, Allied
     Commercial, Allied Lending, and Advisers, and to effect
     other related corporate matters, as described in the
     Joint Proxy Statement/Prospectus.


                                                                     FOR   AGAINST   ABSTAIN
2.   The Plan Proposal to adopt the ACC Stock Option Plan,           [ ]     [ ]       [ ]
     as described in the Joint Proxy Statement/Prospectus.
(TO BE VOTED UPON BY ALLIED LENDING STOCKHOLDERS ONLY)



SIGNATURE:                                        DATE:
          ------------------------------               ------------

SIGNATURE:                                        DATE:
          ------------------------------               ------------
                 IF HELD JOINTLY

IMPORTANT: Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer or partner.

--------------------------------------------------------------------------------